Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.23

AIRCRAFT LEASE AGREEMENT

Dated as of 30 November 2009

BETWEEN

CIT AEROSPACE INTERNATIONAL

as Lessor

and

CONCESIONARIA VUELA COMPAÑÍA de AVIACIÓN, S.A. de C.V.

(D/B/A VOLARIS)

as Lessee

One (1) Airbus A319-100 Aircraft

Scheduled Delivery Month — August 2010 (1 of 2)

This Aircraft Lease Agreement may be executed in several counterparts. To the extent, if any, that this Aircraft Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Aircraft Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart so marked “Chattel Paper Original” on the signature page thereof.

CONTACTS – LES

NOTE: This list is for convenience only; refer to Section 27.18 for contacts for formal notices to be delivered under this Lease

Primary Business Contact:

Israel Padron

Vice President - Marketing

CIT Aerospace

1100 Lee Wagener Boulevard, Suite 204

Fort Lauderdale, Florida 33315, U.S.A.

Tel: +1 (954) 359 0113

Fax: +1 (954) 359 5542

e-mail: israel.padron@cit.com

Payment Inquiries:	Technical Inquiries:

Operations	Asset Manager
CIT Aerospace	e-mail: aerospaceassetmgmt@cit.com
3 George’s Dock, IFSC
Dublin 1, Ireland
Tel: +353 (1) 656 1004
Fax: +353 (1) 656 1001
e-mail: citaioperations@cit.com
with a copy to:
e-mail: una.slevin@cit.com

Utilisation Reporting:	Financial Reporting

Asset Manager	Operations
e-mail: aerospaceassetmgmt@cit.com	CIT Aerospace
3 George’s Dock, IFSC
Operations	Dublin 1, Ireland
e-mail: citaioperations@cit.com	Tel: +353 (1) 656 1004
Fax: +353 (1) 656 1001
with a copy to:	e-mail: citaioperations@cit.com
e-mail: una.slevin@cit.com	with a copy to:
e-mail: ciara.flynn@cit.com	e-mail: una.slevin@cit.com

Insurance Reporting:	Legal Contact:

Insurance Administrator	Malin Pålsson
CIT Aerospace	CIT Aerospace
Operations Department	3 George’s Dock, IFSC
11 West 42nd Street, 12th Floor	Dublin 1, Ireland
New York, New York 10036	Tel: +353 (1) 656 1036
U.S.A.	Fax: +353 (1)656 1001
Tel: +1 (212) 461 7830 or 7834	e-mail: malin.palsson@cit.com
Fax: +1 (877) 525 9183
e-mail: michelle.lynn@cit.com

- i -

CONTACTS – LES

NOTE: This list is for convenience only; refer to Section 27.18 for contacts for formal notices to be delivered under this Lease

Primary Business Contact

Fernando Suarez

Chief Financial Officer

Concesionaria Vuela Compañía de Aviación, S.A. de C.V.

Prolongación Paseo de la Reforma No. 490 ~ Piso 1

Colonia Santa Fe Peña Blanca

C.P. 01210, México, D.F.

Tel: +52 (55) 5261 6400

Fax: +52 (55) 5261 6460

e-mail: fernando.suarez@volaris.com.mx

Payment Inquiries:	Technical Inquiries:

Carlos Gonzalez	Andrés Fabre
Financial Controller	Director – Technical and Operations

Tel: +52 (55) 5261 6428	Tel: +52 (55) 5261 6415
Fax: +52 (55) 5261 6460	Fax: +52 (55) 5261 6460
e-mail: carlos.gonzalez@volaris.com.mx	e-mail: andres.fabre@volaris.com.mx

Utilisation Reporting:	Financial Reporting:

Carlos Gonzalez	Carlos Gonzalez
Financial Controller	Financial Controller

Tel: +52 (55) 5261 6415	Tel: +52 (55) 5261 6428
Fax: +52 (55) 5261 6460	Fax: +52 (55) 5261 6460
e-mail: carlos.gonzalez@volaris.com.mx	e-mail: carlos.gonzalez@volaris.com.mx

Insurance/Risk Management Contact:	Legal Contact:

Maria Elena Rodriguez	Alfonso Ascencio
Risk Manager	General Counsel

Tel: +52 (55) 5261 6435	Tel: +52 (55) 5261 6412
Fax: +52 (55) 5261 6460	Fax: +52 (55) 561 6460
e-mail: maelena.rodriguez@volaris.com.mx	e-mail: alfonso.ascencio@volaris.com.mx

- ii -

- iii -

	10.3.	Disclaimer; Waiver of Warranties as between Indemnitees and Lessee; Waiver of Remedies	20
	10.4.	Disclaimer and Waiver of Incidental, Consequential, Special and Punitive Damages	22
	10.5.	No Duty of Indemnitees to Inspect, etc.	22
11.	GENERAL OPERATION OF THE AIRCRAFT		23
	11.1.	General Operation	23
	11.2.	Insured Operations	23
	11.3.	Carriage of Goods	23
	11.4.	Operational Expenses	24
	11.5.	Compliance with Laws	24
	11.6.	Lessee’s Covenants Regarding Use of the Aircraft	25
	11.7.	Certain Tax Matters	26
12.	MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT		27
	12.1.	General	27
	12.2.	Accomplishment of Tasks and Repairs	27
	12.3.	Information on Maintenance	27
	12.4.	Aircraft Documents in English Language	27
	12.5.	Originals	28
	12.6.	Performance of Maintenance	28
	12.7.	Alterations, Modifications and Additions	28
	12.8.	Replacement of Parts	30
	12.9.	Title to Parts	31
	12.10.	Temporary Replacement of Parts	32
	12.11.	Exchanging Parts	32
	12.12.	Temporary Attachment and Removal of Engines	32
	12.13.	Installation of Items of Equipment on Other Aircraft	33
	12.14.	Failure to Reinstall Engines and Items of Equipment on the Aircraft	34
13.	MAINTENANCE RESERVES		35
	13.1.	Maintenance Reserves	35
	13.2.	Discrepancies	35
	13.3.	Rights in Maintenance Reserves	35
	13.4.	Claims for Reimbursement - Timing	36
14.	SELLER’S AND MANUFACTURERS’ WARRANTIES		37
	14.1.	Assignable Warranties	37
	14.2.	Reassignment; Assignment of Lessee Warranties	37
	14.3.	Warranty Claims	37
15.	SUBLEASING AND WET LEASING		38
	15.1.	Subleasing	38
	15.2.	Wet Leasing	39
	15.3.	No Independent Subleasing of Items of Equipment	40
	15.4.	Expenses	40
	15.5.	Lessee Remains Liable	40
16.	REPORTING AND INSPECTIONS		41
	16.1.	Financial Reporting	41
	16.2.	Aircraft Utilisation and Other Reporting/Information	42
	16.3.	Further Information; Inspections	42
	16.4.	Technical Report Prior to Return of Aircraft	43
17.	REGISTRATION; PERFECTION OF OWNER’S TITLE; LIENS		44
	17.1.	Registration	44
	17.2.	Identification Plates	44
	17.3.	Aeronautics Authority Acknowledgment	44
	17.4.	Authorisation to Make Perfection Filings	44

- iv -

	17.5.	Perfection of Title	44
	17.6.	Cape Town Convention	45
	17.7.	Permitted Liens	47
18.	GENERAL INDEMNITY		48
	18.1.	Scope	48
	18.2.	Lessee’s Release	48
	18.3.	Repayment	49
	18.4.	Payment	49
	18.5.	Exclusion	49
	18.6.	After-Tax Nature of Indemnity	50
	18.7.	Contest	50
	18.8.	Survival	51
19.	INSURANCE		52
	19.1.	Obligation to Insure	52
	19.2.	Liability Insurance	52
	19.3.	Contractual Liability; Tail Coverage for Liability Insurance	52
	19.4.	Insurance Against Loss or Damage to the Items of Equipment	52
	19.5.	Reinsurance	53
	19.6.	Requirements for All Insurances	54
	19.7.	Reports	54
	19.8.	Assignee of Lessor’s and/or Owner’s Interests	55
	19.9.	Failure to Insure	55
	19.10.	Lessor’s Right to Insure	55
	19.11.	Changes to Insurance Practice	55
	19.12.	AVN 67B	56
20.	LOSS AND DAMAGE TO THE AIRCRAFT AND ITEMS OF EQUIPMENT		57
	20.1.	Risk of Loss and Damage	57
	20.2.	Notification of Loss and Damage	57
	20.3.	Event of Loss – Aircraft/Airframe	57
	20.4.	Event of Loss – Engine or APU	58
	20.5.	Event of Loss – Landing Gear	59
	20.6.	Repairable Damage	59
	20.7.	Documents Loss	60
	20.8.	Application of Payments from Governmental Authorities	60
	20.9.	No Lessor Liability to Repair or Replace Following Delivery	61
21.	TAXES; TAX INDEMNITY		62
	21.1.	Indemnity	62
	21.2.	VAT	65
	21.3.	Lessor Tax Certificates	65
	21.4.	Withholding Tax Exemption Certificates	66
	21.5.	Tax Filings; Information	66
	21.6.	Payment of Taxes and Indemnities	66
	21.7.	Contest	67
	21.8.	Survival	69
	21.9.	Change in Circumstances; Mitigation	69
22.	RETURN OF AIRCRAFT		70
	22.1.	Time and Place	70
	22.2.	Condition	70
	22.3.	Lessee’s Continuing Obligations	70
	22.4.	Legal Status Upon Return	71
	22.5.	Airport and Navigation Charges	71

- v -

23.	EVENTS OF DEFAULT		72
24.	LESSOR’S RIGHTS AND REMEDIES FOLLOWING AN EVENT OF DEFAULT		74
	24.1.	Lessor’s Rights Following an Event of Default	74
	24.2.	De-Registration	76
	24.3.	Present Value of Payments	76
	24.4.	Remedies Cumulative	76
	24.5.	Lessor’s Exercise of Remedies	76
	24.6.	Application of Payments Following Default or Event of Default	77
	24.7.	Use of Termination Date	77
25.	ASSIGNMENT AND TRANSFER		78
	25.1.	No Assignment by Lessee	78
	25.2.	Transfer of Lessor’s and/or Owner’s Interests	78
	25.3.	Cooperation with Transfers	78
	25.4.	Financings	78
	25.5.	Cooperation with Financings	79
26.	LAW AND JURISDICTION		80
	26.1.	Governing Law	80
	26.2.	Consent to Jurisdiction	80
	26.3.	Process Agent and Service of Process	80
	26.4.	Jurisdiction and Forum	80
	26.5.	Waiver of Jury Trial	80
	26.6.	Waiver of Immunity	81
27.	MISCELLANEOUS		82
	27.1.	Severability and Illegality	82
	27.2.	Amendments	83
	27.3.	Lessor’s Right to Perform; Lessor’s Right to Delegate a Servicer	83
	27.4.	Counterparts	83
	27.5.	Delivery of Documents by Electronic Means	84
	27.6.	Survival	84
	27.7.	Entire Lease	84
	27.8.	Successors and Assigns	84
	27.9.	Brokers	84
	27.10.	Transaction Costs	84
	27.11.	Time is of the Essence	85
	27.12.	Language	85
	27.13.	No Rights of Third Parties	85
	27.14.	Delegation	85
	27.15.	Further Assurances	85
	27.16.	Rights at Law	85
	27.17.	Confidentiality	85
	27.18.	Notices	86

- vi -

Appendices

1	Definitions
2	Commercial Terms
	A.	Lease Term
	B.	Rent, Security Deposit, Insurance and other Financial Matters
	C.	Escalation
	D.	Maintenance Reserves
	E.	Return Conditions
3	Acceptance Certificate
4	Lease Supplement
5	Participation Agreement
6	Conditions Precedent / Post-Delivery Items
	A.	Lessor’s Conditions Precedent/Post-Delivery Items
	B.	Lessee’s Conditions Precedent/Post-Delivery Items
7	Return Acceptance Certificate
8	Forms

- vii -

THIS AIRCRAFT LEASE AGREEMENT is made as of 30 November 2009 by and between:

1.	CIT AEROSPACE INTERNATIONAL, a company organised and existing under the applicable laws of Ireland and having its principal place of business at 3 George’s Dock, IFSC, Dublin 1, Ireland (“Lessor”); and,

2.	CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS), a company organised and existing under the applicable laws of the United Mexican States and having its principal place of business at Prolongación Paseo de la Reforma No. 490, Piso 1, Colonia Santa Fe Peña Blanca, C.P. 01210, México, D.F. (“Lessee”).

WHEREAS:

Lessee wishes to lease from Lessor and Lessor wishes to lease to Lessee the Aircraft on the terms and subject to the conditions of this Lease.

NOW THEREFORE IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1. Unless the context otherwise requires, all capitalised terms used in this Lease shall have the meanings given such terms in Appendix 1 or as may otherwise be defined in this Lease.

1.2. References to Articles, Sections and Appendices are to be construed as references to the articles, sections and appendices of and to this Lease and references to this Lease include the Appendices.

1.3. Words importing the plural shall include the singular and vice versa.

1.4. Reference to “Lessee”, “Lessor”, “Owner”, “Owner Participant”, “Financing Party” or any other Person shall include the successors, assigns and transferees of such Person.

1.5. The headings in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

1.6. References to (or to any specified provision of) this Lease or any Operative Document shall mean this Lease or such Operative Documents as in force for the time being and as amended, novated, substituted or supplemented from time to time in accordance with this Lease or such Operative Document.

1.7. References to “hereby”, “herein”, “hereof”, “hereunder”, and other like words shall refer to this Lease including, without limitation, as supplemented by the Lease Supplement.

1.8. Whenever it is stated in this Lease that the consent or other action of Lessee or Lessor is not to be “unreasonably withheld” it shall be deemed to mean that such consent or action shall not be “unreasonably withheld or delayed”.

1.9. Whenever this Lease or any Operative Document refers to an obligation of CIT Leasing or Owner owing to Lessee, or of Lessor that requires the cooperation or conduct of Owner or CIT Leasing, unless such obligation is taken directly by Owner or CIT Leasing in favour of Lessee, this obligation shall be deemed to mean that Lessor shall cause Owner or CIT Leasing to act accordingly.

ARTICLE 1 DEFINITIONS

2.	LEASE TERM; NATURE OF LEASE

2.1. Lease Term.

(a) Lessor shall lease the Aircraft to Lessee for the period stated in Appendix 2A.

(b) The Lease Term shall commence at Delivery and shall end on the Termination Date.

2.2. Nature of Lease. At all times during the Lease Term, full legal title to the Aircraft and each Item of Equipment shall remain vested in Owner to the exclusion of Lessee, notwithstanding the delivery of the Aircraft to, and the possession and use thereof by, Lessee. This Lease and the Lease Supplement, together, transfer to Lessee with respect to the Aircraft a leasehold interest only and Owner is the owner and Lessor is the lessor of the Aircraft, and Lessee is the lessee of the Aircraft, for all purposes, including for purposes of the application of all relevant laws, regulations, rules, administrative practices and policies, and all relevant financial accounting principles.

2	ARTICLE 2 LEASE TERM; NATURE OF LEASE

3.	RENT

3.1. Agreement to Pay Rent. As rental for the Aircraft, Lessee shall pay to Lessor Basic Rent, in advance, on each Rent Payment Date in respect of each Rent Period.

3.2. Basic Rent at Delivery. The amount of Basic Rent due and payable by Lessee for each Rent Period, including adjustments calculated in accordance with Appendix 2B, Section 1, shall be set forth in the Acceptance Certificate. In the event the Delivery Date is not the first day of a calendar month, Lessee shall pay Lessor the full Basic Rent amount due for the second Rent Period on or prior to the Delivery Date and shall pay the prorated Basic Rent amount due for the first Rent Period on or prior to the first day of the second Rent Period. For example, if Delivery occurs on 10 August 2010, on 09 August 2010 Lessee shall pay Lessor the full Basic Rent amount covering the Rent Period from 01 September 2010 through 30 September 2010; then, on 01 September 2010, Lessee shall pay Lessor the prorated Basic Rent amount covering the initial Rent Period from 10 August 2010 through 31 August 2010.

3.3. Supplemental Rent. Lessee shall pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent within ten (10) days after demand or such other relevant period as may be provided herein.

3.4. Obligation to Perform Unconditional. This Lease is a net lease and Lessee’s obligation to pay Rent and Supplemental Rent, calculated in accordance with this Lease, and to perform its other Obligations shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation:

(a) any withholding, set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or any other Person for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Lessor of its warranties, agreements or covenants contained herein or in any of the other Operative Documents;

(b) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee or any other Person for any reason whatsoever;

(c) any Liens with respect to the Aircraft;

(d) an Event of Loss with respect to the Aircraft or any Item of Equipment (subject to the terms of Section 20.3);

(e) the invalidity or unenforceability or lack of due authorisation or other infirmity of this Lease or any absence of right, power or authority of Lessor or Lessee to enter into this Lease;

(f) any insolvency, bankruptcy, examinership, reorganisation, administration, liquidation or similar proceedings affecting the enforcement of creditor’s rights generally by or against Lessor or Lessee;

(g) any other circumstance or happening of any nature whatsoever, whether or not similar to any of the foregoing; or

3	ARTICLE 3 RENT

(h) any imposition of Taxes.

Nothing in this Section 3.4 shall be construed so as to prevent Lessee from pursuing any Claim it may have against Lessor or any other Person in such court of law or otherwise as Lessee may deem appropriate.

4	ARTICLE 3 RENT

4.	SECURITY DEPOSIT

4.1. Security Deposit Amount. Lessee shall pay the Security Deposit in cash into Lessor’s bank account in accordance with the provisions of Appendix 2B, Section 2.

4.2. Nature of Security Deposit. Except as otherwise expressly provided in this Lease, and without waiver by Lessee of its rights under Section 4.5 below, the Security Deposit shall be non-refundable. The Security Deposit shall be the sole, absolute and unconditional property of Lessor, may be freely commingled by Lessor with its general funds and dealt with by Lessor in such manner as Lessor may see fit. If and to the extent that, under applicable law in any relevant jurisdiction, the Security Deposit is considered to be the property of Lessee, the Security Deposit shall be held by Lessor as security for the full, timely and faithful performance by Lessee of the Obligations and Lessee hereby assigns and charges in favour of Lessor, and hereby grants to Lessor a first priority security interest in, the Security Deposit to secure such payment and such performance, and in such circumstances Lessee shall not create or permit to exist any Lien, other than created under this Lease, in or otherwise dispose of the Security Deposit. Lessee shall, from time to time, execute and file with the appropriate Governmental Authorities any and all documents necessary or reasonably requested by Lessor to evidence and perfect such security interest in favour of Lessor with respect to the Security Deposit, including but not limited to the execution before a notary public of a pledge agreement under and pursuant to Mexican Law between Lessee, as pledgor, and Lessor, as pledgee, in form and substance reasonably acceptable to Lessor, and the filing and registration thereof with the appropriate Governmental Authorities.

4.3. Application of Security Deposit. If an Event of Default has occurred and is continuing hereunder, in addition to all other rights Lessor has under this Lease or applicable Law, Lessor may set-off against, use, apply or retain all or any part of the Security Deposit in full or partial payment of amounts due and payable by Lessee or any Affiliate of Lessee, as applicable, under any Operative Document or Related Lease and to compensate Lessor for any documented, out-of-pocket expense it shall have incurred as a result of the occurrence of such Event of Default, or to apply toward documented, out-of-pocket losses or expenses Lessor may suffer or incur as a result of the occurrence of an Event of Default.

4.4. Effect of Application of Security Deposit. If Lessor uses or applies all or any part of the Security Deposit, such use or application shall not be deemed a cure by Lessee, or waiver by Lessor or any other Person, of any Event of Default and Lessee shall, within three (3) Business Days after Lessor’s written demand, pay to Lessor in cash such amount as may be necessary to restore the Security Deposit to its original amount. Notwithstanding the foregoing, provided that no Default or Event of Default has occurred and is continuing, Lessor’s receipt of such additional Security Deposit amount shall be deemed to cure the relevant Event of Default solely to the extent such Event of Default is curable by such amount.

4.5. Repayment of Security Deposit. Provided no Default or Event of Default has occurred and is continuing, the Security Deposit, less the amount, if any, of any reasonable costs incurred by Lessor, or costs incurred by Lessor on behalf of Lessee for which Lessee or any Affiliate of Lessee, as applicable, is responsible hereunder or under any Related Lease in connection with the termination or cancellation of this Lease or a Related Lease or return of the Aircraft or an aircraft under any Related Lease, shall be paid over to Lessee promptly, and in any event within five (5) Business Days, after the Termination Date and the satisfaction by Lessee, in full, of its Obligations and the Related Obligations, the payment or performance of which is then due (including any Obligations to pay Supplemental Rent specified in Section 22.3(c) and to correct discrepancies identified in the Return Acceptance Certificate, but excluding those other Obligations or Related Obligations expressly provided herein to survive the Termination Date or the equivalent date in any Related Lease and which are not due for performance on or as of such date).

5	ARTICLE 4 SECURITY DEPOSIT

4.6. Security Deposit Letter of Credit. In lieu of paying or maintaining the Security Deposit in cash, Lessee may deliver to Lessor a Security Letter of Credit in the amount of the Cash Security Deposit.

(a) If Lessee elects to provide the Security Deposit in the form of a Security Letter of Credit, Lessee shall provide a draft of the same for approval by Lessor not less than ten (10) Business Days prior to the date that Lessee desires to deliver the Security Letter of Credit to Lessor in substitution for the Security Deposit paid in cash. The Security Letter of Credit shall remain in full force and effect during the Lease Term and for not less than ninety (90) days following the Scheduled Termination Date, shall permit partial and multiple draws without invalidating or terminating the remaining balance of the Security Letter of Credit, and shall be freely assignable and transferable by Lessor without restriction or condition. Following receipt by Lessor of the Security Letter of Credit, Lessor shall promptly, and in any event within five (5) Business Days, repay to Lessee the equivalent amount of the Security Deposit then held by Lessor in cash.

(b) Lessor may draw upon all or a portion of the amount of the Security Letter of Credit:

(i) upon the occurrence of an Event of Default; and/or

(ii) if Lessee has not delivered a replacement Security Letter of Credit to Lessor in accordance with the provisions of this Section 4.6 or deposited with Lessor cash in the amount of the Security Deposit by the required time set forth therein; and/or

(iii) not sooner than five (5) Business Days prior to the expiration date of the Security Letter of Credit if (x) such expiration date is prior to the date required under Section 4.6(a), and (y) Lessee has not delivered a replacement letter of credit in substitution for the expiring Security Letter of Credit by such date or deposited with Lessor by such date the Security Deposit in cash;

and Lessor shall hold, apply, use, retain and return all or any portion of the funds paid pursuant to the Security Letter of Credit to the same extent as provided in Sections 4.3 and 4.5, as if Lessee had paid the Security Deposit in cash.

(c) If Lessor draws upon all or any portion of the Security Letter of Credit, such application shall not be deemed a cure of any Event of Default, and Lessee shall within three (3) Business Days after written demand by Lessor cause the Security Letter of Credit to be reinstated to its original amount, cause a replacement letter of credit to be issued in the total amount of the Security Deposit or pay the amount of such shortfall in the Security Deposit amount in cash.

(d) If (i) any bankruptcy, insolvency, examinership, administration, reorganisation, liquidation or anything analogous thereto in any jurisdiction shall be commenced in relation to the issuer of the Security Letter of Credit (or any Person guaranteeing, confirming or assuming any obligation as principal in respect thereof), (ii) the rating of obligations of the issuer of any Security Letter of Credit (or any Person guaranteeing, confirming or assuming any obligation as principal in respect thereof) is lowered or placed on CreditWatch with negative implications by Moody’s Investors Services or Standard & Poor’s (or any recognised institution providing similar services) so that the minimum required credit rating of the issuing and/or confirming bank is or may not (by virtue of being placed on CreditWatch with negative implications) be maintained or

6	ARTICLE 4 SECURITY DEPOSIT

(iii) the Security Letter of Credit shall cease to be valid and in full force and effect for any reason, Lessee shall within three (3) Business Days of receipt of notice from Lessor provide to Lessor a substitute Security Letter of Credit in form and substance satisfactory to Lessor and otherwise in compliance with the requirements of this Section 4.6 or deposit with Lessor cash in the amount of the Security Deposit.

(e) Lessor shall return the Security Letter of Credit to Lessee for cancellation when Lessor is otherwise obligated under this Lease to repay the Security Deposit to Lessee had the same been paid in cash.

7	ARTICLE 4 SECURITY DEPOSIT

5.	PAYMENTS

5.1. Account. All payments of Rent, Security Deposit and in respect of Maintenance Reserves shall be made by Lessee to Lessor’s bank account identified in Appendix 2B, Section 3 or to such other account designated in writing by Lessor not less than two (2) Business Days prior to the due date of any relevant payment. Lessee shall, together with such payment, identify the institution from which such payment is being sent and refer to the make, model and Manufacturer’s serial number of the Aircraft, provided that the failure to do so shall not constitute Default hereunder.

5.2. Payments on Non-Business Days. When any payment under any Operative Document would otherwise be due to Lessor on a day that is not a Business Day, the due date for payment shall be the next succeeding Business Day.

5.3. Timing of Payments. Payments due under this Lease shall be made by Lessee for credit to Lessor not later than 11:00 A.M. New York time on the due date.

5.4. Late Payment. If Lessee fails to pay to Lessor any sum on its due date for payment under this Lease or any other Operative Document, including any payment of Supplemental Rent, Lessee shall pay to Lessor on demand interest on such sum from the due date up to the date of actual payment (including non-payment following the issuance of a judgment) at the Past Due Rate.

5.5. Calculation of Interest and Prorating of other Payments.

(a) All interest payable under this Lease or any other Operative Document shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

(b) All payments of a monthly nature under this Lease and any other Operative Document, including, but not limited to payments of Basic Rent and in respect of Maintenance Reserves, that accrue on a monthly basis and for which the payment due is for less than a complete month shall be pro rated on a daily basis based on a month consisting of thirty (30) days.

5.6. Payments in United States Dollars. All amounts to be paid hereunder shall be paid in Dollars, in immediately available funds, and all letters of credit delivered hereunder shall provide for payment in Dollars. The specification of Dollars in this transaction is of the essence and Dollars shall be the currency of account in any and all events. The obligations of Lessee hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transferred to Lessor under normal banking procedures does not yield the amount of Dollars owing to Lessor in respect of such payment. If Lessor receives an amount in respect of Lessee’s liability under this Lease or if such liability is converted into a claim, proof, judgment or order in a currency other than Dollars, Lessee will indemnify Lessor, on an After-Tax Basis, as an independent obligation against any loss arising out of or as a result of such receipt or conversion. If the amount received by Lessor, when converted into Dollars (at the market rate at which Lessor is able on the relevant date to purchase Dollars in New York with that other currency) is less than the amount owed in Dollars Lessee will, forthwith on demand, pay to Lessor an amount in Dollars equal to the deficit. In addition, Lessee waives any right it may have in any jurisdiction to pay any amount due or to become due hereunder in a currency other than Dollars.

5.7. Retention of Certain Payments. Any amount referred to in any Operative Document which is payable to or retainable by Lessee shall not be paid to or retained by Lessee at any time when a Default or Event of Default shall have occurred and be continuing, but instead such amount shall be paid

8	ARTICLE 5 PAYMENTS

to or held by Lessor as additional security for Lessee’s Obligations to be held and applied in accordance with the provisions of this Lease. At such time as there shall not be continuing any Default or Event of Default, such amount shall be paid to Lessee to the extent not applied in accordance with the preceding sentence. Where Lessor would, but for this Section 5.7 or any similar provision, be obliged to make any payment to Lessee, Lessor may elect to make such payment but shall be entitled to deduct or withhold from such payment any amount then due and payable but unpaid by Lessee under or in respect of Lessee’s Obligations.

5.8. Application of Payments. Lessor may apply any payment received from Lessee under any Operative Document which is less than the full amount then due and owing to Lessor in respect of Lessee’s Obligations in such proportions, order and manner as Lessor may, in its reasonable discretion, determine (except where an Event of Default is continuing, in which event such determination may be made in Lessor’s absolute discretion), notwithstanding any designation or instruction for application that may have been made by Lessee.

9	ARTICLE 5 PAYMENTS

6.	AIRCRAFT SPECIFICATION; LESSEE INVOLVEMENT WITH SELLER

6.1. Aircraft Specification. The Aircraft shall be delivered newly manufactured to Lessee by Lessor on the Delivery Date in the configuration set forth in the Detail Specification.

(a) Following execution of this Lease, Lessee may from time to time prior to Delivery request Agreed Options be incorporated into the Aircraft. Any Agreed Options are subject to Seller’s and, if applicable, any BFE vendor’s lead-time, engineering and manufacturing requirements and shall not cause a delay to the Scheduled Delivery Date. All BFE selected by Lessee for installation on the Aircraft shall first be approved by Lessor (which approval will not be unreasonably refused or delayed) and must be from Seller’s approved BFE vendors unless otherwise consented to by Lessor and Seller and provided the same is in compliance with Seller’s lead-time, engineering and manufacturing requirements and shall not cause a delay to the Scheduled Delivery Date. Lessee shall pay for the costs associated with any such Agreed Options in excess of the allowances set forth in and pursuant to Article 3 and Appendix 2B, Section 1.

(b) A summary listing of all such Agreed Options shall be attached to the Acceptance Certificate at Delivery.

6.2.	Lessee Involvement with Seller.

(a) Lessee’s Inspection of Aircraft. During the course of manufacture and final assembly of the Aircraft and at Delivery, Lessee shall, at its own cost, risk and expense, have its own representative present to inspect the Aircraft and each Item of Equipment at the Seller’s premises and to ensure its conformity with the Detail Specification and the requirements of this Lease. Lessee shall be entitled to participate in all ground inspections and demonstration/acceptance flights conducted by or on behalf of Lessor with respect to the delivery of the Aircraft to Lessor. If Lessee’s inspections reveal that the Aircraft and/or any Item of Equipment does not comply with the Detail Specification, Lessor will (for its own behalf and at Lessee’s request) promptly cause the Seller to correct any such defects and make the Aircraft available for reinspection by Lessee. Lessee acknowledges that in accepting the Aircraft it is relying on its own inspection and knowledge of the Aircraft in determining whether it conforms with the Detail Specification and meets the requirements of this Lease and specifically disclaims any reliance upon any representation or assurance by any reliance upon any representation or assurance by Lessor or any Affiliate of Lessor or any representative or agent thereof in making such determination. Lessee further acknowledges that any assumption that Lessor will cure any nonconformity of the Aircraft and/or any Item of Equipment, discovered, difficult of discovery, or undiscovered, is not reasonable unless both (x) the nonconformity or possibility of nonconformity and (y) Lessor’s agreement to cure or cause the cure of such nonconformity are expressed in a written instrument signed by Lessor and Lessee delivered at or before the execution and delivery of the Acceptance Certificate and Lease Supplement, except as otherwise set forth herein. Except for any express commitment by Lessor to cure or cause the cure of any nonconformity evidenced by a written instrument of the type described in (y) above, including without limitation a list of discrepancies set forth as an attachment to the Acceptance Certificate, no Indemnitee will be liable for any failure of the Aircraft to conform with the requirements of this Lease at the time of acceptance of the Aircraft by Lessee.

(b) Participation Agreement. Lessee’s rights under the preceding clause (a) shall be exercised pursuant to the terms of the Participation Agreement to be entered into as of the date of this Lease.

10	ARTICLE 6 AIRCRAFT SPECIFICATION; LESSEE INVOLVEMENT WITH SELLER

(c) Compliance. Lessee’s representative designated under this Section 6.2 shall comply with Seller’s occupational health and safety and security requirements as the same are advised by Lessor or any party acting by or through Lessor, in writing, and shall not unreasonably interfere with Seller’s, Lessor’s, CIT Leasing’s or, if applicable, Owner’s performance of their respective obligations in connection with the manufacture and delivery of the Aircraft while at Seller’s premises.

11	ARTICLE 6 AIRCRAFT SPECIFICATION; LESSEE INVOLVEMENT WITH SELLER

7.	CONDITIONS PRECEDENT TO DELIVERY

7.1. Conditions Precedent.

(a) Lessor’s obligation to deliver and lease the Aircraft to Lessee is subject to:

(i)	no Event of Loss having occurred with respect to the Aircraft;

(ii)	no Default or Event of Default having occurred and be continuing;

(iii)	there having been no material adverse change to the financial condition of Lessee from the date of execution of this Lease to the Delivery Date which would adversely affect Lessee’s ability to perform its Obligations;

(iv)	Seller having tendered the Aircraft for purchase by Lessor under the purchase agreement for the same, after having consented to the assignment of the same by CIT Leasing to Lessor with respect to the Aircraft, in accordance with the Detail Specification and otherwise in the condition required for delivery thereunder; and

(v)	the receipt by Lessor of each item identified in Appendix 6A by the date required for such item appearing therein.

(b) Lessee’s obligation to take delivery and lease the Aircraft from Lessor is subject to:

(i)	the Aircraft being in compliance with the Detail Specification and otherwise in the condition required for delivery under this Lease;

(ii)	no Event of Loss having occurred with respect to the Aircraft; and

(iii)	the receipt by Lessee of each item identified in Appendix 6B by the date required for such item appearing therein.

7.2. Waiver or Deferral of Conditions Precedent. If any condition precedent specified in Section 7.1(a)(v) is not satisfied before Delivery, Lessor may, at its option, waive or defer satisfaction thereof on such terms and for such period as Lessor may determine and notify to Lessee in writing. If any condition precedent specified in Section 7.1(b)(iii) is not satisfied before Delivery, Lessee may, at its option, waive or defer satisfaction thereof on such terms and for such period as Lessee may determine and notify to Lessor in writing.

12	ARTICLE 7 CONDITIONS PRECEDENT TO DELIVERY

8.	DELIVERY; TERMINATION FOR DELAY; EVENT OF LOSS PRIOR TO DELIVERY; RISK OF LOSS FOLLOWING DELIVERY

8.1. Delivery Location and Timing. Lessor shall deliver the Aircraft in the condition required by this Lease to Lessee and Lessee shall accept the Aircraft when properly tendered under this Lease on the Delivery Date at the Delivery Location. Delivery of the Aircraft to Lessee under this Lease shall occur immediately upon delivery of the Aircraft to Lessor by the Seller in the condition required hereunder, whereupon the Lease Term shall commence. Promptly following receipt of any notice from Seller, Lessor shall promptly notify Lessee in writing of the exact date when Delivery is expected to occur.

8.2. Delivery Subject to Seller Delivery. Delivery of the Aircraft is subject to and expressly conditioned upon delivery of the Aircraft by Seller to Lessor. Lessor shall not be liable or responsible to Lessee for and Lessee hereby expressly waives any right to any Claims against any Indemnitee arising or the exercise of any remedies from or in connection with any delay by Seller in the delivery of, or failure to deliver, the Aircraft to Lessee under this Lease, and Lessee shall not be released from its Obligation to take delivery of the Aircraft under this Lease as a result of any such delay except in accordance with Section 8.3; provided that the foregoing release and waiver by Lessee shall not apply with respect to any Claims solely and directly attributable to Lessor’s or CIT Leasing’s wilful misconduct.

8.3. Termination for Delay. If (x) the Scheduled Delivery Date is scheduled or rescheduled by Seller to a date that will cause Delivery to be delayed after the Outside Delivery Date, or (y) Lessor notifies Lessee that Lessor has received written notice from Seller that a delay is anticipated by Seller that will cause Delivery to be delayed to a date after the Outside Delivery Date, then by written notice given within ten (10) Business Days after the first to occur of (i) Lessee’s receipt of such Lessor notice or (ii) the Outside Delivery Date, either party may by written notice to the other terminate this Lease and this Lease will terminate on the date of receipt of such notice by the non-notifying party. In the event of such termination, neither party will have any further liability to the other party except that Lessor will return to Lessee the Security Deposit in accordance with Section 4.5 and any prepaid Rent. If such termination notice is not given within such ten (10) day period, each of Lessee and Lessor shall have waived their right to terminate this Lease for delay under this Section 8.3 and, subject to Lessor’s agreement with Seller to a revised Scheduled Delivery Date (which shall be binding upon Lessee), this Lease shall remain in full force and effect, the Aircraft shall be delivered to Lessee in accordance with the terms of this Lease on the revised Scheduled Delivery Date.

8.4. Seller’s Right to Terminate. Lessee’s rights under Section 8.3 are subject and subordinate to any rights that Seller may have under its purchase agreement with CIT Leasing in connection with a delay in delivery of the Aircraft to Lessor that occurs or is anticipated to occur after the Outside Delivery Date. If Seller exercises any right it may have to terminate Lessor’s (or, as applicable, CIT Leasing’s) right to purchase the Aircraft on account of any such delay, Lessor shall advise Lessee of such termination and this Lease shall automatically terminate and Lessor will return to Lessee the Security Deposit in accordance with Section 4.5 and any prepaid Rent.

8.5. Event of Loss to Aircraft Prior to Delivery. If an Event of Loss with respect to the Aircraft occurs prior to Delivery, Lessor will notify Lessee promptly following receipt of notice from the Seller and this Lease shall automatically terminate whereupon neither party will have any further liability to the other except that Lessor will return to Lessee the Security Deposit in accordance with Section 4.5 and any prepaid Rent.

8.6. Lessee Acceptance of Aircraft. If Lessee fails to (x) comply with the conditions contained in this Lease so as to allow Delivery to take place immediately following delivery of the

13	ARTICLE 8 DELIVERY

Aircraft by Seller to Lessor or (y) take delivery of the Aircraft when properly tendered for delivery by Lessor in the condition required under this Lease, Lessee will be liable for and shall indemnify Lessor for all documented, out-of-pocket costs and expenses reasonably incurred by Lessor as a result thereof including (but without limitation) any payments (other than the purchase price) which Lessor becomes obliged to make to Seller.

8.7. Risk of Loss to Aircraft following Delivery. Upon Delivery, risk of loss or damage to the Aircraft shall pass to Lessee for the Lease Term (save for any periods during which Lessor, or any Person lawfully claiming by or through Lessor, shall have taken possession and control of the Aircraft in breach of the covenant of quiet enjoyment set forth in Section 10.2).

8.8. Waiver of Remedies for Delay in Delivery. Lessor shall not be liable to Lessee for any delay or failure in Delivery to Lessee which is an Excusable Delay. Pursuant to Section 10.3, Lessee’s only rights or remedies for a delay in delivery, or anticipated delay in delivery, of the Aircraft not caused or occasioned by a Default of Event of Default of Lessee are those rights and remedies provided for in this Article 8 and Section 10.3.

14	ARTICLE 8 DELIVERY

9.	LESSEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1. Lessee’s Representations and Warranties. Lessee represents and warrants to Lessor that:

(a) Lessee is a company duly organised and validly existing under the laws of its State of Organisation and has the corporate power and authority to carry on its business as it is being conducted.

(b) Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorise the entry into, performance and delivery of each Operative Document to which it is a party and upon execution by the other parties thereto such Operative Documents will constitute the valid and legally binding and enforceable obligations of Lessee (except to the extent such enforceability may be limited by insolvency, moratorium, bankruptcy, reorganization and other laws affecting the rights of creditors generally).

(c) The execution and delivery of, the performance of its Obligations under, and compliance by Lessee with the provisions of, the Operative Documents will not (i) contravene any existing applicable law of its State of Organisation or the State of Registration (or federal and other divisional governmental laws applicable therein), (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which Lessee is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of its constitutional and/or organisational documents or (iv) result in the creation or imposition of, or oblige it to create, any Lien over its undertaking or any of its material assets, rights or revenues.

(d) Lessee is not in default under any material agreement to which it is a party or by which it may be bound and no litigation, arbitration or administrative proceeding is taking place or, to its knowledge, after reasonable inquiry, pending or threatened against Lessee which would have or could reasonably be expected to have a material adverse effect on its ability to perform its Obligations.

(e) The audited annual financial statements of Lessee for each financial year are certified by independent auditors and, as most recently delivered to Lessor, have been prepared in accordance with GAAP and fairly present the financial position of Lessee as at such date and the results of the operations of Lessee for the financial year ended on the date set forth therein and there has, to the knowledge of Lessee, after reasonable inquiry, been no material adverse change in the financial condition of Lessee since publication of such financial statements, except as otherwise previously disclosed to Lessor in writing.

(f) Other than making a filing in respect of this Lease in the State of Registration with the Aeronautics Authority and with the IR and the filing and registration in respect of the pledge under Mexican Law with the appropriate Governmental Authorities pursuant to Sections 4.2 and 13.3(a)(i), it is not necessary, in order to ensure the legality, validity, enforceability or admissibility in evidence of any Operative Document, that such Operative Document or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere or that any stamp, registration or similar tax or charge be paid in relation to any of the Operative Documents.

15	ARTICLE 9 LESSEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS

(g) Lessee has received and complied with or will, prior to the Delivery Date, receive and comply with, each authorisation required for the valid authorisation, execution, delivery and performance of this Lease and each other Operative Document to which it is a party, the validity and enforceability hereof and thereof and the compliance, satisfaction or performance by Lessee with or of all monetary and other Obligations hereunder and thereunder and all such authorisations are, or prior to the Delivery Date will be, valid and in full force and effect.

(h) The choice by Lessee of New York law to govern the Operative Documents and the submission by Lessee to the jurisdiction of the New York courts is valid and binding on Lessee.

(i) In any proceedings taken in any jurisdiction in relation to any of the Operative Documents, Lessee will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

(j) Lessee has paid or caused to be paid all fees or charges assessed and due against it (or against any aircraft owned by or leased to or operated by it) by any airport or air navigation authority assessing landing or navigation fees or charges in respect of the Aircraft or any other aircraft owned by or leased to or operated by it, which if unpaid are reasonably likely to result in the imposition of a Lien on the Aircraft.

(k) Lessee has fully disclosed to Lessor all facts of which it has knowledge which in Lessee’s reasonable belief are material for disclosure to Lessor in the context of this Lease, Lessee knows of no material facts that would render any information previously furnished by or on behalf of Lessee to Lessor inaccurate or misleading in any material respect.

(l) No Default or Event of Default has occurred and is continuing.

(m) Lessee is solvent and able to pay its debts as the same fall due and the transactions contemplated by the Operative Documents are of commercial benefit to it and in its commercial interests.

(n) With respect to Taxes:

(i) Lessee has duly filed all Tax returns that it is required by applicable Laws to file, has duly paid all Taxes stated to be due and payable in such Tax returns and has duly paid all Taxes stated to be due in any demand for payment or similar communication issued by any taxing authority to Lessee other than:

(A) Taxes (1) which are being contested in good faith by appropriate proceedings in accordance with applicable Law, (2) for which adequate reserves are maintained in accordance with GAAP, and (3) the contest of which does not involve any risk of imposition of any criminal penalty on any Indemnitee or any reasonable possibility of any sale, forfeiture, confiscation, seizure or loss of, or the imposition of a Lien (other than a Permitted Lien) on, any Item of Equipment or any interest therein;

(B) Tax returns, the non-filing of which could not reasonably be expected to have a material adverse effect on the ability of Lessee to perform its Obligations or to result in a sale, forfeiture, confiscation, seizure or loss of, or the

16	ARTICLE 9 LESSEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS

imposition any criminal penalty on any Indemnitee or the imposition of a Lien (other than a Permitted Lien) on, any Item of Equipment or any interest therein; and

(C) Taxes, the non-payment of which could not reasonably be expected to have a material adverse effect on the ability of Lessee to perform its Obligations or to result in a sale, forfeiture, confiscation, seizure or loss of or the imposition of any criminal penalty on any Indemnitee or the imposition of a Lien (other than a Permitted Lien) on, any Item of Equipment or any interest therein;

(ii) no Tax imposed by any Governmental Authority or other taxing authority of or having jurisdiction in, Lessee’s State of Organisation or the State of Registration is (or, subject to any change in law after the Delivery Date, will be) (A) required to be paid by Lessor as a result of the execution, delivery, performance or enforcement of, or the transactions and activities provided for or contemplated in, the Operative Documents, or (B) required to be deducted or withheld from or with respect to any amount payable by Lessee to Lessor under any Operative Document; and

(iii) Lessor is not (and, subject to any change in law after the Delivery Date, will not be) required to give any notice to, make any registration with, or file any document or information with, any Governmental Authority or other taxing authority of, or having jurisdiction in, Lessee’s State of Organisation or the State of Registration with respect to Taxes solely by reason of the execution, delivery, performance or enforcement of the Operative Documents.

9.2. Application of Representations and Warranties; Survival. Each representation and warranty set out in Section 9.1 shall be deemed to be repeated on the Delivery Date by reference to the facts and circumstances existing on such date and shall survive the execution hereof and the delivery of the Aircraft.

9.3. Lessee’s General Covenants. Lessee covenants to Lessor that it will:

(a) preserve and maintain (i) its corporate existence and (ii) all of its material rights, privileges and franchises in every jurisdiction in which the character of the property owned or the nature of the business transacted by it makes licensing or qualification necessary;

(b) pay or cause to be paid (i) all Taxes required by applicable Laws to be paid by it (whether such Taxes are imposed upon it or upon its income and profits or upon any property belonging to it or otherwise) prior to the date on which any penalty accrues, except Taxes described in sub-clause (A), (B) or (C) of Section 9.1(n)(i), and (ii) all other lawful claims which, if not paid, are reasonably likely to result in the imposition of a Lien upon its property or upon the Aircraft or any part thereof;

(c) remain duly qualified to operate the Aircraft under applicable Law;

(d) maintain in full force and effect all governmental consents, licenses, authorisations, approvals, declarations, filings and registrations obtained or effected in connection with this Lease and every document or instrument contemplated hereby and to take all such additional action as may be proper or advisable in connection herewith or therewith. Lessee further undertakes to timely obtain or effect any new or additional governmental consents, licenses, authorisations, approvals, declarations, filings or registrations as may become necessary for Lessee’s performance of its Obligations;

17	ARTICLE 9 LESSEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS

(e) not consolidate with, merge with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any other Person, provided that Lessee may do so if Lessee establishes to the reasonable satisfaction of Lessor that such merger, conveyance, transfer or lease will not have a materially adverse effect on Lessee’s ability to perform its Obligations and that the surviving entity will assume all Obligations, unless (i) in the case of a merger or consolidation, the surviving entity of such merger or consolidation is Lessee or an entity which (x) is a certificated air carrier or parent thereof and (y) after giving effect to such merger or consolidation has a net worth equal to or greater than that of Lessee immediately prior to such merger or consolidation and which has agreed in writing satisfactory to Lessor, to assume and perform all Obligations of Lessee hereunder, and such merger or consolidation will not have a materially adverse effect on the ability of the surviving entity to perform such Obligations; or, (ii) in the case of a transfer or lease, such transfer or lease will not have a materially adverse effect on Lessee or its ability to perform its Obligations hereunder;

(f) notify Lessor of any change to Lessee’s registered office, principal place of business or chief executive office if there is more than one place of business not more than thirty (30) days following such change;

(g) not (i) voluntarily suspend its certificated operations of the Aircraft or its fleet other than by reason of a merger or consolidation not otherwise prohibited by sub-clause (e) above; or (ii) permit to be revoked, canceled or otherwise terminated, whether by act or omission, all or substantially all of the material franchises, concessions, permits, rights or privileges required for the conduct of business and operations of Lessee or the free and continued use and exercise thereof, where such revocation, suspension or termination will have or could be deemed to have a material adverse effect on Lessee’s ability to perform its Obligations;

(h) pay promptly when due all navigation and en-route charges and all other charges payable by Lessee for the use of or services provided at any airport, whether in respect of the Aircraft or any other aircraft in Lessee’s fleet where the failure to pay the same could reasonably be expected to (i) result in a Lien upon the Aircraft, except to the extent being contested in accordance with applicable law and in respect of which contest Lessee has taken adequate reserves in accordance with GAAP, provided such contest would not give rise to any material likelihood of the loss, forfeiture or seizure of the Aircraft or any criminal liability on the part of Lessor or any Financing Party, and/or (ii) materially and adversely effect Lessee’s ability to perform its Obligations hereunder;

(i) not represent or hold out Owner, Lessor (if not Owner), any Financing Party or any Affiliate of the foregoing as carrying goods or passengers on the Aircraft or being in any way connected to operation of the Aircraft; and

(j) if any items delivered to Lessor in connection with this Lease are required by this Lease to have a validity and effectiveness for the Lease Term, but have or are of a duration or effectiveness that is for less than the Lease Term when originally delivered, Lessee shall cause replacements, extensions or supplements thereof to be timely delivered to Lessor during the Lease Term to ensure that Lessor maintains at all times during the Lease Term the benefits initially afforded by such items and the continued effectiveness and validity of the same for the Lease Term.

18	ARTICLE 9 LESSEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS

10.	LESSOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS

10.1. General Representations and Warranties of Lessor. Lessor represents and warrants to Lessee that:

(a) Lessor is a company duly organised and validly existing under the laws of its State of Organisation and has the corporate power and authority to carry on its business as it is being conducted;

(b) Lessor has the corporate power to enter into and perform, and has taken all necessary corporate action to authorise the entry into, performance and delivery of each Operative Document to which it is a party and upon execution by the other parties thereto the Operative Documents to which it is a party will constitute its valid and legally binding and enforceable obligations;

(c) the execution and delivery of, the performance of its obligations under, and compliance by Lessor with the provisions of, the Operative Documents to which it is a party will not (i) contravene any existing applicable law of its State of Organisation (or federal and other divisional governmental laws applicable therein), (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which Lessor is a party or is subject or by which it or any of its property is bound, or (iii) contravene or conflict with any provision of its constitutional and/or organisational documents;

(d) Lessor has received and complied with or will, prior to the Delivery Date, receive and comply with, each authorisation required for the valid authorisation, execution, delivery and performance of this Lease and each other Operative Document to which Lessor is a party and the validity and enforceability hereof and thereof;

(e) each representation set forth in this Section 10.1 shall be deemed to be repeated on the Delivery Date by reference to the facts and circumstances existing on such date and shall survive the execution hereof and the delivery of the Aircraft;

(f) on and as of Delivery, Lessor shall have the right to lease the Aircraft to Lessee and there is no actual, or to Lessor’s knowledge, after reasonable inquiry, pending or threatened litigation to prevent or prohibit Lessor from entering into and performing its obligations under the Operative Documents to which it is a party or otherwise affecting the Aircraft or Lessor’s rights, title and interest in and to the Lease;

(g) Lessor is solvent and able to pay its debts as the same fall due;

(h) to Lessor’s knowledge, after due inquiry, no motion has been filed or is otherwise pending before the United States Bankruptcy Court for the Southern District of New York (the “Court”) in the chapter 11 proceedings of CIT Group Inc. and CIT Group Funding Company of Delaware LLC (collectively, the “Debtors”) under Case No. 09-16565 (ALG) (the “Proceedings”) seeking to (i) bring Lessor or CIT Leasing into such Proceedings or which could reasonably be expected to adversely affect Lessee’s rights under the Lease or (ii) recover any funds held by Lessor, or by any other Person on behalf of Lessor, as deposits or reserves; and

19	ARTICLE 10 LESSOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS

(i) no order of the Court nor approval of or assumption by either of Debtors, or any trustee, of or with respect to the Lease and/or the other Operative Documents is required in connection with the Proceedings.

10.2. Covenant of Quiet Enjoyment.

(a) Notwithstanding the effect of any provision in the Cape Town Convention to the contrary, which by the terms of the Cape Town Convention may be derogated from or varied, Lessor covenants that so long as an Event of Default shall not have occurred and be continuing, Lessee shall quietly enjoy the Aircraft without interference by Lessor or by any Person lawfully claiming by or through Lessor. The lawful exercise by Lessor of its rights under any Operative Document in conformity with the terms and conditions of such Operative Document shall not constitute a breach of this Section 10.2.

(b) Lessor shall procure that Owner (if Lessor is not the Owner) of the Aircraft and any Financing Party shall give an undertaking to Lessee on terms substantially in the form set out in Appendix 8.

10.3. Disclaimer; Waiver of Warranties as between Indemnitees and Lessee; Waiver of Remedies.

(a) LESSEE AGREES THAT, AS BETWEEN ITSELF AND THE INDEMNITEES, IT ACCEPTS DELIVERY OF THE AIRCRAFT AND EACH ITEM OF EQUIPMENT “AS-IS, WHERE-IS”. LESSEE ACKNOWLEDGES AND AGREES THAT NO INDEMNITEE HAS, OR SHALL BE DEEMED TO HAVE MADE, (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE), AND LESSOR, FOR ITSELF AND FOR EACH INDEMNITEE, HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS HEREIN BELOW PROVIDED), AIRWORTHINESS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE OR CAPABLE OF DISCOVERY, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. NO INDEMNITEE SHALL HAVE ANY RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR (i) ANY L1ABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ITEM OF EQUIPMENT OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (iii)

20	ARTICLE 10 LESSOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS

THE DELIVERY OR DELAY IN DELIVERY (WHERE ANY SUCH DELAY IS NOT DUE TO THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF LESSOR) OR EXCUSABLE DELAY, OR (iv) OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT OR ANY ITEM OF EQUIPMENT. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS LEASE OR IN ANY OTHER OPERATIVE DOCUMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND NO INDEMNITEE SHALL BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES, EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT.

(b) LESSEE ACKNOWLEDGES THAT THE DESCRIPTION OF THE AIRCRAFT SET FORTH IN THIS LEASE AND ANY OPERATIVE DOCUMENTS IS BASED UPON INFORMATION SUPPLIED BY THE SELLER AND, AS APPLICABLE, EACH MANUFACTURER. LESSEE REPRESENTS TO LESSOR THAT LESSEE HAS USED ITS OWN JUDGMENT IN SELECTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE. LESSEE ACKNOWLEDGES THAT (i) NO INDEMNITEE IS A SELLER, MANUFACTURER, REPAIRER OR PERSON MANAGING, DIRECTING OR PERFORMING SUCH SERVICES OF THE AIRCRAFT AND (ii) THE RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED HAVING DUE REGARD FOR THE PROVISIONS OF THIS SECTION 10.3.

(c) IN CONSIDERATION OF (i) LESSEE’S RIGHTS HEREUNDER TO INSPECT THE AIRCRAFT AND (ii) LESSOR’S ASSIGNMENT TO LESSEE OF ANY AND ALL ASSIGNABLE WARRANTIES OF ALL MANUFACTURERS, LESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE CONSTITUTE LESSEE’S WAIVER OF THE WARRANTY OF DESCRIPTION, ANY CLAIMS LESSEE MAY HAVE AGAINST LESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION AND ANY AND ALL RIGHTS IT MAY HAVE UNDER APPLICABLE LAW. EVEN IF AT ANY TIME THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION SUBSTANTIALLY IMPAIRS THE VALUE AND UTILITY OF THE AIRCRAFT AND LESSEE ACCEPTED THE AIRCRAFT WITHOUT DISCOVERING THE NONCONFORMITY BUT LESSEE’S ACCEPTANCE OF THE AIRCRAFT WAS REASONABLY INDUCED EITHER BY AN INDEMNITEE’S ASSURANCES OR BY THE DIFFICULTY OF DISCOVERING ANY DEFECT PRIOR TO ACCEPTANCE, LESSEE AGREES NOT TO LOOK TO ANY INDEMNITEE FOR DAMAGES OR RELIEF ARISING OUT OF THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION.

(d) DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE HAS EXAMINED AND INVESTIGATED THE AIRCRAFT, INCLUDING THE ENGINES AND THE AIRCRAFT DOCUMENTS AND THAT EACH IS IN THE CONDITION REQUIRED HEREUNDER AND WITHOUT DEFECT, EXCEPT AS SPECIFICALLY SET FORTH IN SUCH CERTIFICATE, (WHETHER OR NOT DISCOVERABLE OR DIFFICULT OF DISCOVERY AT DELIVERY) AND OTHERWISE IN EVERY WAY SATISFACTORY TO LESSEE.

21	ARTICLE 10 LESSOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS

(e) LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO SUSPEND ITS PERFORMANCE HEREUNDER OR TO TERMINATE, CANCEL, QUIT OR SURRENDER THIS LEASE, INCLUDING, WITHOUT LIMITATION, (X) ON ACCOUNT OF ANY GROUNDS OF INSECURITY WITH RESPECT TO LESSOR’S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS LEASE AND (Y) ON ACCOUNT OF ANY REPUDIATION BY LESSOR OF ANY OF ITS OBLIGATIONS UNDER THIS LEASE, EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF. EACH PAYMENT OF RENT MADE BY LESSEE TO LESSOR SHALL BE FINAL AND LESSEE WILL NOT SEEK TO RECOVER ANY PART OF SUCH PAYMENT FROM LESSOR FOR ANY REASON WHATSOEVER, EXCEPT FOR NEGLIGENCE OR MANIFEST ERROR IN THE CALCULATION OF THE AMOUNT OR REMITTANCE OF SUCH PAYMENT. LESSEE’S COVENANTS AND PROMISES IN THIS LEASE ARE IRREVOCABLE AND INDEPENDENT UPON DELIVERY HEREUNDER, AND NONE OF SUCH COVENANTS OR PROMISES IS SUBJECT TO CANCELLATION, TERMINATION, MODIFICATION, REPUDIATION, EXCUSE, OR SUBSTITUTION WITHOUT LESSOR’S CONSENT OR THE CONSENT OF SUCH OTHER PERSON TO WHOM THE COVENANT OR PROMISE RUNS. LESSEE AGREES THAT ITS ONLY RIGHT WITH RESPECT TO A DEFAULT BY LESSOR UNDER THIS LEASE IS, AFTER COMPLYING WITH ITS OBLIGATIONS UNDER THIS LEASE, TO MAKE A CLAIM AGAINST LESSOR FOR ACTUAL DAMAGES RESULTING DIRECTLY FROM SUCH DEFAULT AND LESSEE HEREBY WAIVES ANY OTHER RIGHTS OR REMEDIES IT MAY HAVE UNDER ARTICLE 2A (UNIFORM COMMERCIAL CODE—LEASES) OF THE NEW YORK UNIFORM COMMERCIAL CODE OR OTHERWISE IN RESPECT OF SUCH BREACH.

10.4. Disclaimer and Waiver of Incidental, Consequential, Special and Punitive Damages. EACH OF LESSEE AND LESSOR (EXCEPT IN RESPECT OF LESSOR AS OTHERWISE SET FORTH HEREIN OR IN ANY OTHER OPERATIVE DOCUMENT) AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, (i) INCIDENTAL, CONSEQUENTIAL, SPECIAL AND PUNITIVE DAMAGES, AND/OR (ii) DAMAGES IN CONNECTION WITH ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR IN THE CASE OF LESSOR, EXCEPT AS OTHERWISE PROVIDED IN ARTICLE 24, ANTICIPATED PROFITS AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY THE OTHER OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF SUCH OTHER PARTY CONTAINED IN THIS LEASE OR ANY OPERATIVE DOCUMENTS.

10.5. No Duty of Indemnitees to Inspect, etc. NO INDEMNITEE SHALL HAVE ANY DUTY OR OBLIGATION TO DETERMINE WHETHER ANY ITEM OF EQUIPMENT IS REQUIRED TO BE OVERHAULED OR MAINTAINED, OR TO OBSERVE OR INSPECT THE OVERHAUL OR MAINTENANCE OF ANY ITEM OF EQUIPMENT OR TO CONFIRM OR VERIFY THE FITNESS OR QUALIFICATION OF LESSEE OR ANY APPROVED MAINTENANCE ORGANISATION TO PERFORM ANY MAINTENANCE TO ANY ITEM OF EQUIPMENT AND NO INDEMNITEE SHALL INCUR ANY LIABILITY OR OBLIGATION IN CONNECTION WITH THE FOREGOING OR BY REASON OF THE FAILURE OF ANY ITEM TO BE PROPERLY MAINTAINED OR BY REASON OF ANY INDEMNITEE’S ELECTION TO OBSERVE OR INSPECT OR NOT TO OBSERVE OR INSPECT ANY MAINTENANCE CHECK OR OTHER MAINTENANCE OF ANY ITEM OF EQUIPMENT PERFORMED DURING THE LEASE TERM.

22	ARTICLE 10 LESSOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS

11.	GENERAL OPERATION OF THE AIRCRAFT

11.1. General Operation. Lessee will:

(a) comply with the Law in any country or jurisdiction which may for the time being be applicable to the Aircraft and its use, maintenance and operation, including but not limited to the holding of all certificates, licenses, permits, authorisations and regulations, and take all reasonable steps to ensure that the Aircraft is not used for any illegal purpose;

(b) not use any Item of Equipment in any manner contrary to:

(i) any Manufacturer’s operating manuals or published instructions, or in violation of any airworthiness certificate or registration relating thereto; or

(ii) any published recommendation of the Manufacturer of such Item of Equipment or regulation of the Aeronautics Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

(c) ensure that all personnel directly or indirectly employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Aeronautics Authority and applicable Law;

(d) use the Aircraft solely in commercial passenger and cargo (provided such cargo is carried exclusively in the cargo compartments of the Aircraft) operations for which Lessee is duly authorised by the Aeronautics Authority and under applicable Law and, without prejudice to Lessee’s rights under Section 15.2 hereof, principally from one or more bases located within the State of Registration or Lessee’s State of Organisation (or such other location as Lessor may approve in writing from time to time, such approval not to be unreasonably withheld);

(e) not utilise the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee’s cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other similar model aircraft within Lessee’s fleet of aircraft; and

(f) obtain and maintain in full force and effect all certificates, licenses, permits and authorisations required for the making of payments required by, and the compliance by Lessee with its other Obligations under, this Lease.

11.2. Insured Operations. Lessee will not use or locate or permit the Aircraft or any Item of Equipment to be used or located in any manner, for any purpose or at any location which is not covered by the insurance policies and the scope of coverage Lessee is required to carry and maintain as set forth in this Lease. Lessee will not carry any goods of any description excepted or exempted from such policies or do any other act or permit to be done anything which could reasonably be expected to invalidate or limit the coverage provided under any such insurance policy or coverage provided thereunder.

11.3. Carriage of Goods. Lessee shall not use the Aircraft for the carriage of:

(a) whole animals living or dead except in compliance with I.A.T.A. regulations;

(b) cargo to the extent forbidden pursuant to Section 2 (Limitations) of the I.A.T.A. Dangerous Goods Regulations, as revised, from time to time;

23	ARTICLE 11 GENERAL OPERATION OF THE AIRCRAFT

(c) nuclear fuels or waste, illegal drugs, controlled substances or the like or any other goods, materials or items of cargo which are prohibited by Law; or

(d) any other cargo which, whether due to size, content or packaging, (i) could reasonably be expected to cause damage to the Aircraft or (ii) the carriage of which might cause damage that would not be adequately covered by insurance.

11.4. Operational Expenses. Lessee shall pay or procure payment of all expenses incurred in the operation of the Aircraft during the Lease Term including, without limitation, expenses of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, landing and navigation fees, airport charges, passenger service and any and all other expenses or claims of any kind or nature incurred during the Lease Term, arising directly or indirectly in connection with or related to the use, movement, operation, storage or location of the Aircraft or any Item of Equipment. The obligations of Lessee under this Section 11.4 arising prior to any cancellation, termination or expiration of the Lease Term shall continue in full force and effect, notwithstanding such cancellation or termination (whether arising out of an Event of Default or otherwise) or expiration, and shall be enforceable by Lessor. Nothing herein shall be deemed to prevent Lessee from contesting any such expenses by appropriate proceedings, provided that no such contest shall give rise to any reasonable likelihood of the loss, forfeiture or seizure of the Aircraft or any criminal liability on the part of any Indemnitee.

11.5. Compliance with Laws. Lessee will:

(a) not cause or permit the Aircraft to proceed to, or remain at, any location to the extent then prohibited by applicable Law by any Governmental Authority of the State of Registration or Lessee’s, Lessor’s or Owner’s State of Organisation or any Governmental Authority of the country in which such location is situated, except under exigent circumstances, when necessary to safeguard the Aircraft or the lives and well-being of passengers and crew, provided that the Aircraft is promptly removed from such location upon cessation of such exigent circumstances; and

(b) not use or permit the use of the Aircraft or any Item of Equipment with, for or on behalf of any Person:

(i) whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (as the same is in effect during the Lease Term);

(ii) in violation of the United States Bank Secrecy Act, as amended, or any applicable regulations thereunder;

(iii) in violation of any of the sanctions programs administered by the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”), any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency, or any enabling legislation or executive order relating thereto (ref: www.ustreas.gov/offices/enforcement/ofac/);

24	ARTICLE 11 GENERAL OPERATION OF THE AIRCRAFT

(iv) on the list of “Specially Designated Nationals” and “Blocked Persons” or prohibited under any OFAC regulation or executive order, as the same are amended from time to time;

(v) in violation of a United Nations sanction or whose assets have been frozen by enabling legislation of the same in the State of Registration or Lessee’s State of Organisation; or

(vi) in violation of any Laws similar to or consistent with the foregoing clauses (i) through (v) as the same are enacted in the Lessee’s State of Organisation or the State of Registration;

as any or all of the same are amended or supplemented from time to time, and including any successor Laws as the same are enacted from time to time.

11.6. Lessee’s Covenants Regarding Use of the Aircraft. Lessee covenants to Lessor that it will procure that (x) in each calendar year that begins and ends during the Lease Term and (y) in the case of the calendar year that includes the Delivery Date, during the part of such calendar year that begins on the Delivery Date and (z) in the case of the calendar year that includes the Termination Date, during the part of such calendar year that ends on the Termination Date:

(a) either:

(i) the Aircraft will be located outside the U.S.A. and outside Puerto Rico (in each case including the territorial sea extending two hundred (200) nautical miles from the coast thereof) more than fifty percent (50%) of the time, or

(ii) more than fifty percent (50%) of the miles traversed in the use of the Aircraft will be outside the U.S.A. and outside Puerto Rico (in each case including the territorial sea extending two hundred (200) nautical miles from the coast thereof), provided that the Aircraft will be deemed to be in the U.S.A. at all times during which it is engaged in transport between the U.S.A. and Puerto Rico or between two points in the U.S.A. or between two points in Puerto Rico; and

(b) either:

(i) the Aircraft will be located outside Canada (including the territorial sea extending two hundred (200) nautical miles from the coast thereof) more than fifty per cent (50%) of the time, or

(ii) more than fifty per cent (50%) of the miles traversed in the use of the Aircraft will be traversed outside Canada (including the territorial sea extending two hundred (200) nautical miles from the coast thereof); and

(c) the Aircraft will not be used, pursuant to any sublease, wet lease, charter, or otherwise, by any Person that:

(i) has a State of Organisation in or whose State of Organisation is (A) Canada or (B) Puerto Rico or the U.S.A. or

25	ARTICLE 11 GENERAL OPERATION OF THE AIRCRAFT

(ii) is resident or principally based in (A) Canada or (B) Puerto Rico or the U.S.A. or

(iii) has any right under any sublease, wet lease, charter or other agreement to use (or to permit or suffer any other Person to use) the Aircraft or any part thereof in a manner which is reasonably likely to result in a breach of any covenant of Lessee in this Section 11.6, except that the Aircraft may be wet leased to a Person described in subclause (i)(B) or (ii)(B) provided that such Person will not have the right to use the Aircraft for more than a total of ninety (90) days in any calendar year, and Lessee provides Lessor written notice of such wet lease within ten (10) days after the date on which such wet lease is executed. For purposes of this Section 11.6(c), the term “wet lease” shall have the same meaning as the term Wet Lease except that it may include a “wet lease” of the Aircraft by a Permitted Sublessee (and in such case references to Lessee appearing in the definition of the term Wet Lease shall be deemed to refer to such Permitted Sublessee).

11.7. Certain Tax Matters. If, after the Delivery Date, an amendment to Section 954 of the United States Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), is enacted or an amendment to the Treasury Regulations under Section 954 of the U.S. Tax Code is promulgated as a final regulation and if independent tax counsel engaged by Lessee and reasonably acceptable to Lessor delivers to Lessee and Lessor a written opinion to the effect that due to such amendment, Rent payable by Lessee pursuant to this Lease will be treated as “derived from leasing the Aircraft in foreign commerce” within the meaning of Section 954(c)(2)(A) of the U.S. Tax Code even if Lessee does not comply with its warranty and covenant in Section 11.6(a), then if requested by Lessee in writing and if no Event of Default shall have occurred and be continuing, Lessor will negotiate with Lessee in good faith with a view to amending Section 11.6 to reflect such amendment, provided that no such amendment shall give rise to a reasonable likelihood that any Indemnitee would incur any liability, loss, cost, expense or other adverse consequence that it would not have incurred in the absence of such amendment unless Lessee is required by this Lease or any other Operative Document to indemnify such Indemnitee therefor in a manner that is reasonably satisfactory to such Indemnitee. Lessee shall pay the costs and expenses incurred by Lessor or any other Indemnitee in connection with the negotiation, documentation, execution, delivery, filing or recording of any amendment requested by Lessee pursuant to this Section 11.7.

26	ARTICLE 11 GENERAL OPERATION OF THE AIRCRAFT

12.	MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT

12.1. General. Lessee, at its own expense, shall cause the Aircraft and each Item of Equipment to be serviced, repaired, overhauled, tested and maintained:

(a) in accordance with the Maintenance Program and the applicable Manufacturer’s Repair Manuals including, without limitation, the Manufacturer’s recommended corrosion prevention and control program for the Aircraft;

(b) so as to keep each such Item in as good operating condition and as necessary to maintain the value, utility and appearance of the Aircraft as when delivered to Lessee hereunder, reasonable wear and tear excepted;

(c) in compliance with Manufacturers’ service bulletins designated by such Manufacturer as either (x) an Alert Service Bulletin or (y) a mandatory service bulletin, either of which by their terms (i) is applicable to the respective Item of Equipment and (ii) specify compliance during the Lease Term;

(d) in compliance with all other Manufacturer’s service bulletins which require compliance in order to maintain the validity of warranties assigned or otherwise provided to Lessee; and

(e) in compliance with all Airworthiness Directives which by the terms of each such AD require compliance during the Lease Term and which shall be accomplished in strict accordance with such AD. Notwithstanding the foregoing, compliance with any AD may be accomplished by the use of an alternate method of compliance, provided that such alternate method of compliance is approved by the EASA and the Aeronautics Authority, without limitation.

12.2. Accomplishment of Tasks and Repairs. Lessee shall cause, at its expense, all Tasks to be accomplished on the Aircraft as they become due, with no discrimination toward the Aircraft with respect to any maintenance accomplished on similar model aircraft within Lessee’s fleet of aircraft. To the extent that the Maintenance Program permits certain structural Tasks to be accomplished on a sampling basis, Lessee nevertheless shall accomplish on the Aircraft all such structural Tasks that, by the terms of such Tasks, are applicable to the Aircraft, provided, however, at Lessee’s option the accomplishment of such structural sampling Tasks may deferred during the Lease Term, but in any event all such structural sampling Tasks that have been deferred shall be accomplished by Lessee not later than during the Final Check. Any damage, defects or corrosion discovered during the Lease Term shall be repaired in accordance with the applicable Manufacturer’s Repair Manual approved procedures at the sole expense of Lessee, and Lessee shall obtain Required Approval with respect to any repairs or modifications accomplished during the Lease Term which have not been approved by the Manufacturer and the Certificating Authority in addition to any approval received by Lessee from the Aeronautics Authority with respect to any such repairs or modifications.

12.3. Information on Maintenance. Lessee, at its cost and expense, shall furnish Lessor, at such times during the Lease Term as Lessor shall reasonably request, copies of records maintained relating to the Aircraft.

12.4. Aircraft Documents in English Language. Lessee, at its cost and expense, shall maintain all Aircraft Documents in the English language, including Aircraft Documents required by the

27	ARTICLE 12 MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT

applicable Aeronautics Authority to be maintained in respect of each Item of Equipment, and promptly furnish to Lessor upon Lessor’s request such information as may be required to enable Lessor to file any reports required to be filed with any Governmental Authority because of Owner’s ownership of the Aircraft.

12.5. Originals. All Aircraft Documents, including records and documentation of maintenance accomplished on the Aircraft and any Item of Equipment shall be retained by Lessee until the Termination Date, at which time all records and Aircraft Documents shall be returned to Lessor in original (not duplicate) form. Notwithstanding the preceding sentence, Lessee may return any such Aircraft Documents in electronic form, except with respect to documentation of Airworthiness Directive accomplishments which must be in original form with the signature of the Person authorized to accomplish such, subject to the following:

(a) Lessee shall, unless already possessed by Lessor, provide Lessor with the software necessary to access such electronic documentation and the appropriate licenses for Lessor and any other owner or operator to use such software;

(b) Lessee shall provide Lessor with the appropriate excerpts from Lessee’s operations or procedures manuals (in English), approved by the Aeronautics Authority, specifying the procedures to be adhered to by Lessee in the use of such form of electronic documentation in place of original documents; and

(c) Lessee shall provide certification by Lessee’s Director of Quality Assurance that the electronic documentation was maintained in accordance with the Aeronautics Authority approved procedures as set forth in clause (b) above.

12.6. Performance of Maintenance. All Maintenance Checks, including the Final Check, shall be accomplished only at Approved Maintenance Organisations which shall be approved by Lessor, acting reasonably, in writing prior to the commencement of such Maintenance Check, such approval not to be unreasonably withheld. All other maintenance on the Aircraft will be performed by Lessee using personnel that are approved and appropriately certified by the Aeronautics Authority to perform such maintenance. Notwithstanding the preceding, at any time during the Lease Term, Lessee may provide Lessor with a list of Approved Maintenance Organisations that Lessee plans to use, and unless Lessor notifies Lessee in writing of its objection to any such Approved Maintenance Organisation at least thirty (30) days prior to the commencement of any Maintenance Check, such Maintenance Check may nevertheless be accomplished at such Approved Maintenance Organisation objected to by Lessor and such Approved Maintenance Organisation shall be deemed to be approved by Lessor for the accomplishment of such Maintenance Check, but otherwise such Approved Maintenance Organisation objected to by Lessor shall no longer be deemed to be approved.

12.7. Alterations, Modifications and Additions.

(a) Required Alterations, Modifications and Additions. Lessee, at its own cost and expense, shall make such alterations, modifications and additions to the Aircraft and any Items of Equipment as may be required from time to time to comply with:

(i) all Manufacturers’ service bulletins designated by such Manufacturer as either (x) an Alert Service Bulletin or (y) a mandatory service bulletin, either of which by their terms (1) is applicable to the respective Item of Equipment and (2) specify compliance during the Lease Term;

28	ARTICLE 12 MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT

(ii) Airworthiness Directives which by the terms of each such AD require compliance during the Lease Term and which shall be performed in strict accordance with such AD and without application or utilisation of any alternate method of compliance; and

(iii) all Laws and regulations of the Aeronautics Authority which require compliance during the Lease Term.

(b) Discretionary Alterations, Modifications and Additions.

(i) Except as set forth in the preceding clause (a) or the following clause (ii), Lessee shall not make any alteration, modification or addition to the Aircraft or any Item of Equipment (including, but not limited to, galleys, lavatories, avionics or Engines) without the prior written consent of Lessor, which consent shall not be unreasonably withheld and shall be deemed given in the absence of a response within ten (10) Business Days following Lessor’s receipt of Lessee’s written request.

(ii) Notwithstanding the provisions of the preceding clause (i), Lessor’s consent shall not be required for any discretionary alteration, modification or addition that Lessee wishes to perform to the Aircraft provided that any such alteration, modification or addition does not require or result in a modification to the Aircraft structure or electrical wiring system, and is:

(A) for the installation of additional or enhanced Items of Equipment (and not in substitution for the same, unless replacing a Part with another Part that is of a higher modification status); or

(B) is cosmetic (and non-structural) in nature in order for Lessee to display its name, logo or other identification or advertising; or

(C) to the Aircraft interior configuration that (1) utilises the existing seat track system (without modification), (2) does not require the addition to, removal of or modification of any Aircraft structure, (3) does not impair the value or utility of the Aircraft or any Item of Equipment or adversely affect compliance with the type certificate data sheet of the Aircraft, and (4) does not cause any change in the category or status of the Aircraft as defined by the Manufacturer.

(c) Removed Items – Title and Risk of Loss. Subject to the provisions of Sections 12.8 and 12.9, title to any and all Items of Equipment removed from the Aircraft shall remain with Owner and risk of loss or damage to the same shall remain with Lessee during the Lease Term and Lessee shall keep, store and maintain the same in accordance with Manufacturer’s published procedures or written recommendations of the Manufacturer and standard industry practice (including the issuance of a Certificating Authority Form at the time of removal) for subsequent reinstallation or, at Lessor’s option, return to Lessor on the Termination Date.

(d) De-Modification of Aircraft. Subject to the provisions of Sections 12.8 and 12.9, at Lessor’s option (unless otherwise agreed in writing by Lessor and Lessee), Lessee shall, in connection with Return, de-modify and restore the Aircraft to the condition and configuration

29	ARTICLE 12 MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT

it was in prior to the accomplishment of any alteration’s, modifications or additions performed in accordance with this Section 12.7, assuming such condition was in compliance with the terms of this Lease, notwithstanding the provision of Lessor’s consent under Section 12.7(b)(i), if the same is provided, or otherwise.

12.8. Replacement of Parts. Lessee, at its own cost and expense, shall promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Part, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that Lessee shall as promptly as practicable either reinstall such Part or replace such Part pursuant to the terms of this Article 12. Each replacement part prior to installation in the Aircraft or any Item of Equipment:

(a) shall be free and clear of all Liens (other than Permitted Liens);

(b) shall be in as good operating condition and shall have a value, utility, maintenance, modification and repair status at least equal to the Part replaced, assuming such replaced Part was in the condition and repair required to be maintained by the terms hereof;

(c) shall have documentation evidencing compliance with all applicable Certificating Authority and Aeronautics Authority requirements, including, without limitation (but to the extent applicable):

(i) a Certificating Authority Form and, if not indicated on such form, a teardown report indicating time since Overhaul and a description of work accomplished with respect to such part by an Approved Maintenance Organisation;

(ii) Overhaul records with respect to Parts replacing Time Controlled Parts;

(iii) documentation of modification status and compliance with Airworthiness Directives; and

(iv) any other appropriate documentation applicable to the maintenance and repair status of such part; and

(d) shall:

(i) have the same part number and be of the same Manufacturer as the replaced Part (an “OEM Part”), except (x) to the extent the Manufacturer has superseded the part number of such OEM Part, and in such an event the superseding part number shall be an acceptable alternate pursuant to the Manufacturer’s Repair Manual or a Required Approval or (y) if such OEM Part is no longer commercially available, an equivalent part with a different part number or from a different manufacturer shall be acceptable, and (z) non-OEM Parts manufactured by alternate manufacturers may be used to replace cosmetic items and standard hardware in the passenger cabin of the Aircraft, provided, however, each of sub-clauses (y) and (z) herein with respect to such equivalent parts or non-OEM Parts shall be subject to the approval of both the Airframe Manufacturer and the EASA for installation of such parts on the Aircraft;

30	ARTICLE 12 MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT

(ii) with respect to Time Controlled Parts, have not accumulated more time since new (and time since Overhaul if such replaced Part has previously been Overhauled) than that of the replaced Part.

12.9. Title to Parts.

(a) Parts Replacement in Connection with Maintenance. Any Part removed from the Airframe or any Item of Equipment shall remain the property of Owner and subject to this Lease, no matter where located, until such time as such Part shall be replaced by a part which has been incorporated or installed in or attached to the Aircraft or an Item of Equipment pursuant to the requirements for replacement parts specified in Section 12.8 and title to such replacement part has been vested in Owner. Except as set forth in Section 12.10, immediately upon any replacement part becoming incorporated, installed or attached to the Aircraft or an Item of Equipment as provided above, such part shall become the property of Owner, title to such replacement part shall immediately vest in Owner and such replacement part shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Part which it has replaced. Once the replacement part has become subject to this Lease, title to the Part so replaced shall immediately vest in Lessee.

(b) Parts Replacement in Connection with Discretionary Alterations, etc. So long as no Default or Event of Default shall have occurred and be continuing, at any time during the Lease Term, Lessee may remove any Part from an Item of Equipment that was installed pursuant to Lessee’s accomplishment of an alteration, modification or addition pursuant to Section 12.7(b), provided that:

(i) such Part is in addition to and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Item at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such original Part;

(ii) such Part is not required to be incorporated or installed in or attached or added to such Item pursuant to the terms hereof;

(iii) such Part can be removed from such Item without diminishing or impairing the value, utility or airworthiness which such Item would have had at such time had such alteration, modification or addition not occurred; and

(iv) such Part is not required to be installed on or attached to such Item of Equipment by the Aeronautics Authority or the Certificating Authority in order to maintain the airworthiness certification of the Aircraft for passenger operation.

Upon removal of any such Parts, Lessee shall restore the area where such Part was removed so that it is in the condition it would have been had such Part not been installed, assuming such condition was in compliance with the terms of this Lease, and so that such removal is undetectable. Title to any Part not removed by Lessee as above provided prior to the return of the respective Item of Equipment to Lessor hereunder shall remain with Owner.

31	ARTICLE 12 MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT

12.10. Temporary Replacement of Parts. Provided no Event of Default has occurred and is continuing, at any time during the Lease Term, any Part incorporated or installed in or attached or added to any Item of Equipment may be replaced temporarily with a part which does not satisfy the requirements of Section 12.8; provided that:

(a) there shall not have been readily or economically available to Lessee at the time and in the place that such substitute or replacement part was required to be installed on the Airframe or Engine a replacement part complying with the requirements of Section 12.8;

(b) it would have resulted in an unreasonable disruption of the operation of the Aircraft and/or the business of Lessee as an airline (as determined by Lessee) to have grounded the Aircraft until such time as a replacement part complying with the requirements of Section 12.8 became available for installation on the Aircraft;

(c) as soon as practicable after installation of the same on the Airframe or Engine (and in any event no later than the earliest to occur of (i) the first C-Check following such installation, (ii) the Scheduled Termination Date or (iii) the Termination Date) Lessee shall remove any such part not complying with the requirements of Section 12.8 and replace the same with a part complying with such requirements.

Upon the replacement by Lessee of any such non-conforming part pursuant to the foregoing clause (c), title to such replacement part shall, without further act, vest in Owner and such part shall be deemed a Part hereunder.

12.11. Exchanging Parts. Any Part removed from the Aircraft or any Item of Equipment in the course of performance of maintenance on the same may be subjected by Lessee to normal exchanges customary in the airline industry in the ordinary course of Lessee’s business provided that (x) the parts replacing such removed Parts are incorporated, installed in or attached to the Aircraft or such Item of Equipment promptly following the removal of such Parts, and (y) all applicable requirements of the Aeronautics Authority and the Certificating Authority shall be adhered to with respect to all such Parts being incorporated, installed, or attached, whether or not such Part was originally removed from the Aircraft or any Item of Equipment or is a replacement for any such removed Part. Lessee shall, whether or not such exchanged part is owned by Lessee at the time such exchange is completed, comply or ensure the continued compliance with the requirements of Sections 12.8, 12.9 and 12.10 as applicable prior to installation of the same into the Aircraft or any Item of Equipment.

12.12. Temporary Attachment and Removal of Engines.

(a) Installation of Other Engines.

(i) In the course of performance of Lessee’s Obligations under this Lease, Lessee may temporarily remove an Engine from the Airframe and install an engine on the Airframe that is owned by Lessee or which is subject to a lease, conditional sale agreement, trust indenture or other security agreement, provided that such other engine is (x) free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such engine and as the same are otherwise permitted to exist pursuant to Section 17.7, and (y) Lessee, or if Lessee is not the owner of the engine, the lessor, conditional seller, indenture trustee or secured party of any such engine agrees in writing in a form satisfactory to Lessor, acting reasonably, and which agreement may be set forth in the relevant lease, conditional sale agreement, mortgage, indenture or security agreement, that it will not acquire or claim, as against Lessor, any right, title or interest in or any adverse right, title or interest to the Airframe or any Item

32	ARTICLE 12 MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT

of Equipment as the result of any such engine being installed on the Airframe. Lessor agrees for the benefit of any such owner, lessor, conditional seller or secured party that, subject to such Person’s agreement as set forth above, Lessor shall not claim any interest in any such engine by virtue of its installation on the Airframe. If any of the respective interests of Lessor, Owner or any relevant Financing Party in any Item of Equipment is materially impaired by virtue of installation of such engine on the Airframe, Lessee shall promptly, following receipt of written notice from Lessor to such effect, remove such engine from the Airframe, failing which such impairment or adverse effect will be deemed an Event of Default pursuant to Section 23(k).

(ii) Lessee shall comply with the requirements of Section 19.4(c) for as long as such engine is installed on the Airframe and the engine shall be removed from the Airframe and the removed Engine reinstalled on the Airframe upon the occurrence and continuation of an Event of Default, but in any event, not later than the Termination Date.

(b) Installation of Engines on other Airframes. Provided no Event of Default has occurred and is continuing, Lessee may install an Engine removed from the Airframe on any other airframe of the same type operated by and in Lessee’s fleet of aircraft, but only if:

(i) Lessee has title to such other airframe and such airframe is free and clear of all Liens (except as the same are permitted to exist pursuant to Section 17.7); or

(ii) such other airframe is leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement, provided that (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and as the same are otherwise permitted to exist pursuant to Section 17.7, and (B) there shall be in effect a written recognition of rights agreement of the lessor or secured party of such airframe substantially in the form appearing in Appendix 8 or substantially similar agreement to the effect that such lessor, conditional seller or secured party will not claim any interest in the Engine by virtue of such Engine being installed on such airframe, and which agreement may be set forth in any relevant lease, conditional sale agreement, mortgage or security agreement. If any of the respective interests of Lessor or any relevant Financing Party in an Engine is materially impaired by virtue of installation on any such other airframe, Lessee shall promptly remove such Engine from such other airframe, failing which such impairment or adverse effect will be deemed an Event of Default under Section 23(k) or in the event such continued installation of such Engine on such airframe has resulted in loss of title to the Engine by Lessor, an Engine Loss;

and in either case, Lessee shall comply with the requirements of Section 19.4 for as long as such Engine is installed on such other airframe and the Engine shall be removed from such other airframe for reinstallation on the Airframe upon the occurrence and continuation of an Event of Default, but in any event, not less than thirty (30) days prior to the Scheduled Termination Date.

12.13. Installation of Items of Equipment on Other Aircraft. Subject to the preceding provisions of this Article 12, Lessee may permit any Item (excluding Landing Gear) to be installed on another aircraft solely to the extent such aircraft is within Lessee’s fleet of aircraft; provided, however, upon the occurrence and continuation of an Event of Default following the removal of any such Item from the Aircraft, Lessee shall promptly, but in no event later than ten (10) Business Days following such Event of Default:

(a) reinstall on the Aircraft each such Item not then currently installed thereon, assuming such Item is in airworthy condition, or

33	ARTICLE 12 MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT

(b) in the event such Item is not in an airworthy condition, such Item shall be restored promptly to an airworthy condition and reinstalled on the Aircraft or, in the case of a Part, such Part may be exchanged in accordance with Section 12.11.

12.14. Failure to Reinstall Engines and Items of Equipment on the Aircraft. If (a) an Event of Default has occurred and is continuing which is the result of Lessee’s failure to make any payments when due or failure to maintain the airworthiness of the Items of Equipment, and (b) Lessee fails to comply with the requirements set forth in Sections 12.12 and 12.13, then in such instance and in recognition of the higher credit risk to which an aircraft lessor is exposed when an Engine, APU, or Part has been removed from an aircraft at a time when a Default or an Event of Default has occurred and is continuing, Lessee shall pay to Lessor an additional renal charge, incurred as Supplemental Rent and not as a penalty, in the amount of (X) ***** for each Engine, (Y) ***** for the APU, and (Z) ***** of the replacement cost for any Part, for each day each such Engine, APU or Part, as the case may be, remains in noncompliance with Sections 12.12 or 12.13, as the case may be.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

34	ARTICLE 12 MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT

13.	MAINTENANCE RESERVES

13.1. Maintenance Reserves. Lessee shall make payments to Lessor in respect of the Maintenance Reserves in accordance with Appendix 2D, on a monthly basis, within ten (10) days following the last day of each Rent Period, with the first payment due ten (10) days following the second Rent Payment Date; provided that Lessee’s final payment in respect of Maintenance Reserves shall be made on the Termination Date.

13.2. Discrepancies. If Lessee’s actual utilisation of the Aircraft is greater than Lessee’s utilisation of the Aircraft reported to Lessor in accordance with Article 16, Lessee shall make up any deficiency payments in respect of Maintenance Reserves to Lessor within three (3) Business Days of the date of receipt of written notice from Lessor.

13.3. Rights in Maintenance Reserves.

(a) All amounts paid by Lessee in respect of Maintenance Reserves are the sole and exclusive property of Lessor and Lessor shall be entitled to freely commingle such moneys with its several funds and deal with such moneys as Lessor sees fit. Notwithstanding such stated intent, if and to the extent that the Maintenance Reserves or any part thereof, under any applicable Law or otherwise, are determined to be security deposits or otherwise the property of Lessee or if it is so determined those monies are a debt owed to Lessee or that Lessee shall have any interest in those monies, Lessee and Lessor agree that subclauses (i) and (ii) below shall apply.

(i) Pursuant to applicable Law, Lessee hereby grants to Lessor a first and prior perfected Lien and possessory security interest in the Maintenance Reserves as security for Lessee’s Obligations, including, without limitation, the obligations of Lessee to maintain and return the Aircraft and each Item of Equipment in the condition required by this Lease. Lessee agrees to execute and file, at Lessee’s expense, with the appropriate Governmental Authorities any and all documents necessary or reasonably requested by Lessor to evidence and perfect such security interest in favour of Lessor, including but not limited to the execution before a notary public of a pledge agreement under and pursuant to Mexican Law between Lessee, as pledgor, and Lessor, as pledgee, in form and substance reasonably acceptable to Lessor, and the filing and registration thereof with the appropriate Governmental Authorities.

(ii) Lessee shall not assign, hypothecate or otherwise transfer its interests, if any, in the Maintenance Reserves.

(b) Upon and during the continuance of an Event of Default, and in addition to all other rights Lessor may have under this Lease under applicable Law, Lessor may use, apply or retain all or any portion of the Maintenance Reserves, and, without limitation, Lessor may immediately or at any time thereafter, while any Event of Default is continuing, without prior notice to Lessee (x) offset all or any part of the Obligations or Related Obligations against the liabilities of Lessor in respect of any obligations of Lessor or Affiliate of Lessor under any Related Lease, or (y) apply the Maintenance Reserves in or towards the payment or discharge of the Obligations or Related Obligations in such order as Lessor reasonably sees fit. If Lessor uses or applies all or any portion of such Maintenance Reserves, such application shall not be deemed a cure of any Default or Event of Default unless and until Lessee shall have, and Lessee shall within three (3) Business Days after written demand therefor deposit with Lessor in cash an amount sufficient to fully restore each such Maintenance Reserve account to its original sum prior to such application plus any amount then due and payable by Lessee in respect of Maintenance Reserves.

35	ARTICLE 13 MAINTENANCE RESERVES

13.4. Claims for Reimbursement - Timing. Any claim by Lessee for reimbursement from the Maintenance Reserves made pursuant to this Lease shall be made within the earlier to occur of (x) one hundred eighty (180) days following the completion date of the Maintenance Check for which such claim is being made and (y) the Termination Date, provided that notification by Lessee to Lessor on or before the Termination Date that a claim exists and will be submitted no later than 180 days following completion of the respective Maintenance Check shall be deemed as complying with the timing requirement set forth herein. Should Lessee fail to make such claim within such time period (or agree with Lessor in writing concerning an alternate disposition for such claim), Lessee shall thereafter be forever barred and estopped from making a claim in respect of such maintenance.

36	ARTICLE 13 MAINTENANCE RESERVES

14.	SELLER’S AND MANUFACTURERS’ WARRANTIES

14.1. Assignable Warranties. At Delivery, Lessor will assign to Lessee for the duration of the Lease Term the benefit of all warranties given to Lessor by the Seller and the Engine Manufacturer pursuant to the airframe and engine warranty assignment agreements substantially in the forms appearing in Appendix 8. In addition, at Delivery Lessor will assign and makes available to Lessee for the duration of the Lease Term the benefit of all assignable warranties provided to Lessor by any other Manufacturer, and at Lessee’s cost, Lessor shall cooperate with Lessee in respect of the enforcement of any such warranties.

14.2. Reassignment; Assignment of Lessee Warranties. On the Termination Date:

(a) the benefit of any warranty and other rights assigned or made available by Lessor to Lessee pursuant to this Lease will be reassigned automatically and without further act or writing to Lessor; provided that upon the occurrence and continuation of an Event of Default, Lessor may instruct any Manufacturer of any Item of Equipment to make any payments of monies under any warranty claims made by Lessee directly to Lessor for further credit to Lessee upon and subject to Lessee’s cure of such Event of Default; and

(b) Lessee shall assign and shall be deemed to have assigned to Lessor on and as of the Termination Date, at no charge to Lessor, any and all warranties Lessee has obtained in connection with any maintenance or services performed on the Aircraft or any Item of Equipment during the Lease Term.

14.3. Warranty Claims. Lessee will diligently and promptly pursue any valid claims it may have under the warranties assigned to it hereunder with respect to the Aircraft and other Items of Equipment. At the written request of Lessor, Lessee shall provide an itemised list to Lessor not later than the earlier of (x) fourteen (14) days prior to the Scheduled Termination Date and (y) the Termination Date of all such warranty claims made by Lessee during the Lease Term to the extent historical records of the same are maintained by Lessee (except to the extent such information shall have previously been provided to Lessor).

37	ARTICLE 14 SELLER’S AND MANUFACTURERS’ WARRANTIES

15.	SUBLEASING AND WET LEASING

15.1. Subleasing. Provided no Default or Event of Default has occurred and is continuing, Lessee may, subject to the restrictions contained in Section 11.6, enter into Permitted Subleases for the Aircraft with Permitted Sublessees provided that:

(a) the term of such Permitted Sublease is not for a period exceeding the Lease Term and shall expressly prohibit sub-subleasing of the Aircraft and any Item of Equipment independent of the Airframe;

(b) the rights of the Permitted Sublessee under such Permitted Sublease are at all times expressly subject and subordinate to the rights of Lessor hereunder and to the respective interests of Owner and any Financing Parties and shall contain a provision substantially to the effect of:

“Anything in this sublease to the contrary notwithstanding, the sublessee’s rights hereunder to the possession, use and enjoyment of the Airframe, and if attached to the Airframe at the commencement of the sublease or if subsequently delivered to sublessee during the term of the sublease, the Engines in accordance with the terms hereof shall be subject to the Aircraft Lease Agreement dated 30 November 2009 (the ‘Primary Lease’) between CIT Aerospace International, as lessor (the ‘Primary Lessor’), and the sublessor hereunder, in respect of the Aircraft, Airframe and Engines, and the sublessee confirms and agrees that this sublease is in all respects subject and subordinate to the Primary Lease. Upon notice to the sublessee hereunder by the Primary Lessor that an Event of Default (as defined in the Primary Lease) has occurred and is continuing, and that the Primary Lease shall have been cancelled or terminated pursuant to the terms thereof, the Primary Lessor may, at its option, by written notice to the sublessee after the date of such cancellation or termination:

(i)	require the sublessee to enter into an agreement, in form and substance satisfactory to the Primary Lessor, recognising the Primary Lessor, as the sublessor hereunder and reconfirming all of the obligations of the sublessee hereunder, or

(ii)	terminate this sublease and require prompt delivery by the sublessee of the Aircraft to the Primary Lessor, in accordance with the return provisions of this sublease.

Unless the sublessee shall have received any such written notice from the Primary Lessor requiring attornment or terminating this sublease, the sublessee shall be and remain fully obligated hereunder notwithstanding the continuance of any Event of Default under the Primary Lease or the termination or cancellation thereof pursuant to the terms thereof.”;

(c) Lessee causes the Permitted Sublessee under the Permitted Sublease to deliver to and for the benefit of Lessor at or prior to the delivery of the Aircraft under the Permitted Sublease a supplemental power of attorney for deregistration of the Aircraft in the form delivered by Lessee to Lessor at Delivery;

(d) Lessee and such Permitted Sublessee shall not enter into any amendments, modifications, waivers or the like of any provision of the Permitted Sublease without Lessor’s prior written consent and should such consent be granted, Lessee shall deliver to Lessor a copy of any such duly executed agreements between Lessee and such Permitted Sublessee in connection with the same;

38	ARTICLE 15 SUBLEASING AND WET LEASING

(e) if necessary, Lessee and Permitted Sublessee shall authorise the filing of and deliver documents appropriate for perfection filings in the State of Registration and such other jurisdictions as Lessor, in good faith, deems reasonable and appropriate, in form and substance satisfactory to Lessor, covering the interests of Lessee and such Permitted Sublessee under such Permitted Sublease, together with any other documents requested by Lessor to protect or perfect the interest of Lessor, Owner and any Financing Parties in the Permitted Sublease in the State of Registration and/or such other jurisdictions;

(f) Lessee shall assign each Permitted Sublease and all rights and security deposits and maintenance and other reserves received thereunder to Lessor pursuant to a security assignment of the Permitted Sublease together with a consent and agreement of the Permitted Sublessee, each in form and substance satisfactory to Lessor and, if applicable, Owner and each Financing Party, as security for Lessee’s Obligations, and Lessor shall receive an opinion of Lessee’s counsel regarding the enforceability and perfection of the Permitted Sublease and such assignments for security and the consent and agreement or other assurances reasonably satisfactory to Lessor;

(g) the provisions of each Permitted Sublease shall provide for benefits and protections to Lessee, as sublessor, which are (in respect of material terms and in the aggregate) not less advantageous to Lessee, as sublessor, than the benefits and protections provided to Lessor by the provisions of this Lease;

(h) Lessee shall (x) notify Lessor of the terms of each Permitted Sublease (and provide copies of the final drafts thereof) not less than fifteen (15) Business Days prior to the execution of such Permitted Sublease, and (y) furnish the “original” copy of such Permitted Sublease to Lessor as soon as possible after the execution thereof, but in any event prior to the delivery of the Aircraft to such Permitted Sublessee; and

(i) Neither Lessee nor Permitted Sublessee shall register the sublease on the International Registry without Lessor’s prior consent, which consent shall not be unreasonably withheld.

15.2. Wet Leasing. Provided no Event of Default has occurred and is continuing, Lessee may, subject to the restrictions contained in Section 11.6, enter into Wet Leases for the Aircraft to any Person provided that:

(a) the rights of the lessee under the Wet Lease are at all times expressly subject to and subordinate to, and do not conflict in any respect with (or give such wet lessee any rights greater than the rights of Lessee under), the terms of this Lease and the rights of Lessor hereunder and the respective interests of Owner and any Financing Party;

(b) Lessee provides Lessor with (x) a certified copy of the applicable provisions from the Wet Lease or an officer’s certificate indicating whether Lessee or the wet lessee under the Wet Lease will be responsible for maintaining the primary passenger, baggage and cargo liability insurance relating to operation under the Wet Lease, and (y) a certified copy or original of an insurance certificate and broker’s letter of undertaking confirming the maintenance of insurance coverage required by this Lease; and

39	ARTICLE 15 SUBLEASING AND WET LEASING

(c) in any event, unless otherwise agreed by Lessor in writing, the term of such Wet Lease ends on a day not later than thirty (30) days prior to the Scheduled Termination Date.

15.3. No Independent Subleasing of Items of Equipment. No Item of Equipment may be subleased independently from the Aircraft.

15.4. Expenses. Lessee shall pay or reimburse Lessor, Owner and any Financing Party on demand for their respective, documented, out of pocket costs and expenses reasonably incurred in connection with the review, negotiation and consummation of the transactions contemplated by any Permitted Sublease or Wet Lease.

15.5. Lessee Remains Liable. Lessee shall remain primarily and fully responsible and liable for the performance of its Obligations under and the observance of the terms of this Lease and the Operative Documents, notwithstanding any Permitted Sublease or any Wet Lease, as if such Permitted Sublease or Wet Lease had not occurred.

40	ARTICLE 15 SUBLEASING AND WET LEASING

16.	REPORTING AND INSPECTIONS

16.1. Financial Reporting. Lessee agrees to furnish to Lessor the following, which shall be deemed Information:

(a) Semi-Annual Statements. As soon as reasonably practicable after the end of the second and fourth quarterly fiscal periods in each fiscal year of Lessee, and in any event within one hundred twenty (120) days thereafter, duplicate copies, in English, of:

(i) a consolidated balance sheet of Lessee or Guarantor as at the end of such six month period;

(ii) consolidated statements of income and retained earnings of Lessee or Guarantor for such six month period; and

(iii) consolidated statements of cash flow of Lessee or Guarantor for the portion of the fiscal year ending with such six month period.

(b) Annual Statements. As soon as practicable after the end of each fiscal year, and in any event within one hundred eighty (180) days thereafter, a copy, in English, of:

(i) a consolidated balance sheet of Lessee or Guarantor as at the end of such year, and

(ii) consolidated statements of income and retained earnings and of cash flow of Lessee or Guarantor for such year, prepared in accordance with GAAP (except as set forth in the auditor’s opinion) accompanied by an auditor’s report of a firm of independent certified public accountants of recognised standing in Lessee’s State of Organisation (which report may be adverse, qualified or disclaim an opinion).

(c) Comparison. All statements furnished under clauses (a) or (b) above shall set forth in comparative form the amount for the end of the corresponding fiscal year, or corresponding period of the preceding fiscal year, as the case may be.

(d) Satisfaction by Publication. Lessee’s obligations under Sections 16.1(a) through (c) above shall be deemed satisfied should Lessee or Guarantor publish, on a website generally available free of charge to the public, the equivalent of the information required to be provided by Lessee thereunder, and further notify Lessor in writing of the website address.

(e) Notice of Proceedings. Prompt notice of any litigation or arbitral proceedings not covered by insurance (except for deductibles standard in the airline industry) and of all proceedings by or before any Governmental Authority (i) which might adversely affect Owner’s ownership or Owner’s or Lessor’s other interests in the Aircraft, (ii) which relate to the Aircraft and where the amount involved not covered by insurance is in excess of ***** or (iii) which might, in the reasonable and good faith judgement of Lessee, have a material adverse effect on the ability of Lessee to perform the Obligations.

(f) Additional Information. Lessee will furnish to Lessor (i) unless available on a website generally available free of charge to the public, promptly after the same has been made public, a copy of any announcement released by Lessee to any stock exchange on which Lessee is publicly traded by shares (if applicable), and (ii) a copy of any other information concerning Lessee’s business which Lessee releases or otherwise makes available to its creditors generally.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

41	ARTICLE 16 REPORTING AND INSPECTIONS

16.2. Aircraft Utilisation and Other Reporting/Information. During the Lease Term, Lessee agrees to furnish to Lessor the following information in connection with Lessee’s utilisation of the Aircraft:

(a)(i) within ten (10) days following the second Rent Payment Date and each remaining Rent Payment Date during the Lease Term, and (ii) on the Termination Date, a utilisation report in the form appearing in Appendix 8 reporting the utilisation of the Items of Equipment set forth therein for the immediately preceding calendar month or part thereof;

(b) as promptly as reasonably practicable, but in no event later than the date of issuance of the next monthly utilisation report following the date of the removal of any Engine, Landing Gear or APU, advising of (i) the reason for such removal, (ii) the location of such Item of Equipment, (iii) the total accumulated Flight Hours and Cycles of such Item of Equipment (or total APU Hours with respect to the APU), (iv) the Flight Hours and Cycles accumulated since the most recent Engine Restoration with respect to any Engine or the most recent Overhaul with respect to any Landing Gear, as applicable, (v) the APU Hours accumulated since the most recent Overhaul with respect to the APU, and (vi) the intended workscope, in each case, as applicable;

(c) written notice of and information of any accident or incident with respect to any Item of Equipment (other than Parts) as promptly as possible, and in any event within two (2) Business Days following the occurrence or detection thereof;

(d) within a reasonable time (but not less than ten (10) days) prior to the commencement date for any Maintenance Check and in accordance with Section 12.6, the identity of the Approved Maintenance Organisation Lessee intends to have perform such check together with a copy of the workscope intended to be accomplished in connection with the same, to the extent available; and

(e) upon written request of Lessor, a copy of the Maintenance Program, inclusive of all revisions issued as of the date of such request. Lessor agrees not to disclose such Maintenance Program to any Person (other than Lessor’s employees and consultants, who shall be instructed not to disclose the same other than as permitted by this Section 16.2(e)) except as necessary to bridge the Maintenance Program onto another maintenance program following the Termination of the Lease, and shall require any Person to whom it shall disclose the same as permitted by this Section 16.2(e), to agree in writing not to disclose the contents of such Maintenance Program.

16.3. Further Information; Inspections.

(a) Lessee shall provide to Lessor, following Lessor’s written request during the Lease Term (provided that long as no Event of Default has occurred and is continuing, such requests shall be made no more than once per year) and within one hundred eighty (180) days following the Termination Date, a list of the airports to which Lessee has operated the Aircraft during the (i) twelve (12) months preceding such request (or the Termination Date, if applicable).

(b) During the Lease Term, Lessee shall furnish to Lessor such other information concerning the location, condition, use, maintenance and operation of the Items of Equipment as Lessor may reasonably request.

42	ARTICLE 16 REPORTING AND INSPECTIONS

(c) Lessee shall permit any Person (including prospective purchasers, financiers or lessees of the Aircraft) designated in writing by Lessor, to visit and inspect (at any reasonable time, provided that, so long as no Event of Default has occurred and is continuing, such inspection shall not unreasonably interfere with Lessee’s business, maintenance or operational commitments) the Items of Equipment, their condition, use and operation and the records maintained in connection therewith and, at Lessor’s cost, to make copies of such records as Lessor may reasonably designate (unless an Event of Default has occurred and is continuing, in which case such copies shall be provided to Lessor at Lessee’s cost).

(d) Lessor shall be permitted to have representatives and/or agents present throughout the accomplishment of Maintenance Checks to observe all aspects of the same including, but not limited to, the workscope thereof; provided, however, that such representatives and agents shall not interfere with such Maintenance Checks and shall be bound by all rules and regulations of the relevant maintenance provider. Neither Lessor nor any person designated by Lessor shall have any duty to make any such inspection and none shall incur any liability or obligation by reason of making or not making such inspection.

16.4. Technical Report Prior to Return of Aircraft.

(a) Twenty (20) months prior to the Scheduled Termination Date, Lessee shall provide to Lessor a maintenance status report detailing the information in the form appearing in Appendix 8.

(b) At Lessor’s written request, Lessee will make copies available of (i) drawings of the interior configuration of the Aircraft both as it then exists and as it will exist at Return, (ii) an Airworthiness Directive status list, (iii) a service bulletin incorporation list, (iv) Time Controlled Part listings and current maintenance status of each, (v) a list of modifications and alterations accomplished with respect to the Aircraft during the Lease Term, (vi) interior material burn certificates, (vii) the complete workscope for the Maintenance Checks and other work to be performed prior to Return, (viii) a list of all no-charge service bulletin kits with respect to the Aircraft which were ordered by Lessee from any Manufacturer, (ix) current Engine disk sheets and a description of the work accomplished during the last shop visit for each Engine and (x) any other data which is reasonably requested by Lessor in connection with any of the foregoing.

43	ARTICLE 16 REPORTING AND INSPECTIONS

17.	REGISTRATION; PERFECTION OF OWNER’S TITLE; LIENS

17.1. Registration. At Delivery, Lessee shall register the Aircraft (or shall cause the same to be registered) with the Register in the State of Registration with the respective interests of Owner, Lessor and, at Lessor’s cost, any relevant Financing Party recorded to the fullest extent permitted by applicable law in the State of Registration and shall thereafter maintain such registration throughout the Lease Term, but, in respect of the interests of any Financing Party, at Lessor’s cost. Lessee shall bear all costs incurred in effecting and maintaining the registration of Owner’s and Lessor’s interests during the Lease Term, but Lessor shall bear any cots of filing, maintaining or otherwise perfecting the interests of any Financing Party. Lessor and Owner shall cooperate with Lessee in effecting and maintaining such registration and shall provide to Lessee such documents as Lessee may reasonably request in connection therewith. Lessee shall not take or permit any action inconsistent with the continued registration of the Aircraft or the recordation of the various interests of Lessor, Owner and any Financing Party therein with the Register.

17.2. Identification Plates. Lessee shall, throughout the Lease Term, maintain in respect of the Airframe, the APU and each Engine a fireproof identification plate of a reasonable size, in a clearly visible place in the cockpit of the Aircraft (or in the vicinity of the Airframe Manufacturer’s data plate) and in close proximity to the Manufacturer’s data plate on each Engine and the APU, that contains the legend in writing appearing in Appendix 2B, Section 5. Lessee shall not remove, or cause or permit the removal or modification of such identification plate without Lessor’s prior written consent. Lessee shall not allow the name of any other Person (with the exception of Lessee) to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or of any interest therein. Lessee shall promptly replace any such nameplate that becomes illegible, lost, damaged or destroyed for any reason. If at any time Lessor and/or Owner transfer their respective interests in the Aircraft or this Lease as permitted hereunder or Lessor or Owner finances or refinances the Aircraft, Lessee will, at Lessor’s request and cost, promptly affix such new nameplates to the Airframe and the Engines as may be required by Lessor.

17.3. Aeronautics Authority Acknowledgment. If and to the extent that the same is customarily available in the State of Registration, Lessee shall use reasonable efforts to obtain and deliver to Lessor at Delivery, a letter from the Aeronautics Authority addressed to Lessor and (if so requested by Lessor) Owner and/or any Financing Party confirming that it will recognise Owner’s title to the Aircraft and the respective rights of Lessor, Owner and/or such Financing Party to deregister the Aircraft upon the cancellation, termination or expiration of the leasing of the Aircraft hereunder in accordance with the provisions hereof.

17.4. Authorisation to Make Perfection Filings. The execution of this Lease by the parties hereto constitutes the authorisation by Lessee to Lessor’s legal counsel to make such perfection filings as Lessor and its counsel deem necessary or desirable to protect the interest of Lessor, Owner and any Financing Party hereunder. From time to time on reasonable written request made by Lessor, Lessee shall provide to Lessor a letter on the letterhead of Lessee, in form and substance reasonably satisfactory to Lessor and executed by an officer of Lessee, authorising such Persons as Lessor may specify to make such perfection filings as Lessor reasonably deems necessary or desirable to protect the interests of Lessor, Owner or any Financing Party hereunder.

17.5. Perfection of Title.

(a) Lessee shall, together with Owner and/or Lessor, cause, or, at Lessor’s request, assist Lessor in causing, this Lease, the Lease Supplement and any and all additional instruments

44	ARTICLE 17 REGISTRATION; PERFECTION OF OWNER’S TITLE; LIENS

which shall be executed pursuant to the terms hereof as permitted by applicable Law or regulations, to be kept, filed and recorded in the offices of any Governmental Authorities in the State of Registration as required by the Register, any applicable Aeronautics Authority and any applicable Law. Lessee shall not take any action which would conflict with or adversely affect such filings and recordation of the Lease and such other documents as provided herein.

(b) If at any time subsequent to the initial recordation under the preceding clause (a), any filing or recording is reasonably necessary or desirable to protect the interests of Lessor and/or Owner, Lessee, at its own cost and expense and upon written request by Lessor, shall cause this Lease, any financing statements with respect hereto, and any and all additional instruments which shall be executed pursuant to the terms hereof, to be kept, filed and recorded or, as necessary to be re-filed and re-recorded in the appropriate office or offices pursuant to applicable Laws, to perfect, protect and preserve the rights and interests of Lessor and Owner hereunder and in the Aircraft or any Item of Equipment. At the reasonable request of Lessor and at Lessor’s cost, Lessee shall furnish to Lessor and Owner (if not Lessor) an opinion of counsel or other evidence satisfactory to Lessor of each such filing or refiling and recordation or re-recordation.

(c) Without limiting the foregoing, Lessee shall do or cause to be done any and all acts and things which may be required under the terms of the Mortgage Convention to perfect and preserve the title of Owner and interests of Owner and Lessor in the Aircraft within the jurisdiction of any signatory which has ratified the Mortgage Convention if such jurisdiction is in the territory in which Lessee does or is reasonably likely to operate the Aircraft, as Lessor may reasonably request. Lessee shall also do or cause to be done, at its own expense, any and all acts and things which may be required under the terms of any other Law involving any jurisdiction in which Lessee does, or is reasonably likely to, operate, or any and all acts and things which Lessor may reasonably request, to perfect and preserve Owner’s ownership rights regarding the Aircraft within any such jurisdiction.

17.6. Cape Town Convention.

(a) Lessee shall promptly make or approve registrations, filings and recordings, and/or do or cause to be done such additional acts and things which may be reasonably requested by Lessor (for itself or for and on behalf of Owner and any Financing Party) as being required by or advisable under applicable law, in order (x) that the Operative Documents effectively constitute international interests, while retaining the commercial and business agreements of the parties as described therein in any such new Operative Documents, and provide to the such parties the full benefit of the Cape Town Convention with respect to the Aircraft and the Engines, and (y) the Operative Documents contain such provisions as may be necessary to confirm the commercial and business agreements of the parties therein to the greatest extent permitted under the Cape Town Convention, including, without limitation, with respect to:

(i) matters concerning the documentation and registration in the International Registry of international interest(s) or prospective international interest(s) which are, or may be, vested in Lessor, Owner or any Financing Party under this Lease or any other Operative Documents and the relative priority thereof contemplated in the Operative Documents as against competing interests;

(ii) matters concerning sales and prospective sales which are required or permitted by this Lease or the other Operative Documents, including with respect to documentation and registration in the International Registry and the relative priority thereof contemplated in the Operative Documents as against competing interests;

45	ARTICLE 17 REGISTRATION; PERFECTION OF OWNER’S TITLE; LIENS

(iii) matters concerning any assignment of associated rights or prospective assignment of associated rights which is required or permitted or constituted by this Lease or any other Operative Document, the documentation and registration thereof in the international registry and the relative priority thereof contemplated in the Operative Documents as against competing interests;

(iv) delivery and recording with the Register of an irrevocable de-registration and export request authorisation substantially in the form annexed to the Protocol, which may be exercised only after the occurrence and during the continuance of an Event of Default; and

(v) subject to the preceding and the following provisions of this Section 17.6, including or excluding in writing the application of any provisions of the Cape Town Convention and/or the Protocol that Lessor (for itself or acting for an on behalf of Owner or any Financing Party), acting reasonably may deem advisable in connection with the foregoing.

(b) In addition to the remedies set forth in this Lease or as may otherwise be available to Lessor, Owner or any Financing Party under any other Operative Documents, at law or in equity, upon the occurrence and during the continuation of an Event of Default, Lessor and/or Owner may, but shall not be obligated to, exercise any remedy available to it under the Cape Town Convention and/or the Protocol (subject, in each case to the requirements and limitations of the Cape Town Convention and the Protocol and to the requirements and limitations imposed by the State of Registration in relation to the Cape Town Convention and Protocol), including:

(i) the remedies set forth in Articles 8, 9 and 34 of the Cape Town Convention and Article IX(1) of the Protocol;

(ii) relief pending final determination under Article 13 of the Cape Town Convention and Article X of the Protocol (including sale of the Aircraft and application of proceeds therefrom, but excluding the application of Article 13(2) of the Cape Town Convention); and

(iii) the procurement of the de-registration of the Aircraft and the export and physical transfer of the Aircraft or any Engine from the territory in which it is situated pursuant to Article IX of the Protocol, but excluding, solely to the extent permitted by Article 15 of the Cape Town Convention, the provisions of Chapter III of the Cape Town Convention with regard to default remedies without prejudice to Article IX(1) of the Protocol, provided that such exclusion shall not be applicable (to the extent permitted by Article 15 of the Cape Town Convention) to the extent such default remedies are exercised outside the territorial limits of the State of Registration and in a manner not involving the courts of the State of Registration or of its territorial units; and (y) where a remedy is available to it under the Cape Town Convention or the Protocol and also under this Agreement and the other Operative Documents or other applicable law, to the extent permitted by the Cape Town Convention and the Protocol and other applicable law, and subject to the provisions of the previous clause (x), Lessor (for itself and for and on behalf of Owner and any Financing Party) may elect under which of the foregoing it shall exercise such remedy.

46	ARTICLE 17 REGISTRATION; PERFECTION OF OWNER’S TITLE; LIENS

(c) Without limiting the generality of the foregoing or any other provisions of the Operative Documents, Lessee hereby (i) agrees (without prejudice to its rights under Section 10.2) to exclude the application of Article XVI(1)(a) of the Protocol; and (ii) consents, pursuant to Article XV of the Protocol, to any assignment of associated rights within the scope of Article 33(1) of the Cape Town Convention which is permitted or required by the Operative Documents and further agrees that the provisions of this Section 17.6, shall apply, in particular, with respect to Articles 31(4) and 36(1) of the Cape Town Convention to the extent applicable to any such assignment of associated rights.

(d) In this Section 17.6 the following terms have the meanings given in the Cape Town Convention and the Protocol: international interest, prospective international interest, international registry, assignment of associated rights, prospective assignment of associated rights, registered, sale and prospective sale and proceeds.

17.7. Permitted Liens. Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to this Lease, any Item of Equipment, title thereto or any interest therein, except (i) the respective rights of Owner, Lessor and Lessee as herein provided; (ii) Lessor’s Liens; (iii) Liens for Taxes not yet due or being contested in good faith by appropriate proceedings so long as adequate reserves are maintained with respect to such Taxes in accordance with GAAP; (iv) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings (and for which adequate reserves have been made in accordance with GAAP, or if required to contest the same, adequate security has been posted by Lessee); and (v) Liens for airport, navigation, and en-route charges arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings (and for which adequate reserves have been made in accordance with GAAP, or if required to contest the same, adequate security has been posted by Lessee). Lessee shall not be permitted to contest any Lien if such contest gives rise to any reasonable likelihood of the sale, forfeiture, confiscation, distraint, seizure or loss of any Item of Equipment or any interest therein in the course of any such proceedings, or as a result of any such Lien or the respective interests of Lessor, Owner or any Financing Party will be similarly adversely affected. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not excepted above if the same shall arise at any time with respect to any Item of Equipment.

47	ARTICLE 17 REGISTRATION; PERFECTION OF OWNER’S TITLE; LIENS

18.	GENERAL INDEMNITY

18.1. Scope. Lessee agrees to indemnify, defend, reimburse and hold harmless, to the fullest extent permitted by Law, each Indemnitee from and against any and all Claims which in any way may result from, pertain to or arise out of, or are in any manner related to:

(a) the Aircraft, this Lease or any other Operative Document, or the breach of any representation, warranty, covenant or Obligation made or to be performed by Lessee hereunder or thereunder; or

(b) the condition, design, ownership, manufacture, purchase, delivery, non-delivery, lease, acceptance, rejection, possession, return, disposition, use, or operation of the Aircraft either in the air or on the ground; or

(c) any defect in the Aircraft or any Item of Equipment (whether or not discovered or discoverable by Lessee or Lessor) arising from the material or any articles used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft or any Item of Equipment, whether or not the Aircraft or any Item of Equipment is in the possession of Lessee, and regardless of where the Aircraft or any Item of Equipment may then be located; or

(d) any failure of Lessee to provide or maintain the Aircraft Documents in accordance with the relevant provisions of this Lease or any other Operative Document during the Lease Term; or

(e) any en route navigation charges, navigation service charges, airport charges and landing fees and all other charges payable in connection with the use of or for services provided at any airport or by any navigation service or Governmental Authority, whether in respect of the Aircraft or any other aircraft owned, leased or operated by Lessee; or

(f) any lawful action taken by any Indemnitee in relation to the release or attempt to release the Aircraft from any arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft; or

(g) any act or omission of Lessee which invalidates or which renders voidable any Insurances or which is outside the scope of, or excluded from, the coverage thereof; or

(h) any transaction, approval, or document contemplated by this Lease or any other Operative Document or given or entered into in connection herewith or therewith.

Upon payment in full to any Indemnitee of any indemnities contained in this Article 18 by Lessee, Lessee shall be subrogated to all rights and remedies which such indemnified party has or may have against the Manufacturer or any other Person. If any Indemnitee or Lessee has knowledge of any Claim for which Lessee is obligated to indemnify under this Article 18, it shall give prompt written notice thereof to Lessee or such Indemnitee, as the case may be, but failure to give such notice shall not relieve Lessee of its obligations hereunder, except to the extent such failure precludes or restricts Lessee from contesting or otherwise defending any such Claim and except for any liability or obligation of Lessee to the extent the same is increased or would not have been incurred in the absence of any such failure.

18.2. Lessee’s Release. Lessee hereby waives and releases each Indemnitee from any Claims (whether existing now or hereafter arising) for or on account of or arising or in any way connected with

48	ARTICLE 18 GENERAL INDEMNITY

injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, leasing, condition, use or operation of the Aircraft or any Item of Equipment, either in the air or on the ground, or which may be caused by any defect in the Aircraft or any Item of Equipment from the material or any article used therein or from the design or testing thereof, or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft or any Item of Equipment regardless of when such defect may be discovered, whether or not the Aircraft or any Item of Equipment is at the time in the possession of Lessee, and regardless of the location of the Aircraft or any Item of Equipment at any such time.

18.3. Repayment. If an Indemnitee shall obtain a repayment of any amount paid by Lessee, such Indemnitee shall, so long as there exists no Default or Event of Default, promptly pay to Lessee the amount of such repayment, together with the amount of any interest received by such Indemnitee on account of such repayment.

18.4. Payment. Subject to the provisions of Section 18.3 hereof, Lessee shall pay directly to each Indemnitee all amounts due under this Article 18 within ten (10) days of the receipt of written notice by Lessee from such Indemnitee that such payment is due, together with reasonable detail supporting Lessee’s obligations in respect of the relevant Claim(s) and the amount(s) thereof.

18.5. Exclusion. Notwithstanding the foregoing provisions of this Article 18, Lessee shall not be obligated to make any payment to an Indemnitee by way of indemnity in respect of any Claim against such Indemnitee, to the extent that such Claim results from or arises out of:

(a) the gross negligence or wilful misconduct of such Indemnitee;

(b) any Lessor’s Lien, except to the extent any such Claim results from or arises out of (and in which case such Claim shall not be excluded from Lessee’s indemnity Obligations under this Article 18):

(i) the premature termination of any funding or other financing arrangements with a Financing Party with respect to Lessor’s or Owner’s financing of the acquisition or continued ownership of the Aircraft following the occurrence and continuation of an Event of Default; or

(ii) any indemnity payment payable by an Indemnitee to another Person under any financing arrangements with a Financing Party with respect to Lessor’s or Owner’s financing of the acquisition or continued ownership of the Aircraft and for which Lessee has expressly agreed to provide an indemnity pursuant to Section 18.1;

(c) any Taxes;

(d) acts or events which occur (i) before Delivery (except with respect to any Claims arising from or related to Lessee’s acts or omissions in connection with its activities under and pursuant to, among other things, the Participation Agreement) or (ii) after the Termination Date (except if such Claims arise as a result of an act or omission of Lessee which occurred during the Lease Term and are not attributable to any act or omission of an Indemnitee);

(e) ordinary and usual operating or overhead expenses of any Indemnitee, other than as arising as a result of and during the continuance of an Event of Default;

49	ARTICLE 18 GENERAL INDEMNITY

(f) in respect of an Indemnitee, a breach by such Indemnitee of any express covenant given to Lessee; or

(g) the sale, transfer, assignment or other disposition by an Indemnitee of any of its right, title and interest in and to the Aircraft or the Lease, except as a result of the occurrence and continuation of an Event of Default.

18.6. After-Tax Nature of Indemnity. Each indemnity payable pursuant to this Article 18 shall be paid on an After-Tax Basis.

18.7. Contest. Lessee shall be entitled, at its sole cost and expense, acting through counsel acceptable to the respective Indemnitee, (a) in any judicial or administrative proceeding that involves solely a claim for one or more Claims, to assume responsibility for and control thereof, (b) in any judicial or administrative proceeding involving a claim for one or more Claims and other claims related or unrelated to the transactions contemplated by this Lease, to assume responsibility for and control of such Claim or Claims to the extent that the same may be and are severed from such other claims (and each of Lessee and such Indemnitee shall use its commercially reasonable efforts to obtain such severance), and (c) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings (i) while a Default or an Event of Default shall have occurred and be continuing, (ii) if such proceedings will involve any reasonable possibility of the sale, forfeiture or loss of, or the creation of any Lien (other than a Lessor’s Lien) on, the Aircraft, any Item of Equipment, this Lease, any other Operative Documents, or any part of the foregoing, (iii) if such Claims relate in any way to the business of any Indemnitee other than the transactions contemplated by this Lease or any of the other Operative Documents, (iv) if such Claims, in the opinion of independent counsel for such Indemnitee reasonably satisfactory to Lessee, have a reasonable possibility of otherwise compromising or jeopardizing any substantial interests of such Indemnitee, or (v) if Lessee shall not have furnished such Indemnitee with an opinion of independent counsel reasonably satisfactory to such Indemnitee to the effect that there exists a meritorious basis for contesting such Claims. The Indemnitee may participate with its own counsel, at its own expense, in any judicial proceeding controlled by Lessee pursuant to the preceding provisions. Lessee shall not without the prior written consent of the relevant Indemnitee enter into a settlement or other compromise with respect to any Claims that may result in admission or culpability on the part of any Indemnitee, otherwise subject any Indemnitee to any civil or criminal penalty or other prejudice any Indemnitee or the Aircraft. If for any reason Lessee shall not be responsible for and be in control of any contest contemplated in this Section 18.7, Lessee may, so long as no Default or Event of Default shall have occurred and be continuing, nonetheless participate in any such contest, at its sole cost and expense, in a manner reasonably acceptable to the relevant Indemnitee. The Indemnitee shall supply Lessee with such information reasonably requested by Lessee (and to the extent that it is commercially reasonable for the Indemnitee to do so) as is necessary or advisable for Lessee to assume responsibility for and control or participate in any proceeding to the extent permitted by this Section 18.7. As long as no Default or Event of Default has occurred and is continuing, such Indemnitee shall not enter into a settlement or other compromise with respect to any Claims without the prior written consent of Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified with respect to such Claims under this Section 18.7. Notwithstanding this Section 18.7, no Indemnitee shall be prevented from settling or paying any Claim immediately if required by Law to do so nor from assuming control of and terminating Lessee’s participation in any contest of a Claim if, in such Indemnitee’s judgment, the interest of any Indemnitee may be adversely affected or prejudiced by any delay, act, omission or continued contest by Lessee of such Claim.

50	ARTICLE 18 GENERAL INDEMNITY

18.8. Survival. The indemnities contained in this Article 18 shall continue in full force and effect notwithstanding the occurrence of the Termination Date, and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

51	ARTICLE 18 GENERAL INDEMNITY

19.	INSURANCE

19.1. Obligation to Insure. Lessee shall, for the Lease Term, maintain in full force and effect, at its own cost and expense, the Insurances. Lessor is not under any duty or obligation to verify the existence or adequacy of the Insurances.

19.2. Liability Insurance. Lessee shall maintain in effect comprehensive third party aircraft liability insurance against bodily injury and property damage losses arising from ground, flight and taxiing exposures, including, but not limited to, passenger legal liability, cargo liability and products liability insurance in the amount set forth in Appendix 2B, Section 4.1 and in the aggregate with respect to products liability, or such higher amount as Lessee may maintain from time to time on similar aircraft, for any one accident, or series of accidents arising out of any one event, with respect to the Aircraft and Items of Equipment. Such policy shall include war and allied risks in accordance with standard market practice (currently “The Extended Coverage Endorsement-AVN 52E”) plus such excess coverage through government indemnity or commercial insurance up to the full limit required herein. Any such liability insurance policy shall not be subject to any deductible amount except with respect to baggage, cargo liability, and hangar keeper’s liability coverage, for which there may not be a deductible in an amount exceeding ***** or such higher amount as may constitute general industry practice and be approved by Lessor in writing from time to time. All Insurances shall:

(a) name the Additional Insureds as additional insureds;

(b) be primary without right of contribution from any other insurance which is carried by any Additional Insureds with respect to the Aircraft or any Engine when not installed on the Aircraft; and

(c) each liability policy shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

19.3. Contractual Liability; Tail Coverage for Liability Insurance. The Insurances referred to in Section 19.2 shall:

(a) include and insure (to the extent of the risks covered by the policies) the indemnity provisions of Article 18;

(b) for a period of two (2) years after the Termination Date, at Lessee’s cost and expense, continue to name each Indemnitee as additional insureds; and

(c) should Lessor and/or Owner transfer their interests in the Aircraft and this Lease pursuant to and in accordance with the provisions of Article 25, for a period of two (2) years from the effective date of such transfer continue to name as additional insured(s) the transferring Lessor (and the relevant transferring Owner and Financing Parties and other related Indemnitees).

19.4. Insurance Against Loss or Damage to the Items of Equipment.

(a) Lessee shall maintain in effect with respect to the loss or damage to the Items of Equipment:

(i) all-risk ground, flight and ingestion aircraft hull insurance for the Agreed Value set forth in Appendix 2B, Section 4.2 covering the Aircraft, for the Engine Agreed

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

52	ARTICLE 19 INSURANCE

Value set forth in Appendix 2B, Section 4.3 covering each Engine when not installed on the Airframe and all risk insurance on a full replacement cost basis with respect to the Landing Gear, APU and Parts while not installed on or in the Aircraft, and

(ii) war risk insurance including, but not limited to, war, acts of terrorism, hijacking, confiscation, including confiscation by the Government of Registry, expropriation, nationalisation, seizure and where generally procured by carriers similarly situated with Lessee, further including coverage for electromagnetic, chemical and biological risks as the same is available on the standard commercial aviation insurance markets upon commercially reasonably terms.

(b) All such insurance shall be payable in Dollars in the United States and shall be, with respect to the Aircraft and each Engine, on an “agreed value” basis. Any hull insurance carried in accordance with this Section 19.4 shall not contain any provision for self-insured amounts or a deductible that exceeds the deductible amount appearing in Appendix 2B, Section 4.4. Any policies carried in accordance with this Section 19.4 shall designate Owner as owner and Owner, or its nominee, as sole loss payee for an amount equal to the Agreed Value, on behalf of the Additional Insureds as their respective interests may appear, and Lessor as lessor of the Aircraft covered thereby.

(c) Installation of Other Engines on the Aircraft. If Lessee installs an engine not owned by Owner on the Aircraft, either (x) Lessee’s hull insurance on the Aircraft must automatically increase to such higher amount as is necessary in order to satisfy the requirement of this Section 19.4 that Owner receive the Agreed Value in the event of an Event of Loss and the amount required by the third party engine owner or (y) separate additional insurance on such engine will attach in order to satisfy separately the requirements of Lessee to such third party engine owner.

(d) Installation of Engines on other Airframes. If Lessee installs or permits the installation of an Engine on an airframe that is not the Airframe, either (x) the hull insurance maintained on such airframe must automatically increase by an amount equal to the Engine Agreed Value so that Owner receives the Engine Agreed Value in the event of an Event of Loss with respect to such Engine while installed on such airframe, or (y) separate additional insurance on such Engine will attach in order to satisfy separately the requirements of Lessee with respect to such Engine.

(e) Additional Lessee Coverage. Lessee may obtain additional hull insurance on the Aircraft, over and above the Agreed Value hereunder, provided that it does not adversely affect the coverage required to be maintained hereunder.

19.5. Reinsurance. If any of the risks required to be insured under this Article 19 are not placed in the manner required, then such risks shall be reinsured and shall:

(a) be on the same terms as the primary insurance required hereunder;

(b) be at levels of not ***** of insurances required to be maintained under this Article 19;

(c) contain a “cut through” clause providing that, in the event of any claim arising under such reinsurance, the reinsurer shall (in lieu of payment to the primary insurer or its successors) pay to the relevant Indemnitee and/or loss payee, as applicable, that portion of any claim which the reinsurer would otherwise be liable to pay the primary insurer or its successors;

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

53	ARTICLE 19 INSURANCE

(d) provide for payment to be made directly to the relevant Indemnitee notwithstanding (x) any bankruptcy, insolvency, examinership, liquidation, administration, receivership, dissolution or other similar proceeding with respect to the primary insurer and/or (y) that the primary insurer has made no payment under the primary policies; and

(e) be evidenced by a reinsurance certificate and supported by a broker’s letter of undertaking reasonably satisfactory to Lessor.

19.6. Requirements for All Insurances. All Insurances shall:

(a) be maintained in effect with insurers reasonably acceptable to Lessor, and, if applicable, reinsurers reasonably acceptable to Lessor, of recognised responsibility, specialising and normally participating in the international aviation insurance market and carrying and maintaining an A.M. Best rating of not less than A-, Class VII;

(b) provide that in respect of the interests of the Additional Insureds such policies of insurance shall insure the Additional Insureds regardless of any breach or violation of any warranty, declarations or conditions contained in such policies by Lessee or any other Person;

(c) provide that the Additional Insureds shall have no responsibility for any premiums, assessments, warranties or representations in connection with such insurance;

(d) include the geographic limits of all territories over which the Aircraft and any Engine will be operated;

(e) waive any rights of set off, counterclaim or deduction, whether by attachment or otherwise, and all rights of subrogation against the Additional Insureds and their respective successors, assigns, agents, officers, employees and servants, other than set-off for unpaid premiums in respect of the Aircraft; and

(f) provide that if the insurers cancel such insurance for any reason whatever, or the same is allowed to lapse for nonpayment of premium, or if there is any material change in policy terms and conditions, such cancellation, lapse or change shall not be effective until thirty (30) days after receipt by Lessee’s designated broker of written notice from such insurers of such cancellation, lapse or change (ten (10) days for nonpayment of premium and seven (7) days for cancellation with respect to war risk and allied perils insurance or such shorter period as shall be customary on the London market for such insurance in such area of the world). Lessee shall cause such designated broker to immediately notify the Additional Insureds of any such notice of cancellation or termination.

19.7. Reports. Lessee shall cause its brokers to advise Lessor in writing promptly of any default in the payment of any premium. On or before the Delivery Date, and thereafter on or prior to each renewal or replacement by Lessee of the insurance required hereby, but not less often than annually, Lessee will furnish to Lessor one or more original certificates of insurance or reinsurance and a broker’s letter of undertaking, each executed and delivered by an insurance broker appointed by Lessee, and, if applicable, a certified English translation thereof, reasonably satisfactory to Lessor, which shall describe in reasonable detail the insurance carried on the Aircraft. Lessee will cause its insurance brokers to identify to Lessor the insurers and reinsurers and shall advise Lessor in writing at least thirty (30) days

54	ARTICLE 19 INSURANCE

(seven (7) days or such lesser period as may from time to time be applicable in the case of any war risk and allied perils coverage and ten (10) days for reason of non-payment of premiums) prior to the cancellation by the underwriters of any such insurance or as soon as possible in respect of “non-renewal” or automatic termination for war risk insurance required hereunder. On or prior to the expiration or termination date of any insurance required hereunder, Lessee will provide Lessor with faxed or other electronic confirmation from Lessee’s insurance brokers certifying that renewal certificates of insurance evidencing the renewal or replacement of such insurance pursuant to the provisions of this Article 19 will be issued effective as of the termination date of the prior certificate of insurance coverage. Within fifteen (15) days after such renewal, Lessee will furnish to Lessor an original or electronic certificate of such insurance coverage from such insurance broker.

19.8. Assignee of Lessor’s and/or Owner’s Interests. If Lessor, Owner and/or any Financing Party assigns, in accordance with the provisions of Article 25, all or any of its rights or otherwise disposes of any interest in the Aircraft or this Lease to any other Person, Lessee shall, upon request, procure that such Person shall (x) be named as loss payee in substitution for Lessor, Owner and/or such Financing Party, as applicable and/or as additional insured in the policies effected hereunder and (y) enjoy the same rights and insurance enjoyed by Lessor, Owner and such Financing Party, as applicable, under such policies from and after the effective date of such assignment or disposition.

19.9. Failure to Insure. If at any time the Insurances are not maintained by Lessee in compliance with this Article 19, Lessor, Owner and any Financing Party shall be entitled but not bound to do any of the following (without prejudice to any of the rights which any of them may have under the Operative Documents by reason of such failure):

(a) upon giving notice thereof to Lessee, to pay any premiums due or to effect or maintain such insurance or otherwise remedy such failure in such manner as Lessor or, if applicable, any Financing Party considers appropriate (and Lessee shall upon demand reimburse Lessor or if applicable, the relevant Financing Party in full for any amount so expended in that connection); and/or

(b) at any time while such failure is continuing, to require the Aircraft to remain at any airport or (as the case may be), subject to the Aircraft being adequately insured, proceed to and remain at any airport designated by Lessor, until such failure is remedied to Lessor’s satisfaction.

19.10. Lessor’s Right to Insure. Lessee acknowledges that each of Lessor, Owner and each Financing Party has an insurable interest in the Aircraft and each Item of Equipment and may, at its own expense, obtain insurance or contingent insurance in its own name with respect to such insurable interest. Lessee shall provide to Lessor, Owner and each Financing Party all reasonable assistance as from time to time requested by it in order to adequately protect such insurable interest. Neither Lessor, Owner nor any Financing Party shall maintain any such insurance that would prejudice the insurance maintained by Lessee pursuant to this Lease. Lessee shall have no right to any proceeds of any insurance policies maintained by Lessor.

19.11. Changes to Insurance Practice. If there is a material change in the generally accepted industry-wide practice with regard to the insurance of aircraft by air carriers operating similar aircraft on routes similar to Lessee or any material change with respect to the insurance of aircraft based or operated in any jurisdiction in which the Aircraft may then be based or operated (whether relating to all or any of the types of Insurances required to be effected under this Article 19) such that Lessor shall, after consultation with Lessee and Lessee’s designated reinsurance or insurance brokers, be of the reasonable opinion that the Insurances required pursuant to this Article 19 are insufficient to protect the respective

55	ARTICLE 19 INSURANCE

interests of Lessor and the other Indemnitees (bearing in mind the nature and route of operation of the Aircraft), the insurance requirements set forth in this Article 19 shall be amended, as soon as reasonably practicable following notice by Lessor to Lessee, so as to include such additional or varied requirements as may be reasonably necessary to ensure that the insurance as so varied shall provide comparable protection to Lessor and the other Indemnitees to that which it would have done if such change had not occurred. In such circumstances, Lessor will consult in good faith with Lessee in relation to any proposed change.

19.12. AVN 67B. Notwithstanding anything to the contrary contained in this Article 19, Lessor shall accept the terms of AVN 67B or AVN67C (“Airline Finance/Lease Contract Endorsement”) where such endorsement is contrary to the terms of this Lease as long as such endorsement is customary in the major international insurance markets for commercial passenger airlines.

56	ARTICLE 19 INSURANCE

20.	LOSS AND DAMAGE TO THE AIRCRAFT AND ITEMS OF EQUIPMENT

20.1. Risk of Loss and Damage. Following Delivery, Lessee shall bear the full risk of any loss, destruction, hijacking, theft, condemnation, confiscation, seizure or requisition of or damage to the Aircraft and each Item of Equipment and of any other occurrence which shall deprive Lessee of the Aircraft or any Item of Equipment for the time being of the use, possession or enjoyment thereof including, without limitation, any resulting loss in value of the Aircraft or any Item of Equipment due to any of the aforementioned circumstances (save for any periods during which Lessor, or any Person lawfully claiming by or through Lessor, shall have taken possession and control of the Aircraft in breach of the covenant of quiet enjoyment set forth in Section 10.2).

20.2. Notification of Loss and Damage.

(a) Lessee shall give Lessor written notice of and information regarding any Event of Loss as promptly as possible, and in any event within two (2) Business Days of the occurrence of such Event of Loss.

(b) Each of Lessee and Lessor shall supply to the other all necessary information, documentation and assistance which may reasonably be required in connection with making any claim under the Insurances.

20.3. Event of Loss – Aircraft/Airframe. If an Event of Loss occurs in respect of the Airframe (with or without the Engines), Lessee shall pay, or procure that the insurer pays, to Owner (or to any Financing Party named as loss payee under the Insurances) as soon as reasonably practicable but in any event within sixty (60) days after the Event of Loss Date or, if earlier, the date such insurance proceeds are received, the Agreed Value as at the Event of Loss Date (or such earlier date, as the case may be) together with all Rent and other amounts then due and payable under Operative Documents.

(a) The Net Event of Loss Proceeds received by Owner (or such other person as may be designated as loss payee) from Lessee or the insurer pursuant to this Article 20 shall be applied as follows:

(i) first, in discharge of the Agreed Value;

(ii) second, in discharge of any unpaid Rent and any other amounts (other than the Agreed Value) due and payable by Lessee under the Operative Documents and any Related Lease but unpaid; and

(iii) third, payment of the balance, if any, to Lessee.

(b) Lessee shall continue to pay Basic Rent on the days and in the amounts required under this Lease notwithstanding any such Event of Loss provided that no further installments of Basic Rent shall become due after the date on which all sums due under this Section 20.3 shall have been paid in full, and on such date the Lease Term shall terminate and Owner shall, at Lessee’s cost and subject to the rights (if any) of the insurer cause title to the Aircraft (and to any surviving Engine) to be conveyed to Lessee (or Lessee’s insurers, as the case may be) on a quitclaim basis, without warranty or recourse, except that the same shall be free and clear of all rights of Lessor and Owner and Lessor’s Liens without representation, recourse to or warranty by Lessor, Owner or any Financing Party and, provided no Default or Event of Default has occurred and is continuing or upon a complete cure thereof, Lessor shall thereafter return the Security Deposit to Lessee in accordance with Section 4.5 and shall return ***** of the remaining balance of the Maintenance Reserves to Lessee, with Lessor to retain ***** of the remaining balance of the Maintenance Reserves.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

57	ARTICLE 20 LOSS AND DAMAGE

20.4. Event of Loss – Engine or APU. Upon the occurrence of an Event of Loss with respect to an Engine or APU, under circumstances in which there has not occurred an Event of Loss with respect to the Aircraft or Airframe, Lessee shall forthwith, but in any event, before the earliest to occur of (x) the Scheduled Termination Date, (y) the Termination Date, and (z) sixty (60) days after the Event of Loss Date, convey to Owner, free and clear of all Liens, title to another engine or, as applicable, auxiliary power unit of the same or an improved model and suitable for installation and use on the Airframe.

(a) Replacement Engine. The replacement engine shall have a value and utility at least equal to, and be in as good operating condition as, the Engine with respect to which such Event of Loss shall have occurred, based on but not limited to (i) Cycles accumulated on each Engine Life Limited Part, (ii) Flight Hours accumulated since new (and accumulated since completion of the most recent heavy maintenance shop visit that completed a workscope at least equivalent to that of an Engine Restoration if an Engine Restoration had previously been accomplished on the Engine that suffered such Event of Loss), and (iii) Flight Hours and Cycles accumulated since new (and accumulated since the most recent restoration or refurbishment of each engine module with respect to any module for which a restoration or refurbishment had previously been accomplished on the Engine that suffered such Event of Loss), assuming such Engine was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss.

(b) Replacement APU. The replacement auxiliary power unit shall have a value and utility at least equal to, and be in as good operating condition as, the APU with respect to which such Event of Loss shall have occurred, based on but not limited to (i) APU Hours (and APU Cycles if applicable) accumulated since new with respect to each APU Life Limited Part (as applicable) and (ii) APU Hours accumulated since new (and since the most recent Overhaul for each auxiliary power unit module if an Overhaul had previously been accomplished on the APU that suffered such Event of Loss), assuming such APU was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss.

(c) Lessor Inspection. Lessee shall identify to Lessor a candidate replacement engine or auxiliary power unit (as applicable) and Lessor may inspect such candidate replacement engine or auxiliary power unit, which shall include, at Lessor’s option, (i) a full borescope inspection of the compressor, turbine and combustion sections of the replacement engine or auxiliary power unit and (ii) a records inspection, and the results of each such inspection must be satisfactory to Lessor.

(d) Replacement Subject to Lease. Upon acceptance by Lessor, such replacement engine or, as applicable, auxiliary power unit, shall be deemed an “Engine” or, as applicable, an “APU”, as defined herein for all purposes hereunder. Lessee agrees to take such action and execute and deliver such documents, including, but not limited to a warranty bill of sale, a supplement hereto and legal opinions, as Lessor may reasonably request in order that any such replacement Engine or APU shall be duly and properly titled in the name of Owner and leased hereunder to the same extent as any Engine or APU replaced thereby.

58	ARTICLE 20 LOSS AND DAMAGE

20.5. Event of Loss – Landing Gear.

(a) Upon the occurrence of an Event of Loss with respect to a Landing Gear, under circumstances in which there has not occurred an Event of Loss with respect to the Aircraft or the Airframe, Lessee shall forthwith replace such Landing Gear as soon as reasonably possible, but in any event, before the earliest to occur of (x) the Scheduled Termination Date, (y) the Termination Date, and (z) sixty (60) days from the Event of Loss Date, by duly conveying to Owner, free and clear of all Liens, title to another landing gear of the same or an improved model and suitable for installation and use on the Airframe.

(b) The replacement landing gear shall have a value and utility at least equal to, and be in as good operating condition as, the Landing Gear with respect to which such Event of Loss shall have occurred, based on but not limited to (i) the maximum weight certified for such landing gear; (ii) Flight Hours, Cycles and calendar time accumulated since new with respect to each Landing Gear Life Limited Part (as applicable), and (iii) Flight Hours, Cycles and calendar time accumulated since new (and accumulated since Overhaul if an Overhaul had previously been accomplished on the Landing Gear that suffered such Event of Loss), assuming such Landing Gear was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss.

(c) Lessee shall identify to Lessor a candidate replacement landing gear and Lessor may inspect such replacement landing gear, which shall include, at Lessor’s option, a records inspection, and the results of such inspection must be satisfactory to Lessor.

(d) Upon acceptance by Lessor, any such replacement landing gear shall be deemed a “Landing Gear”, as defined herein for all purposes hereunder. Lessee agrees to take such action and execute and deliver such documents, including, but not limited to a warranty bill of sale, a supplement hereto and legal opinions, as Lessor may reasonably request in order that any such replacement landing gear shall be duly and properly titled in the name of Owner and leased hereunder to the same extent as any Landing Gear replaced thereby.

20.6. Repairable Damage.

(a) In the event of repairable damage to any Item of Equipment for which insurance proceeds are paid or payable, subject to no Event of Default having occurred and continuing, all insurance proceeds which may be paid or payable by the insurers of the Aircraft shall, subject to (A) a repair estimate acceptable to Lessor, (B) evidence of completion of such repair by an Approved Maintenance Organisation, provided such evidence and the Approved Maintenance Organisation are acceptable to Lessor and (C) receipt (x) by Lessor of a true and correct copy of the adjuster’s claim report, and (y) by Lessee and the insurers of Lessor’s prior written approval for the release of such proceeds, be paid to:

(i) Lessee in respect of all loss or damage Lessee has made good (or caused to be made good), or

(ii) the repairer for the cost of the completed repair works, or

(iii) to the vendor of any new or replacement Item of Equipment for the cost of such new or replacement Item of Equipment;

59	ARTICLE 20 LOSS AND DAMAGE

provided that Lessee shall have furnished to Lessor evidence satisfactory to Lessor, that the repairs have been fully completed and that all invoices in relation thereto have been paid and all such repairs have been performed in accordance with the terms of this Lease. Any such insurance proceeds payable following the occurrence and during the continuation of an Event of Default (or not otherwise applied in the manner described above) shall be applied in such manner as Lessor may direct, and any remainder shall be returned to Lessee following the complete cure of any such Event of Default.

(b) In the event of repairable damage to any Item of Equipment for which insurance proceeds are paid or payable, if such insurance proceeds paid in respect thereof are insufficient to pay the cost or estimated cost of making good or repairing such damage or the cost of purchasing a replacement engine, auxiliary power unit, landing gear or part if the same is beyond economic repair, Lessee will pay the deficiency.

20.7. Documents Loss. Upon the occurrence of a Documents Loss under circumstances in which there has not occurred an Event of Loss with respect to an Item of Equipment for which such Lost Documents relate, Lessee shall within thirty (30) days from the date of such loss notify Lessor in writing and thereafter replace such Lost Documents (such replacement documents hereinafter “Reconstructed Documents”) by:

(a) obtaining copies of such Lost Documents from the Approved Maintenance Organisation that accomplished the maintenance covered by the respective Lost Documents, each such copy to be certified by the Quality Assurance Department of the respective Approved Maintenance Organisation as to being a true copy of the respective Lost Document, or

(b) the re-accomplishment of Overhauls and Tasks specified in such Lost Documents as soon as reasonably possible, but in any event, before the earliest to occur of (x) sixty (60) days following the Documents Loss, (y) the Scheduled Termination Date, and (z) the Termination Date. The Reconstructed Documents shall comply with all requirements for Required Approvals with respect to the Item of Equipment to which such Lost Documents relate and shall be sufficient to document the then current maintenance status of the affected Items of Equipment. Lessor shall be entitled to inspect the Reconstructed Documents and the results of each such inspection must be satisfactory to Lessor, acting reasonably. Upon acceptance by Lessor, such Reconstructed Documents shall be deemed Aircraft Documents as defined herein for all purposes hereunder.

20.8. Application of Payments from Governmental Authorities. Payments received by Lessor, Owner or Lessee from any Governmental Authority or entity with respect to an Event of Loss resulting from the condemnation, confiscation or seizure of, or requisition of title to or use of the Aircraft or the Airframe, shall be retained by Lessor or Owner, if received by Lessor or Owner, or promptly paid over to Lessor, if received by Lessee, up to the Agreed Value (plus any amounts of unpaid Rent and any other amounts due to Lessor or Owner hereunder or under any other Operative Documents or any Related Lease). At such time as Lessor or Owner has received such amounts in full, Lessor shall promptly remit (or cause Owner to promptly remit) the excess, if any, of such payments to Lessee. Payments received by Lessor, Owner or Lessee from any Governmental Authority or entity with respect to an Event of Loss resulting solely from the condemnation, confiscation or seizure of, or requisition of title to or use of any Engine shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed its obligations under this Article 20 with respect to such Engine. Payments received by Lessor, Owner or Lessee from any Governmental Authority with respect to a requisition of use during the Lease Term of the Aircraft, the Airframe or any of the Engines, which requisition does not constitute an Event of Loss, shall, so long as no Default or Event of Default has occurred and is continuing, be paid to, or retained by, Lessee, and any remainder shall be returned to Lessee following the complete cure of any such Event of Default.

60	ARTICLE 20 LOSS AND DAMAGE

20.9. No Lessor Liability to Repair or Replace Following Delivery. Lessor will not be liable for any expense in repairing or replacing any Item of Equipment or be liable to supply another aircraft or any item of equipment in lieu of the Aircraft or any Item of Equipment if the same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use or required to produce or provide Reconstructed Documents (as such term is defined in this Article 20).

61	ARTICLE 20 LOSS AND DAMAGE

21.	TAXES; TAX INDEMNITY

21.1. Indemnity.

(a) Indemnity. Except as provided in Section 21.1(b), Lessee shall pay, and shall indemnify and hold harmless each Indemnitee for and against, all Taxes arising or resulting from or otherwise relating to any Item of Equipment, any Operative Document, or any of the transactions and activities provided for or contemplated in, or permitted by, the Operative Documents, including without limitation, the purchase, ownership, delivery, leasing, subleasing, wet-leasing, registration, possession, use, operation, landing, take-off, storage, location, presence, maintenance, alteration, modification, improvement, servicing, repair, overhaul, pooling, interchange, exchange, substitution, replacement, loss, return, sale or other disposition of, or any damage, addition or transfer of title to, any Item of Equipment or any interest therein, the execution, delivery, filing, registration, recording, presence, performance of, payment under or enforcement of, or the cure of any default or the exercise of any remedy under, any Operative Document or any other documents executed from time to time pursuant to any Operative Document (regardless of how or when such Taxes are imposed or assessed, whether imposed on or assessed against any Indemnitee, Lessee, any Item of Equipment, any Operative Document, any interest therein or any use thereof, or otherwise) and all costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) paid or incurred by any Indemnitee with respect to any Tax for which Lessee is required to indemnify such Indemnitee pursuant to this Article 21 (an “Indemnified Tax”) or in connection with the enforcement of this Article 21.

(b) Excluded Taxes. Lessee shall have no obligation under Section 21.1(a) to indemnify an Indemnitee for the following Taxes (each a “Non-Indemnified Tax”):

(i) any Tax imposed on or measured by the total net income, receipts, capital, net worth, franchise of, or conduct of business by, such Indemnitee except to the extent that such Tax would not have been payable in the absence of (A) the registration, use, presence or other connection of any Item of Equipment in or with, or any act or omission of Lessee or any Affiliate, agent, representative or contractor of Lessee or any Person using or having possession, custody or control of any Item of Equipment in, the jurisdiction imposing such Tax, (B) the inaccuracy or breach of any of the representations, warranties, covenants or agreements of Lessee in the Operative Documents, or (C) an Event of Default, provided that the exclusion in this clause (i) shall not apply to any Tax that is, or is in the nature of, a sales, use, rental, value added, goods and services, consumption, service, transaction privilege, stamp, documentary, transfer, license, excise or property Tax;

(ii) any Tax imposed on or with respect to any sale or other transfer by such Indemnitee of such Indemnitee’s interest in the Aircraft pursuant to Section 25.2, provided that the exclusion in this clause (ii) shall not apply to any sale or transfer that occurs (A) in connection with or as a result of a Default, an Event of Default, an Event of Loss, or any maintenance, repair, overhaul, pooling, interchange, exchange, removal, replacement, substitution, modification, improvement, or alteration of any Item of Equipment, or (B) at Lessee’s request, or (C) pursuant to a requirement in any Operative Document or any applicable Law; or

(iii) any Tax to the extent such Tax is caused by, and would not have been incurred but for, any activities of an Indemnitee in the jurisdiction imposing such Tax

62	ARTICLE 21 TAXES; TAX INDEMNITY

that are unrelated to any Indemnitee’s dealings with Lessee or any Affiliate of Lessee, unrelated to the transactions contemplated in the Operative Documents, unrelated to any Related Lease, and unrelated to use of the Aircraft (or any aircraft subject to a Related Lease) or any part thereof by Lessee or any Affiliate of Lessee or any agent, representative or contractor of Lessee or any Person using or having possession, custody or control of any such Aircraft (or any such aircraft) or any part thereof;

(iv)(A) any Tax to the extent imposed with respect to any event or period occurring before the date of this Agreement, except that the exclusion in this subclause (iv)(A) shall not apply to any such Tax which arises from any act or omission of Lessee or any Affiliate of Lessee or any director, officer, employee, agent or representative of Lessee or any Affiliate of Lessee;

(B) any Tax to the extent imposed with respect to any act or event or period of time occurring after the Aircraft has been returned by Lessee to Lessor in full compliance with Article 22 and is no longer subject to this Lease, provided that the exclusion in this subclause (iv)(B) shall not apply to any Tax that (1) relates to any act or event occurring or matter arising prior to or concurrently with the return of the Aircraft or (2) arises from or in connection with (x) an Event of Default or (y) any payment by or on account of any obligation of Lessee under the Operative Documents to which it is a party; or

(C) the performance of any other obligation of Lessee under the Operative Documents to which it is a party;

(v) any penalty, fine, addition to tax or interest imposed on such Indemnitee to the extent that such penalty, fine, addition to tax or interest is caused by, and would not have been payable but for:

(A) the failure by such Indemnitee to file any Tax return which such Indemnitee is required by applicable Law to file with respect to any Indemnified Tax before the time such penalty, fine, addition to tax or interest (as the case may be) accrued with respect to such Tax return, or

(B) the failure by such Indemnitee to pay any Tax which such Indemnitee is required by applicable Law to pay before the time such penalty, fine, addition to tax or interest (as the case may be) accrued with respect to such Tax payment, unless (in each case) such failure is a result of:

(U) a failure by Lessee to provide as soon as reasonably practicable (and in any event within 60 days) after receipt of such Indemnitee’s request therefor, any information or documents that are reasonably requested by such Indemnitee and are in the possession or reasonable control of Lessee or any Affiliate of Lessee or any Person using or having possession, custody or control of the Aircraft or any part thereof, or

(V) the willful misconduct or gross negligence of Lessee or any Affiliate of Lessee or any Person using or having possession, custody or control of the Aircraft or any part thereof, or

63	ARTICLE 21 TAXES; TAX INDEMNITY

(W) a failure by Lessee to perform any of its obligations under this Lease, or

(X) an Event of Default, or

(Y) any circumstances beyond such Indemnitee’s reasonable control in any jurisdiction (other than the jurisdiction under the Laws of which such Indemnitee is incorporated or otherwise created and any jurisdiction in which an office or other fixed place of business of such Indemnitee is located) in which (1) any Item of Equipment is registered or used and (2) such Tax return is required to be filed or such Tax payment is required to be paid, or

(Z) any combination of the foregoing;

(vi) any Tax to the extent that such Tax would not have been payable but for a breach by such Indemnitee of any obligation of such Indemnitee under Section 21.3 or 21.4 hereof;

(vii) any Tax imposed on an Indemnitee to the extent such Tax is caused directly by, and would not have been incurred but for (A) the gross negligence or willful misconduct of any Indemnitee or (B) the inaccuracy or breach of any representation, warranty, covenant or agreement of such Indemnitee in this Lease or (C) the existence or enforcement of a Lessor’s Lien;

(viii) in the case of a Person that becomes the Lessor after the Delivery Date by acquiring its interest in the Aircraft and the Lease by sale, assignment or other transfer from a prior Lessor pursuant to Section 25.2, Taxes if and to the extent that the aggregate amount of such Taxes exceeds the aggregate amount of Taxes that would have been imposed on or payable by the transferor Lessor and for which Lessee would have been required to indemnify the transferor Lessor pursuant to this Article 21, determined under applicable Laws in effect on the effective date of the transfer by the transferor Lessor to the transferee Lessor (the “Transfer Date”) (or enacted prior to the Transfer Date and effective from and after the first anniversary of the Transfer Date if as of the Transfer Date the effect of such Laws on Lessee can be reasonably determined), provided that the exclusion in this clause (viii) shall not apply to a transferee Lessor that acquires its interest in the Aircraft pursuant to a transfer that occurs (A) in connection with or as a result of an Event of Default or (B) at Lessee’s request or (C) pursuant to a requirement in any Operative Document or any applicable Law and (for the avoidance of doubt) shall not apply to any Tax to the extent incurred or increased as a result of a change in any Law after the effective date of the transfer by the transferor Lessor to the transferee Lessor;

(ix) any Tax imposed on an Indemnitee to the extent that such Tax would not have been imposed but for an amendment to any Operative Document to which Lessee is not a party without the prior written consent of Lessee, unless such amendment occurs in connection with and during the continuance of an Event of Default or is required by applicable Law or is required by any Operative Document.

(c) No Reduction for Withholding. Lessee agrees that all amounts payable by Lessee (or by any other Person on account of any obligation of Lessee) pursuant to the Operative Documents

64	ARTICLE 21 TAXES; TAX INDEMNITY

shall be paid without any deduction or withholding on account of any Taxes, monetary transfer fees, or other charges or withholdings of any nature, except to the extent that the deduction or withholding of any Tax is required by applicable Law, in which event Lessee shall (i) pay to the Person entitled to receive such payment (the “Payee”) such additional amount as is necessary so that the Payee receives, after such deduction or withholding (including any withholding with respect to such additional amount), an amount equal to the amount that the Payee would have received if such deduction or withholding had not been made and (ii) deliver to Lessor within sixty (60) days after the date of such payment an official receipt of the relevant taxing authority (or, if an official receipt is not obtainable, other documentary evidence satisfactory to Lessor) showing that Lessee paid to such taxing authority the full amount of the Tax required to be deducted or withheld. If Lessee pays any additional amount to Lessor pursuant to clause (i) of the preceding sentence for any withholding Tax that is an Excluded Tax, then Lessor shall repay such additional amount to Lessee within thirty (30) days after receipt of Lessee’s written request therefor accompanied by the official receipt or other evidence of payment described in clause (ii) of the preceding sentence and a written statement describing in reasonable detail the reason that such withholding Tax is an Excluded Tax.

21.2. VAT.

(a) All amounts payable by Lessee pursuant to the Operative Documents are exclusive of VAT. Lessor and Lessee acknowledge and agree that any VAT that is required by any applicable Law to be paid with respect to any of the transactions, activities or payments contemplated in the Operative Documents is a Tax to which the provisions of this Article 21 apply.

(b) If requested by Lessor, Lessee shall deliver to Lessor on the Delivery Date and, thereafter, within thirty (30) days after receipt of Lessor’s written request made not more than annually during the Lease Term:

(i) a certificate of an officer of Lessee regarding use of aircraft, in form and substance satisfactory to Lessor, and/or

(ii) an Irish Revenue Form VAT 60B (or applicable successor form) with respect to this Lease,

to enable Lessor to comply with applicable Laws relating to VAT.

21.3. Lessor Tax Certificates. Prior to the first payment of Basic Rent hereunder, and thereafter as soon as reasonably practicable after receipt of Lessee’s written request therefor (but not more frequently than twice within any 12-month period):

(i) in the case of the Person that is Lessor on the date hereof, Lessor will deliver to Lessee a certificate or other document issued by the appropriate tax authority confirming that Lessor is a resident of Ireland for the purposes of taxation or, if such a certificate or other document is not then reasonably obtainable, equivalent official evidence of the status of Lessor as a resident of Ireland for the purposes of taxation; or

(ii) in the case of a Person that acquires its interest in this Lease and the Aircraft by transfer from a prior Lessor, such Lessor will deliver to Lessee a certificate or other document issued by the appropriate tax authority of the country in which the principal place of business of such Lessor is located confirming that such Lessor is a

65	ARTICLE 21 TAXES; TAX INDEMNITY

resident of such country for the purposes of taxation or, if such a certificate or other document is not then reasonably obtainable, equivalent official evidence of the status of such Lessor as a resident of such country for the purposes of taxation.

21.4. Withholding Tax Exemption Certificates. Each Indemnitee will deliver to Lessee, as soon as reasonably practicable after receipt of Lessee’s written request therefor (accompanied by a copy of each requested document, any published instructions for such document, and an English translation of each such document and instruction that is not in English) such forms, certifications, and other documents as (i) such Indemnitee is entitled under applicable Law to execute or obtain and (ii) are required by applicable Law to permit Lessee to make any payment to or for the account of such Indemnitee pursuant to this Lease without withholding (or withholding at a reduced rate, as the case may be) any withholding Tax that Lessee would be required by any applicable Law to withhold in the absence of such document, provided that in the case of any such document that must be executed or endorsed by any Governmental Authority or other taxing authority, the failure of such Indemnitee or Lessee to receive such document from such Governmental Authority or other taxing authority within a reasonable time shall not be deemed to be a failure to comply with this Section 21.4 so long as such Indemnitee is using commercially reasonable efforts to obtain such document, and provided, further, that no Indemnitee shall have any obligation to deliver any document requested by Lessee pursuant to this Section 21.4 if such Indemnitee determines in good faith that delivering such document would result in a risk that any Indemnitee could incur a liability, loss, cost or expense for which Lessee is not required by any Operative Document to indemnify such Indemnitee unless Lessee delivers to such Indemnitee a written undertaking to indemnify such Indemnitee on an After-Tax Basis for any such liability, loss, cost or expense in a manner reasonably satisfactory to such Indemnitee.

21.5. Tax Filings; Information.

(a) Unless otherwise directed or agreed in writing by Lessor, Lessee shall properly prepare and timely file all reports, returns, declarations and other documents (each a “Tax Document”) that are required by applicable Law to be filed with any Governmental Authority or other taxing authority with respect to each Indemnified Tax.

(b) Lessee shall (i) deliver to Lessor within thirty (30) days after receipt of Lessor’s written request, a certificate of an officer of Lessee, in form and substance satisfactory to Lessor, demonstrating compliance with Lessee’s covenants in Section 11.6 during the period or periods specified in Lessor’s written request, and (ii) deliver to each Indemnitee as soon as reasonably practicable (and in any event within thirty (30) days) after receipt of such Indemnitee’s written request therefor, such information and copies of such records and other documents (including, without limitation, the flight log for the Aircraft) maintained or required to be maintained by Lessee or by any other user of any Item of Equipment in the regular course of its business as such Indemnitee may request from time to time to enable such Indemnitee to comply with applicable Tax reporting, audit, audit dispute resolution, and litigation requirements, and if requested by any Indemnitee, make such information, records and other documents available for inspection by such Indemnitee or its authorised representatives.

21.6. Payment of Taxes and Indemnities.

(a) To the extent required or permitted by applicable Law, Lessee shall pay each Indemnified Tax when due directly to the proper taxing authority, unless otherwise directed or agreed in writing by Lessor.

66	ARTICLE 21 TAXES; TAX INDEMNITY

(b) Any indemnity payable by Lessee to an Indemnitee shall be paid within ten (10) days after the date on which Lessee receives such Indemnitee’s written demand therefor (which demand shall provide a description in reasonable detail of the applicable Indemnified Taxes and the calculation of the amount of the indemnity payment demanded).

(c) All amounts payable by Lessee pursuant to this Article 21 shall be paid on an After-Tax Basis.

21.7. Contest.

(a) If any Indemnitee receives a written claim from any taxing authority for any Indemnified Tax (a “Tax Claim”), such Indemnitee shall give Lessee written notice of such Tax Claim within fifteen (15) Business Days after such Indemnitee receives such Tax Claim.

(b) If reasonably requested by Lessee in a written notice delivered to such Indemnitee within thirty (30) days after the date on which such Indemnitee gives the notice required by Section 21.7(a) with respect to a Tax Claim, and if the conditions described in Section 21.7(c) are satisfied and continue to be satisfied at all times during the contest, such Indemnitee shall contest such Tax Claim (or, at the option of such Indemnitee, may permit Lessee to contest such Tax Claim in the name of Lessee or in the name of such Indemnitee), in each case at Lessee’s expense, in accordance with applicable Law, and in a manner determined and controlled by the party that is conducting such contest (for example, by contesting the validity, applicability or amount of the Indemnified Taxes that are the subject of such Tax Claim by resisting payment of such Indemnified Taxes, or by paying such Indemnified Taxes under protest if protest is necessary and proper, or by paying such indemnified Taxes and using reasonable efforts to obtain a refund thereof), and such Indemnitee shall not settle or compromise such Tax Claim or refrain from taking any allowable appeal from any adverse administrative or judicial determination with respect to such Tax Claim without the prior written consent of Lessee (which consent shall not be unreasonably withheld), provided that such Indemnitee shall have the right to refuse to begin or continue (or to permit Lessee to begin or continue) the contest of any or all of the Indemnified Taxes that are the subject of such Tax Claim if such Indemnitee (x) waives in writing its right under this Article 21 to be indemnified for the Indemnified Taxes which such Indemnitee declines to contest and (y) repays to Lessee the amount (if any) which Lessee previously advanced to such Indemnitee in accordance with Section 21.7(c)(iv) with respect to the Indemnified Taxes that such Indemnitee declines to contest. Any request by Lessee to contest a Tax Claim pursuant to this Section 21.7 shall constitute an acknowledgment and agreement by Lessee that the Taxes which are the subject of such Tax Claim are Indemnified Taxes and that Lessee shall pay on demand and on an After-Tax Basis all costs and expenses paid or incurred by such Indemnitee in connection with the conduct of such contest (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements).

(c) An Indemnitee shall have no obligation to begin or continue (or to permit Lessee to begin or continue) to contest any Tax Claim pursuant to this Section 21.7 unless all of the following conditions are satisfied at the time such contest is to be commenced and at all times during the contest:

(i) no Event of Default (or Default consisting of an occurrence of any event described in Section 23(a), (m), or (n) hereof which has not yet become an Event of Default) shall have occurred and be continuing;

(ii) contesting such Tax Claim would not, in the opinion of Lessor, result in any risk of criminal or civil penalty or any reasonable possibility of any sale forfeiture, confiscation, seizure or loss of, or the imposition of a Lien (other than a Lien for the Tax that is the

67	ARTICLE 21 TAXES; TAX INDEMNITY

subject of such contest provided that enforcement of such Lien is stayed until the final determination of such contest and Lessee maintains adequate reserves with respect to such Lien in accordance with International Accounting Principles) on any Item of Equipment or any interest therein;

(iii) the amount of the Indemnified Tax that is the subject of such Tax Claim exceeds ***** (or its equivalent in any other currency) or, if the Indemnified Tax that is the subject of such Tax Claim is a recurring Tax, the sum of (A) the amount of the Indemnified Tax that is the subject of such Tax Claim plus (B) the aggregate amount of the Indemnified Taxes that would be required to be paid in all subsequent years during the remainder of the Term if the Tax Claim is not contested exceeds ***** (or its equivalent in any other currency);

(iv) if such Indemnitee decides to contest such Tax Claim by paying the Indemnified Tax that is the subject of such Tax Claim and taking action to obtain a refund thereof, Lessee shall have made an interest-free advance to such Indemnitee in an amount equal to the amount of the Indemnified Tax and shall have delivered to such Indemnitee a written undertaking to indemnify such Indemnitee and its Affiliates for any adverse Tax consequences to such Indemnitee or any of its Affiliates resulting from such interest-free advance;

(v) Lessee shall be paying, on demand and on an After-Tax Basis, all costs and expenses paid or incurred by such Indemnitee in connection with the conduct of such contest (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements);

(vi) if requested by such Indemnitee, Lessee shall have delivered to such Indemnitee, at Lessee’s expense, a written opinion of independent tax counsel selected by such Indemnitee and reasonably acceptable to Lessee and having expertise with respect to the Tax that is the subject of the Tax Claim to the effect that it is more likely than not that the requested contest of such Tax Claim will be successful; and

(vii) if the sum of the Indemnified Taxes that are the subject of such Tax Claim exceeds *****, Lessee shall have delivered to such Indemnitee (or, if required by applicable Law, to the court in which the proceeding contesting such Tax Claim is to be conducted) a letter of credit, surety bond or other collateral in form, substance and amount satisfactory to such Indemnitee, in its sole discretion (exercised reasonably and in good faith), to secure the obligations of Lessee under this Article 21 with respect to the Indemnified Taxes that are the subject of such Tax Claim unless Lessee shall have paid, or shall have advanced pursuant to Section 21.7(c)(iv) funds to pay, such Tax Claim.

(d) If and to the extent that an Indemnitee determines in good faith (i) that it has actually realized a reduction in its current liability for an Excluded Tax (a “Tax Saving”), as a result of any deduction, Tax credit or other Tax benefit for any Indemnified Tax which Lessee has paid to the appropriate taxing authority or for which Lessee has paid an indemnity to such Indemnitee pursuant to Section 21.1, or (ii) that it has actually received a refund (in cash or as an offset against any liability of such Indemnitee for an Excluded Tax) (a “Refund”) of any Indemnified Tax paid by Lessee to the appropriate taxing authority or for which Lessee has paid an indemnity to such Indemnitee pursuant to Section 21.1, then provided that such Indemnitee may do so without adversely affecting its right to retain such Tax Saving or Refund and provided that no Event of Default (or Default consisting of the occurrence of any event described in Section 23(a), (m), or (n) hereof which has not yet become an Event of Default) has occurred and is continuing, such Indemnitee shall pay to Lessee an amount equal to the sum of:

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

68	ARTICLE 21 TAXES; TAX INDEMNITY

(1)	the lesser of (x) the amount of such Tax Saving or Refund (as the case may be) minus the net amount of all Taxes payable by such Indemnitee with respect to the receipt or accrual of such Refund or Tax Saving, or (y) the amount of the Indemnified Tax or indemnity payment previously paid by Lessee with respect to such Indemnified Tax, plus

(2)	the amount of interest (if any) received by such Indemnitee on such Refund minus the net amount of all Taxes payable by such Indemnitee with respect to the receipt or accrual of such interest, provided that such Indemnitee shall not thereby be in a less favorable position than it would have been in if the Indemnified Tax had not been paid or incurred. A written statement of such Indemnitee as to the availability and/or amount of such Tax Saving or Refund and interest shall be final and conclusive, except for any manifest error.

(e) Each Indemnitee shall provide as soon as reasonably practicable after receipt of Lessee’s written request therefor, any information or documents that are reasonably requested by Lessee and are in the possession or reasonable control of such Indemnitee and which are necessary to enable Lessee to contest any Tax pursuant to this Section 21.7, provided, however, that no Indemnitee shall have any obligation to make available, disclose or deliver to Lessee or any other Person (i) any return, report, declaration or other document or information relating solely to one or more Excluded Taxes or (ii) in the case of any return, report, declaration or other document or information that relates to one or more Excluded Taxes and to one or more Indemnified Taxes, the portion of such return, report, declaration or other document or information that relates to Excluded Taxes.

(f) Any additional Tax that is imposed on an Indemnitee as a result of the disallowance, loss, unavailability, recapture, or reduction of any Tax Saving or Refund for which any Indemnitee made a payment to Lessee pursuant to Section 21.7(d) shall be treated as an Indemnified Tax for which Lessee is required to indemnify such Indemnitee pursuant to Section 21.1, without regard to the exclusions in Section 21.1(b) and without regard to the contest provisions of Sections 21.7(a) and 21.7(b).

21.8. Survival. The respective obligations of Lessee and Lessor under this Article 21 shall remain in full force and effect, notwithstanding the occurrence of the Termination Date.

21.9. Change in Circumstances; Mitigation. If Lessee incurs an indemnity liability under Section 21.1(a) or 21.1(c) or if it becomes reasonably foreseeable that Lessee would (but for this Section 21.9) incur an indemnity liability under Section 21.1(a) or 21.1(c), then if requested by Lessee in writing, Lessor shall consult with Lessee in good faith with a view to restructuring the transactions contemplated in this Lease so that the indemnity liability can be avoided or minimized, provided that no Indemnitee shall have any obligation to take any action pursuant to this Section 21.9 if such Indemnitee determines in good faith that taking such action may result in a material economic, legal or regulatory disadvantage to such Indemnitee. Lessee shall pay the costs and expenses incurred by Lessor or any other Indemnitee (as invoiced by Lessor or such other Indemnitee to Lessee and supported by evidence of such cost reasonably acceptable to Lessee), in connection with the consideration, negotiation, documentation, or closing of any restructuring requested by Lessee pursuant to this Section 21.9.

69	ARTICLE 21 TAXES; TAX INDEMNITY

22.	RETURN OF AIRCRAFT

22.1. Time and Place. On the Scheduled Termination Date (or, if applicable, the Termination Date if such date is prior to the Scheduled Termination Date) and unless the Aircraft has suffered an Event of Loss, Lessee, at its own expense, shall return the Aircraft to Lessor at the Redelivery Location. Lessor and Lessee shall evidence Lessor’s acceptance of Return of the Aircraft, and any exceptions thereto, by executing a Return Acceptance Certificate. Unless a Default or an Event of Default shall have occurred and be continuing or unless this Lease shall have been cancelled by Lessor pursuant to Article 24, upon such execution and delivery, this Lease shall terminate, with neither party hereto having any further liability to the other hereunder except for those Obligations which specifically survive the expiration, cancellation or termination of this Lease or as are otherwise reserved in accordance with such Return Acceptance Certificate. If an Event of Default occurs by Lessee failing to complete Return on the Scheduled Termination Date or if an Event of Default occurs prior to or after the Scheduled Termination Date and Lessor exercises its remedy to thereafter repossess the Aircraft, Lessee is nonetheless obligated to comply, and to have the Aircraft comply, with the return requirements set forth in this Article 22 on the date of actual Return or repossession by Lessor.

22.2. Condition. Upon return of the Aircraft pursuant to Section 22.1, Lessee shall comply with the requirements of Appendix 2E and shall return the Aircraft in a condition in compliance with the provisions of this Lease, including this Article 22 and Appendix 2E.

22.3. Lessee’s Continuing Obligations.

(a) If Lessee shall, for any reason whatsoever, fail to return the Aircraft in a timely manner in the condition specified in this Lease, the Obligations of Lessee shall continue and the Lease Term shall be deemed to be extended, day-to-day, until Return of the Aircraft; provided that this paragraph shall not be construed as permitting Lessee to fail to meet its Obligation to return the Aircraft in accordance with the requirements of this Lease and shall not constitute a waiver by Lessor of any Default or Event of Default arising out of such failure or prejudice the rights of Lessor under Article 24 with respect thereto.

(b) If the Aircraft is not returned to Lessor in accordance with this Lease on the Scheduled Termination Date:

(i) with effect from and including the Scheduled Termination Date, Basic Rent shall continue to be payable at the daily rate of one-thirtieth (1/30) of the Basic Rent otherwise payable hereunder; and with effect from and including the fifteenth (15th) day following the Scheduled Termination Date, Basic Rent shall be payable at the daily rate of one-twentieth (1/20) of the Basic Rent otherwise payable hereunder; and with effect from and including the thirtieth (30th) day following the Scheduled Termination Date, Basic Rent shall thereafter be payable at the daily rate of one-fifteenth (1/15) of the Basic Rent otherwise payable hereunder; and

(ii) payments in respect of Maintenance Reserves shall continue to be payable and, with respect to Maintenance Reserves paid on a monthly basis, prorated on a daily basis based on a month consisting of thirty (30) days;

each of which amounts shall be paid by Lessee at the earlier to occur of each next Rent Payment Date and Return. Notwithstanding the foregoing, in the event Lessee is unable to return the Aircraft to Lessor in accordance with this Lease on the Scheduled Termination Date primarily as a result of any act or omission of Lessor or any Person lawfully claiming by or through Lessor, Lessee’s continuing Basic Rent payment obligations as set forth in sub-Section (i) shall not apply.

70	ARTICLE 22 RETURN OF AIRCRAFT

(c) Lessor may elect, in its sole and absolute discretion and without prejudice to its rights under this Lease, to accept the return of the Aircraft prior to the Aircraft being put in the condition required by this Article 22 and thereafter have any such non-conformance corrected at such time as Lessor may deem appropriate and at commercial rates then charged by the Person selected by Lessor to accomplish such correction. Any direct, documented, out-of-pocket expenses incurred by Lessor for such correction will become Supplemental Rent payable by Lessee on demand following the submission of a written statement by Lessor to Lessee, identifying the items corrected and setting forth the expense of such corrections in reasonable detail. Lessee’s Obligation to pay such Supplemental Rent will survive the Termination Date and until such time that the Aircraft is put into the condition required for Return and Lessee’s remaining Obligations due for performance on the Termination Date have been performed in full.

22.4. Legal Status Upon Return. At Return, the Aircraft shall be:

(a) free and clear of all Liens, except Lessor’s Liens; and

(b) duly registered in the name of Lessee, as lessee, and evidencing the ownership interest of Owner to the extent permitted under the Law of the State of Registration of the Aircraft.

At Return, Lessee shall, at its own cost and expense, procure or cooperate with Lessor in procuring the immediate deregistration of the Aircraft from the Register (including, without limitation, execution and delivery by Lessee of such documents as may be required to de-register the Aircraft from the Register and to terminate the Lease or to evidence the expiration, termination or cancellation of the Lease).

22.5. Airport and Navigation Charges. Lessee shall ensure that upon Return any and all airport, navigation and other similar charges in connection with the use and operation of the Aircraft or any other aircraft operated by or in Lessee’s fleet of aircraft which give rise or would if unpaid give rise to any Lien in relation to the Aircraft or any Item of Equipment have been paid and discharged in full and will at Lessor’s written request produce reasonable evidence thereof reasonably satisfactory to Lessor.

71	ARTICLE 22 RETURN OF AIRCRAFT

23.	EVENTS OF DEFAULT

Any one or more of the following events shall constitute an “Event of Default” under this Lease:

(a) Lessee shall fail to make any payment of Rent or in respect of Maintenance Reserves when due hereunder and such failure shall continue for five (5) Business Days; or

(b) Lessee shall fail to procure and maintain the Insurances, or Lessee shall operate the Aircraft at a time when or in a place where such Insurances shall not be in effect or otherwise outside the scope of coverage of the Insurances or Lessee fails to comply with the provisions of Sections 11.5 (Compliance with Laws) or 17.1 (Registration); or

(c) Lessee shall fail to timely comply with the provisions of Article 4 (Security Deposit); or

(d) Lessee shall fail to timely comply with its Obligation to accept delivery of the Aircraft when validly tendered by Lessor hereunder, or Lessee fails in any material respect to satisfy the conditions precedent for Delivery under Article 7 hereof; or

(e) Lessee shall fail to timely comply with its Obligation to complete Return of the Aircraft to Lessor on the Scheduled Termination Date or, if applicable, the Relevant Date as defined in Section 27.1(b) and such failure is not primarily attributable to any act or omission of Lessor or any Person lawfully claiming by or through Lessor; provided that so long as Lessee is diligently endeavoring to return the Aircraft to Lessor in accordance with the provisions of this Lease, the time for compliance shall be extended for a period of up to fifteen (15) days from the Scheduled Termination Date or the Relevant Date, as the case may be; or

(f) Lessee (i) voluntarily suspends substantially all of its airline operations or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of Lessee are revoked, cancelled or otherwise terminated or the free and continued use and exercise thereof curtailed or prevented, and as a result of any of the foregoing the preponderant business activity of Lessee shall cease to be that of a commercial airline, or (ii) ceases to be a commercial air carrier or ceases to hold its current air operator’s certificate (or equivalent); or

(g) Any representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith or pursuant hereto shall prove to have been incorrect in any material respect when made, and if capable of cure, is not cured within thirty (30) days of receipt of notice of the same; or

(h) The occurrence of a Related Lease Event of Default or an event of default (as defined therein) or material breach of any obligation under any Operative Document, which event of default or material breach is not cured within any applicable cure period set forth therein;

(i) Lessee shall at any time fail to maintain the Items of Equipment in accordance with the provisions of this Lease or to promptly correct any discrepancy which renders the Aircraft or any Item of Equipment unairworthy so that a current and valid certificate of airworthiness and continuing authority to operate the Aircraft in commercial revenue service by the Aeronautics Authority cannot be or is not maintained for the Aircraft; provided, however, that it shall not be deemed to be an Event of Default if all Airbus A319 series aircraft are the subject of a grounding order issued by the Aeronautics Authority or the EASA, unless Lessee fails to comply with any instructions to correct the reason(s) for such grounding order promptly following the issuance thereof or fails to make diligent efforts to obtain any necessary parts required for such correction, but giving due regard to the management of such corrections on a fleet-wide basis; or

72	ARTICLE 23 EVENTS OF DEFAULT

(j) This Lease, any Related Lease or any assignment for security of any Permitted Sublease shall cease to be a valid and enforceable agreement and in full force and effect for any reason due to any action or inaction of Lessee in breach of its obligations hereunder or Lessee otherwise repudiates the same; or

(k) Lessee shall fail to comply with its obligations pursuant to Sections 12.12(a) (Installation of other Engines), 17.5 (Perfection of Title), 17.6 (Cape Town Convention) or 17.7 (Permitted Liens) and such failure shall continue for a period of five (5) Business Days after notice thereof is given by Lessor to Lessee; or

(l) Lessee shall fail to perform or observe in any material respect any other of the covenants, conditions, or agreements to be performed or observed by it hereunder and such failure shall continue for a period in excess of thirty (30) days after written notice thereof is given by Lessor to Lessee of such failure; or

(m) Attachments or other Liens shall be issued or entered against substantially all of the property of Lessee and shall remain undischarged or unbonded for thirty (30) days except for security interests created in connection with monies borrowed or obligations agreed to by Lessee in the ordinary course of its business; or

(n)(i) Lessee shall commence any case, proceeding or other action (A) under any existing or future Law relating to bankruptcy, insolvency, examinership, administration, reorganisation or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganisation, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or Lessee shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Lessee any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Lessee any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Lessee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Lessee shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

Lessee hereby acknowledges that the occurrence of any one of the foregoing Events of Default would represent a material default in the performance of its Obligations.

73	ARTICLE 23 EVENTS OF DEFAULT

24.	LESSOR’S RIGHTS AND REMEDIES FOLLOWING AN EVENT OF DEFAULT

24.1. Lessor’s Rights Following an Event of Default. At any time after the occurrence and continuation of an Event of Default Lessor may treat such event as a repudiation by Lessee of the Lease generally and of its Obligations and may:

(a) in the event of the occurrence and continuation of an Event of Default before Delivery, by notice to Lessee terminate its obligation to lease the Aircraft to Lessee hereunder; and/or

(b) proceed by appropriate court action to enforce performance by Lessee of the applicable covenants and provisions of this Lease or the other Operative Documents or to recover damages for the breach thereof; and/or

(c) by notice to Lessee, (i) require the grounding of the Aircraft and or (ii) cancel this Lease on and as of the date specified in such notice and (without further notice to Lessee) retake possession of the Aircraft, and Lessee agrees that Lessor may by its agents or representatives for this purpose enter upon Lessee’s premises where the Aircraft may be located or cause the same to be redelivered to Lessor, and Lessor shall be entitled to act as attorney for Lessee in causing such redelivery or in directing pilots to fly the Aircraft to said airport for redelivery thereof to Lessor and shall have all the powers and authorisations legally necessary for taking such action (at Lessor’s election); and/or

(d) do anything that may be required to cure the Event of Default (notwithstanding Lessor having no obligation or responsibility to do so and without prejudice to Lessor’s right to treat any such non-compliance by Lessee as an Event of Default under this Lease) and recover from Lessee all costs and expenses incurred in doing so; and/or

(e) with or without taking possession thereof, sell all the Aircraft or any Item of Equipment at public or private sale, with or without advertisement, for cash or upon credit, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft or any Item of Equipment as Lessor in its sole discretion may determine appropriate, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds thereof, all in such manner and on such terms as Lessor considers appropriate in its absolute discretion, as if this Lease had never been entered into; and/or

(f) require Lessee to pay to Lessor all amounts due and payable by Lessee to Lessor and/or any Indemnitee under the Operative Documents to which it is a party as of the date of termination or cancellation of this Lease; and/or

(g) require Lessee to pay to Lessor on demand and to indemnify Lessor for, from and against all damages, costs, fees, disbursements and expenses incurred or recoverable (pursuant to Article 2A (Uniform Commercial Code – Leases) or other applicable Law) by Lessor or in connection with such Event of Default, including, but not limited to:

(i) all losses, including lost profits (calculated on an After-Tax Basis) suffered by Lessor because of Lessor’s inability to place the Aircraft on lease with another lessee or inability to place the Aircraft on lease with another lessee on terms as favourable to Lessor as this Lease and the other Operative Documents or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the amount received by Lessor upon a sale or other disposal of the Aircraft, is not as

74	ARTICLE 24 LESSOR’S RIGHTS AND REMEDIES

profitable to Lessor as leasing the Aircraft in accordance with the terms of this Lease and the other Operative Documents would have been, including, in each case, but without duplication, lost Rent payments during any remarketing period or during any period in which the Aircraft is placed in storage and which have not otherwise been paid by Lessee (and, without duplication, taking into account any expenses incurred by Lessor in remarketing the Aircraft and/or in modifying or reconfiguring the Aircraft to meet the requirements of an alternative lessee); and

(ii) interest at the Past Due Rate on (A) any amounts due and payable by Lessee under this Lease, but not paid, and (B) any judgment against Lessee in respect of or related to this Lease or any other Operative Document issued by a court of competent authority until the same are paid in full; and

(iii) without duplication of any of the foregoing, any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee’s failure to redeliver the Aircraft on the date, at the place and in the condition required by this Lease, including any costs, fees, disbursements and expenses incurred in (A) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing any Item of Equipment to the condition required by this Lease and (B) preparing any Item of Equipment for sale or lease, advertising the sale or lease of any such Items and selling or re-leasing the same; and

(iv) reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Default or Event of Default or the exercise of Lessor’s remedies with respect thereto; and/or

(h) without duplication of any of the foregoing, require Lessee to indemnify each Indemnitee on demand against any expense which such Indemnitee may sustain or incur as a result or consequence of such Event of Default, including (but not limited to) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or any Item of Equipment or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to any financings by Lessor or Owner in connection with this Lease, any Operative Document, any Item of Equipment or any rights thereunder or in connection therewith (including any interest, fees, penalties, breakage costs or other sums whatsoever paid or payable on account of funds borrowed, including funds borrowed in order to carry any unpaid Rent, any unpaid amount in respect of Maintenance Reserves, or other Obligations); and/or

(i) apply and/or set off against any Obligations and Lessor’s costs, damages, expenses and disbursements incurred in connection with such Event of Default, at Lessor’s discretion, all amounts paid to Lessor in respect of Maintenance Reserves or Security Deposit pursuant to this Lease, as well as any other amounts paid by Lessee under any Operative Document and Related Lease; and/or

(j) require Lessee to redeliver possession of the Aircraft to Lessor at the Redelivery Location (or such other location as Lessor may require); and/or

(k) exercise any of the rights, and avail itself of any of the remedies, provided by Article 2A (Uniform Commercial Code—Leases) and, to the extent applicable, Article 9 (Uniform Commercial Code—Secured Transactions) of the New York Uniform Commercial Code; and/or

75	ARTICLE 24 LESSOR’S RIGHTS AND REMEDIES

(l) by notice to Lessee terminate Lessee’s right to any product support rights pursuant to Assignment of Warranties and Consent (Airframe) Agreement entered into between the parties and Manufacturer of the Airframe.

Without prejudice to Lessor’s other remedies under this Lease or any other Operative Document, Lessee agrees that the occurrence of an Event of Default shall entitle Lessor to automatically and unilaterally cancel or terminate this Lease without requirement of any prior notice or judicial intervention for all legal purposes. All costs and expenses incurred or advanced by Lessor for or on account of any Obligations following the occurrence and continuation of an Event of Default shall bear interest at the Past Due Rate from the date on which such expenditure is incurred by Lessor until the date of reimbursement thereof by Lessee (both before and after any relevant judgment, if any).

24.2. De-Registration. If an Event of Default occurs and is continuing following Delivery, Lessor may otherwise deal with the Aircraft as if this Lease has never been made and Lessee will at the request of Lessor take all steps necessary to effect (if applicable) de-registration of the Aircraft and its export from the country where the Aircraft is for the time being situated and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Lease. Lessee hereby irrevocably and by way of security for its obligations under this Lease appoints (which appointment is coupled with an interest) Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

24.3. Present Value of Payments. In calculating Lessor’s damages hereunder, upon the occurrence of an Event of Default all Rent and other amounts which would have been due hereunder during the Lease Term if an Event of Default had not occurred, together with amounts, if any, scheduled to be paid by a new lessee after any re-lease of the Aircraft, will be calculated on a present value basis using a discount rate of ***** per annum, discounted to the earlier of the date on which Lessor obtains possession of the Aircraft or Lessee makes an effective tender thereof.

24.4. Remedies Cumulative. No remedy referred to in this Article 24 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor; and the exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

24.5. Lessor’s Exercise of Remedies. In effecting any repossession of the Aircraft (including the Aircraft Documents, any Item of Equipment, an Engine, or Part) (“Repossessed Items”), Lessor and its representatives and agents, to the extent permitted by Law, shall:

(a) have the right to enter upon any premises where it reasonably believes the Repossessed Items to be located;

(b) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to any of the Repossessed Items; provided, however, that Lessor shall return to Lessee all personal property of Lessee and other Persons, including its employees or its passengers, which was on the Aircraft at the time Lessor repossessed the Aircraft;

(c) not be liable or responsible, in any manner, for any inadvertent damage to any of Lessee’s property in repossessing and holding any of the Repossessed Items, except to the extent caused directly by Lessor’s gross negligence or willful misconduct; and

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

76	ARTICLE 24 LESSOR’S RIGHTS AND REMEDIES

(d) have the right to maintain possession of and dispose of the Repossessed Items on any premises owned by Lessee or under Lessee’s control.

24.6. Application of Payments Following Default or Event of Default. Any and all payments received by Lessor under this Lease and under any other Operative Document following the occurrence and continuation of a Default or Event of Default, whether in respect of Rent, Supplemental Rent or otherwise, may be applied by Lessor to the Obligations of Lessee in any manner or order as Lessor may determine in its sole discretion, notwithstanding any instructions, directions or notice given by Lessee or any other Person with respect to the application of such payments.

24.7. Use of Termination Date. If this Lease is cancelled or the leasing of the Aircraft is otherwise terminated and the Aircraft is repossessed in connection with Lessor’s exercise of remedies following the occurrence and during the continuation of an Event of Default prior to the Scheduled Termination Date, then notwithstanding the use of the term “Termination Date” in this Lease, the period of the Lease Term and the “Scheduled Termination Date” will be utilised in calculating the damages to which Lessor may be entitled to receive from Lessee pursuant to Section 24.1.

77	ARTICLE 24 LESSOR’S RIGHTS AND REMEDIES

25.	ASSIGNMENT AND TRANSFER

25.1. No Assignment by Lessee. Except as permitted by Section 15.1, Lessee shall not transfer, assign, novate, mortgage or complete any other such or similar transfer of any interest in this Lease or any of its rights hereunder or in any Item of Equipment, and any such purported assignment shall be void ab initio.

25.2. Transfer of Lessor’s and/or Owner’s Interests. Each of Lessor, Owner, any Owner Participant and any Financing Party may at any time and without Lessee’s consent transfer to any Person (a “Transferee”) the Aircraft and/or all or any of its rights and obligations under this Lease and the other Operative Documents to which it is a party; provided that (i) at the time of transfer, no such transfer shall result in any increase of Lessee’s liabilities or obligations hereunder or under any other Operative Document or create any additional obligations on the part of Lessee hereunder or thereunder or adversely affect Lessee’s rights under this Lease or any other Operative Document to which it is a party or its rights in respect of the Aircraft or any Item of Equipment, based on current laws in effect at the time of such transfer or enacted prior to but scheduled to come into effect subsequent to the date of such transfer, than it would have had if such transfer had not taken place; (ii) at the time of transfer, the Transferee shall have a net worth of no less than *****, or the obligations of Lessor under the Lease shall have been guaranteed by a guarantor having a net worth of no less than *****, or Transferee shall have agreed to hold all Security Deposits, Maintenance Reserves and insurance proceeds in excess of the Agreed Value in a segregated account; (iii) no Transferee shall be an air carrier (or an Affiliate of the same) that competes with Lessee; (iv) any Transferee shall have agreed in writing for the benefit of Lessee to be bound by and perform all obligations of “Lessor” under this Lease and the other Operative Documents, or in the case of a transfer to or by a Financing Party, the Transferee shall have agreed that (a) in exercising its rights under the Lease and/or other Operative Documents, it shall do so in accordance with the terms hereof and thereof and (b) to the extent it shall receive any amounts of Security Deposit, Rent, Supplemental Rent or Agreed Value, it shall receive, hold, apply, return, reimburse and pay, as applicable, such amounts in accordance with the applicable provisions of the Lease. Lessee acknowledges that neither minimal increases in Lessee’s administrative obligations, including expenses, nor an increase in the number of Indemnitees and/or Additional Insureds as a result of such transfer shall not, in and of itself, constitute an increase in Lessee’s obligations hereunder. The foregoing shall apply with the same force and effect to the transfer of any beneficial interest in the Aircraft or any trust or similar entity.

25.3. Cooperation with Transfers. Lessee shall do such things and execute such documents as may be reasonably requested of it to give effect to a transfer contemplated by and made or to be made in accordance with the terms and provisions of Section 25.2, including (a) entering into an assignment and assumption agreement or novation deed with the Transferee in form and substance reasonably satisfactory to Lessee, and (b) providing Lessor reasonably requested scheduling and routing information for the Aircraft or the Item of Equipment being transferred. Lessor shall reimburse (or cause Lessee to be reimbursed) for any reasonable out-of-pocket expenses reasonably incurred by Lessee in connection with such transfer. Lessee shall make such amendments to the stated contracts and list of Additional Insureds in respect of the Insurances effected in respect of the Aircraft so as to ensure continued compliance with the requirements of Article 19 with regard to the interests of such Transferee and any new Financing Parties and shall provide to Lessor updated documentation evidencing such amendments.

25.4. Financings. Owner, Lessor and any Owner Participant may at any time and without Lessee’s consent enter into any financing arrangements (which may include the conversion of the lease transaction contemplated by this Lease to a “leveraged lease” structure, a “head-lease, sub-lease” or other lease structure) with respect to the Aircraft pursuant to which (a) Lessor may assign its rights under this Lease and the other Operative Documents (by way of security) to Owner or to any Financing Parties and

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

78	ARTICLE 25 ASSIGNMENT AND TRANSFER

(b) Owner may execute a mortgage over the Aircraft in favour of the Financing Parties; provided, that (i) no such financing transaction shall increase Lessee’s liabilities or obligations hereunder or under any other Operative Document or create any additional liabilities or obligations on the part of Lessee hereunder or thereunder or adversely affect Lessee’s rights under this Lease or any other Operative Document to which it is a party, based on laws enacted or in effect at the time of such transfer, than it would have had if such transfer had not taken place; (ii) any Transferee shall have agreed in writing for the benefit of Lessee to be bound by and perform all obligations of “Lessor” under this Lease and the other Operative Documents, or in the case of a transfer by a Financing Party, the Transferee shall have agreed that (a) in exercising its rights under the Lease and/or other Operative Documents, it shall do so in accordance with the terms hereof and thereof and (b) to the extent it shall receive any amounts of Security Deposit, Basic Rent, Supplemental Rent or Agreed Value, it shall receive, hold, apply, return, reimburse and pay, as applicable, such amounts in accordance with the applicable provisions of the Lease. Such financing arrangements may also take the form of a securitisation (a “Securitisation”) involving one or more loans from one or more financial institutions (each a “Lender”), and/or with notes, loan certificates, or pass through certificates issued pursuant to an indenture with a trustee (the “Trustee”), which notes, loan certificates or pass through certificates may be guaranteed (in whole or in part) by one or more monoline insurers (each, a “Financial Guarantor”).

25.5. Cooperation with Financings. Lessee shall cooperate with Lessor and do such things and execute such documents and make such filings and registrations in the State of Registration as may be requested of it by Lessor and/or Owner in order to protect the interests of the Financing Parties and/or Owner in connection with any financing contemplated by and made or to be made in accordance with the terms and provisions of Section 25.4 including, without limitation, (a) executing an acknowledgement of any assignment of Lessor’s rights under this Lease in favour of Owner or any relevant Financing Party, on terms customary in aircraft financing transactions or Securitisations, (b) providing Lessor scheduling and routing information for the Aircraft or any Item of Equipment being financed, (c) making such amendments to this Lease and any of the other Operative Documents and executing such additional documents, as may be reasonably be requested by Lessor in connection with the Securitisation, provided that any such amendment or additional documentation does not adversely affect the rights, or materially increase the obligations, of Lessee under the Lease and Operative Documents, and (d) making such amendments to the Insurances maintained in respect of the Aircraft to ensure continued compliance with the requirements of Article 19 with regard to the interests of Owner and any such Financing Party, and shall provide to Lessor updated documentation evidencing such amendments. Lessor shall reimburse (or cause Lessee to be reimbursed) for any reasonable out-of-pocket expenses incurred by Lessee in connection with such financing transaction.

79	ARTICLE 25 ASSIGNMENT AND TRANSFER

26.	LAW AND JURISDICTION

26.1. Governing Law. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, U.S.A. APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

26.2. Consent to Jurisdiction. Each of Lessee and Lessor hereby expressly and irrevocably consents that any legal action or proceeding with respect to this Lease may be brought in any court of the State of New York or any Federal court of the United States of America located in New York, New York, located in the Borough of Manhattan, United States of America, or in any jurisdiction where Lessee or Lessor or any of their respective assets may be found, and by execution and delivery of this Lease, each of Lessee and Lessor hereby irrevocably and expressly submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts, irrevocably and expressly waiving the jurisdiction of any other courts to which it may be entitled by reason of its present or future domicile or otherwise.

26.3. Process Agent and Service of Process. Lessee shall, not later than the execution date of this Lease, irrevocably designate, appoint and empower a duly authorised agent for service of process in the State of New York reasonably acceptable to Lessor in any suit or proceeding with respect to this Lease. A copy of any such process served on such agent shall be promptly forwarded by airmail by the person commencing such proceeding to Lessee at its address set forth in Appendix 2B, Section 6, but the failure of Lessee to receive such copies shall not affect in any way the service of such process as aforesaid. Lessee further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to Lessee at its address set forth in Appendix 2B, Section 6. The foregoing, however, shall not limit the rights of Lessor to serve process in any other manner permitted by Law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction.

26.4. Jurisdiction and Forum. Lessee agrees that final judgment against Lessee in any action or proceeding in connection with this Lease shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of Lessee’s indebtedness. Lessee hereby irrevocably waives, to the fullest extent permitted by Law, any objection which Lessee may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum. To the extent that Lessee may in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this Lease (including any interlocutory proceedings or the execution of any judgment or award arising therefrom) be entitled to claim or otherwise be accorded for itself or its property, assets or revenues immunity from suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to Lessee, or its property, assets or revenues such immunity (whether or not claimed), Lessee hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by the Law of such jurisdiction.

26.5. Waiver of Jury Trial. LESSEE AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR

80	ARTICLE 26 LAW AND JURISDICTION

OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LEASE, ANY OF THE OPERATIVE DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

26.6. Waiver of Immunity. Each party to this Lease agrees that in any legal action or proceedings against it or its assets in connection with this Lease and/or any other Operative Document no immunity from such legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such action or proceedings.

81	ARTICLE 26 LAW AND JURISDICTION

27.	MISCELLANEOUS

27.1. Severability and Illegality.

(a) Severability. Any provision of this Lease prohibited by or unlawful or unenforceable under any applicable Law actually applied by any court of competent jurisdiction shall, to the extent required by such Law, be severed from this Lease and rendered ineffective so far as is possible without modifying the remaining provisions of this Lease.

(b) Illegality.

(i) If at any time there is a change in any applicable Law binding upon Lessee or Lessor in its State of Organisation or where it has its principal office or in any jurisdiction in which any action is required to be performed by it for the purposes of any Operative Document which renders, or which will render, it unlawful for such party to perform any of its obligations or to exercise any of its rights under any Operative Document (an “Illegality Event”) and the parties are not able to restructure the transaction in accordance with Section 27.1(b)(iii), Lessor or Lessee (as the case may be) shall forthwith notify the other party hereto and Lessor or Lessee (as the case may be) shall be entitled by written notice (the “Illegality Notice”) to the other party, either:

(A) to terminate its obligation to lease, or take on lease, the Aircraft pursuant to the terms of this Lease; or

(B) if such event occurs after the Delivery Date, to terminate the Lease Term,

in each such case, on the Relevant Date.

(ii) In Section 27.1(b) “Relevant Date” means the later to occur of:

(A) the date of the Illegality Notice; and

(B) a future date specified in the Illegality Notice being prior to the date on which the Illegality Event takes effect.

(iii) Lessor and Lessee shall, for a period of ninety (90) days from the date Lessor or Lessee becomes aware that an Illegality Event will arise or has arisen, or such shorter period ending on the Business Day prior to the date on which such Illegality Event takes place, and provided that no Event of Default has occurred and is continuing, negotiate in good faith and take all commercially reasonable steps (subject to Section 27.1(b)(iv) below) which are available to mitigate the effects of such Illegality Event, with a view to restructuring the transaction in a manner such that the leasing of the Aircraft to Lessee may continue on the same commercial terms as under this Lease, including, without limitation, by way of amendment, novation or replacement to any Operative Document, or termination of, any Operative Document.

(iv) Nothing in Section 27.1(b)(iii) above shall, or shall be construed so as to, oblige Lessor to take any mitigating steps (including, without limitation, omitting to act) if, in its reasonable opinion, to do so:

82	ARTICLE 27 MISCELLANEOUS

(A) would or would be likely to involve it in any unlawful activity or any activity that is contrary to any Law; or

(B) unless indemnified to its satisfaction, would involve it in any cost, loss, liability or Tax disadvantage; or

(C) would be prejudicial to it, the Aircraft or the other Indemnitees.

(v) The cost of any mitigation pursuant to this Section 27.1(b) shall be for the account of Lessee.

(vi) If Lessor or Lessee shall have terminated the Lease Term or its obligation to lease, or take on lease, the Aircraft pursuant to the terms of this Lease in accordance with Section 27.1(b)(i), then on the Relevant Date, Lessee shall:

(A) return the Aircraft to Lessor in accordance with the provisions of Article 22 if the Aircraft has been delivered to Lessee under this Lease, unless a Lessor Illegality Event has occurred in which case the Aircraft shall be returned to Lessor in its then as-is condition, but in any event, having been operated and maintained throughout the Lease Term in accordance with the provisions of this Lease; and

(B) pay to Lessor the amounts provided in Section 24.1, clauses (f), (g) and (h), and Section 24.3 as if references therein to an “Event of Default” were to the termination of the Lease Term pursuant to Section 27.1(b)(i).

27.2. Amendments. No term or provision of this Lease may be amended, modified, waived, discharged or terminated orally, but only by a written instrument signed by Lessor and Lessee.

27.3. Lessor’s Right to Perform; Lessor’s Right to Delegate a Servicer.

(a) If Lessee fails to perform or comply with any Obligations, Lessor shall have the right, but not the obligation, to discharge such obligation, and the amount of such payment made and the expenses of Lessor incurred in connection with such discharge shall be payable by Lessee upon demand, together with interest at the Past Due Rate from the date such expenses were incurred.

(b) Lessor may delegate to any Person or Persons (the “Servicer”) all or any of the rights, powers or discretions vested in it by this Lease or any of the other Operative Documents, and any such delegation may be made upon such terms and conditions and subject to such regulations (including the power to sub-delegate) as Lessor in its absolute discretion deems fit. Upon notice to Lessee of the appointment of such a Servicer, such Servicer may act as Lessor’s or Owner’s services for all matters related to this Lease and the Aircraft, and Lessee agrees that it shall communicate with and deal with such Servicer with respect to all such matters as if the Servicer were the Lessor under this Lease.

27.4. Counterparts. This Lease may be executed simultaneously in two or more counterparts and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the counterpart which has been marked “Original” on the signature page thereof.

83	ARTICLE 27 MISCELLANEOUS

27.5. Delivery of Documents by Electronic Means. Delivery of an executed counterpart of this Lease or of any other documents in connection with this Lease by fax or other electronic image file will be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Lease or other document by fax or other electronic image file will also deliver an originally executed counterpart, but the failure of any party to deliver an originally executed counterpart of this Lease or such other document will not affect the validity or effectiveness of this Lease or such other document.

27.6. Survival. The representations, warranties, covenants, agreements and indemnities (including, without limitation, the indemnities contained in Articles 18, 21 and 24) of Lessee and Lessor set forth in this Lease, and Lessee’s and Lessor’s obligations hereunder, shall survive the Termination Date to the extent required for full performance and satisfaction thereof.

27.7. Entire Lease. This Lease (including all Appendices) and the other Operative Documents executed pursuant hereto constitute the entire agreement between Lessor and Lessee regarding the Aircraft and any prior or contemporaneous written or oral understandings with regard to the subject matter hereof are superseded hereby in their entirety.

27.8. Successors and Assigns. Subject to the provisions of Article 25, the terms and provisions of this Lease and each other Operative Document shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

27.9. Brokers. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorney’s fees and disbursements) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Aircraft, if such claim, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents. It is understood and agreed between the parties that this Lease has been concluded by direct negotiation without any intermediaries or agents. Lessee hereby represents and warrants that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Lease, to any employee of Lessor or to any Person.

27.10. Transaction Costs. Whether or not the transactions contemplated hereby are consummated, each party hereto agrees to pay its own costs and expenses incurred in connection with the preparation, execution and delivery of this Lease and any other documents delivered in connection herewith, including without limitation the fees, expenses and disbursements of counsel, except as otherwise expressly set forth herein. In addition, Lessee shall be solely responsible for (i) all costs, including attorneys’ fees and disbursements, incurred in registering the Aircraft and an executed counterpart of this Lease and the Lease Supplement in the State of Registration and any other jurisdiction wherein registration of the same is necessary as a result of the operation of the Aircraft by Lessee or any Permitted Sublessee, and (ii) all costs, including attorneys’ fees and disbursements, incurred in connection with the de-registration of the Aircraft from the Register or any other applicable Aeronautics Authority upon the cancellation or termination of this Lease in accordance with the provisions hereof. Each of Lessor and Lessee agrees to pay the reasonable costs and expenses (including attorneys’ fees and disbursements) of the other party incurred in connection with the entering into or giving or withholding of any future waiver, supplement or amendment or other action with respect to the Lease or any other document delivered in connection therewith that it may request, except in the case of an Event of Default in which case all of such costs shall be at the expense of Lessee.

84	ARTICLE 27 MISCELLANEOUS

27.11. Time is of the Essence. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

27.12. Language.

(a) This Lease is in the English language and all notices, opinions, financial statements and other documents given under this Lease shall be provided in the English language or, if not submitted in the English language, shall be accompanied by one certified copy of an English translation thereof for each copy of the foregoing so submitted.

(b) If this Lease or any other Operative Document is required to be translated into another language for the purposes of any filing or registration, (i) Lessee shall procure and pay for any such translation, and (ii) the English version shall prevail in the event of any conflict with any such non-English version

27.13. No Rights of Third Parties. No third parties, other than Indemnitees and Affiliates of Lessor, are intended to nor shall they be deemed to have a right to (x) benefit from, or (y) seek to enforce, any of the provisions of this Lease.

27.14. Delegation. Lessor may delegate to any appropriately licensed and/or experienced person(s) all or any of the rights, powers or discretions vested in it by this Lease or any other Operative Document and any such delegation may be made upon such terms and conditions as between such person and Lessor as Lessor in its absolute discretion may determine.

27.15. Further Assurances. Lessee shall from time to time do and perform such other and further acts and execute and deliver any and all such further instruments as may be required by law or reasonably requested in writing by Lessor to establish, maintain and protect the rights and remedies of Lessor and to carry out and effect the intent and purposes of this Lease and the other Operative Documents.

27.16. Rights at Law. Nothing contained in any Operative Document shall be construed to limit in any way any right, power, remedy or privilege of Lessor hereunder or under any other Operative Document or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of Lessor under the Operative Documents (i) shall be in addition to and not in limitation of, or in substitution for, any other right, power, remedy or privilege under any Operative Document or at law or in equity, (ii) may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor and (iii) shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other.

27.17. Confidentiality.

(a) During the Lease Term all Information shall remain confidential and the parties hereto and their respective Affiliates will use their respective reasonable efforts not to disclose the Information to any other Person without prior written consent of each other party, which consent shall not be unreasonably withheld; provided, that Lessor and Lessee may, without the consent of each other party, disclose the Information in any of the following situations:

85	ARTICLE 27 MISCELLANEOUS

(i) To directors, officers, employees, permitted assigns and agents of Lessor, Lessee or any Affiliate (direct or indirect) of any of such parties; or

(ii) To auditors, accountants or legal advisors of Lessor, Lessee or any Affiliate (direct or indirect) of any of such parties; or

(iii) To actual or potential lenders/Financing Parties, purchasers or other permitted assigns of Lessor, Lessee or any Affiliate of any of such parties, including but not limited to providing financial information about Lessee to potential lenders/Financing Parties to, and purchasers from, Lessor, provided that, upon the request of Lessee, such potential lenders/Financing Parties will agree to keep such Information confidential in a manner similar to the provisions hereunder and that their access to Information is solely for purposes of evaluating an investment in a Securitisation or other financing of the Aircraft, or such purchaser provides to Lessee a confidentiality agreement in a form reasonably acceptable to Lessee; or

(iv) To rating agencies with respect to ratings of Lessor, Owner or an Owner Participant (if any) or a related Securitisation; or

(v) To such other parties as Lessor or Lessee may reasonably believe to be required by law, by government regulation or order (including, without limitation any regulation or order of a bank regulatory agency), by subpoena or by any other legal process.

(b) Notwithstanding any of the foregoing, Information will not be considered confidential, and Lessor and Lessee and their respective Affiliates may disclose any item of the Information without restriction in any of the following circumstances, if such item:

(i) is publicly available (either to the general public or to any relevant trade or industry) prior to any party’s receipt of it from another party hereto;

(ii) is thereafter made publicly available (either to the general public or to any relevant trade or industry) by another party hereto or by a third party which is entitled to make such item publicly available;

(iii) becomes available to any party hereto on a non-confidential basis from a source which has represented to such party that such source is entitled to disclose it; or

(iv) was known to any party hereto on a non-confidential basis prior to its disclosure to such party by another party hereto.

27.18. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally, when telecopied, or if deposited in the mail, when received, to the addressees appearing in Appendix 2B, Section 6 or to such other address as any party may designate for itself by written notice to the other party or parties.

86	ARTICLE 27 MISCELLANEOUS

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Aircraft Lease Agreement to be duly executed by their authorised representatives as of the 30 day of November 2009.

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS) Lessee		CIT AEROSPACE INTERNATIONAL Lessor

By:	/s/ Fernando Suárez Gerard	By:	/s/ Thomas Schmid
Name:	Fernando Suárez Gerard	Name:	Thomas Schmid
Title:	CFO	Title:	Attorney-in-Fact

By:	/s/ Andres Fabre
Name:	Andres Fabre
Title:	COO

TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY ORIGINAL OR COPY HEREOF OTHER THAN THAT MARKED “CHATTEL PAPER ORIGINAL”.

SIGNATURE PAGE

CHATTEL PAPER ORIGINAL

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Aircraft Lease Agreement to be duly executed by their authorised representatives as of the 30 day of November 2009.

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS) Lessee		CIT AEROSPACE INTERNATIONAL Lessor

By:	/s/ Andres Fabre	By:	/s/ Thomas Schmid
Name:	Andres Fabre	Name:	Thomas Schmid
Title:	CFO	Title:	Attorney-in-Fact

By:	/s/ Andres Fabre
Name:	Andres Fabre
Title:	COO

TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY ORIGINAL OR COPY HEREOF OTHER THAN THAT MARKED “CHATTEL”.

SIGNATURE PAGE

Appendix 1

to Aircraft Lease Agreement

DEFINITIONS

“Acceptance Certificate” means the acceptance certificate executed and delivered by Lessee to Lessor at Delivery in the form of Appendix 3.

“Additional Insureds” means the Indemnitees and each of them.

“Aeronautics Authority” means the DGAC or such other governmental department, bureau, commission or agency that under the Law of the State of Registration shall from time to time have control or supervision of civil aviation in that state or have jurisdiction over the registration, airworthiness, operation, or other matters relating to, the Aircraft.

“Affiliate” means any other Person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with the Person specified.

“After-Tax Basis” means, with respect to any indemnity or other amount (an “Amount”) which is required by any Operative Document to be paid on an “After-Tax Basis” by Lessee (or by any other Person on account of any Obligation of Lessee under the Operative Documents) to any Indemnitee (or to any other Person for the account or benefit of any Indemnitee), payment of such Amount supplemented to the extent necessary by a further payment or payments that will cause the sum of all such payments, reduced by the aggregate amount of all Taxes payable by any Indemnitee with respect to the accrual, actual receipt or constructive receipt of such payments by any Indemnitee, net of any actual current reduction in any Indemnitee’s liability for Taxes caused by the allowance of any deduction, Tax credit or other Tax benefit for the Tax, Claim, cost or expense that gave rise to Lessee’s liability to pay such Amount, to be equal to the Amount that is required to be paid on an “After-Tax Basis”, provided, that for the purpose of calculating the amount of Taxes imposed on any Indemnitee with respect to the accrual, actual receipt or constructive receipt of such payments, it shall be assumed that such Indemnitee is subject to each Tax that is imposed on or payable by such Indemnitee with respect to the accrual, actual receipt or constructive receipt of each such payment at the highest marginal statutory Tax rate applicable to such Indemnitee for the Tax accounting period in which such Indemnitee accrues or receives (actually or constructively) such payment.

“Agreed Option(s)” means a change to the Standard Specification by way of Specification Change Notices (SCNs) or other changes agreed in writing among Lessee, Lessor, Seller and, as applicable, CIT Leasing.

“Agreed Value” means, with respect to the Aircraft, the amount set forth in Appendix 2B.

“Aircraft” means, as the context may require or permit, the Airframe together with (i) the Engines, whether or not installed on the Airframe, (ii) all Parts or components thereof, (iii) any spare parts or ancillary equipment or devices furnished with the Airframe or the Engines under this Lease, (iv) all items of equipment and other property, tangible and intangible, described in the Detail Specification or in the Airframe Manufacturer’s Aircraft Inspection Report (“AIRS Report”) delivered on the Delivery Date and not otherwise described in the preceding portions of this definition, (v) all Aircraft Documents, (vi) all substitutions, replacements and renewals of any and all thereof, and (vii) all alterations, modifications and additions which may be made to, installed on or incorporated into the Aircraft, including but not limited to, those required pursuant to any Airworthiness Directive.

App 1-1	APPENDIX 1 DEFINITIONS

“Aircraft Documents” means, whether in paper, photographic, digital, electronic or other medium, (i) the manuals and records identified in the attachments to the Acceptance Certificate hereto and all other records and documentation pertaining to the Aircraft and delivered with the Aircraft on the Delivery Date and (ii) all other Required Approvals, records and documentation generated during the Lease Term that are related to the maintenance, inspections and alterations, modifications and additions accomplished during the Lease Term with respect to the Aircraft and required to be maintained by Lessee either by the Aeronautics Authority or in order to comply with the provisions of this Lease.

“Airframe” means the Airbus A319-100 aircraft (except for the Engines) as more specifically described in the Lease Supplement, together with the APU, all Landing Gear and any and all Parts.

“Airworthiness Directive” or “AD” means any airworthiness directive issued by the Certificating Authority, in addition to any airworthiness directive issued by the Aeronautics Authority, each to the extent the same is applicable to the Aircraft and/or any Item of Equipment.

“Alert Service Bulletin” means any service bulletin issued by a Manufacturer that is designated as such by such Manufacturer.

“Approved Maintenance Organisation” means the Manufacturer or a maintenance facility approved by the Aeronautics Authority and also by the FAA pursuant to FAR Part 145 and/or the EASA pursuant to EASA Part-145 for the performance of maintenance, testing, inspection, repair, overhaul or modification on the Aircraft or any Item of Equipment.

“APU” means the auxiliary power unit installed in the Airframe on the Delivery Date, or any replacement thereof made pursuant to this Lease, together, in any case, with any and all Parts which are from time to time incorporated in or attached to such auxiliary power unit and any and all Parts removed therefrom.

“APU Cycle” means one complete continuous operation of the APU beginning at the moment the APU is started and continuing until it subsequently shuts down.

“APU Hour” means each hour or part thereof, rounded to the nearest minute, elapsing from the moment the APU is started to the moment when the APU is shut down.

“APU Overhaul Reserve” has the meaning set forth in Appendix 2D, Section 3.B(i).

“Assumed Reference Rate” is the assumed Reference Rate appearing in Appendix 2B, Section 1.2(a).

“Base Year Dollars” means the value of Dollars in January 2008.

“Basic Rent” means the rent payable for the Aircraft for each Rent Period under this Lease in the amount determined in Appendix 2B, Section 1.

“BFE” means any equipment defined as buyer-furnished equipment under Seller’s standard specification and/or which is to be provided to the Seller for incorporation into the Aircraft regardless of whether such equipment is provided by or for and on behalf of Lessor as buyer-furnished equipment or provided by Seller at the direction of Lessor as seller-purchased equipment, seller-supplied or seller-furnished equipment.

“Business Day” means (a) in the case of payments under this Lease or any Operative Document, any day (other than Saturday or Sunday) on which banks are open for business in New York, United States of America; and (b) in all other cases, any day (other than Saturday or Sunday) on which banks are open for business in Ireland, the State of Registration and if different from the State of Registration, Lessee’s State of Organisation.

App 1-2	APPENDIX 1 DEFINITIONS

“C-Check” means with respect to the Aircraft, (i) the accomplishment of Tasks that, at the time of such check, would require accomplishment prior to the next due c-check based upon the interval for each such Task in the MPD, and where such Tasks are controlled by Flight Hours, Cycles and/or calendar time, as applicable to each such Task and (ii) the rectification of each defect discovered during the accomplishment of such Tasks.

“Cape Town Convention” means, together, the official English language text of each of the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol thereto on Matters Specific to Aircraft Equipment (the “Protocol”) each as opened for signature on 16 November 2001 at Cape Town, South Africa.

“Cash Security Deposit” means the portion of the Security Deposit paid in cash in the amounts in Appendix 2B, Section 2.

“Certificating Authority” means the EASA.

“Certificating Authority Form” means an EASA Form One or an FAA Form 8130-3, any dual release form approved by both the EASA and the FAA, or any successor to either such forms.

“Claims” means any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any reasonable attorney’s fees and other reasonable and documented, out-of-pocket costs and expenses in connection therewith or in establishing the right to indemnification hereunder, including any of the foregoing arising or imposed with or without the fault or negligence of any Indemnitee (whether passive or active) or under the doctrine of strict or absolute liability.

“Credit Security Deposit” means the portion of the Security Deposit paid by Lessee in the form of a Security Letter of Credit in the amount specified in Appendix 2B, Section 2.

“CIT Leasing” means C.I.T. Leasing Corporation, a corporation organised under the laws of the State of Delaware, U.S.A. with its principal office located at 505 Fifth Avenue, 12th Floor, New York, New York, 10017, U.S.A.

“Customization Options Payment” has the meaning given in Appendix 2B, Section 1.

“Cycle” means one take-off and landing of the Aircraft (or in respect of any Engine, Landing Gear, or Part, an aircraft on which such Engine, Landing Gear, or Part is (or was) then currently installed).

“Default” means any event, condition or circumstance which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

“Delivery” means the delivery of the Aircraft by Lessor to Lessee in accordance with this Lease and which shall be evidenced by execution and delivery of the Lease Supplement and the Acceptance Certificate.

“Delivery Date” means the date on which Delivery occurs.

“Delivery Location” means the premises of the Airframe Manufacturer in Hamburg, Germany.

App 1-3	APPENDIX 1 DEFINITIONS

“Delivery Reference Rate” means the Reference Rate in effect three (3) Business Days prior to the Delivery Date and which shall, if Lessee elects to have the amount of Basic Rent fixed for the Lease Term, be specified in the Acceptance Certificate.

“Detail Specification” means the Standard Specification as the same has been modified by Agreed Options in accordance with the Lease.

“DGAC” means the Mexican General Department of Civil Aeronautics (Dirección General de Aeronáutica Civil) and any successor agency thereto established to regulate civil aircraft registered in the United Mexican States.

“Documents Loss” means the loss or destruction of the Aircraft Documents or any of them.

“Dollars” or “$” means the lawful currency of the U.S.

“EASA” means the European Aviation Safety Agency, an agency of the European Union having responsibility for aviation safety, regulation and oversight of member states of the European Union, or any Person, governmental department, bureau, commission or agency succeeding to the functions of the European Aviation Safety Agency.

“EASA Requirements” means, as applicable to the Aircraft, (i) any of the regulations, rules, or decisions of, or governing the EASA, and (ii) EU-OPS 1.

“Engine(s)” means each of the engines identified in the Lease Supplement, or any replacement of any thereof made pursuant to this Lease, together, in any case, with any and all Parts which are from time to time incorporated in or attached to any such Engine and any and all Parts removed therefrom.

“Engine Agreed Value” means, with respect to each Engine when not installed on the Airframe, the amount set forth in Appendix 2B, Section 4.3.

“Engine Life Limited Parts Reserve” has the meaning set forth in Appendix 2D, Section 2.B(i).

“Engine Loss” means the occurrence of (a) an Event of Loss with respect to an Engine only (whether or not installed on the Airframe) or (b) any divestiture or impairment of any right, title or interest of Lessor in or to an Engine as a result of the installation of such Engine on any other airframe.

“Engine Restoration” means any engine shop visit having a workscope that at a minimum, includes a complete refurbishment or full overhaul of the high pressure turbine and combustion Section of the relevant Engine, accomplished in accordance with the Engine Manufacturer’s Engine Maintenance Management Program applicable to the Engine.

“Engine Restoration Reserve” has the meaning set forth in Appendix 2D, Section 2.A(i).

“Escalation” means the application of the revision formula set forth in Appendix 2C to an amount stated in Base Year Dollars and the adjusted amount resulting from such application being added to the originally stated amount.

“EU-OPS 1” means the technical requirements and administrative procedures implemented pursuant to Council Regulation (EEC) No. 3922/91, as amended by Regulation (EC) No. 1899/2006 of the European Parliament and Council of the EU, and as the same is further amended from time to time.

App 1-4	APPENDIX 1 DEFINITIONS

“European Union” or “EU” means the union of countries established pursuant to the Treaty of Maastricht, which came into effect on November 1, 1993, as amended by the Treaty of Amsterdam, which came into effect on May 1, 1999, and the Treaty of Nice signed on February 26, 2001, and as may be amended from time to time.

“Event of Default” means those events and circumstances listed in Article 23.

“Event of Loss” means, with respect to any Item of Equipment (excluding Parts), any of the following events:

(a) the agreed, actual, arranged, compromised or constructive total loss of such Item (including any damage to the same which results in an insurance settlement on the basis of a total loss, or requisition for use or hire of the same which results in an insurance settlement on the basis of a total loss); or

(b) the destruction or damage that permanently renders such Item to be unfit for normal use for any reason whatsoever; or

(c) the requisition of title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, condemnation or confiscation for any reason of such Item by a Governmental Authority or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title of such Item; or

(d) the hijacking, theft, or disappearance of such Item (i) for a period of sixty (60) days or more or (ii) if earlier, beyond the earlier of the Scheduled Termination Date and the Termination Date; or

(e) the condemnation, confiscation, capture, deprivation, seizure or requisition for use or hire of the Airframe or the deprivation of the possession or use of the Airframe as a result of any law or other action by the Aeronautics Authority or any Governmental Authority (other than where the same amounts to the circumstances provided in clause (c)) which deprives any Person entitled to have possession and/or use of the Item of its possession and/or use (i) for more than a period of sixty (60) consecutive days or (ii) if earlier, beyond the earlier of the Scheduled Termination Date and the Termination Date; or

(f) any other case which by subsequent written agreement Lessor and Lessee may deem, with the agreement of the insurers, to be an Event of Loss.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

“Event of Loss Date” means (a) with respect to any Event of Loss set forth in paragraph (a) of the definition thereof, the earliest of (i) the date of actual loss, (ii) the date on which the loss is agreed, arranged or compromised by the insurers and (iii) sixty (60) days after the date of notice to Lessee’s brokers or insurers claiming the loss, (b) with respect to any Event of Loss set forth in paragraph (b) or (c) of the definition thereof, the date such event, condition or circumstance occurs or, if such date is not known, the date on which the relevant property was last known to exist, (c) with respect to any Event of Loss set forth in paragraph (d) or (e) of the definition thereof, the earlier of (i) the date on which insurers make payment on the basis of an Event of Loss and (ii) the date falling thirty (30) days after the expiration of the period, or the continuation of the condition or circumstance beyond the date, described therein or (d) with respect to any Event of Loss set forth in paragraph (f) of the definition thereof, the date of the subsequent agreement reached by Lessor and Lessee, with the agreement of the insurers.

App 1-5	APPENDIX 1 DEFINITIONS

“Event of Loss Proceeds” means the proceeds of any insurance required to be maintained by Lessee hereunder, or any compensation or similar payment arising, in respect of an Event of Loss.

“Excluded Taxes” has the meaning provided in Section 21.1(b) hereof.

“Excusable Delay” means any delay in Delivery not occasioned by the fault or negligence of Lessor and/or due to or arising from Lessor’s reasonable control including, without limitation, (i) acts of God or the public enemy, natural disasters, civil war, insurrection or riots, quarantine restrictions, strikes, lockouts, or labour stoppages (other than strikes, lockouts or labour stoppages of Lessor and/or its Affiliates), and/or (ii) fires, floods, explosions, earthquakes, epidemics or serious accidents, and/or (iii) delays relating to or arising out of Seller’s failure to deliver the Aircraft to Lessor.

“FAA” means the United States Federal Aviation Administration and/or the Administrator of the United States Federal Aviation Administration, or any Person, governmental department, bureau, commission or agency succeeding to the functions of either of the foregoing.

“FAR” means the federal aviation regulations as set forth in Title 14 of the United States Code of Federal Regulations, Chapter 1 (Parts 1 - 199).

“Final Check” means the check to be accomplished by Lessee immediately prior to the redelivery of the Aircraft to Lessor as more specifically described in Appendix 2E, Section 3.1.

“Financing Party” means any Person or Persons, from time to time notified by Lessor to Lessee, from whom financing for the acquisition or continued ownership of the Aircraft by Lessor (or Owner if Lessor is not the Owner) has been, is to be, or is for the time being, obtained and/or in whose favour or for whose benefit security over the Aircraft is to be, or is for the time being, granted by Lessor or Owner (as the case may be), any Security Agent, Security Trustee, owner trust or trustee, manager, servicer, lender and/or financial guarantor.

“Flight Hour” means each hour or fraction thereof, measured to two decimal places, elapsing from the moment the wheels of the Airframe (or in respect of any Engine, Landing Gear, or Part, an aircraft on which such Engine, Landing Gear, or Part is (or was) then currently installed) leave the ground on takeoff to the moment when the wheels of the Airframe (or such aircraft on which an Engine, Landing Gear, or Part is (or was) then currently installed) touch the ground on landing.

“GAAP” means (i) generally accepted accounting principles in effect in Mexico or (ii) International Financial Reporting Standards and International Accounting Standards (and interpretations thereof) as in effect at the relevant time, and applied on a basis consistent with prior periods except as may be disclosed in the pertinent Person’s financial statements.

“Governmental Authority” means and includes (whether having a distinct legal personality or not) (a) any national government, political subdivision thereof, or local jurisdiction therein, (b) any board, commission, department, division, organ, instrumentality, court or agency of any entity referred to in (a) above, however constituted, and (c) any association, organisation or institution (international or otherwise) of which any entity mentioned in (a) or (b) above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

App 1-6	APPENDIX 1 DEFINITIONS

“Guarantee” means that certain guarantee provided to Lessor by the Guarantor pursuant to which Guarantor has fully and irrevocably guaranteed all of Lessee’s Obligations.

“Guarantor” means Controladora Vuela Compañía de Aviación, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States.

“I.A.T.A.” means the International Air Transport Association.

“Indemnified Tax(es)” means any Tax for which Lessee has an obligation of indemnity pursuant to Article 21 of the Lease.

“Indemnitee” means Lessor, Owner, CIT Leasing, any Owner Participant, any Financing Party, and their respective Affiliates, officers, directors, shareholders, members, managers, duly authorised agents, employees and attorneys-in-fact and their respective successors and permitted assigns.

“Information” means the terms and conditions of this Lease and any other Operative Document and any other information delivered to any party to this Lease in connection with this Lease or any Operative Document.

“Insurances” means any and all contracts or policies of insurance (or reinsurance) required to be maintained from time to time under this Lease.

“International Registry” or “IR” means the International Registry of Mobile Assets organised pursuant to the Cape Town Convention.

“Item of Equipment” or “Item” means individually or collectively, as the context requires, the Aircraft, the Airframe and any of the Engines, any Landing Gear, the APU and any of the Parts, whether or not installed in or attached to the Aircraft or the Airframe.

“Landing Gear” means the complete strut assembly of each landing gear installed on the Airframe on the Delivery Date (or any replacement for any such landing gear made pursuant to the terms of this Lease) and shall consist of the inner and outer cylinders of the main landing gear and the nose landing gear, including the truck assembly and axles of such landing gear.

“Landing Gear Overhaul Reserve” has the meaning set forth in Appendix 2D, Section 3.A(i).

“Law” means and includes (a) any statute, decree, constitution, regulation, rule, order, judgment, AD or other directive of any Governmental Authority; (b) any treaty, pact, compact or other agreement to which any Governmental Authority is a party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any of the foregoing.

“Lease” means this Aircraft Lease Agreement, including all appendices, exhibits and schedules hereto, as the same may be amended from time to time.

“Lease Supplement” means the lease supplement dated the Delivery Date in the form of Appendix 4.

“Lease Term” means the period appearing in Appendix 2A which otherwise commences on the Delivery Date and ends on the Termination Date.

“Lessee’s Actual Cost” means Lessee’s cost incurred in performing an Obligation under this Lease, determined as follows: (i) if Lessee elects that such obligation be performed by a third party, then

App 1-7	APPENDIX 1 DEFINITIONS

Lessee’s Actual Cost shall be the actual charges, including, without limitation, shipping, freight mark-ups and handling charges of such third party charged to and paid by Lessee (but excluding shipping and freight charges and mark-ups, handling charges or overhead added by Lessee), and (ii) if Lessee elects that such obligation be performed by Lessee, then Lessee’s Actual Cost shall be ***** (which hourly labor rate shall be increased by ***** at each calendar anniversary of the Delivery Date during the Lease Term) plus Lessee’s direct cost for materials and services provided by third parties without Lessee-imposed mark-ups, handling charges or overhead added to such third-party charges by Lessee.

“Lessor Illegality Event” means any event which makes it illegal under applicable Law for Lessor to proceed with the transaction evidenced hereby because of illegality in Lessor’s State of Organization, or such illegality arises as a result of any act or omission of Lessor, other than:

(a) where caused due to any bi-lateral or United Nations sanctions applicable in Lessor’s State of Organization; or

(b) in circumstances where an Illegality Event has also occurred in Lessee’s State of Incorporation.

“Lessor’s Lien” means any Lien on the Aircraft or any Item of Equipment (i) granted to any Financing Party with respect to the Aircraft or any Item of Equipment except where the same are granted in connection with and following the occurrence of an Event of Default, (ii) arising as a result of any act of Lessor, Owner or any Affiliate of Lessor or Owner that is in violation of any of the obligations of such Person under the Lease and the other Operative Documents, (iii) any Claim against Lessor, Owner or any Affiliate of Lessor or Owner or any Person lawfully claiming by or through any of them that is unrelated to the transactions contemplated by the Lease, (iv) any Liens arising in connection with a Claim for which Lessee is not required to indemnify an Indemnitee hereunder; or (v) Taxes (including claims therefor) imposed on Lessor or any Affiliate of Lessor for which Lessee is not obligated to indemnify Lessor or such Affiliate pursuant to any of the Operative Documents.

“LIBOR” means, for any period, the three-month rate of interest per annum at which deposits in Dollars are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time) three (3) Business Days before the first day of such period, as reported by the Reuters Screen LIBOR01 Page 3750 (or such other page as may replace such page on such system for the purpose of reporting London Interbank Offered Rates of major banks) under the heading for British Bankers Association Interest Settlement Rates in the column designated “USD” (U.S. Dollar).

“Lien” means any mortgage, charge, pledge, lien, hypothecation, lease, title retention, assignment, trust arrangement, right of possession or detention or security interest of any kind, howsoever created or arising.

“Life Limited Part” or “LLP” means any Part that has a pre-determined life limit mandated by the Manufacturer or the Certificating Authority which requires any such Part to be discarded upon reaching such life limit.

“Lost Documents” means Aircraft Documents that have suffered a Documents Loss.

“Maintenance Check(s)” means the 6 Year HMV Check and/or 12 Year HMV Check performed or to be performed on the Airframe, any Engine Restoration performed or to be performed on an Engine, any Engine LLP replacement or any Overhaul performed or to be performed on any Landing Gear or the APU.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 1-8	APPENDIX 1 DEFINITIONS

“Maintenance Program” mean Lessee’s maintenance program (as approved by the Aeronautics Authority) for the Aircraft encompassing scheduled maintenance, condition monitored maintenance and on-condition maintenance of the Aircraft and each Item of Equipment.

“Maintenance Reserve Claim” means any claim by Lessee for payment by Lessor from the applicable Maintenance Reserves of Reimbursable Expenses following completion by Lessee of a Maintenance Check.

“Maintenance Reserve(s)” means, collectively, as of any given time, the then current balance of payments received from Lessee and held by Lessor, net of disbursements, made pursuant to the terms of Appendix 2D to the 6 Year HMV Check Airframe Reserve, 12 Year HMV Check Airframe Reserve, Engine Restoration Reserves, Engine Life Limited Parts Reserves, Landing Gear Overhaul Reserve and APU Overhaul Reserve.

“Manufacturer” means, in the case of the Airframe, Seller, in the case of the Engines, IAE International Aero Engines AG, and in the case of any Item of Equipment, the manufacturer of such Item of Equipment.

“Manufacturer’s Repair Manual” means the most current revision of the respective (i) maintenance, repair or overhaul manual or (ii) the structural repair manual, each issued by the Manufacturer and applicable to the maintenance performed on the Aircraft or any Item of Equipment.

“Mortgage Convention” means the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the United States of America does not accede.

“MPD” means the Airframe Manufacturer’s Maintenance Planning Document, as revised from time to time to include all revisions up to and including the then most current revision issued by the Airframe Manufacturer.

“Net Event of Loss Proceeds” means any Event of Loss Proceeds actually received by Lessor or Owner (or such other person entitled to receipt thereof), less any expenses (including reasonable attorney’s fees and costs) and/or Taxes incurred by Lessor (or any other relevant Person) in connection with the collection or receipt of such funds which would not otherwise have been incurred by Lessor (or such other relevant Person) absent the occurrence of such Event of Loss.

“Obligations” means all of Lessee’s obligations and liabilities now existing or hereafter arising under any Operative Document.

“Operative Document(s)” means, either collectively or individually as the context requires, this Lease, the Lease Supplement, the Acceptance Certificate, the Participation Agreement, the Guarantee, any warranty assignment, acknowledgment and consent, any Permitted Sublease, the Security Letter of Credit (if any), and any and all other documents, instruments and agreements entered into in connection with any of the foregoing and to which Lessee is a party or which Lessee acknowledges, in writing, is an Operative Document.

“Outside Delivery Date” means the date that is specified in Appendix 2A.

App 1-9	APPENDIX 1 DEFINITIONS

“Overhaul” means (as applicable):

(i) with respect to any Landing Gear or Part, the complete refurbishment or major restoration of such Landing Gear or Part in accordance with the overhaul or restoration procedures in the respective Manufacturer’s Repair Manual for such Landing Gear or Part, the extent of which refurbishes or restores such Landing Gear or Part, as applicable, to a “zero time since overhaul” condition in accordance with such Manufacturer’s Repair Manual;

(ii) with respect to the APU, the complete refurbishment or restoration of the compressor, combustion Section and turbine of the APU pursuant to the Manufacturer’s Repair Manual; and

(iii) with respect to any Engine, an Engine Restoration.

“Owner” means Lessor in its capacity as owner of the Aircraft or such other Person as Lessor may notify Lessee in writing from time to time as being the owner of the Aircraft.

“Owner Participant” means any Person who owns a beneficial interest in the Aircraft through a trust or otherwise as Lessor may notify Lessee in writing from time to time, in accordance with the terms hereof.

“Part(s)” means all appliances, components, parts, instruments, appurtenances, accessories, furnishings, seats, BFE and other equipment and additions of whatever nature (other than Engines, the APU, any Landing Gear, and any temporary replacement parts installed pursuant to Article 12 of the Lease), which may from time to time be incorporated or installed in or attached to any Item of Equipment or which have been removed therefrom, but which remain associated with and/or form part of the Aircraft or any Item of Equipment pursuant to the terms of the Lease.

“Participation Agreement” means the agreement in the form of Appendix 5.

“Past Due Rate” means the lesser of (i) the rate per annum equal to LIBOR plus four hundred (400) basis points, and (ii) the maximum rate permitted by applicable Law.

“Permitted Liens” means those Liens expressly permitted pursuant to Section 17.7 hereof.

“Permitted Sublease” means any sublease of the Aircraft to a Permitted Sublessee permitted under the terms and subject to the conditions of this Lease.

“Permitted Sublessee” means a Person:

(a) which is a commercial passenger air carrier that holds the requisite licenses and approvals for the maintenance and operation of the Aircraft; and

(b) with respect to which, at the time such Person becomes a Permitted Sublessee pursuant to the terms and conditions of this Lease and for the term of any Permitted Sublease to which such Permitted Sublessee is a party, no proceeding is pending or shall be instituted in connection with any insolvency, bankruptcy, reorganisation, examinership, administration, liquidation, moratorium or other laws affecting the enforcement of creditors’ rights generally; and

(c) that is expressly consented to in writing by Lessor, which consent shall be in Lessor’s sole discretion, acting reasonably.

App 1-10	APPENDIX 1 DEFINITIONS

“Person” means an individual, general partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or limited partnership, Governmental Authority or other entity of whatever nature.

“Redelivery Location” means such airport in the continental United States of America as specified in writing by Lessor to Lessee no less than ten (10) Business Days prior to the Scheduled Termination Date, or such other location as may be agreed in writing by Lessor and Lessee prior to the Scheduled Termination Date for Return of the Aircraft.

“Reference Rate” means the relevant “Treasury Rate” which is the rate per annum equal to the yield for each of the U.S. Treasury Securities that matures nearest to the fifth (5th) anniversary of the determined Delivery Date, as reported for the Reuters Page 5 closing information shown on the following Business Day on Page 233 of the information ordinarily provided by Reuters America, or if such report or screen is unavailable, in The Wall Street Journal under the heading “Treasury Bonds, Notes & Bills” (and the subheading of “Ask Yld.” under “Govt. Bonds & Notes”).

“Register” means the registry of aircraft which is maintained in the State of Registration by the Aeronautics Authority having authority with respect to the registration of the Aircraft.

“Reimbursable Event” means, subject to the provisions and exclusions of Appendix 2D, the completion by Lessee during the Lease Term of a Maintenance Check or the replacement of any Engine Life Limited Parts.

“Reimbursable Expenses” means, as the context requires, any or all of the 6 Year HMV Check Reimbursable Expenses, 12 Year HMV Check Reimbursable Expenses, Engine Restoration Reimbursable Expenses, Engine Life Limited Parts Reimbursable Expenses, Landing Gear Overhaul Reimbursable Expenses and APU Overhaul Reimbursable Expenses, each as such terms are defined in Appendix 2D.

“Related Lease(s)” means any and all leases of aircraft between Lessor or any Affiliate of Lessor, or trustee on behalf of Lessor or any Affiliate of Lessor, as lessor, and Lessee or any Affiliate of Lessee, as lessee.

“Related Lease Event of Default” means, in relation to any Related Lease, any breach or default of Lessee’s obligations thereunder which constitute an “event of default” or similar event however termed thereunder under which the party to whom such obligations are owing would have the right to exercise remedies including the termination or cancellation of the Related Lease.

“Related Obligations” means the obligations and liabilities now existing or hereafter arising of Lessee or any Affiliate of Lessee under any Related Lease.

“Rent” means Basic Rent and Supplemental Rent payable pursuant to this Lease.

“Rent Payment Date” means the first day of each Rent Period of the Lease Term and which is the date on which payment of Basic Rent is due and payable.

“Rent Period” means the period commencing on and including the Delivery Date and ending on and including the last day of the calendar month in which the Delivery Date occurs and each of the consecutive calendar monthly periods thereafter throughout the Lease Term, provided that the final Rent Period of the Lease Term may consist of less than a calendar month if this Lease expires, terminates or is cancelled effective as of or on a date other than the last day of a calendar month.

App 1-11	APPENDIX 1 DEFINITIONS

“Required Approval” means evidence documenting approval by the respective Airframe or Engine Manufacturer (as applicable) and the Certificating Authority with respect to (i) any repair to the Airframe or any Engine, where the accomplishment of such repair does not conform with the repair procedures set forth in the Manufacturer’s Repair Manual or an EASA approved service bulletin relevant to such repair and (ii) any alteration or modification of the Airframe or any Engine.

“Return” means the return of the Aircraft and all Items of Equipment to Lessor pursuant to and in accordance with Article 22 and the other provisions of this Lease.

“Return Acceptance Certificate” means the certificate substantially in the form of Appendix 7 to be executed and delivered by Lessor and Lessee at Return.

“6 Year HMV Check” means a maintenance inspection (and rectification of defects discovered during such inspection) that as a minimum includes (a) the next due C-Check and (b) each Task that has an initial interval of six (6) years and/or a repetitive interval of six (6) years where such Task has previously been accomplished, each as set forth in the MPD.

“6 Year HMV Check Airframe Reserve” has the meaning set forth in Appendix 2D, Section 1.A(i).

“Scheduled Delivery Date” means the delivery month identified in Appendix 2A and, when known following receipt of notice by Lessor from the Seller, the day during such month (or such other date) Lessor expects to take delivery of the Aircraft from Seller, as the same shall be notified by Lessor to Lessee in writing promptly following Lessor’s receipt of such notice from Seller.

“Scheduled Termination Date” means the day on which the Lease Term is scheduled to expire (as provided in Appendix 2A), and which may be independent from the Termination Date as provided in the definition of such term.

“Security Agent” means such Person, if any, as notified by Lessor or Owner to Lessee, who will act as security agent for and on behalf of any Financing Party in relation to any financing arrangements to be entered into in respect of the Aircraft.

“Security Deposit” means (i) the Cash Security Deposit and the Credit Security Deposit in the amounts in Section 2 of Appendix 2B; including (ii) any amounts paid to Lessor pursuant to Sections 4.4 and 4.6(c); less (iii) any amounts applied or utilised by Lessor in accordance with the provisions of Sections 4.3 and 4.6(b), whether the same are paid in cash or in the form of a Security Letter of Credit.

“Security Letter of Credit” means an unconditional and irrevocable letter of credit, satisfactory to Lessor in form and substance, in the amount of the Security Deposit and otherwise in compliance with the requirements of Section 4.6 and (i) drawn upon an issuer located in Ireland (either a bank organised in Ireland or the Ireland branch of a bank organised outside Ireland) and with a branch office in Dublin, Ireland or (ii) issued by a bank outside of Ireland and confirmed by Allied Irish Banks, AIB International Centre, IFSC, Dublin 1, Ireland (SWIFT: AIBKIE2D) or such other bank located in Ireland (either a bank organised in Ireland or the Ireland branch of a bank organised outside Ireland) and with a branch office in Dublin, Ireland, each issuing and confirming bank being acceptable to Lessor and having a credit rating not lower than A from Standard and Poor’s or A2 from Moody’s.

“Security Trustee” means such Person, as notified by Lessor or Owner to Lessee, who will act as security trustee for and on behalf of any Financing Parties in relation to any security to be granted over the Aircraft as a result of a financing thereof.

App 1-12	APPENDIX 1 DEFINITIONS

“Seller” means Airbus S.A.S., or an Affiliate that will sell and deliver title to the Aircraft to Lessor on the Delivery Date.

“Standard Specification” means the A319-100 Standard Specification J.000.01000 Issue 6 dated 30 November 2007.

“State of Organisation” means the country and/or state under which Laws a Person is organised and existing, or, with respect to Lessor and Lessee, the country and/or state identified on the first page of this Lease.

“State of Registration” means the United Mexican States.

“Supplemental Rent” means all amounts, liabilities and obligations (other than Basic Rent and payments in respect of Maintenance Reserves) which Lessee assumes or agrees to pay to Lessor under this Lease, including without limitation, and to the extent permitted by applicable Law, interest at the Past Due Rate calculated on any: (i) part of any installment of Basic Rent not paid on the Rent Payment Date for the period the same remains unpaid and (ii) Supplemental Rent or Maintenance Reserves not paid when due hereunder, until the same is paid.

“12 Year HMV Check” means a maintenance inspection (and rectification of defects discovered during such inspection) that as a minimum includes (a) the next due C-Check, (b) each Task that has a repetitive interval of six (6) years as set forth in the MPD, and (c) each Task that has an initial interval of twelve (12) years and/or a repetitive interval of twelve (12) years where such Task has previously been accomplished, each as set forth in the MPD.

“12 Year HMV Check Airframe Reserve” has the meaning set forth in Appendix 2D, Section 1.B(i).

“Task(s)” means each inspection or other requirement set forth in the MPD that (a) has a repetitive interval designated by a letter or combination of a letter and a number, or (b) is based upon (i) the accumulation of Flight Hours and/or Cycles, or (ii) the accumulation of APU Hours and/or APU Cycles, or (iii) an elapsed number of calendar days, months and/or years.

“Tax(es)” means any taxes (including, without limitation, sales, use, business, gross or net income, personal property, license, documentation, transfer, import, export, fuel, leasing, occupational, value added, excess profits, excise, gross or net receipts, franchise, stamp, environmental and other taxes), levies, imposts, withholdings, fees, assessments, duties and other charges of any nature, and any penalties, fines, additions to tax, interest or other charges related thereto which are imposed by any Governmental Authority or other taxing authority in any jurisdiction or by any international or multinational taxing or regulatory authority.

“Termination Date” means:

(i) the Scheduled Termination Date if Return is completed on the Scheduled Termination Date; or

(ii) the date, if other than the Scheduled Termination Date, of Lessee’s Return of the Aircraft with all Obligations then due for performance having been performed; or

(iii) the date on which this Lease terminates in accordance with Section 20.3 following the occurrence of an Event of Loss with respect to the Aircraft or the Airframe following Delivery; or

App 1-13	APPENDIX 1 DEFINITIONS

(iv) the date of termination of this Lease following the occurrence of an Illegality Event in accordance with Section 27.1(b); or

(v) the date on which this Lease is cancelled or terminated pursuant to Article 24 following the occurrence of an Event of Default.

“Time Controlled Part” means any Item of Equipment, including any Life Limited Part, having a Task applicable to it based upon a predetermined time limit or interval in accordance with the MPD to the extent such Task requires such Item of Equipment to be discarded, overhauled, or re-certified upon reaching such time limit or interval.

“U.S.” or “U.S.A.” means the United States of America.

“VAT” means any Tax that is, or is in the nature of, a value added, turnover, sales, use, rental, leasing, services, goods and services, consumption, or transaction privilege Tax.

“Watch Item” means any maintenance requirement or inspection of the Aircraft or applicable Item of Equipment following the Termination Date that results from a defect with respect to the Aircraft that was discovered during the Lease Term (and is not due to a routine inspection requirement for all aircraft of the same model as the Aircraft resulting from an Airworthiness Directive, service bulletin or Manufacturer’s recommendations) and is in addition to the maintenance and inspection requirements set forth in the MPD, and where such additional inspection shall be required prior to the later of the accumulation of (i) six thousand (6,000) Flight Hours, (ii) four thousand five hundred (4,500) Cycles, or (iii) twenty (20) months, as applicable.

“Wet Lease(s)” means any arrangement whereby Lessee agrees to furnish the Aircraft to a third party pursuant to which (i) Lessee shall at all times maintain full operational, technical and navigational control and maintenance oversight of the Aircraft, (ii) the Aircraft shall be operated solely by crews employed or contracted by Lessee possessing all current appropriate Aeronautics Authority certificates and licenses (it is understood that cabin attendants need not be regular employees of Lessee), (iii) the insurance required to be maintained by Lessee under the Lease shall remain in full force and effect (provided that such insurance with respect to legal liabilities for passenger and cargo may be on a contingent basis for the duration of any such arrangement as long as such third party under such arrangement maintains primary coverage for such insurance in favour of Lessor, Lessee, and any Indemnitee and Additional Insureds in accordance and strict compliance with the terms, conditions, and requirements of this Lease, evidence of which in the form of a certificate of insurance and letter of undertaking from the brokers of such third party under such arrangement shall be provided to Lessor prior to the commencement of such arrangement), (iv) the Aircraft shall be used and maintained by Lessee as otherwise required by and in accordance with the terms and conditions of this Lease.

App 1-14	APPENDIX 1 DEFINITIONS

Appendix 2

to Aircraft Lease Agreement

COMMERCIAL TERMS

[NOTE: THE TERMS OF THIS APPENDIX 2 ARE CONFIDENTIAL AND CONTAIN

COMMERCIALLY SENSITIVE INFORMATION; THIS APPENDIX 2 MUST BE REMOVED

FROM ANY PUBLIC FILING OF THIS LEASE]

Contents:

Appendix 2A Lease Term

Appendix 2B Rent, Security Deposit, Insurance and other Financial Matters

Appendix 2C Escalation

Appendix 2D Maintenance Reserves

Appendix 2E Return Conditions

App 2-1	APPENDIX 2 COMMERCIAL TERMS

Appendix 2A

to Aircraft Lease Agreement

LEASE TERM

1.	Scheduled Delivery Date is August 2010.

2.	Outside Delivery Date is the date that is seven (7) months after the last day of the calendar month in which the Scheduled Delivery Date falls.

3.	Lease Term

The Lease Term shall commence on the Delivery Date and shall end on, but not later than, 11:59 P.M. New York, New York time on the day immediately preceding the sixth (6th) anniversary of the Delivery Date, but which shall in any event end on the Termination Date.

4.	Lease Term Extension Option

(a) Provided no Default or Event of Default shall have occurred and be continuing, Lessee may extend the Lease Term for up to forty (40) additional months (“Lease Term Extension”) on the same terms and conditions (except with respect to the amount of Basic Rent as more fully set forth in paragraph (b) below), provided that Lessee shall provide Lessor with irrevocable written notice of its intention to exercise such extension option, as well as the proposed term of such extension, on or before the last day of the sixty-sixth (66th) Rent Period.

(b) Basic Rent for the Lease Term Extension shall be in an amount reflecting the fair market rate at the time of extension as agreed between Lessor and Lessee prior to but not later than the time that Lessee exercises its option to extend the Lease Term of the Lease as set forth in paragraph (a) above. If Lessor and Lessee are unable to agree to an amount of Basic Rent for the Lease Term Extension, then Lessee’s option to extend the Lease Term shall lapse.

App 2-2	APPENDIX 2A LEASE TERM

Appendix 2B

to Aircraft Lease Agreement

RENT, SECURITY DEPOSIT, INSURANCE

AND OTHER FINANCIAL MATTERS

1.	Calculation of Rent

1.1. Basic Rent.

(a) Basic Rent for the first thirty-six (36) Rent Periods (or for the first ***** Rent Periods if the Delivery Date is on a day other than the first day of a calendar month) of the Lease Term shall be in the amount of ***** per Rent Period, which amount is stated in Base Year Dollars; and

(b) Basic Rent for the remainder of the Lease Term (but not including any Lease Term Extension period) shall be in the amount of ***** per Rent Period, which amount is stated in Base Year Dollars.

Notwithstanding the provisions of subsection (a) above, in the event Delivery occurs on or prior to the 10th day of August 2010, in lieu of paying the Basic Rent amount set forth in said subsection (a), Basic Rent for the first (1st) Rent Period of the Lease Term shall be in the amount of *****, which amount is stated in Base Year Dollars, and Basic Rent for all other Rent Periods contemplated by subsection (a) shall be in the amount of ***** per Rent Period, which amount is stated in Base Year Dollars.

1.2. Adjustment of Basic Rent for Economic Fluctuations and Escalation. The amount of Basic Rent set forth in Section 1.1 above shall be adjusted as of the Delivery Date by:

(a) ***** for each ***** of variation between the Delivery Reference Rate and the Assumed Reference Rate of *****; and

(b) Escalation.

1.3. Adjustment of Basic Rent for Agreed Options and BFE. The amount of Basic Rent determined in accordance with Section 1.2 of this Appendix 2B shall be further increased on the Delivery Date to account for:

(a) the cost to Lessor in Base Year Dollars charged by the Seller to incorporate any Agreed Options in excess of *****; and

(b) the Manufacturer’s catalog list price for (i) any BFE in excess of ***** and (ii) any and all charges including markups, handling, shipping and storage charges in connection therewith.

Any excess amounts from the preceding clause (a) shall be adjusted for Escalation and the resulting amount shall be added to any excess amounts from the preceding clause (b) and the resulting aggregate

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 2-3	APPENDIX 2B RENT, SECURITY DEPOSIT, INSURANCE AND OTHER FINANCIAL MATTERS

sum shall be amortised over the Lease Term by multiplying             excess amount by one point eight percent (1.8% or .0108) and payable in consecutive monthly installments on each Rent Payment Date, which installments (each of which, a “Customisation Options Payment”) shall constitute an increase in and shall be included in Basic Rent.

2.	Security Deposit – Timing of Payments and Amounts.

2.1. prior to the execution of this Lease, Lessee has paid Lessor the amount of Three Hundred Thousand Dollars ($300,000);

2.2. on or before 04 January 2010, Lessee shall deposit with Lessor an additional amount of Three Hundred Thousand Dollars ($300,000);

2.3. one (1) Business Day prior to the Scheduled Delivery Date, Lessee shall deposit with Lessor any additional amounts necessary such that the total amount deposited in accordance with this Section 2 constitutes the equivalent of three (3) installments of Basic Rent (as that amount is calculated as of the Delivery Date in accordance with Section 1 of this Appendix 2B).

3.	Account

All payments made under this Lease or any other Operative Document shall be made to the account set forth below at JP Morgan Bank (Ireland) plc, JP Morgan House, International Financial Service Centre, Dublin 1, Ireland by wire transfer of immediately available funds to its correspondent bank:

JPMorgan Chase Bank

New York, New York

SWIFT: CHASUS33

For credit to:

JP Moran Bank (Ireland) plc

SWIFT:	CHASIE2X
Account Number:	323141889
IBAN Number:	IE31CHAS93090379702501

For further credit to:

Account Name:	CIT Aerospace International
Account Number:	79702501
Reference:	Volaris; A319-100 /August 2010 (1 of 2)

4.	Insurances

4.1. Liability Insurance Coverage Amount: (Seven Hundred Fifty Million Dollars ($750,000,000); Five Hundred Million Dollars ($500,000,000) in respect of war, unrest and allied perils liability coverage.

App 2-4	APPENDIX 2B RENT, SECURITY DEPOSIT, INSURANCE AND OTHER FINANCIAL MATTERS

4.2. Agreed Value: Forty-Six Million Dollars ($46,000,000) plus Escalation from January 2008 until the Delivery Date, which shall be the Agreed Value of the Aircraft for the Lease Term and which amount shall be reduced by two percent (2%) at each anniversary of the Delivery Date during the Lease Term.

4.3. Engine Agreed Value (each Engine): Nine Million One Hundred Thousand Dollars ($9,100,000) plus Escalation from January 2008, until the Delivery Date, which amount shall be set forth in the Acceptance Certificate and which shall be the Engine Agreed Value of each Engine for the Lease Term.

4.4. Aircraft Hull Deductible Amount: Two Hundred Fifty Thousand Dollars ($250,000) per occurrence.

5.	Legend

“LEASED FROM CIT AEROSPACE INTERNATIONAL, DUBLIN, IRELAND, AS OWNER AND LESSOR”.

6.	Notices

If to Lessee:	If to Lessor:

Concesionaria Vuela Compañía de	CIT Aerospace International
Aviación, S.A. de C.V.	3 George’s Dock
Prolongación Paseo de la Reforma No. 490	IFSC
Piso 1	Dublin 1, Ireland
Colonia Santa Fe Peña Blanca	Attention: Chief Counsel
C.P. 01210	Fax: +353 (1) 656 1001
México, D.F.

with a copy to:

Attention: Director Jurídico	CIT Aerospace
Fax: +52 (55)5211 9613	11 West 42nd Street, 12th Floor
New York, New York 10036, USA
Attention: Chief Counsel – Transportation
Finance
Fax: +1 (212) 461 5402

and, with respect to any insurance notification, with a copy to:

CIT Aerospace
11 West 42nd Street, 12th Floor
New York, New York 10036, USA
Insurance Administrator – Operations Dept.
Fax: +1 (877) 525 9183

App 2-5	APPENDIX 2B RENT, SECURITY DEPOSIT, INSURANCE AND OTHER FINANCIAL MATTERS

Appendix 2C

to Aircraft Lease Agreement

ESCALATION

1.1. Escalation. All amounts due under the Lease which are stated in Base Year Dollars, including Basic Rent, Agreed Options and Budget, and Agreed Value, are subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics and in accordance with the provisions hereof.

1.2. Base Period. Basic Rent, Agreed Options and Budget, and Agreed Value have been established in accordance with the average economic conditions prevailing in December 2006, January 2007 and February 2007 and corresponding to a theoretical delivery in January 2008 as defined by “ECIb” and “ICb” index values indicated hereafter. “ECIb” and “ICb” index values set forth below shall not be subject to any revision.

1.3. Indexes.

(a)	Labor Index: “Employment Cost Index for Workers in Aerospace manufacturing” hereinafter referred to as “ECI336411W”, quarterly published by the US Department of Labor, Bureau of Labor Statistics, in “NEWS”, and found in: Table 9, “WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group”, or such other name that may be from time to time used for the publication title and/or table (Aircraft manufacturing, NAICS Code 336411, base month and year December 2005 = 100).

The quarterly value released for a certain month (March, June, September and December) shall be the one deemed to apply for the two preceding months.

Index code for access on the Web site of the US Bureau of Labor Statistics: ciu2023211000000i.

(b)	Material Index: “Industrial commodities” (hereinafter referred to as “IC”) as published in “Producer Price Indexes” (Table 6. Producer price indexes and percent changes for commodity groupings and individual items). (Base Year 1982 = 100).

Index code for access on the Web site of the US Bureau of Labor Statistics: wpu03thru15.

1.4. Revision Formula.

*****   =   *****

Where:

*****   =   *****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 2-6	APPENDIX 2C ESCALATION

*****   =   *****

   *****

*****   =   *****

*****   =   *****

*****   =   *****

*****   =   *****

*****   =   *****

1.5. General Provisions.

(a)	Roundings.

(i)	The Labor Index average and the Material Index average shall be computed to the first decimal. If the next succeeding place is five (5) or more, the preceding decimal place shall be raised to the next higher figure.

(ii)	Each quotient shall be rounded to the nearest ten thousandth (4 decimals). If the next succeeding place is five (5) or more, the preceding decimal place shall be raised to the next higher figure.

(iii)	The final factor shall be rounded to the nearest ten thousandth (4 decimals).

(iv)	The final Basic Rent, Agreed Options and Budget, and Agreed Value shall be rounded to the nearest whole number (0.5 or more rounded to 1).

(b)	Substitution of Indexes. In the event that:

(i)	the U.S. Department of Labor substantially revises the methodology of calculation of any of the indexes referred to above, or

(ii)	the U.S. Department of Labor discontinues, either temporarily or permanently, any of the indexes referred to above, or

(iii)	the data samples used to calculate any of the indexes referred to above are substantially changed, then Lessor shall select a substitute index; then

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 2-7	APPENDIX 2C ESCALATION

a substitute index shall be used. Such substitute index shall reflect as closely as possible the actual variations of the wages or of the material costs, as the case may be, used in the calculation of the original index. As a result of this selection of a substitute index, Lessor shall make an appropriate adjustment to its price revision formula, allowing to combine the successive utilisation of the original index and of the substitute index.

(c)	Final Index Values. The Index values as defined in clause 1.4 above shall be considered final and no further adjustment to Basic Rent, Agreed Options and Budget, or Agreed Value as adjusted to determine Adjusted Basic Rent, Agreed Options and Budget, and Agreed Value at Delivery will be made after Delivery for any subsequent changes in the published Index values.

App 2-8	APPENDIX 2C ESCALATION

Appendix 2D

to Aircraft Lease Agreement

MAINTENANCE RESERVES

1.	Maintenance Reserves - Airframe

A.	6 Year HMV Check Airframe Reserve

(i) Pursuant to Section 13.1 of the Lease, Lessee shall pay to Lessor ***** per Rent Period (the then current balance of all such payments received from Lessee and held by Lessor, net of disbursements made pursuant to this Appendix 2D, is hereinafter referred to as the “6 Year HMV Check Airframe Reserve”).

(ii) Subject to the conditions and exclusions contained in this Appendix 2D, Lessor will reimburse Lessee (or, at Lessee’s written instruction, pay on behalf of Lessee) from the 6 Year HMV Check Airframe Reserve the amount then currently held by Lessor in the 6 Year HMV Check Airframe Reserve as of the date of commencement of such 6 Year HMV Check (all such qualifying expenses are hereinafter referred to as “6 Year HMV Check Airframe Reimbursable Expenses”), provided that at the time of completion of such 6 Year HMV Check, the Tasks accomplished during such 6 Year HMV Check shall have included, as a minimum, (a) each six (6) year or seventy-two (72) month Task, (b) each Task that has an initial or repetitive interval of (i) twenty (20) calendar months or less, (ii) six thousand (6,000) Flight Hours or less, (iii) four thousand five hundred Cycles or less, and (iv) three thousand (3,000) APU Hours or less, and (c) the rectification of each defect discovered during the accomplishment of such Tasks set forth herein. Notwithstanding the preceding, except for the Final Check if the Manufacturer approves an extension of time for Lessee to accomplish the rectification of any defect solely due to lead time required by the Manufacturer to provide (x) any necessary parts, or (y) any necessary engineering, such extension of time will not prevent Lessee from claiming the 6 Year HMV Check Reimbursable Expenses, and in any event, any such defect must be rectified, in conformance with the requirements of this Lease, not later than the Termination Date and Lessee shall not claim any additional reimbursement for such rectification.

B.	12 Year HMV Check Airframe Reserve

(i) Pursuant to Section 13.1 of the Lease, Lessee shall pay to Lessor ***** per Rent Period (the then current balance of all such payments received from Lessee and held by Lessor, net of disbursements made pursuant to this Appendix 2D, is hereinafter referred to as the “12 Year HMV Check Airframe Reserve”).

(ii) Subject to the conditions and exclusions contained in this Appendix 2D, Lessor will reimburse Lessee (or, at Lessee’s written instruction, pay on behalf of Lessee) from the 12 Year HMV Check Airframe Reserve the amount then currently held by Lessor in the 12 Year HMV Check Airframe Reserve as of the date of commencement of such 12 Year HMV Check (all such qualifying expenses are hereinafter referred to as “12 Year HMV Check Airframe Reimbursable Expenses”), provided that at the time of completion of such 12 Year HMV Check, the Tasks accomplished during such 12 Year HMV Check shall have included, as a minimum, (a) each twelve (12) year or one hundred forty-four (144) month Task, (b) each Task that has a repetitive interval of (i) twenty (20) calendar months or less, (ii) six thousand (6,000) Flight Hours or less, (iii) four thousand five hundred (4,500) Cycles or less, and (iv) three

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 2-9	APPENDIX 2D MAINTENANCE RESERVES

thousand (3,000) APU Hours or less, and (c) the rectification or             accomplishment of such Tasks set forth herein. Notwithstanding the preceding, except for the Final Check if the Manufacturer approves an extension of time for Lessee to accomplish the rectification of any defect solely due to lead time required by the Manufacturer to provide (x) any necessary parts, or (y) any necessary engineering, such extension of time will not prevent Lessee from claiming the 12 Year HMV Check Reimbursable Expenses, and in any event, any such defect must be rectified, in conformance with the requirements of this Lease, not later than the Termination Date and Lessee shall not claim any additional reimbursement for such rectification.

2.	Maintenance Reserves - Engines

A.	Engine Restoration Reserves

(i) Pursuant to Section 13.1 of the Lease, Lessee shall pay to Lessor the amount determined under clause (ii) below multiplied by the number of Flight Hours of operation of each Engine during each Rent Period (the then current balance of all such payments received from Lessee and held by Lessor, net of disbursements made pursuant to this Appendix 2D, is hereinafter referred to as, with respect to each Engine, an “Engine Restoration Reserve” and collectively, the “Engine Restoration Reserves”). A separate Engine Restoration Reserve shall be established and maintained separately for each Engine and the same shall not be cumulated or netted.

(ii) The amount used to calculate Lessee’s payment due under clause (i) above shall be determined on a monthly basis, and:

(a) for all Flight Hours an Engine is operated prior to the removal of such Engine for the first Engine Restoration of such Engine, shall be the amount set forth in the table below that most closely corresponds to Lessee’s actual Flight Hour to Cycle utilisation ratio for each Engine during the Rent Period for which such payment is due:

Flight Hour to Cycle Ratio ( :1)	Flight Hour Reserve Rate
4.0	*****

3.9	*****
3.8	*****
3.7	*****
3.6	*****
3.5	*****

3.4	*****
3.3	*****
3.2	*****
3.1	*****
3.0	*****

2.9	*****
2.8	*****
2.7	*****
2.6	*****
2.5	*****

2.4	*****
2.3	*****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 2-10	APPENDIX 2D MAINTENANCE RESERVES

Flight Hour to Cycle Ratio ( :1)	Flight Hour Reserve Rate
2.2	*****
2.1	*****
2.0	*****

1.9	*****
1.8	*****
1.7	*****
1.6	*****
1.5	*****

1.4	*****
1.3	*****
1.2	*****
1.1	*****
1.0	*****

0.9	*****
0.8	*****
0.7	*****
0.6	*****
0.5	*****

(b) for all Flight Hours an Engine is operated following the first Engine Restoration of such Engine, shall be the amount set forth in the table below that most closely corresponds to Lessee’s actual Flight Hour to Cycle utilisation ratio for each Engine during the Rent Period for which such payment is due:

Flight Hour to Cycle Ratio ( :1)	Flight Hour Reserve Rate
4.0	*****

3.9	*****
3.8	*****
3.7	*****
3.6	*****
3.5	*****

3.4	*****
3.3	*****
3.2	*****
3.1	*****
3.0	*****

2.9	*****
2.8	*****
2.7	*****
2.6	*****
2.5	*****

2.4	*****
2.3	*****
2.2	*****
2.1	*****
2.0	*****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 2-11	APPENDIX 2D MAINTENANCE RESERVES

Flight Hour to Cycle Ratio ( :1)	Flight Hour Reserve Rate
1.9	*****
1.8	*****
1.7	*****
1.6	*****
1.5	*****

1.4	*****
1.3	*****
1.2	*****
1.1	*****
1.0	*****

0.9	*****
0.8	*****
0.7	*****
0.6	*****
0.5	*****

Notwithstanding the foregoing, Lessor and Lessee agree that during the first Engine Restoration to occur, either party may request that the rates set forth in the table in subsection (b) above be reviewed by the parties, and the parties agree that they shall review and discuss in good faith as to whether or not the rates set forth in the table in subsection (b) above should be increased or decreased based upon the then current cost of such Engine Restoration.

(iii) Subject to the conditions and exclusions contained in this Appendix 2D for the first Engine Restoration to occur during the Lease Term, (x) if Lessee provides an invoice for the amount of such Engine Restoration from the Approved Maintenance Organisation accomplishing such, Lessor will reimburse Lessee (or, at Lessee’s written instruction, pay on behalf of Lessee) from the applicable Engine Restoration Reserve an amount equal to Lessee’s Actual Cost incurred in connection with the accomplishment by Lessee of an Engine Restoration on an Engine during the Lease Term for which such Engine Restoration Reserve is established (all such qualifying expenses are hereinafter referred to as “Engine Restoration Reimbursable Expenses”) or (y) if Lessee cannot provide such an invoice then Lessor will reimburse Lessee in an amount equal to ***** of the amount then held by Lessor in the respective Engine Restoration Reserve for such Engine as of the date of commencement of such Engine Restoration, and for each subsequent Engine Restoration to occur during the Lease Term, if Lessee provided an invoice for the first Engine Restoration pursuant to sub-clause (x) above then any reimbursement from the Engine Restoration Reserve shall be in accordance with such sub-clause (x), and if Lessee was not able to provide an invoice for the first Engine Restoration then any reimbursement shall be subject to sub-clause (x) above if Lessee is able to obtain an invoice for such subsequent Engine Restoration, or subject to sub-clause (y) above (but at the rate of ***** of the amount held in the Engine Restoration Reserve for such Engine as of the date of commencement of such Engine Restoration) if Lessee is not able to obtain an invoice for such subsequent Engine Restoration, provided that at the time of completion of such Engine Restoration, as a minimum:

(a) the Engine was restored to a condition having an expected minimum of sixteen thousand five hundred (16,500) Flight Hours without any requirement for a shop visit prior to the expiration of such time; and

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 2-12	APPENDIX 2D MAINTENANCE RESERVES

(b) each Life Limited Part installed in the Engine had no less than ten thousand (10,000) Cycles (and equivalent calendar time, if applicable, with calendar time determined by the worldwide fleet average annual utilisation as reported by the Engine Manufacturer) remaining to its life limit, provided, however, Lessor and Lessee agree that during the first Engine Restoration to occur, either party may request that the minimum number of Cycles required for each Life Limited Part as set forth above be reviewed by the parties, and the parties agree that they shall review and discuss in good faith as to whether or not the minimum number of Cycles set forth above should be increased or decreased based upon the then current information available to both Lessee and Lessor as to the average Flight Hour to Cycle ratio operated by all similar model aircraft worldwide; and

(c) the Engine was in compliance with all AD’s to the extent that, by the terms of each such AD, compliance was required within sixteen thousand five hundred (16,500) Flight Hours, or ten thousand (10,000) Cycles, or equivalent calendar time, as applicable (with calendar time to be determined by the worldwide fleet average annual utilisation as reported by the Engine Manufacturer).

(iv) To the extent applicable subject to sub-clause (iii) above, Engine Restoration Reimbursable Expenses shall only include Lessee’s Actual Cost incurred in connection with Engine disassembly, repair, Overhaul, assembly and any required testing accomplished in connection with the accomplishment of such Engine Restoration.

(v) Engine Restoration Reimbursable Expenses shall not include the cost of replacement Life Limited Parts installed in connection with the accomplishment of such Engine Restoration.

(vi) Notwithstanding the foregoing, Lessor agrees that upon Lessee’s request, Lessee may incorporate the Engines into a Flight Hour Agreement (an “FHA”) with the Engine Manufacturer in lieu of paying the Engine Restoration Reserves to Lessor as contemplated in this Section 2.A, so long as such FHA is in form and substance acceptable to Lessor. For the avoidance of doubt, Lessor agrees that to the extent Lessee enters into an FHA but continues to pay the Engine Restoration Reserves to Lessor as contemplated in this Section 2.A, then Lessor need not approve the form and substance of such FHA.

B.	Engine Life Limited Parts Reserves

(i) Pursuant to Section 13.1 of the Lease, Lessee shall pay to Lessor ***** multiplied by the number of Cycles of operation of each Engine during each Rent Period (the then current balance of all such payments received from Lessee and held by Lessor, net of disbursements made pursuant to this Appendix 2D, is hereinafter referred to as the “Engine Life Limited Parts Reserve”). A separate Engine Life Limited Parts Reserve shall be established and maintained separately for each Engine and the same shall not be cumulated or netted.

(ii) Subject to the conditions and exclusions contained in this Appendix 2D, Lessor will reimburse Lessee (or, at Lessee’s written instruction, pay on behalf of Lessee) from the applicable Engine Life Limited Parts Reserve an amount equal to Lessee’s Actual Cost incurred in connection with the purchase by Lessee of any Engine Life Limited Part during the Lease Term that is installed in an Engine for which such Engine Life Limited Parts Reserve is established (all such qualifying expenses are hereinafter                     Parts Reimbursable Expenses”).

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 2-13	APPENDIX 2D MAINTENANCE RESERVES

3.	Maintenance Reserves - Other Items

A.	Landing Gear Overhaul Reserve

(i) Pursuant to Section 13.1 of the Lease, Lessee shall pay to Lessor ***** per Rent Period (the then current balance of all such payments received from Lessee and held by Lessor, net of disbursements made pursuant to this Appendix 2D, is hereinafter referred to as the “Landing Gear Overhaul Reserve”).

(ii) Subject to the conditions and exclusions contained in this Appendix 2D, Lessor will reimburse Lessee (or, at Lessee’s written instruction, pay on behalf of Lessee) from the Landing Gear Overhaul Reserve an amount equal to Lessee’s Actual Cost incurred in connection with the accomplishment by Lessee of a Landing Gear Overhaul on a Landing Gear during the Lease Term (all such qualifying expenses are hereinafter referred to as “Landing Gear Overhaul Reimbursable Expenses”), provided that at the time of completion of such Landing Gear Overhaul of any Landing Gear, such Landing Gear shall have no existing condition that would require the removal of such Landing Gear prior to completing the full Overhaul interval as set forth in the MPD.

(iii) In no event shall any reimbursement for a Landing Gear Overhaul of any individual Landing Gear exceed an amount that is in excess of a percentage of the total amount, then currently held by Lessor in the Landing Gear Overhaul Reserve, equal to ***** for each of the left and right main Landing Gear, and ***** for the nose Landing Gear.

B.	APU Overhaul Reserve

(i) Pursuant to Section 13.1 of the Lease, Lessee shall pay Lessor (x) ***** with respect to an APU manufactured by Honeywell or, if applicable, (y) ***** with respect to an APU manufactured by APIC, multiplied by the number of APU Hours of operation of the APU during each Rent Period (the then current balance of all such payments received from Lessee and held by Lessor, net of disbursements made pursuant to this Appendix 2D, is hereinafter referred to as the “APU Overhaul Reserve”).

(ii) Subject to the conditions and exclusions contained in this Appendix 2D, Lessor will reimburse Lessee (or, at Lessee’s written instruction, pay on behalf of Lessee) from the APU Overhaul Reserve an amount equal to Lessee’s Actual Cost incurred in connection with the accomplishment by Lessee of an APU Overhaul on the APU during the Lease Term (all such qualifying expenses are hereinafter referred to as “APU Overhaul Reimbursable Expenses”), provided that at the time of completion of such APU Overhaul, as a minimum:

(a) the APU was restored to a condition such that it can be reasonably expected to operate for a minimum of five thousand (5,000) APU Hours without any requirement for a shop visit prior to the expiration of such time;

(b) each Life Limited Part installed in the APU had no less than five thousand (5,000) APU Cycles remaining to its life limit; and

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 2-14	APPENDIX 2D MAINTENANCE RESERVES

(c) the APU was in compliance with all AD’s to the extent that, by the terms of each AD, compliance was required within any of (i) five thousand APU Hours, or (ii) five thousand (5,000) APU Cycles, or (iii) twenty-four (24) months, as applicable.

4.	Maintenance Reserve Claims

A. Prior to the accomplishment of any Maintenance Check for which Lessee intends to make a Maintenance Reserve Claim, Lessee shall provide Lessor with the workscope and, to the extent available from the Approved Maintenance Provider, the estimated cost of accomplishing such Maintenance Check, for approval by Lessor as to whether or not such workscope complies with the requirements for reimbursement as set forth in this Appendix 2D herein.

B. Following completion of such Maintenance Check in accordance with the approved workscope, Lessee may present its Maintenance Reserve Claim to Lessor for payment by delivery of an invoice for the amount of Reimbursable Expenses claimed by Lessee together with documentation satisfactory to Lessor evidencing completion of such Maintenance Check in accordance with the approved workscope and the cost associated therewith.

C. Lessor shall reimburse Lessee by paying (x) to Lessee (provided Lessee has delivered to Lessor evidence of payment by Lessee for the amount of such Reimbursable Expenses) or (y) upon receipt of written instruction from Lessee, to Lessee’s maintenance provider performing such Maintenance Check (provided Lessor has received evidence of payment by Lessee for the amount of all estimated expenses that exceed the amount to be paid by Lessor as set forth herein). Such amount shall equal the lesser of (i) the amount of such Reimbursable Expenses for such Maintenance Check, or (ii) the amount of the respective Maintenance Reserve for such Reimbursable Event.

D. In any case in which the amount paid to Lessee by Lessor hereunder is not sufficient to pay the cost of such Maintenance Check, Lessee shall be obligated to and shall pay directly any such shortfall, without further contribution from Lessor, and Lessee shall not subsequently be permitted to make a Maintenance Reserve Claim for such amounts under this Lease.

5.	Exclusions from Reimbursable Expenses

The following shall be and are specifically excluded from Reimbursable Expenses:

(i) with respect to all Maintenance Checks, expenses incurred in connection with or as a result of (A) an accident, faulty maintenance or installation, incident, improper operations, abuse, neglect, or misuse, (B) any maintenance and material required for or in connection with elective Parts replacement, AD compliance and Aeronautics Authority and/or Certificating Authority regulation compliance, (C) any maintenance and material covered by, or reimbursable by, a claim under any Manufacturer’s warranties or by insurance (with deductibles being treated as reimbursable by insurance for purposes of this exclusion), (D) modifications (including interior reconfiguration), (E) the accomplishment of service bulletins, (F) any deferred maintenance discrepancies (G) any maintenance and material required to correct or repair damage caused by the ingestion by an Engine or the APU of a foreign object external to such Engine or APU (“FOD”), (H) (x) the cost of shipping any Engine, Engine LLP, Landing Gear or the APU, or (y) ferrying the Aircraft to the maintenance facility performing such Maintenance Check, (I) any fees or expenses incurred by representatives of Lessee, (J) handling charges or other mark-ups by Lessee, (K) removal and installation charges with respect to (1) any Engine (for Engine Restoration or Engine LLP replacement) or (2) any Landing Gear or APU for Overhaul, (L) any maintenance or replacement of Parts (when such maintenance or replacement is as a result of

App 2-15	APPENDIX 2D MAINTENANCE RESERVES

(aa) Time Controlled Part requirements of the Maintenance Program or (bb) a routine requirement of any task card), provided, however, Reimbursable Expenses shall include the cost to repair or replace any Part that requires maintenance or replacement solely as a result of failing a routine requirement for an operational or functional test of any Task while installed on the Aircraft, and (M) Taxes paid or due and payable on or in connection with the accomplishment of the Maintenance Check and any labor and materials supplied thereunder;

(ii) with respect to an Engine Restoration, in addition to the exclusions listed in clause (i) above, expenses incurred in connection with or as a result of the cost of (A) labor and material necessary for the removal and installation of quick engine change components and Parts (“QEC”), except when such QEC is removed or installed at the maintenance facility of the Approved Maintenance Organisation accomplishing such Engine Restoration, (B) replacement, repair or Overhaul of external engine Parts, including QEC, (C) rental of tooling or equipment for the removal, installation or shipping of the Engine and (D) charges incurred for the use of a temporary replacement engine;

(iii) with respect to the replacement of Engine LLPs, in addition to the exclusions listed in clause (i) above, (A) an amount equal to the product of (x) the Manufacturer’s then current catalogue price of the replacement LLP which is the subject of Lessee’s Maintenance Reserve Claim divided by its Cycle life limit, multiplied by (y) the Cycles remaining to its Cycle life limit on the LLP replaced, and (B) any labor or additional materials costs associated with the replacement of any such Engine LLP;

(iv) with respect to any Landing Gear Overhaul, in addition to the exclusions listed in clause (i) above, expenses incurred in connection with or as a result of the cost of (A) the repair, replacement or Overhaul of rotable parts such as wheels, tires, brakes, transducers, switch assemblies, side struts, braces, and uplock and downlock mechanisms, (B) labor and material necessary for removal and installation of external Parts (except when such external Parts are removed or installed at the Approved Maintenance Organisation accomplishing such Landing Gear Overhaul), (C) replacement, repair or Overhaul of external Landing Gear Parts, (D) rental of tooling or equipment for the removal, installation and shipping of the Landing Gear and (E) charges incurred for the use of a temporary replacement landing gear; and

(v) with respect to an APU Overhaul, in addition to the exclusions listed in clause (i) above, expenses incurred in connection with or as a result of the cost of (A) labor and material necessary for removal and installation of external Parts (except when such external Parts are removed or installed at the Approved Maintenance Organisation in order to perform such APU Overhaul), (B) replacement, repair or Overhaul of external APU Parts, (C) rental of tooling or equipment for the removal, installation and shipping of the APU and (D) charges incurred for the use of a temporary replacement auxiliary power unit.

6.	Adjustment/Revision of Maintenance Reserves Rates

A. Adjustment for Inflation. The Maintenance Reserves rates set forth in paragraphs 1, 2A and 3 above (inclusive of subsections and including the table appearing in Section 2A(ii)), shall be increased for inflation on 1 June of each calendar year, commencing on 1 June 2010, by a percentage amount equal to ***** by adding: ***** multiplied by the value of ***** and *****, as the same has been increased in accordance with this paragraph 6A.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 2-16	APPENDIX 2D MAINTENANCE RESERVES

B. Revision of Engine LLP Parts Reserves Rate. The Engine Life Limited Parts Reserves rate set forth in paragraph 2B shall be revised on 1 June of each calendar year, commencing on 1 June 2010, so that it equals the sum of the then current cost per Cycle of each Engine Life Limited Part of each Engine. The cost per Cycle of each such Engine Life Limited Part shall be determined by dividing (x) the then current catalog list price of each Engine Life Limited Part for each Engine by (y) the Engine Manufacturer’s then published cyclic life for each respective Engine Life Limited Part.

7.	General

A. All payments in respect of Maintenance Reserves that accrue on a monthly basis and for which the payment due is for less than a complete month shall be pro rated on a daily basis based on a month consisting of thirty (30) days.

B. In no event shall Lessor be obligated to reimburse or make any payment to Lessee under this Appendix 2D, whether due to a Maintenance Reserve Claim or otherwise, (i) if and for so long as a Default or Event of Default has occurred and is continuing or (ii) with respect to a Maintenance Reserve Claim which has not been made within the time limits specified in Section 13.4 of the Lease. Lessor shall not be obligated to cure any such Default or Event of Default by granting an offset to Lessee for any amounts that would be payable hereunder in the absence of such Default or Event of Default.

C. All Maintenance Reserves shall be managed, held, applied and reimbursed strictly in accordance with the provisions of this Lease, and any determinations and/or calculations made or to be made in respect of any Maintenance Reserve Claims shall be managed by personnel who are experienced and familiar with aircraft and operating leases of this type, and the payment of any Maintenance Reserve reimbursement amounts due and owing to Lessee under this Appendix 2D shall not be unreasonably withheld.

D. The disposition of all Maintenance Reserves following the occurrence of an Event of Loss of the Aircraft shall be made in accordance with the provisions of Section 20.3(b) of the Lease.

E. Each installment of Maintenance Reserves paid by Lessee shall accrue interest from the date of its receipt by Lessor. The rate at which interest shall accrue on the Maintenance Reserves from time to time shall be the “30 Day Dealer Commercial Paper Rate” as reported on Reuters Page 23. The rate of interest shall be initially determined as of the Delivery Date and shall be reset on each three (3) month anniversary of the Delivery Date thereafter during the Lease Term. Any interest earned on the Maintenance Reserves shall become part of the Maintenance Reserves, and shall be subject to the terms hereof applicable to Maintenance Reserves.

App 2-17	APPENDIX 2D MAINTENANCE RESERVES

Appendix 2E

to Aircraft Lease Agreement

RETURN CONDITIONS

1.	GENERAL

1.1. The Aircraft shall (i) be airworthy and have been maintained and operated in accordance with the Lease with the same care and consideration for the technical condition of the Aircraft as if it were to have been kept in continued regular service by Lessee and (ii) comply with the Airframe Manufacturer’s original type certificate specifications, as revised up to the Termination Date, subject to any modifications installed during the Lease Term in compliance with the terms of this Lease.

1.2. The Aircraft exterior shall be washed and the interior shall be clean. The cockpit shall be repainted if required to eliminate existing stains, excessive wear, and inappropriate markings, and any required placards pursuant to the Airframe Manufacturer’s aircraft maintenance manual shall be replaced if unreadable, missing or not in the English language. Placards that are not required pursuant to the Airframe Manufacturer’s aircraft maintenance manual shall be removed upon Lessor’s request.

1.3. Each Engine, the Landing Gear and the APU, and all Parts and all other Items of Equipment as were installed on the Aircraft on the Delivery Date or pursuant to Article 12 hereto, or were delivered by Lessor to Lessee pursuant to the terms of the Lease shall be installed on the Aircraft and each such Item shall function in accordance with its intended use.

1.4. The Aircraft shall comply with all AD’s which by their terms require compliance (without application or utilisation of any alternate method of compliance) (i) on or before the date that is one hundred eighty (180) days after the Termination Date, and/or (ii) within one thousand eight hundred (1,800) Flight Hours of operation after the Termination Date, and (iii) within one thousand two hundred Cycles of operation after the Termination Date, notwithstanding any waiver, deviation or time extension obtained from the Aeronautics Authority, the Certificating Authority or any other aeronautics authority, or otherwise.

1.5. The Airframe, Engines, Landing Gear, APU, and Parts shall comply with all applicable EASA Requirements for passenger operation as a transport category commercial aircraft, including, without limitation, EU-OPS 1 and EASA Requirements, Part M.

1.6. The Aircraft and each Item of Equipment shall not have any open, deferred or placarded maintenance items or Watch Items, nor shall they have any Flight Hour, Cycle or calendar time extensions or waivers.

1.7. The Aircraft shall have no leakage of (x) fuel or water and (y) oil or hydraulic fluid to the extent such oil or hydraulic fluid leakage exceeds the Airframe Manufacturer’s allowable limits, and the fuselage shall be pressurised to inspect for pressurisation leaks in accordance with the pressurisation test procedures set forth in the Manufacturer’s Repair Manual. Lessee shall repair any such leaks discovered prior to redelivery of the Aircraft to Lessor.

1.8. The Aircraft and Engines shall be in compliance with all Manufacturers’ service bulletins designated by such Manufacturer as either (x) an Alert Service Bulletin or (y) a mandatory service bulletin, either of which by their terms (i) is applicable to the respective Item of Equipment and (ii) specify compliance (A) on or before the date that is one hundred eighty (180) days after the Termination Date, and/or (B) within one thousand eight hundred (1,800) Flight Hours of operation after the

App 2-18	APPENDIX 2E RETURN CONDITION

Termination Date, and/or (C) within one thousand two hundred (1,200) Cycles after the Termination Date, and (iii) all other Manufacturer’s service bulletins issued at the time of return, to the same extent that Lessee has accomplished such service bulletins on similar model aircraft and engines of the same manufacture in Lessee’s fleet, without discrimination.

1.9. Lessee shall obtain an export certificate of airworthiness for the Aircraft (or such other equivalent form if the same are not issued by the Aeronautics Authority for certification of airworthiness for aircraft to be exported from the State of Registration) to a country advised by Lessor. At Lessor’s request, Lessee shall modify the Aircraft to comply with the requirements of the aeronautics authority of such country to which the Aircraft will be exported, provided, however, if such Lessor requested modifications are not also a requirement of the Certificating Authority and/or EASA, Lessor shall reimburse Lessee for Lessee’s Actual Cost incurred in performing such modifications.

1.10. All temporary repairs accomplished during the Lease Term, including repairs using blind fasteners (except to the extent that the use of blind fasteners is considered a permanent repair in accordance with the Airframe Manufacturer’s structural repair manual for the Aircraft) and those requiring repetitive inspections or future upgrading, shall be upgraded to a permanent repair and all external doublers (scab patches) installed during the Lease Term shall be replaced with flush repairs, all in accordance with (x) the Manufacturer’s Repair Manual, or (y) Required Approval, provided, however, such replacement of a doubler shall not be required where installation of such doubler is (i) the only approved repair in accordance with the Manufacturer’s Repair Manual, (ii) the result of a Manufacturer recommended service bulletin accomplishment, or (iii) where a flush repair cannot be accomplished due to inaccessibility of the area.

1.11. Lessee shall deliver to Lessor, at no cost to Lessor, all service bulletin kits furnished to Lessee without charge and which have not been so installed together with appropriate instructions for installation provided with such kits.

1.12. The quantity of fuel on board the Aircraft at Return shall not be less than the quantity of fuel on board the Aircraft at Delivery.

1.13. On or prior to Return and on such later date as requested by Lessor, Lessee shall provide Lessor such excerpts from the Maintenance Program and/or general procedures manual as Lessor may reasonably request (i) in order to substantiate procedures followed by Lessee and/or documentation used by Lessee which are specific to the Maintenance Program, in connection with the Return of the Aircraft to Lessor, and (ii) to assist with the bridging of the Aircraft onto a maintenance program other than the Maintenance Program subsequent to the Return of the Aircraft to Lessor.

1.14. If the Manufacturer’s Repair Manuals for the Aircraft were customised for or by Lessee prior to Delivery or during the Lease Term, Lessee will, at Lessee’s cost and expense, cause the Airframe Manufacturer to restore the Manufacturer’s Repair Manuals, revised up to and including the most recent revisions issued by the Airframe Manufacturer, to Lessor’s customisation (or to be re-customised to such other customisation as timely requested by Lessor, with Lessor to pay any incremental increase over the cost to restore the Manufacturer’s Repair Manuals to Lessor’s customisation) on the basis of the Aircraft no longer being part of Lessee’s fleet of aircraft, and Lessee will return to Lessor with the Aircraft the Manufacturer’s Repair Manuals so revised and restored or re-customised (as the case may be). To the extent the same are not yet revised and restored as required herein on the Termination Date, until such time as Lessee complies with the requirements set forth herein, and without payment or compensation to Lessee, Lessee (x) hereby grants Lessor a perpetual, worldwide, non-exclusive, fully paid license to use Lessee’s customised Manufacturer’s Repair Manuals for itself and to further sub-license the same to any other Person as Lessor deems necessary and reasonable in the circumstances and (y) shall provide Lessor, or such other Person designated by Lessor, with all applicable revisions to such Manufacturer’s Repair Manuals whenever issued by the Manufacturer.

App 2-19	APPENDIX 2E RETURN CONDITION

2.	PAINT

The Aircraft shall be prepared for repainting by stripping the paint (except for areas where stripping will cause damage, such areas to be sanded instead), and shall be repainted using a paint of a quality reasonably acceptable to Lessor, or as otherwise agreed by Lessor in writing, in a color scheme, including logo, as directed by Lessor, provided, however, (i) the Aircraft shall be painted white if Lessor is unable to supply the necessary patterns in sufficient time to permit completion of the painting of the color scheme and logo without causing a delay in the redelivery of the Aircraft and (ii) if painted in the color and logo as directed by Lessor, then Lessor shall reimburse Lessee for the incremental cost in excess of the cost Lessee would have incurred to paint the Aircraft in its own livery, and all such preparation and painting shall be in accordance with the Airframe Manufacturer’s recommended procedures for painting of aircraft. Preparation for such repainting shall include restoration of aerodynamic sealer in areas requiring aerodynamic sealer due to deterioration or missing sealant. All required placards and markings shall be in the English language and shall be replaced if not in English, or if deteriorated.

3.	AIRFRAME

3.1. Immediately prior to Return, the Aircraft shall have completed (x) a C-Check, and will include the accomplishment of all Tasks (including all systems, zonal, structural and corrosion inspection Tasks) which will be due for accomplishment within (i) six thousand (6,000) Flight Hours, (ii) four thousand five hundred (4,500) Cycles and (iii) twenty (20) calendar months following the Scheduled Termination Date), (such check being hereinafter referred to as the “Final Check”). The Aircraft shall not have been operated in revenue service since completion of the Final Check. The Final Check shall be performed by an Approved Maintenance Organisation approved by Lessor. Lessee shall give Lessor not less than ten (10) Business Days’ prior written notice of the commencement date of such Final Check. The Aircraft shall be weighed during such Final Check.

3.2. Each Time Controlled Part (excluding Engine Life Limited Parts and Landing Gear (with respect to Overhaul), but including Time Controlled Parts installed on the Landing Gear) shall, as applicable, have a minimum time remaining to its next due Overhaul, replacement or other required maintenance, (i) the greater of fifty percent (50%) of its allowable Flight Hour interval, and six thousand (6,000) Flight Hours, (ii) the greater of fifty percent (50%) of its allowable Cycle interval and four thousand five hundred (4,500) Cycles and (iii) the greater of fifty percent (50%) of its allowable calendar time interval and twenty (20) calendar months in accordance with the interval for each such Part as specified in the MPD. With respect to any Time Controlled Part that has an interval in the MPD that is less than the respective intervals set forth in sub-clauses (i), (ii) and (iii) above, such Time Controlled Part shall have a minimum time remaining to its next Overhaul, replacement or other required maintenance that is equal to the full interval allowable pursuant to the MPD.

4.	INTERIOR

4.1. The Aircraft shall be in the same configuration (including, but not limited to, interior seating configuration, galleys and lavatories) at Lessor’s option, (i) as when such Aircraft was originally delivered to Lessee hereunder, (ii) as subsequently provided or paid for by Lessor, or (iii) as otherwise set forth in this Lease or as otherwise agreed between the parties.

App 2-20	APPENDIX 2E RETURN CONDITION

4.2. Cockpit windows shall not have any crazing or delamination, nor shall the cockpit windows have any other defects that exceed allowable limits set forth in the Manufacturer’s Repair Manual.

4.3. Passenger compartment windows shall have no visible crazing.

4.4. All equipment and furnishings in the interior of the Aircraft that are defective, damaged, or excessively worn shall be repaired in accordance with the Manufacturer’s recommended repair procedures, or replaced by Lessee.

5.	ENGINES, APU AND LANDING GEAR

5.1. Prior to Return and following the redelivery flight for the Aircraft, Lessor shall have the right to accomplish a complete borescope inspection of the compressor, turbine, and combustion sections of each Engine and the APU, to be performed by Lessor’s representative or, at Lessor’s expense, an agency selected by Lessor. All defects discovered as a result of such inspections, which exceed the Manufacturer’s allowable limits for an installed engine or auxiliary power unit shall be corrected at Lessee’s expense.

5.2.    (a) Each Engine shall (i) have accumulated no more than eight thousand (8,000) Flight Hours since its most recent Engine Restoration shop visit (or since new if an Engine Restoration has not previously been accomplished), and (ii) not have any existing condition which would require the removal of the Engine within four thousand (4,000) Flight Hours following Return.

(b) Each Engine Life Limited Part shall have a minimum of eight thousand (8,000) Cycles (and, if applicable, equivalent Flight Hours and calendar time, based upon the actual average utilisation and Flight Hour to Cycle ratio of the Engine) remaining to the Engine Manufacturer’s then-published life limit for each such Engine Life Limited Part.

5.3. Each Engine shall be capable of developing full rated take-off power adjusted for the highest ambient outside air temperature for full rated take off thrust without exceeding the maximum limits for all parameters (temperature, fuel flow, rotor speed, etc.) as per the Manufacturer’s Repair Manual for an installed engine. A full take-off power engine run-up (high power assurance test) shall be performed in the presence of Lessor’s representatives immediately prior to the return of the Aircraft, in accordance with Chapter 71-00-00 of the Airframe Manufacturer’s maintenance manual, or other comparable test (as agreed to by Lessor and Lessee), using temperature corrected charts in order to demonstrate that the Engine will be capable of reaching full take-off power at an outside air temperature of thirty degrees Celsius (30° C.). Lessee shall be responsible, at its expense, for correcting any deficiencies which exceed or are outside of the Airframe Manufacturer’s Repair Manual allowable limits for an installed engine.

5.4. The APU shall have been operated no more than two thousand (2,000) APU Hours since completion of its most recent Overhaul.

5.5. Each Landing Gear shall have remaining to its next due Overhaul a minimum of (i) twenty-four (24) months, and (ii) four thousand (4,000) Cycles, and (iii) if applicable, equivalent Flight Hours, determined by the Flight Hour to Cycle ratio operated by the Aircraft during the twelve (12) month period immediately prior to the earlier to occur of the Scheduled Termination Date or the Termination Date, based upon the landing gear overhaul interval set forth in the MPD.

App 2-21	APPENDIX 2E RETURN CONDITION

6.	INSPECTION

6.1. Immediately prior to Return, Lessee shall perform a redelivery acceptance flight of the Aircraft with Lessor’s representatives on board (subject to any limitation imposed by either Lessee’s insurance or the Aeronautics Authority with respect to the number of Lessor’s representatives permitted to be on board during such redelivery acceptance flight), using the Airframe Manufacturer’s recommended acceptance flight procedures, or such other procedures acceptable to Lessor and Lessee. Upon request of Lessor, Lessee shall permit representatives of the next subsequent lessee or purchaser of the Aircraft to be on board during such redelivery acceptance flight as observers, with one such observer to be permitted to occupy the cockpit jump seat during the entire flight. Such redelivery acceptance flight shall be of a sufficient duration to complete all such acceptance flight procedures. Lessor shall ensure Lessee’s representative has observed each discrepancy found. Immediately following the redelivery acceptance flight, each such discrepancy shall be listed in writing and signed by the representatives of both Lessee and Lessor. To the extent any such discrepancy exceeds or is outside of the Airframe Manufacturer’s maintenance manual allowable limits, Lessee shall correct such discrepancy. Lessee shall have no obligation to pay the cost of correcting any discrepancies discovered during such redelivery acceptance flight which were not acknowledged in writing by its representative. Lessee shall be responsible for all expenses associated with such flight and shall furnish the necessary permits, crews and fuel.

6.2. Lessor shall inspect the Aircraft, including the Aircraft Documents, (the “Final Inspection”) prior to the Termination Date. The Final Inspection of the Aircraft shall commence after its last revenue flight and shall include the opening or removal of panels as reasonably required by Lessor, and access to all compartments and bays. All discrepancies discovered during such Final Inspection (a) of the Aircraft that exceed the Manufacturer’s Repair Manual allowable limits, or that are not pursuant to the terms of this Lease, shall be permanently repaired by Lessee and (b) of the Aircraft Documents, to the extent that such Aircraft Documents are missing or incomplete, shall be corrected at Lessee’s expense. Lessor shall be given the opportunity to conduct all activity necessary to verify that the Aircraft and the Aircraft Documents comply with the requirements set forth herein. The Final Inspection of the Aircraft Documents shall commence on a date as mutually agreed by Lessor and Lessee but which shall be no later than thirty (30) days prior to the Scheduled Termination Date. All Aircraft Documents shall be prepared by Lessee prior to the commencement of the Final Inspection of such Aircraft Documents by Lessor and shall be complete and made available to Lessor at the time of commencement of the Final Inspection of such Aircraft Documents by Lessor. Any Aircraft Documents generated during the period following commencement of such Final Inspection of the Aircraft Documents shall be delivered to Lessor for inspection as promptly as possible, but in any event prior to Return.

6.3. On the Termination Date, Lessee shall deliver to Lessor all Aircraft Documents (a) delivered to Lessee with respect to the Delivery of the Aircraft to Lessee, and (b) required by the EASA for issuance of a certificate of airworthiness and airworthiness review certificate, and (c) to the extent not provided in the preceding clauses (a) and (b), all other Aircraft Documents applicable to the Aircraft with respect to any maintenance, inspections, repairs and modifications accomplished during the Lease Term. The Aircraft Documents required pursuant to this Section 6.3 herein, shall include:

(i) with respect to clause (a), the most recent revision issued by the respective Manufacturer for the Manufacturer’s Repair Manuals and in the same format as on the Delivery Date;

(ii) with respect to clause (b), (1) Tasks, repairs, and modifications accomplished during the Lease Term and (2) Time Controlled Parts and other Items installed during the Lease Term and then currently installed, as a minimum, (A) Overhaul records with respect to each Engine, Landing Gear and the APU, (B) traceability to Overhaul for Time Controlled Parts

App 2-22	APPENDIX 2E RETURN CONDITION

subject to an Overhaul interval pursuant to the MPD, and teardown reports for such Time Controlled Parts (except to the extent that the description of the work accomplished can be determined from other documentation), (C) Life Limited Part traceability to manufacture (“zero time since new”) for LLPs then installed on the Airframe or either Engine, (D) FAA Form 8130-3 or EASA Form One, or any successor thereto, (E) records of modifications and repairs, (F) records of compliance with Manufacturer’s service bulletins, (G) documentation of Required Approvals (including applicable supplemental type certificates) required pursuant to this Lease, and in addition to such Required Approvals, documentation of Aeronautics Authority and Certificating Authority approval, (H) inspection records (including records with respect to the accomplishment of Tasks), (I) records pertaining to evidence of compliance with AD’s, and (J) burn test certification records for interior Items;

(iii) with respect to clause (c), to the extent then in Lessee’s possession, (A) log books, (B) FAA, EASA and other Aeronautics Authority forms not included in paragraph (ii) above, (C) time logs showing Aircraft and Engine Flight Hours and Cycles on any given date during the Lease Term, and (D) all other documentation pertaining to the Aircraft, including the Engines, the APU, the Landing Gear and Parts.

Any discrepancies found in the Aircraft Documents shall be corrected, and any missing Aircraft Documents shall be reconstructed by Lessee at Lessee’s sole cost and expense prior to the return of the Aircraft. All Aircraft Documents of maintenance, inspection, modification, and Overhauls accomplished during the Lease Term shall be in the English language. In the event that any Aircraft Documents are not provided to Lessor, or are not in the English language, the Aircraft shall be deemed not to meet the return conditions of this Appendix 2E and of Article 22 of the Lease. If Lessee subscribes to Manufacturer’s online data access services, Lessee must nonetheless return the Manufacturer’s Repair Manuals with all current revisions provided by Manufacturer in a format acceptable to Lessor.

6.4. All aircraft and engine systems (including those in galleys, passenger compartments and cargo compartments) shall be fully operational for their intended functions. Lessor’s representative shall operationally check all systems prior to the return of the Aircraft and all defects found shall be permanently repaired by Lessee, at Lessee’s expense, prior to return of the Aircraft.

App 2-23	APPENDIX 2E RETURN CONDITION

Appendix 3

to Aircraft Lease Agreement

[NOTE: THE TERMS OF THIS APPENDIX 3 ARE CONFIDENTIAL AND CONTAIN COMMERCIALLY SENSITIVE INFORMATION; THIS APPENDIX 3 MUST BE REMOVED FROM ANY PUBLIC FILING OF THIS LEASE]

ACCEPTANCE CERTIFICATE

(MSN             )

Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (d/b/a Volaris) (“Lessee”) hereby acknowledges that on this             day of             20    , CIT Aerospace International (“Lessor”) did deliver for inspection and acceptance to Lessee under the Aircraft Lease Agreement made between Lessor and Lessee dated as of 30 November 2009 (the “Lease”) the Aircraft, as described below, together with all Aircraft Documents applicable thereto, in accordance with the Lease. Capitalised terms used but not defined herein shall have the meanings given such terms in the Lease.

1.	Aircraft Details

(a)	Airframe

    Aircraft Model:                                     Airbus A319-100

    Manufacturer’s Serial Number:

    Airframe Maintenance Status:

    Total Flight Hours:

    Total Cycles:

(b)	Engines (Installed)

    Engine Type                                             IAE V2527M-A5

    Manufacturer’s Serial                                                         and

    Numbers:

    Maximum Takeoff Thrust                                              lbs.

    Rating:

Engines Maintenance Status:

    Position 1

ESN:

Total Flight Hours:

Total Cycles:

    Position 2

ESN:

Total Flight Hours:

Total Cycles:

App 3-1	APPENDIX 3 ACCEPTANCE CERTIFICATE

(c)	APU (Installed)

    APU Type

    Manufacturer’s Serial Number:

    APU Maintenance Status:

    Total APU Hours:

    Total APU Cycles:

(d)	Landing Gear (Installed)

    Manufacturer’s Serial Numbers:         Left Main:

                                                                       Right Main:

                                                                       Nose:

    Landing Gear Maintenance Status:

    Left Main

    Total Flight Hours:

    Total Cycles:

    Right Main

    Total Flight Hours:

    Total Cycles:

    Nose

    Total Flight Hours:

    Total Cycles:

(e)	Interior Configuration

Seating

Lavatories

Galleys

Passenger Service Units

PSIU

App 3-2	APPENDIX 3 ACCEPTANCE CERTIFICATE

(f)	Aircraft Documents

As described in Attachment(s)                      to this Acceptance Certificate.

(g)	Fuel On Board

                     kgs.

2.	Commercial Matters

(a)	Rent

(i)	Rent Payment Date:

(ii)	Delivery Reference Rate: percent ( %)

(iii)	Customisation Options Payment: $

(iv)	Basic Rent at Delivery: $

(b)	Aircraft Agreed Value

$

(c)	Engine Agreed Value (each Engine) when not installed

$

3.	Acceptance for Delivery

(a) Lessee hereby confirms to Lessor on             , 20     at              A.M./P.M. GMT at             ,              that the above described Aircraft is in accordance with the specifications, terms and conditions for Delivery set forth in the Lease, is satisfactory in all respects and is in the condition required for Delivery under the Lease.

(b) The Scheduled Termination Date is             , 20    *.

*	NOTE: This stated date is provided for the convenience of the parties only and the provisions of Article 2 and Appendix 2A, paragraph 3 shall be controlling.

(c) Lessee confirms that the Aircraft has been examined by its duly appointed and authorised representatives and the same conforms to the information set forth above.

(d) To Lessee’s knowledge, (i) no Default or Event of Default has occurred and is continuing, (ii) and Lessee has no claims, offsets, deductions, set-offs or defenses of any kind or nature in connection with the Lease.

(e) The execution and delivery of this Acceptance Certificate by Lessee (i) signifies Lessee’s absolute and irrevocable acceptance by Lessee of the Aircraft under the Lease, (ii) constitutes, as between Lessee and Lessor, conclusive proof that the Aircraft is delivered in accordance with the description set forth in and in the condition required by the Lease, (iii) Lessee hereby expressly waives any right it may *****

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

App 3-3	APPENDIX 3 ACCEPTANCE CERTIFICATE

Attachment 1

to Acceptance Certificate

SUMMARY LISTING OF AGREED OPTIONS CHANGES

TO STANDARD SPECIFICATION

App 3-4	APPENDIX 3 ACCEPTANCE CERTIFICATE

MSCN List

08/07/2011

SEARCH CRITERIA

Family : null	MSN : 4403	Aircraft status : All

ATA	MSCN Reference	Title	Status	MOD
0210	VOI02J1010302M1A	Compliance with FAR 25-856(b) burn through requirements	Accepted	150700

2131	VOI21J3100101M1A	Introduce modified pressure controller P/N 20791-03AB	Accepted	38652

2131	VOI21J3100102M2A	Introduce modified cabin pressure controller (CPC) P/N 20791-13AC	Accepted	39674

2150	32Y21J5000011M1A	Air conditioning - Air cooling - Introduce new standard of air conditioning pack	Accepted	35805

2150	VOI21J5000012M1A	Air conditioning - Air cooling - Introduce new standard of air conditioning system controller	Accepted	35863

2260	VOI22J6000007M1A	Auto flight - Flight Augmentation Computer (FAC) - Introduce BAM0618 standard	Rejected	35522

2260	VOI22J6000008M1A	Auto flight - Flight Augmentation Computer (FAC) - Introduce BAM0619 standard	Accepted	36766

2260	VOI22J6000010M1A	Auto flight - Flight Augmentation Computer (FAC) - Introduce BAM0620 standard	Accepted	38777

2270	VOI22J7014602M1A	Auto Flight - Flight Management System - Activation of backup nav mode in MCDU	Accepted	36427

2282	VOI22J8210106M1A	Auto flight - Multipurpose Control and Display Unit (MCDU) - Introduce LCD technology	Accepted	35538

2282	VOI22J8210109M1A	Auto flight - MCDU - Introduce new software standard	Accepted	36821

2283	VOI22J8300102M1A	Auto flight - Flight Management Guidance Computer (FMGC) - Introduce std. compatible with PW engines	Accepted	35526

2283	VOI22J8300106M1A	Auto flight - FMGC - Introduce Pllll new FMGC software standard.	Accepted	37311

2283	VOI22J8311002M1A	Activate of “MOD NAV IN GO AROUND” on FMGC	Accepted	38399

2312	VO123J1200101M1A	Communication - VHF System - VHF antenna part number change.	Accepted	38537

2312	VOI23J1200102M1A	Communication - VHF System-Install Collins VDR Std VHF2100 P/N 822-1287-120 capable of VDL mode2	Accepted	38762

2351	VOI23J5112502M1A	Communication-Audio management - Introduce non SATCOM T.E.A.M. ACP3000 P/N ACP2788ADO1	Accepted	38855

2351	VOI23J5112703M1A	Communications - Audio management - Introduce new software standard of Audio Management Unit (AMU)	Rejected	36518

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 1/6

MSCN List

08/07/2011

SEARCH CRITERIA

Family : null	MSN : 4403	Aircraft status : All

ATA	MSCN Reference	Title	Status	MOD
2351	VOI23J5112704M1A	Communications - Audio management Introduce new standard of Audio Management Unit (AMU)	Accepted	37583

2373	32Y23J7300012M1A	Communications - CIDS - Introduce 131A standard of CIDS director	Accepted	35494/K9994

2373	32Y23J7300015M1A	Communications - CIDS - Introduce new standard of DEUs	Accepted	35868

2373	32Y23J7300016M1A	Communications - CIDS - Introduce black screensaver for cabin attendant panels	Rejected	35809

2373	32Y23J7300023M1A	Communications - C1DS - Introduce new standard of OBRM software	Accepted	35885

2373	32Y23J7300024M1A	Communications - CIDS - Configure for non-smoking aircraft at power up	Accepted	35559

2373	VOI23J7300027M1A	Communications - CIDS - Introduce new standard of CIDS director	Accepted	37006

2373	VOI23J7300028M1A	Communications - CIDS - Update OBRM software and update the Cabin Assignment Module (CAM)	Accepted	37007

2373	VOI23J7300031M1A	CIDS - Install handsets N40A (Holmberg) - SFE	Accepted	39410

2373	VO123J7300034M1A	Install GSM hardened handset N40A (Holmberg)	Accepted	150786

2422	VOI24J2200004M2A	Electrical power - AC main generation - Introduce EEPGS GCU software standard 5.2	Accepted	39670

2423	VOI24J2300006M1A	Electrical power - AC auxiliary generation - Introduce new standard of APU generator	Accepted	38054

2432	VOI24J3200002M1A	Electrical power - DC main generation - Introduce a new standard of TRU	Accepted	34891

2470	32Y24J7000101M1A	Electrical power - AC generation - Install electrical outlets in cockpit side consoles	Accepted	28568

2511	VOI25J1100001M1A	Equipment/Furnishings - Cockpit seats - Introduce seats with a reinforced stop pin in seat base	Accepted	37440

2610	VOI26J1000004M2A	Fire protection - Detection - Introduce new standard of Fire Detection Unit (FDU) PIN 3721-00	Accepted	38271

2612	VOI26J1210804M1A	Fire protection - Engine fire and overheat detection - Introduce LEDs for fire protection panel	Accepted	38791

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 2/6

MSCN List

08/07/2011

SEARCH CRITERIA

Family : null	MSN : 4403	Aircraft status : All

ATA	MSCN Reference	Title	Status	MOD
2624	VOI26J2410003M1A	Gauged portable fire extinguishers in cabin - FFE (Fire Fighting Entreprise) PIN BA21741GSR-2	Rejected	39825

2740	32Y27J4000005M1A	Flight controls - Trimmable Horizontal Stabilizer (THS) - Introduce new standard of THS actuator	Accepted	35867

2740	VOI27J4000006M1A	Flight controls - Trimmable Horizontal Stabilizer (THS) - Introduce new pitch trim indicator	Accepted	36686

2793	VOI27J9310112M1A	Flight Controls - ELAC system (Elevator Aileron Computer) - Introduce L92K software standard of ELAC	Accepted	36445

2793	VO127J9310113M1A	Flight controls - ELAC system - Introduce ELAC with software data loading capability	Accepted	36786

2793	VOI27J9310115M2A	ELAC system - Introduce L93 software std and high altitude VMO/MMO overshoot protection hardening	Accepted	38008

2793	VOI27J9310116M1A	Flight controls - ELAC system (Elevator aileron computer -Activate ELAC dataloading function.	Accepted	36999

2795	VOI27J9510103M1A	Flight controls - FCDC system - Introduce standard 57 FCDC	Rejected	35546

2821	VOI28J2110004M1A	Main fuel pump system - Modify fuel pump with improved securing of vapour return valve	Accepted	39067

2821	VOI28J2110502M1A	Main fuel pump system - Fuel pumps - Change the standard of fuel pump	Accepted	36734/J2794

2825	VOI26J2410003M1A	Fuel - Refuel/Defuel system - Remove gravity filling points from wings	Accepted	38209

2842	VOI28J4210007M1A	Fuel - Quantity indicating - Introduce 14-20 standard of FQIC	Accepted	37409

2842	VOI28J4210008M2A	Fuel - Quantity indicating - Introduce 14-10 standard of Fuel Quantity Indicating Computer (FQIC)	Accepted	38090

2910	VOI29J1010405M1A	Hydraulic power - Main hydraulic power - Delete ground service manifolds	Accepted	36625

2910	VOI29J1010406M1A	Hydraulic power - Main hydraulic power - Relocate blue hydraulic pump pressure switch	Accepted	36828

2910	VOI29J2110409M2A	Hydraulic power - Auxiliary hydraulic power - Introduce new standard of electric pump	Rejected	37047

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 3/6

MSCN List

08/07/2011

SEARCH CRITERIA

Family : null	MSN : 4403	Aircraft status : All

ATA	MSCN Reference	Title	Status	MOD
2922	VOI29J2200102M1A	Introduce Ram Air Turbine P/N 7663528	Accepted	38890

2923	VOI29J2300104M1A	Hydraulic power Power transfer - Introduce new standard of Power Transfer Unit (PTU)	Not applicable anymore	36420

3011	VOI30J1100001M1A	Introduce wing anti-ice valve Honeywell P/N 38E93-6	Accepted	39809

3133	VOI31J3300004M1A	Indicating/Recording systems - DFDRS interconnection - Introduce new std of row config software	Accepted	35801

3133	VOI31J3300103M1A	Install linear accelerometer L3COM P/N 17A717-03-00	Rejected	150196

3136	VOI31J3610004M1A	Indicating/Recording systems - AIDS interconnection - Introduce TELEDYNE FDIMU	Rejected	30142

3138	VOI31J3800005M1A	Introduce DLRB disk capable of ELAC dataloading	Accepted	38353

3152	VOI31J5210501M1A	change basic radio altitude auto call-outs	Not applicable anymore	150090

3153	VOI31J5310006M1A	Indicating/Record Systems - Flight Warning Computer (FWC) - Introduce H2F3 standard	Accepted	35220

3153	VOI31J5310010M1A	Indicating/Recording Systems - Flight Warning Computer (FWC) - Introduce H2-F3P standard.	Accepted	38425

3153	VOI31J5310508M1A	Indicating/Recording systems - FWC - Attenuate the buzzer associated with the crew call	Accepted	33832

3156	VOI31J5600101M1A	Indicating/Recording systems - ECAM control panel - Introduce new hardware standard	Accepted	36677

3160	VOI31J6000001M1A	Indicating/Recording Systems - Electronic Instrument System - Activate Engine Available Display	Accepted	34665

3162	32Y31J6201003M1A	Indicating/Recording systems - DMC - Introduce std; capable of high speed teleloading to ARINC615A	Accepted	35520

3162	VOI31J6201004M2A	Indicating/Recording systems - EIS - Introduce DMCs with EIS2 57 software	Accepted	36725

3211	VOI32J1100104M1A	MLG - alternate harnesses vendor Aerazur	Accepted	151136/J3173

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 4/6

MSCN List

08/07/2011

SEARCH CRITERIA

Family : null	MSN : 4403	Aircraft status : All

ATA	MSCN Reference	Title	Status	MOD
3221	32Y32J2110003M1A	Landing gear - Nose gear - Introduce new standard of NLG	Accepted	35241

3221	32Y32J2110004M1A	Landing gear - Nose gear - Introduce new standard with heat shrink sleeve to prevent barrel wear	Accepted	36363

3221	VOI32J2110005M1A	Landing gear - Nose gear - Introduce all-metal proximity switches and baulked lever	Accepted	36444

3242	32Y32J4210505M1A	Landing gear - Normal braking - Introduce L4.8 standard of BSCU	Accepted	35216

3242	VOI32J4210507M1A	Landing gear - Normal braking - Introduce L4.9 standard BSCU software	Accepted	36853

3242	VOI32J4210508M1A	LANDING GEAR - NORMAL BRAKING - INSTALL BSCU SOFTWARE STD “L4.9 B” (EM2)	Accepted	38973

3340	VOI33J4110206M1A	Introduce new Wingtip Navigation Light (LED technology)	Accepted	150780

3348	VOI33J4810101M1A	Lights - Anti-collision/Strobe lighting - Introduce new wingtip power supply units	Accepted	36937

3349	VOI33J4910304M2A	Lights -Wing and engine scan lighting - Introduce new standard of engine scan light	Accepted	37206

3410	VOI34J1011727M1A	Navigation - ADIRS - Remove ADIRS CDU	Accepted	36743

3411	VOI34J1100002M1A	Install Angle of Attack (AOA) sensors Thales P/N C16291AB	Accepted	150006

3413	VOI34J1310603M1A	Navigation - Sensors power supply and switching - Introduce new standard of pitot probe	Accepted	35894

3420	VOI34J2020203M1A	Navigation-Standby data: Integrated standby Instrument System (ISIS) - Introduce new indicator	Accepted	34429

3436	VOI34J3600001M1A	Navigation-Instrument Landing System (LOC AND G/S) - Localizer antenna part number change.	Accepted	37762

3436	VOI34J3600002M1A	Navigation Instrument Landing System (LOC AND G/S) - Glide/Slope antenna part number change.	Accepted	37763

3436	VOI34J3611001M1A	Navigation - MMR - Introduce improved software standard	Accepted	37356

3443	VOI34J4320309M1A	Navigation - TCAS - Change TCAS equipment from BFE to SFE	Rejected	37672

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 5/6

MSCN List

08/07/2011

SEARCH CRITERIA

Family : null	MSN : 4403	Aircraft status : All

ATA	MSCN Reference	Title	Status	MOD
3448	32Y34J4813205M1A	Navigation - GPWS - Activate peaks and obstacle modes	Accepted	31375

3448	VOI34J4800002M1A	Navigation - Ground Proximity Warning System (GPWS) - Introduce GPWC with peaks/obstacle capability	Accepted	34634

3450	VOI34J5011103M1A	Navigation - Dependent position determining - Reindustrialize ATC/DME antennas	Accepted	37880

3455	VOI34J5510211M1A	Navigation - VOR/Marker - Reindustrialise marker antenna	Accepted	37881

3530	VOI35J3000002M1A	Oxygen - Portable oxygen - Introduce lightweight portable oxygen cylinder assembly	Accepted	37110

3611	VOI36J1100007M1A	Pneumatic - Engine bleed air supply - Introduce standard 9 Bleed Monitoring Computer (BMC)	Accepted	35550

3622	VOI36J2200101M1A	Pneumatic - Leak detection - Activate pylon leak detection monitoring	Not applicable anymore	36595

3831	VOI38J3110001M1A	Water/Waste - Toilet system - Introduce a new toilet assembly	Accepted	36639

3831	VOI38J3110003M1A	Water/waste -Waste disposal - Introduce an improved vacuum generator	Accepted	35934

4621	VOI46J2100102M1A	Information systems - ATIMS - Introduce ATSU hardware capable of high speed uploading on A/C	Accepted	33238

4621	VOI46J2100103M1A	Information systems - ATIMS - Introduce ATSU software upgrade	Accepted	34869

7322	VOI73J2200103M1A	Engine fuel and control - FADEC system - Introduce SCN19 EEC software standard	Accepted	35944

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 6/6

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
VOI56J001A	ALTERNATE LATERAL WINDOWS - SAINT-GOBAIN SULLY	ACCEPTED	VOI56J1010223S1A	5600	CN56.10.102 23	VOI	*A

VOI52J001A	INSTALLATION OF DEADBOLT ON REINFORCED COCKPIT DOOR	ACCEPTED	VOI52J5110008S1A	5251	CN52.51.100 08	VOI	*A

VOI51J007A	ALTERNATE PAINT SYSTEM (CF PRIMER, BASE COAT/CLEAR COAT) ON FUSELAGE and VERT. STABILIZER - MANKIEWICZ	ACCEPTED	VOI51J2270501S1A	5122	CN51.22.705 01	VOI	*A

VOI51J006A	ALTERNATE PAINT SYSTEMS (CF PRIMER) ON NACELLES-MANKIEWICZ	ACCEPTED	VOI51J2221506S1A	5122	CN51.22.215 06	VOI	*A

VOI51J003A	EXTERNAL LIVERY DECORATIVE ADHESIVE FILM (SFE)	ACCEPTED	VOI51J2225053S1A	5122	CN51.22.250 53	VOI	*A

VOI49J001A	APU ALTERNATE EQUIPMENT - HONEYWELL, GTCP131-9A	ACCEPTED	VOI49J0010506S1A	4900	CN49.00.105 06	VOI	*A

VOI46J2110213A	AIRBUS STANDARD AOC SOFTWARE FROM ROCKWELL COLLINS WITH UNITS IN KG (BY DEFAULT)	ACCEPTED	VOI46J2110213S1A	4621	CN46.21.102 13	VOI	*A

VOI35J003A	NON-INSTALLATION OF LIGHTWEIGHT OXYGEN ASSEMBLY FROM VENDOR AVOX (REVERT TO STEEL BOTTLES)	ACCEPTED	VOI35J3212032S2A	3532	CN35.32.120 32	VOI	*A

VOI35J002A	INTRODUCTION OF LIGHTWEIGHT OXYGEN ASSEMBLY FROM VENDOR AVOX	ACCEPTED	VOI35J3212030S1A	3532	CN35.32.120 30	VOI	*A

VOI34J008A	SINGLE WXR (ARINC 708A) WITH PWS AND MULTISCAN (WXR 2100) - ROCKWELL COLLINS, PN-213	ACCEPTED	VOI34J4130011S1A	3441	CN34.41.300 11	VOI	*A

VOI34J007A	EGPWC ALTERNATE EQUIPMENT - HONEYWELL, -003	ACCEPTED	VOI34J4812403S1A	3448	CN34.48.124 03	VOI	*A

VOI34J006A	INSTALLATION OF ISIS - THALES AVIONICS, PN C16221VA01	ACCEPTED	VOI34J2020206S1A	3420	CN34.20.202 06	VOI	*A

VOI34J005A	TCAS CHANGE 7 - ACSS 2000 / ATC ELS, EHS - ROCKWELL COLLINS 901 (-10006)	ACCEPTED	VOI34J4320037S1A	3443	CN34.43.200 37	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 1/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
VOI34J004A	ADIRS 4MCU - HONEYWELL, PN HG2030AE23	ACCEPTED	VOI34J1011718S1A	3410	CN34.10.117 18	VOI	*A

VOI33J007A	INSTALLATION OF BRIGHTER LED PILOT CHART HOLDER AND MAP READING LIGHTS	ACCEPTED	VOI33J1210902S1A	3312	CN33.12.109 02	VOI	*A

VOI33J006A	LIGHTING COLOUR DEFINITION - CHANGE 1	ACCEPTED	VOI33J2113650S1A	3320	CN33.21.136 50	VOI	*A

VOI33J005A	EHC - PSU ATTENDANT CALL INDICATION LIGHT COLOR CHANGE TO BLUE	ACCEPTED	VOI33J2011605S1A	3320	CN33.20.116 05	VOI	*A

VOI33J004A	COLOURED ILLUMINATION WITH LED STRIPS IN CEILING	ACCEPTED	VOI33J2113615S1A	3320	CN33.21.136 15	VOI	*A

VOI33J003A	COLOURED ILLUMINATION WITH LED STRIPS IN SIDE WALLS	ACCEPTED	VOI33J2113614S1A	3320	CN33.21.136 14	VOI	*A

VOI33J002A	LIGHTING COLOUR DEFINITION	ACCEPTED	VOI33J2113610S1A	3320	CN33.21.136 10	VOI	*A

VOI29J001A	HYDRAULIC EDPS ALTERNATE EQUIPMENT - EATON AEROSPACE, PN 3031863-001	ACCEPTED	VOI29J1011012S1A	2910	CN29.10.110 12	VOI	*A

VOI25J054A	LH PARTITION PN CHANGE (BFE) - DRIESSEN	ACCEPTED	VOI25J2646409S1A	2526	CN25.26.464 09	VOI	*A

VOI25J053A	INSTALLATION OF ONE ADDITIONAL LIFE VEST DUE TO THE INSTALLATION OF THE 4TH OCCUPANT SEAT IN COCKPIT	ACCEPTED		2565	CN25.65.001 21	VOI	*A

VOI25J052A	CARPET PN CHANGE - ANKER	ACCEPTED	VOI25J2813289S1A	2528	CN25.28.132 89	VOI	*A

VOI25J051A	INTERIOR COLOUR SPECIFICATION CHANGE (2)	ACCEPTED	VOI25J2310305S1A	2523	CN25.23.103 05	VOI	*A

VOI25J050A	EMERGENCY EQUIPMENT DRAWING CHANGE DUE TO NEW LAYOUT	ACCEPTED	VOI25J6520626S1A	2565	CN25.65.206 26	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 2/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
VOI25J049A	PASSENGER, CREW AND DEMO LIFE VEST CHANGE FROM HOOVER TO EASTERN AERO MARINE	ACCEPTED	VOI25J6609068S1A	2566	CN25.66.090 68	VOI	*A

VOI25J048A	CABIN LAYOUT CHANGE	ACCEPTED	VOI25J2034901S1A	2520	CN25.20.349 01	VOI	*A

VOI25J047A	EHC - INSTALLATION OF STOWAGE (BFE) - HEIGHT BELOW OHSC	ACCEPTED	VOI25J2760101S1A	2527	CN25.27.601 01	VOI	*A

VOI25J046A	HONEYWELL PORTABLE ELT P/N CHANGE (PN 1153538-1)	ACCEPTED	VOI25J6519763S2A	2565	CN25.65.197 63	VOI	*A

VOI25J045A	INSTALLATION OF ELECTRICAL FOOT WARMERS FOR PILOTS (INCREASED SETTING) - DIEHL GMBH	ACCEPTED	VOI25J1510103S1A	2515	CN25.15.101 03	VOI	*A

VOI25J044A	NTF SELECTION (SFE STANDARD I) - GERFLOR BATIFLEX AVR175A - SOLO	ACCEPTED	VOI25J2820006S2A	2528	CN25.28.200 06	VOI	*A

VOI25J043A	SEAT BELT PN CHANGE (VOI)	ACCEPTED	VOI25J2117932S1A	2521	CN25.21.179 32	VOI	*A

VOI25J042A	CHANGE EMERGENCY MEDICAL KIT PROVISIONS BY A MISCELLANEOUS EMERGENCY EQUIPMENT RACK (250 X 357 X 69)	ACCEPTED	VOI25J6401218S1A	2564	CN25.64.012 18	VOI	*A

VOI25J040A	SEAT PN CHANGE DUE TO LIFE VEST POUCH CHANGE (VOI)	ACCEPTED	VOI25J2117631S1A	2521	CN25.21.176 31	VOI	*A

VOI25J039A	REMOVAL OF ONE LIFE VEST IN COCKPIT (VOI)	ACCEPTED	VOI25J6519730S1A	2565	CN25.65.197 30	VOI	*A

VOI25J038A	STOWAGE P/N CHANGE DUE TO DESIGN ADAPTATION FOR EHC (VOI*A) -2	ACCEPTED	VOI25J2728817S1A	2527	CN25.27.288 17	VOI	*A

VOI25J036A	INTERIOR COLOUR SPECIFICATION CHANGE	ACCEPTED	VOI25J2310301S1A	2523	CN25.23.103 01	VOI	*A

VOI25J035A	INSTALLATION OF A320 FAMILY ENHANCED CABIN	ACCEPTED	VOI25J2020001S1A	2520	CN25.20.200 01	VOI	*A

VOI25J034A	DEMO BELT P/N UPDATE (VOI) -2	ACCEPTED	VOI25J6519881S1A	2565	CN25.65.198 81	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 3/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
VOI25J033A	CABIN FLASHLIGHT P/N CHANGE (SFE) VENDOR DME	ACCEPTED	VOI25J6519879S1A	2565	CN25.65.198 79	VOI	*A

VOI23J017A	INSTALLATION OF SINGLE HF SYSTEM (DATA LINK CAPABLE) ROCKWELL COLLINS 900	ACCEPTED	VOI23J1111512S1A	2311	CN23.11.115 12	VOI	*A

VOI23J016A	BOOMSETS ALTERNATE EQUIPMENT - TELEX COMMUNICATIONS, PN 64300-210	ACCEPTED	VOI23J5113627S1A	2351	CN23.51.136 27	VOI	*A

VOI23J015A	CUSTOMIZED SCENARIO LIGHTING DEFINITION CHANGE 1	ACCEPTED	VOI23J7320862S1A	2373	CN23.73.208 62	VOI	*A

VOI23J014A	CIDS LIGHTING SCENARIO DEFINITION	ACCEPTED	VOI23J7300560S1A	2373	GN23.73.005 60	VOI	*A

VOI23J013A	SCENARIO BASED CABIN LIGHTING CONTROL	ACCEPTED	VOI23J7300550SIA	2373	GN23.73.005 50	VOI	*A

VOI23J010A	AUTOMATIC PROGRAMMABLE ELT (406AF) ASSOCIATED WITH REMOTE CONTROL PANEL IN COCKPIT - ELTA (BFE)	ACCEPTED	VOI23J0013231S2A	2300	CN23.00.132 31	VOI	*A

VOI22J001A	FM KITS (REL. 1A - FMGC S5I11) / MCDU ALTERN. EQUIP – THALES AVIONICS/SMITH ASSOC. WITH IAE ENGINES	ACCEPTED	VOI22J7010034S1A	2270	CN22.70.100 34	VOI	*A

VOI21J004A	INSTALLATION OF OZONE CATALYTIC CONVERTERS - ENGELHARDT CORPORATION, PN 20499006	ACCEPTED	VOI21J7010907S1A	2170	CN21.70.109 07	VOI	*A

VOI21J003A	AVIONICS VENTILATION AIR FILTER ALTERNATE EQUIPMENT - PALL-APME, QB0776	ACCEPTED	VOI21J2710806S1A	2127	CN21.27.108 06	VOI	*A

VOI11J026A	ENGINE DANGER AREA DECALS - FEET AND METRIC DISTANCES	ACCEPTED	VOI11J2010505S1A	1120	CN11.20.105 05	VOI	*A

VOI11J024A	CABIN PLACARD CHANGE ACCORDING TO REFERENCE DOCUMENT	ACCEPTED	VOI11J3013402S1A	1130	CN11.30.134 02	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 4/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
VOI11J023A	INSTALLATION OF WEIGHT PLACARD ON EACH OVERWIND HATCH	ACCEPTED	VOI11J3013105S1A	1130	CN11.30.131 05	VOI	*A

VOI11J6022A	PLACARD CORRECTION (TAI)	ACCEPTED	VOI11J3013401S1A	1130	CN11.30.134 01	VOI	*A

VOI11J021A	BILINGUAL EXTERNAL MARKINGS -TRANLATION MODIFICATION	ACCEPTED	VOI11J2012942S1A	1120	CN11.20.129 42	VOI	*A

VOI11J019A	INSTALLATION OF LEASING IDENTIFICATION PLATES ON ENGINES, LH DOOR FRAME AND LAV A PARTITION	ACCEPTED	VOI11J0012401S1A	1100	CN11.00.124 01	VOI	*A

VOI11J017A	NOSE LANDING GEAR (NLG) STEERING AND MAX TOW BAR ANGLE MARKINGS	ACCEPTED	VOI11J2011907S1A	1120	CN11.20.119 07	VOI	*A

VOI02J014A	AVIONICS/COCKPIT - CHANGE ROCKWELL COLLINS AOC FROM BFE TO SSBFE (WITH UNITS IN KG BY DEFAULT)	ACCEPTED	VOI02J3513093S1A	0235	CN02.35.130 93	VOI	*A

VOI02J012A	AIRCRAFT OPERATION ON RUNWAYS LESS THAN 45M WIDE	ACCEPTED	VOI02J1012301S1A	0210	CN02.10.123 01	VOI	*A

C9G71J001CK	INSTALLATION OF IAE SELECTONE OPTION PACKAGE	ACCEPTED		7100	CN71.00.100 02	C9G	*CK

C9G38J001CK	PROVIDE A COMPLIANCE STATEMENT WITH USPHS HANDBOOK ON SANITATION	ACCEPTED		3810	CN38.10.102 04	C9G	*CK

C9G34J002CK	FULL PROVISION FOR SECOND ADF SYSTEM	ACCEPTED		3453	CN34.53.109 01	C9G	*CK

C9G34J001CK	WIRING PROVISION FOR T2CAS	ACCEPTED		3443	CN34.43.240 01	C9G	*CK

C9G25J3101502CK	COMPLETE PROVISION WITHOUT BIN SEGMENTATION FOR A WET GALLEY - H/S AND F/S 4 TROLLEY, AREA 31.020	ACCEPTED		2531	CN25.31.015 02	C9G	*CK

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 5/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
C9G25J1120803CK	INSTALLATION OF FOURTH OCCUPANT SEAT IN COCKPIT SOGERMA/SOCEA	ACCEPTED		2511	CN25.11.208 03	C9G	*CK

C9G25J002CK	INSTALLATION OF ONE ADDITIONAL LIFE VEST DUE TO THE INSTALLATION OF THE 4TH OCCUPANT SEAT IN COCKPIT	ACCEPTED		2565	CN25.65.001 21	C9G	*CK

C9G23J001CK	FULL PROVISION FOR A SECOND HF SYSTEM (ARINC 719)	ACCEPTED		2311	CN23.11.118 01	C9G	*CK

C9G11J002CK	US AND METRIC UNITS FOR CARGO COMPARTMENT HEIGHT PLACARDS	ACCEPTED		1130	CN11.30.136 01	C9G	*CK

C9G11J001CK	INSTALLATION OF LEASING IDENTIFICATION PLATES ON APU	ACCEPTED		1100	CN11.00.124 06	C9G	*CK

C9G02J003CK	COMPLIANCE STATUS FOR FAR 121	ACCEPTED		0212	CN02.12.117 05	C9G	*CK

C9G02J002CK	CABIN - CHANGE SSBFE INTO BFE	ACCEPTED		0235	CN02.35.141 13	C9G	*CK

C9G02J001CK	PORTABLE ELT STATUS CHANGE FROM SSBFE TO BFE	ACCEPTED		0235	CN02.35.139 05	C9G	*CK

32Y72J001A	IAE ENGINES - V2527M-A5 AT 26 500 LBF NOMINAL THRUST (A319-133)	ACCEPTED	32Y72J0011939S2A	7200	CN72.00.119 39	VOI	*A

32Y56J2110002A	INSTALLATION OF ADDITIONAL CABIN WINDOW BETWEEN FRAMES 64 AND 65 RH	ACCEPTED	32Y56J2110002S1A	5621	CN56.21.100 02	VOI	*A

32Y56J2110001A	INSTALLATION OF ADDITIONAL CABIN WINDOW BETWEEN FRAMES 64 AND 65 LH	ACCEPTED	32Y56J2110001S1A	5621	CN56.21.100 01	VOI	*A

32Y56J1010202A	ALTERNATE FRONT WINDOWS - SAINT-GOBAIN SULLY	ACCEPTED	32Y56J1010202S1A	5600	CN56.10.102 02	VOI	*A

32Y55J3010101A	INSTALLATION OF EROSION PROTECTION ON VERTICAL STABILIZER LEADING EDGE - STAINLESS STEEL	ACCEPTED	32Y55J3010101S1A	5530	CN55.30.101 01	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 6/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
32Y38J4110101A	INSTALLATION OF AUXILIARY COMPRESSOR IN THE POTABLE WATER PRESSURIZATION SYSTEM	ACCEPTED	32Y38J4110101S1A	3840	CN38.41.101 01	VOl	*A

32Y38J1010402A	INSTALLATION OF WATER CONDITIONER IN POTABLE WATER SYSTEM (A318, A319, A321)	ACCEPTED	32Y38J1010402S1A	3810	CN38.10.104 02	VOl	*A

32Y35J3110804A	COCKPIT PBE ALTERNATE EQUIPMENT (SFE) - AVOX SYSTEMS INC.	ACCEPTED	32Y35J3110804S1A	3531	CN35.31.108 04	VOl	*A

32Y35J2001001A	INSTALLATION OF FOUR OXYGEN MASKS PER BOX	ACCEPTED	32Y35J2001001S1A	3520	CN35.20.010 01	VOI	*A

32Y35J1120102A	COCKPIT OXYGEN CYLINDER ALTERNATE EQUIPMENT 115 CU FT (STEEL) - EROS (INTERTECHNIQUE GROUP)	ACCEPTED	32Y35J1120102S1A	3511	CN35.11.201 02	VOI	*A

32Y35J001A	IDENTIFICATION OF PAX CHEMICAL OXYGEN GENERATORS	ACCEPTED	32Y35J2010401S1A	3520	CN35.20.104 01	VOI	*A

32Y34J5010404A	DDRMI VOR/ADF/DME - ROCKWELL COLLINS	ACCEPTED	32Y34J5010404S1A	3457	CN34.50.104 04	VOI	*A

32Y34J4813203A	ACTIVATION OF THE OBSTACLE FUNCTION IN THE EGPWS - (EIS2)	ACCEPTED	32Y34J4813203S2A	3448	CN34.48.132 03	VOI	*A

32Y34J4813202A	ACTIVATION OF THE PEAKS FUNCTION IN THE EGPWS - (EI52)	ACCEPTED	32Y34J4813202S2A	3448	CN34.48.132 02	VOI	*A

32Y34J4210107A	RADIO ALTIMETERS ALTERNATE EQUIPMENT – ROCKWELL COLLINS 900	ACCEPTED	32Y34J4210107S1A	3442	CN34.42.101 07	VOI	*A

32Y34J2020202A	INSTALLATION OF ISIS - THALES AVIONICS	ACCEPTED	32Y34J2020202S1A	3420	CN34.20.202 02	VOI	*A

32Y34J1310601A	PITOT PROBES ALTERNATE EQUIPMENT - BF GOODRICH AEROSPACE	ACCEPTED	32Y34J1310601S1A	3413	CN34.13.106 01	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 7/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
32Y34J1310501A	INSTALLATION OF ASPIRATED TAT PROBES - BF GOODRICH AEROSPACE	ACCEPTED	32Y34J1310501S1A	3413	CN34.13.105 01	VOrA

32Y34J003A	SINGLE WXR (ARINC 708A) WITH PWS AND MULTISCAN ROCKWELL COLLINS	ACCEPTED	32Y34J4130004S1A	3441	CN34.41.300 04	VOI	*A

32Y34J001A	RADIO ALTITUDE AUTOMATIC CALL-OUTS	ACCEPTED	32Y34J4211701S1A	3442	CN34.42.117 01	VOI	*A

32Y33J001A	INSTALLATION OF FLOOR-MOUNTED EEPMS - LUFTHANSA TECHNIK (WITH COVER) / EXIT IDENTIFIER - AIRSIGNA	ACCEPTED	32Y33J5011041S1A	3350	CN33.50.110 41	VOI	*A

32Y32J4820012A	INSTALLATION OF UNIVERSAL BRAKE COOLING FANS ON BF-GOODRICH WHEELS AND BRAKES	ACCEPTED	32Y32J4820012S1A	3248	CN32.48.200 12	VOI	*A

32Y32J4112005A	NLG TIRES SELECTION - MICHELIN (30X8.8-R15 RADIAL TIRES)	ACCEPTED	32Y32J4112005S1A	3241	CN32.41.120 05	VOI	*A

32Y32J4111101A	MLG TIRES SELECTION - MICHELIN (46X17-R20 RADIAL TIRES)	ACCEPTED	32Y32J4111101S1A	3241	CN32.41.111 01	VOI	*A

32Y32J4011325A	WHEELS AND BRAKES ALTERNATE EQUIPMENT (DURACARB) - GOODRICH	ACCEPTED	32Y32J4011325S1A	3240	CN32.40.113 25	VOI	*A

32Y32J001A	SMALL BORE INFLATION VALVES ON NLG and MLG BF GOODRICH WHEELS (WITHOUT INDICATOR)	ACCEPTED	32Y32J10110301S1A	3240	CN132.10.103 01	VOI	*A

32Y31J5210202A	ACTIVATION OF ECAM OEB REMINDER FUNCTION ON FWC	ACCEPTED	32Y31J5210202S1A	3152	CN31.52.102 02	VOI	*A

32Y31J3320014A	SSFDR ALTERNATE EQUIPMENT (256 W/S CAPABLE) - HONEYWELL	ACCEPTED	32Y31J3320014S1A	3133	CN31.33.200 14	VOl	*A

32Y30J1110101A	WING ANTI-ICE VALVES - HONEYWELL	ACCEPTED	32Y30J1110101S1A	3011	CN30.11.101 01	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 8/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
32Y29J2110407A	ELECTROPUMPS ALTERNATE EQUIPMENT - EATON AEROSPACE	ACCEPTED	32Y29J2110407S1A	2910	CN29.21.104 07	VOI	*A

32Y25J6700101A	INSTALLATION OF MEDICAL OUTLETS IN AFT RH PSU CHANNEL (115V/400HZ and 28V DC/360 W)	ACCEPTED	32Y25J6700101S1A	2567	CN25.67.001 01	VOI	*A

32Y25J2821002A	NTF SELECTION (SFE STANDARD II) -TOP LAYER GERFLOR/BATIFLEX AV300 - SOLO	ACCEPTED	32Y25J2821002S1A	2528	CN25.28.210 02	VOI	*A

32Y25J2062210A	INSTALLATION OF ENLARGED RACEWAYS	ACCEPTED	32Y25J2062210S1A	2520	CN25.20.622 10	VOI	*A

32Y25J031A	RELOCATION OF ELT (32Y)	ACCEPTED	32Y25J6520250S1A	2565	CN25.65.202 50	VOI	*A

32Y25J029A	CATERING EQUIPMENT P/N CHANGE - AIRLINE LOGO (VOLARIS)	ACCEPTED	32Y25J3510805S1A	2535	CN25.35.108 05	VOI	*A

32Y25J028A	RELOCATION OF PBE (32Y)	ACCEPTED	32Y25J6519857S1A	2565	CN25.65.198 57	VOI	*A

32Y25J027A	C/A SEAT RESTRAINT SYSTEM CHANGE	ACCEPTED	32Y25J2217003S1A	2522	CN25.22.170 03	VOI	*A

32Y25J026A	INSTAL. OF SLIDE RAFTS AT FWD AND AFT PAX/CREW/SERVICE DOORS (SFE) - AIR CRUISERS (A318/A319/A320)	ACCEPTED	32Y25J6210202S1A	2562	CN25.62.102 02	VOI	*A

32Y25J025A	REPLACEMENT OF CAS AND INSTALLATION OF ADDITIONAL DOGHOUSE (BFE) FROM SUPPLIER DRIESSEN	ACCEPTED	32Y25J2216910S1A	2522	CN25.22.169 10	VOI	*A

32Y25J024A	INSTALLATION OF EMERGENCY EQUIPMENT CONTAINERS IN GALLEYS G1 AND AFT GALLEY/STOWAGE	ACCEPTED	32Y25J3510696S1A	2535	CN25.35.106 96	VOI	*A

32Y25J023A	INSTALLATION OF 110 VAC/60 HZ PED POWER OUTLET(S) AT SELECTED SEAT(S) (Y/CLASS) - K1D-SYSTEME GMBH	ACCEPTED	32Y25J2101001S1A	2521	C1425.21.010 01	VOI	*A

32Y25J022A	IN-SEAT POWER SUPPLY SYSTEM CHANGES	ACCEPTED	32Y25J2100200G1A	2521		VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 9/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
32Y25J021A	ADDITIONAL EMERGENCY EQUIPMET OUT OF EECG (32Y)	ACCEPTED	32Y25J6550167S1A	2565	CN25.65.501 67	VOI	*A

32Y25J020A	FULL PROVISIONS FOR LAVATORY D AND E	ACCEPTED	32Y25J4211510S1A	2540	CN25.42.115 10	VOI	*A

32Y25J019A	FULL PROVISIONS FOR GALLEY G5 INSTALLATION	ACCEPTED	32Y25J3111216S1A	2530	CN25.31.112 16	VOI	*A

32Y25J018A	INSTALLATION OF STOWAGE, UNDER BIN HEIGHT (BFE} SUPPLIER DRIESSEN	ACCEPTED	32Y25J2717040S1A	2524	CN25.27.170 40	VOI	*A

32Y25J017A	INSTALLATION OF STOWAGE BETWEEN LAVATORY AND F (BFE) SUPPLIER DRIESSEN	ACCEPTED	32Y25J2717039S1A	2524	CN25.27.170 39	VOI	*A

32Y25J016A	INSTALLATION OF WINDSREENS FWD OF THE AFT PASSENGER DOOR (BFE) SUPPLIER DRIESSEN	ACCEPTED	32Y25J2614036S1A	2526	CN25.26.140 36	VOI	*A

32Y25J015A	CARGO HOLD CONFIGURATION	ACCEPTED	32Y25J5000100G1A	2550		VOI	*A

32Y25J014A	PROVISION FOR C/A SEAT AT LOCATION 9 - FORWARD OF AFT RH PASSENGER/CREW/SERVICE DOOR (SWIVEL TYPE)	ACCEPTED	32Y25J2210405S1A	2522	CN25.22.104 05	VOI	*A

32Y25J013A	PROVISION FOR C/A SEAT AT LOCATION 4 - FORWARD OF AFT LH PASSENGER/CREW/SERVICE DOOR (Y 495.8 MM)	ACCEPTED	32Y25J2210051S1A	2522	CN25.22.100 51	VOI	*A

32Y25J012A	C/A SEAT AT LOCATION 7 -AFT OF AFT LH DOOR (Y 753.75 MM) - WITH MODIFIED STOWAGE	ACCEPTED	32Y25J2212031S1A	2522	GN25.22.120 31	VOI	*A

32Y25J011A	INSTALLATION OF HOLDER FOR SOAP BOTTLES CELESTE	ACCEPTED	32Y25J4520118S1A	2540	CN25.45.201 18	VOI	*A

32Y25J010A	WASHBASIN IN ALTERNATE MATERIAL - STAINLESS STEEL (VARICOR WORK-TOP)	ACCEPTED	32Y25J4518003S1A	2545	CN25.45.180 03	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 10/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
32Y25J009A	INSTALLATION OF NON-ELECTRICAL GALLEY CATERING EQUIPMENT (BEE) (CHANGE 1)(HEAD OF VERS.)	ACCEPTED	32Y25J3513103S1A	2535	CN25.35.131 03	VOI	*A

32Y25J008A	INSTALLATION OF ELECTRICAL GALLEY CATERING EQUIPMENT (BFE) (CHANGE 1)	ACCEPTED	32Y25J3513004S1A	2535	CN25.35.130 04	VOI	*A

32Y25J006A	FROM DISPERSION-ADHESIVE TO DOUBLE-SIDED ADHESIVE TAPE	ACCEPTED	32Y25J2810302S1A	2528	CN25.28.103 02	VOI	*A

32Y25J005A	DELIVERY OF LOOSE PARTS FOR LATER INSTALLATION OF IFE CONTROL PANEL ON OHSC	ACCEPTED	32Y25J2412010S1A	2524	CN25.24.120 10	VOI	*A

32Y25J004A	CABIN LAYOUT DEFINITION	ACCEPTED	32Y25J2000100G1A	2520		VOI	*A

32Y25J003A	CABIN EMERGENCY EQUIPMENT	ACCEPTED	32Y25J0000100G1A	2500		VOI	*A

32Y25J002A	IFE CREW PANEL STRUCTURAL PROVISION IN ENHANCED OHSC - PANASONIC	ACCEPTED	32Y25J2413229S1A	2524	CN25.24.132 29	VOI	*A

32Y25J001A	INTERIOR COLOR SCHEME DEFINITION	ACCEPTED	32Y25J2350001S1A	2523	CN25.23.500 01	VOI	*A

32Y23J7110310A	SSCVR ALTERNATE EQUIPMENT - HONEYWELL	ACCEPTED	32Y23J7110310S1A	2371	CN23.71.103 10	VOI	*A

32Y23J009A	INSTAL. OF THIRD RMP WITH TURBO TUNING OF VHF CHANNELS and HF DATA ACTIV. CAPABILITY - THALES AVIONICS	ACCEPTED	32Y23J131010651A	2313	CN23.13.101 06	VOI	*A

32Y23J007A	COCKPIT HAND MICROPHONE ALTERNATE EQUIPMENT - HOLMBERG	ACCEPTED	32Y23J5013804S1A	2350	CN23.50.138 04	VOI	*A

32Y23J005A	FLASHING STEWARD CALL LIGHT	ACCEPTED	32Y23J7314401S1A	2373	CN23.73.144 01	VOI	*A

32Y23J004A	PROVISION FOR VCC IN OHSC AFT OF DOOR 1 LH	ACCEPTED	32Y23J3610504S1A	2336	CN23.36.105 04	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 11/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
32Y23J003A	WIRING PROVISIONS FOR DIGITAL SERVER SYSTEM (SC-A AND CREW PANEL) - PANASONIC	ACCEPTED	32Y23J3600701S1A	2336	CN23.36.007 01	VOI	*A

32Y23J002A	CIDS CHANGES	ACCEPTED	32Y23J7300100G1A	2373		VOI	*A

32Y23J001A	ENTERTAINMENT SYSTEM	ACCEPTED	32Y23J3600100G1A	2336		VOI	*A

32Y21J002A	NON INSTALLATION OF NEW RPCU	ACCEPTED	32Y21J3000020S1A	2130	CN21.30.000 20	VOI	*A

32Y11J016A	SECOND LANGUAGE FOR DOOR OPERATION EXTERNAL PLACARDS AND MARKINGS	ACCEPTED	32Y11J2010001S1A	1120	CN11.20.100 01	VOI	*A

32Y11J015A	ADDITIONAL LANGUAGE SPANISH ON CREW PLACARD	ACCEPTED	32Y11J3012212S1A	1130	CN11.30.122 12	VOI	*A

32Y11J013A	MLG TIRE INFLATING PLACARD (TAI)	ACCEPTED	32Y11J2210004S1A	1122	CN11.22.100 04	VOI	*A

32Y11J012A	ADDITIONAL EXTERNAL MARKINGS	ACCEPTED	32Y11J2012875S1A	1120	CN11.20.128 75	VOI	*A

32Y11J011A	INSTALLATION OF ADDITIONAL MANUFACTURER IDENTIFICATION PLATE ON REAR LH FUSELAGE (FAA REQUIREMENT)	ACCEPTED	32Y11J0010504S1A	1100	CN11.00.105 04	VOI	*A

32Y11J010A	AIR CONDITIONING PACKS OUTLET (RAM AIR)	ACCEPTED	32Y11J2012867S1A	1120	CN11.20.128 67	VOI	*A

32Y11J009A	RAM AIR TURBINE - BILINGUAL MARKINGS (ENGLISH / SPANISH)	ACCEPTED	32Y11J2011507S1A	1120	CN11.20.115 07	VOI	*A

32Y11J008A	SECOND LANGUAGE FOR SELECTED EXTERNAL PLACARDS AND MARKINGS (A319)	ACCEPTED	32Y11J2011001S1A	1120	CN11.20.110 01	vorA

32Y11J007A	BILINGUAL CABIN PLACARDS PER CUSTOMIZED DEFINITION (32Y)	ACCEPTED	32Y11J3011032S1A	1130	CN11.30.110 32	VOI	*A

32Y11J006A	INSTALLATION OF ADDITIONAL PLACARD IN LAVATORIES (TAI)	ACCEPTED	32Y11 J3012772S1A	1130	CN11.30.127 72	VOI	*A

32Y11J005A	INSTALLATION OF PLACARDS ON EMERGENCY EQUIPMENT CONTAINERS	ACCEPTED	32Y11J3012207S1A	1130	CN11.30.122 07	VOI	*A

32Y11J004A	SECOND LANGUAGE FOR RESIDUAL CABIN and CARGO PRESSURE DOOR WARNING PLACARDS	ACCEPTED	32Y11J0013601S1A	1100	CN11.00.136 01	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 12/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
32Y11.1003A	RVSM MARKINGS (TAI)	ACCEPTED	32Y11J2012507S1A	1120	CN11.20.125 07	VOI	*A

32Y11J001A	BILINGUAL EEPMS EXIT IDENTIFIER - ENGLISH BELOW (VERTICAL) AND SECOND LANGUAGE (HORIZ.) - AIRSIGNA	ACCEPTED	32Y11J3011136S1A	1130	CN11.30.111 36	VOI	*A

32Y03J001A	A319-133 INCREASED DESIGN WEIGHTS - MTOW TO 75.5 T, MLW TO 62.5 T, MZFW TO 58.5 T (WV 002)	ACCEPTED	32Y03J2043302S2A	0320	CN03.20.433 02	VOI	*A

32Y02J1012001A	15 KNOTS TAILWIND CERTIFICATION AT TAKE-OFF	ACCEPTED	32Y02J1012001S1A	0210	CN02.10.120 01	VOI	*A

32Y02J1011101A	COMPLIANCE WITH FAA TYPE CERTIFICATION REQUIREMENTS	ACCEPTED	32Y02J1011101S1A	0212	CN02.10.111 01	VOI	*A

32Y02J010A	ADAPT EXTERNAL LIVERY	ACCEPTED	32Y02J4010835S1A	0240	CN02.40.108 35	VOI	*A

32Y02J009A	REGISTRATION CODE NUMBER ON NLG DOOR	ACCEPTED	32Y02J4010829S1A	0240	CN02.40.108 29	VOI	*A

32Y02J008A	EXTERNAL LIVERY	ACCEPTED	32Y02J4010101S1A	0240	CN02.40.101 01	VOI	*A

32Y02J007A	AVIONICS EQUIPMENT TURNED INTO SSBFE (32Y)	ACCEPTED	32Y02J3513046S1A	0235	CN02.35.130 46	VOI	*A

32Y02J006A	SELLER SUPPLIED BUYER FURNISHED EQUIPMENT (CHANGE BFE INTO SFE) - 32Y	ACCEPTED	32Y02J3513563S1A	0235	CN02.35.135 63	VOI	*A

32Y02J005A	CERTIFICATION OF OVEN WITHOUT INSTALLATION	ACCEPTED	32Y02J1015002S1A	0210	CN02.10.150 02	VOI	*A

32Y02J004A	CERTIFICATION OF DYNAMICALLY TESTED PASSENGER SEATS-ALL CLASSES	ACCEPTED	32Y02J1010420S1A	0210	CN02.10.104 20	VOI	*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 13/14

List of RFC/SCN

08/07/2011

SEARCH CRITERIA

Family : A318/A319/A320/A321	MSN : 4403

SEARCH RESULT

RFC	RFC title	Status	Last SCN issue	ATA	Catalog item (EPAC/TDU)	Fleet
32Y02J003A	CERTIFICATION FOR HIGH ALTITUDE AIRPORT OPERATION UP TO 14100 FT (CJ)	ACCEPTED	32Y02J1012801S1A	0200	CN02.10.128 01	VOI*A

32Y02J002A	EXTENDED ENVIRONMENTAL ENVELOPE (ISA + 40)	ACCEPTED	32Y02J1210801S1A	0212	CN02.12.108 01	VOI*A
32Y02J001A	15 KNOTS TAILWIND CERTIFICATION AT LANDING	ACCEPTED	32Y02J1012002S1A	0210	CN02.10.120 02	VOI*A

This document contains information which are confidential to Airbus and may not be disclosed to any third party without Airbus’ prior written consent. Airbus disclaims all liability resulting from the use of this document or any actual or alleged omission therefrom	Page 14/14

Attachment 2

to Acceptance Certificate

[AIRS REPORT – DOCUMENTATION LISTING]

App 3-6	APPENDIX 3 ACCEPTANCE CERTIFICATE

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 1
A319
AIRBUS INDUSTRIE	TABLE OF CONTENTS	MSN : 4403	DATE : 05 AUG 2010

CHAPTER	DESCRIPTION	NUMBER OF PAGES

	COVER PAGE	1

0	ACCEPTANCE SHEET	1

1	TABLE OF CONTENTS	1

2	CONSTITUENT ASSEMBLIES	2

3	EQUIPMENT	54

4	CONFORMITY TO THE DESIGN STANDARD REQUIREMENTS	18

A	RECORDABLE CONCESSIONS	1

B	CONCESSIONS FOR CUSTOMER INFORMATION	2

Aircraft Inspection Report	Aircraft	Chapter 0	Page: 1/1
Acceptance sheet	A319-133	Date : 05 Aug 2010
MSN : 4403

We, the undersigned representatives of AIRBUS PRODUCTION ORGANIZATION (EASA.21G.0001), certify that this AIRCRAFT INSPECTION REPORT states the condition of aircraft-type A319 model -133 MSN 4403 to be delivered to the customer.

We hereby certify that:

•

All constituent assemblies in chapter 2 manufactured under the responsibility of the respective firms, were delivered under the cover of a release certificate according to the procedure agreed by the Competent Authorities.

•

The aircraft conforms, except where indicated in this report, to the definition given by the Airbus configuration data-bases. This includes conformity to the type certificate definition as referenced in AI/EA-S document no. 413.1205/99 issue 02 dated 30 Jul 1999.

•	All the required ground tests have been performed and are recorded in the relevant constituent assemblies inspection reports.

•	Aircraft weighing is recorded in report reference EDGWOM no. RP1022864 dated 28 Jul 2010.

Established and Verified on 05 Aug 2010 by	Approved on 05 Aug 2010 by
M. Rullmann	R. Jahn

Programme FAL Quality Department	Aircraft Conformity Department

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	1
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 21	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
127	2140HM	VALVE-CHECK	F4957	TECHNOFAN	CT191B			L00905
128	18HQ	FAN-AVIONICS	F4957	TECHNOFAN	EVT3454HC			164901629
128	20HQ							164901630
138	14HG	FAN-RECIRCULATION	D1227	AOA APPARATEBAU GAUTI	VD3909-00			10043299
137	15HG							10043298
172	1HU	FAN-EXTRACTION	D1227	AOA APPARATEBAU GAUTI	VD3920			10065250
127	15HQ	VALVE-SKIN AIR	F4957	TECHNOFAN	VFT210B00			042701002
126	22HQ	VALVE-SKIN AIR	F4957	TECHNOFAN	VFT300B00			042600922
127	21HQ	VALVE-BUTTERFLY,AIR	F4957	TECHNOFAN	V2T127D			L00775
128	16HQ	VALVE-BUTTERFLY,AIR	F4957	TECHNOFAN	V2T152D			L02252
125	23HQ							L02237
128	24HQ							L02189
191	20HM	INJECTOR-WATER	F1958	LIEBHERR-AEROSPACE TO	1091A0000-01			11688
192	21HM							11663
125	17HQ	SWITCH-PRESSURE	F0218	LE BOZEC FILTRATION &	1209-100			13845
127	19HQ							13922
128	30HQ							13827
137	4020HM	VALVE-CHECK	C0002	NORD-MICRO AG & CO. O	12664			10126470
138	4021HM							10126471
137	4022HM							10126464
191	18HM	VALVE-CHECK	F1958	LIEBHERR-AEROSPACE TO	1298A0000-01			1298-15622
192	19HM							1298-15631
137	11HK	VALVE-TRIM AIR	F1958	LIEBHERR-AEROSPACE TO	1320A0000-01			1320-21452
137	12HK							1320-21455
138	13HK							1320-21456
191	10HM	PACK-AIR CONDITIONING	F1958	LIEBHERR-AEROSPACE TO	1802A0000-03			1802-05106
192	11HM							1802-05108
121	47HH	CONTROLLER-AIR CONDIT	F1958	LIEBHERR-AEROSPACE TO	1803B0000-02			1803B00LI004275
121	57HH							1803B00LI004277
191	23HB	VALVE ASSY-FLOW CONTR	F1958	LIEBHERR-AEROSPACE TO	1806B0000-02			1806-05682

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	2
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 21	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
192	24HB	VALVE ASSY-FLOW CONTR	F1958	LIEBHERR-AEROSPACE TO	1806B0000-02			1806-05683
191	8HH	ACTUATOR-INLET	F1958	LIEBHERR-AEROSPACE TO	1809A0000-01			1809A00IN004563
192	28HH							1809A00IN004564
191	100HM	FILTER-OZONE	04VR7	BASF CATALYSTS LLC	20499006			10403
191	101HM							10405
172	1OHL	VALVE-OUTFLOW	C0002	NORD-MICRO AG & CO. O	20790-03AC			10116377
121	11HL	CONTROLLER-PRESSURE	C0002	NORD-MICRO AG & CO. O	20791-13AC			1054603
122	12HL							1054605
191	14HH	SENSOR-PRESSURE	F1958	LIEBHERR-AEROSPACE TO	2696A0000-01			2696A00LI007807
192	20HH							2696A00L1007802
137	7HZ	ACTUATOR-EMERGENCY,RA	D2638	ELEKTRO METALL GMBH	41-2-1100-02			4613
137	20HB	ACTUATOR-ROTARY	C0002	NORD-MICRO AG & CO. O	6610-20560-01			6184
137	14HK	VALVE-TRIM AIR PRESSU	F1958	LIEBHERR-AEROSPACE TO	746A0000-06			746-10329
137	15HK	SENSOR-TEMPERATURE	F1958	LIEBHERR-AEROSPACE TO	764A0000-03			34124
137	16HK							34090
137	17HK							34132
137	24HK							34143
138	25HK							34139
191	15HM	VALVE-CHECK	F1958	LIEBHERR-AEROSPACE TO	769B0000-01			0769B00LI009921
138	16HM							0769B00LI009911
210	21HK	SENSOR-TEMPERATURE	D9893	LIEBHERR-AEROSPACE LI	773A0000-01			27621
232	22HK							27448
252	23HK	SENSOR-TEMPERATURE	F1958	LIEBHERR-AEROSPACE TO	773A0000-01			27561
210	27HK	SELECTOR-TEMPERATURE	D9893	LIEBHERR-AEROSPACE LI	777B0000-02			0777B00IN005921
210	28HK							0777B00IN005950
210	29HK							0777B00IN005954
128	26HQ	SENSOR-DUCT TEMPERATU	F9111	THALES AVIONICS	87232323V00			VL2064005688
126	28HQ	SENSOR-SKIN TEMPERATU	F9111	THALES AVIONICS	87232324V00			4989
128		AEVC-AVIONICS EQUIPME	F9111	THALES AVIONICS	87292325V06			VL2062006163

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	3
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 21	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
262	6HL	VALVE-SAFETY	C0002	NORD-MICRO AG & CO. O	9024-15704-03			10115634
262	7HL							10115630
210	2OHL	SELECTOR-LDG FIELD	C0002	NORD-MICRO AG & CO. O	9027-20010			1040518

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	4
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 22	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
127	1CC1	FAC-FLIGHT AUGMENTATI	F9111	THALES AVIONICS	B397BAM0620			Q00140015045
128	1CC2							Q00140015044
210	2CA	FCU-FLIGHT CONTROL UN	F9111	THALES AVIONICS	C12850ACO3			C12850007485
127	1CA1	FMGC-FLIGHT MANAGEMEN	F9111	THALES AVIONICS	C13043BA04			C13043034855
128	1CA2							C13043034860
210	3CA1	MCDU-MULTIPURPOSE CON	F9111	THALES AVIONICS	C19266DA01			C19266003920
210	3CA2							C19266003918
210	1CA1 SW4	SOFTWARE FMS MAG VAR	F9111	THALES AVIONICS	G1748AABO1			C13043034855
210	1CA2 SW4							C13043034860
210	1CA1 SW3	SOFTWARE-FMS	F9111	THALES AVIONICS	G2604AAE01			C13043034855
210	1CA2 SW3							C13043034860
210	1CA1 SW2	SOFTWARE-FMS PERFORMA	F9111	THALES AVIONICS	G2831AAB02			C13043034855
210	1CA2 SW2							C13043034860
210	1CA1 SW1	SOFTWARE - DISK-FM OP	F9111	THALES AVIONICS	G2881ABB01			C13043034855
210	1CA2 SW1							C13043034860
210	17CC	INDICATOR-RUDDER TRIM	F0214	ECE	196PN01Y02			2483
210	9CC	SWITCH-CONTROL,RUDDER	F1688	GOODRICH ACTUATION SY	27-457			6339

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	5
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 23	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
210	2RN1	ACP-AUDIO CONTROL PAN	F6198	EADS AIRBUS SA	ACP2788AD01			2788-24599
210	2RN2							2788-24601
210	2RN3							2788-24600
127	1RN	AMU-AUDIO MANAGEMENT	F6168	TEAM	AMU4031SA140204			4031-3722
127	3RN	CONTROL BOX-SELCAL CO	F6168	TEAM	BC2065C			2065-6703
210	1RG1	RMP- RADIO MANAGEMENT	F9111	THALES AVIONICS	C12848CA01			C12848048758
210	1RG2							C12848048746
210	1RG3							C12848048738
210	130RH	HANDSET-COCKPIT	D9240	HOLMBERG U CO	N40-1B10100-101			230738
221	330RH1	HANDSET-CABIN	D9240	HOLMBERG U CO	N40-1B20212-102			231132
262	330RH11							231149
261	330RH9							229270
127	101RH	DIRECTOR-CIDS	C9072	AIRBUS DEUTSCHLAND GM	Z014H000231B			014H00004433
128	102RH							014H00004426
231	200RH1	DEU-DECODER ENCODER U	C9072	AIRBUS DEUTSCHLAND GM	Z033H0003112			033H00051572
251	200RH11							033H00051568
252	200RH12							033H00051573
251	200RH13							033H00051571
252	200RH14							033H00051569
251	200RH15							033H00051567
252	200RH16							033H00051563
232	200RH2							033H00051564
231	200RH3							033H00051565
232	200RH4							033H00051566
241	200RH7							033H00051570
242	200RH8							033H00051562
223	300RH1	DEU-DEODER ENCODER U	C9072	AIRBUS DEUTSCHLAND GM	Z043H000351A			043H00015477
263	300RH6							043H00015478
263	300RH7							043H00015479
263	300RH8							043H00015476
221	115RH	CAM-CABIN ASSIGNMENT	C9072	AIRBUS DEUTSCHLAND GM	Z054H003M070			054H00003391
221	116RH	OBRM-ONBOARD REPLACEA	C9072	AIRBUS DEUTSCHLAND GM	Z064H000032B			064H00002667
261	126RH	AAP-ADDITIONAL ATTEND	C9072	AIRBUS DEUTSCHLAND GM	Z120H054630B			120H05005192

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	6
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 23	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
221	120RH	FAP-FLIGHT ATTENDANT	C9072	AIRBUS DEUTSCHLAND GM	Z133H052651C			133H05003077
210	16RN	SWITCH-ROTARY	SJ328	IEC-ELECTRONIQUE	058-001-00			64970
220	4RC1	ANTENNA-VHF	F6175	CHELTON ANTENNAS	2438-89-00			243889-5422
152	4RC2							243889-5291
250	4RC3							243889-5235
261	4RE1	COUPLER-HF ANTENNA,DI	13499	ROCKWELL COLLINS INC.	822-0987-003			170284
127	3RE1	TRANSCEIVER-HF	4V792	ROCKWELL COLLINS INC.	822-0990-003			180V2X
127	1RC1	TRANSCEIVER-VHF	4V792	ROCKWELL COLLINS INC.	822-1287-120			3WDCN
128	1RC2							33VMJ
127	1RC3							3WDCL
210	16RK	MICROPHONE ASSY-REMOT	1K1E6	L3 COMMUNICATIONS	93A055-66			000653840
212	18RK	MODULE-PREAMPLIFIER	1K1E6	L3 COMMUNICATIONS	93A150-20			000656329
312	1RK	CVR-COCKPIT VOICE REC	97896	HONEYWELL INTERNATION BAT EXP DAT:01JUL2016	980-6022-001			CVR120-13856

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	7
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 24	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
316	8XS	GENERATOR-APU	K4358	LUCAS AEROSPACE LTD	BA16501-01			SA-AP1297
131	41XU1	TRANSFORMER-CURRENT	K4358	LUCAS AEROSPACE LTD	PC01502			15409
132	41XU2							15410
212	42XS	TRANSFJRMER-CURRENT	K4358	LUCAS AEROSPACE LTD	PC01801			31145
212	51XU1							31256
212	51XU2							31142
125	1PE	TR-TRANSFORMER RECTIF	F1549	ARTUS	Y192			H05165
126	1PU1							H05168
124	1PU2							H05164
122	24XG	GAPCU-GROUND AUXILIAR	99167	HAMILTON SUNDSTRAND C	1700667D			AADU004389
210	3PV1	VOLTME ER-DC	F0214	ECE	206PN01			10021
210	3PV2							10034
126	2PB1	BATTERY	F6177	SAFT	2758			V02841
126	2PB2							V02839
126	1PB1	BCL-BATTERY CHARGE LI	F9111	THALES AVIONICS	35-0L5-1006-08			Q09305015044
126	1PB2							Q09305015045
126	3XB	INVERTER-STATIC	D1347	DIEHL AEROSPACE GMBH	4188-01			001134
125	3XC	CONTACTOR-DOUBLE THRE	F0214	ECE	503CA04F2-02Y00			6544
125	15XE							6531
148	8XE	CSMG-CONSTANT SPEED M	K4413	EATON AEROSPACE,VICKE	520913			G1020614
125	1XE	GCU-GENERATOR CONTROL	K4413	EATON AEROSPACE,VICKE	521100			G1020747
212	3XS	CONTACTOR-THREE POLE	F0214	ECE	558CA04A30Y00			21348
212	9XU1							21357
212	9XU2							21329
212	11XU2							21355
212	3XG	CONTACTOR-THREE POLE	F0214	ECE	558CA04A40Y00			21272
212	11XU1							21297
212	27XN	CONTACTOR-THREE POLE	F0214	ECE	564CA04A01Y00			32888
212	12XX	CONTACTOR-THREE POLE	F0214	ECE	564CA04A10Y00			32784

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	8
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 24	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
212	14XX	CONTACTOR-THREE POLE	F0214	ECE	564CA04A10Y00			32785
126	2XB	CONTACTOR-THREE POLE	F0214	ECE	564CA04A21Y00			33049
212	12XN	CONTACTOR-THREE POLE	F0214	ECE	564CA04F10Y00			6992
212	14PU							6996
212	10PN	CONTACTOR-SINGLE POLE	F0214	ECE	630CC04A0Y00			22641
125	3PE	CONTACTOR-SINGLE POLE	F0214	ECE	630CC04A1Y00			22691
212	3PX							22668
125	8PH							22711
212	8PN							22650
125	4PC	CONTACTOR-SINGLE POLE	F0214	ECE	630CC04A2Y00			22524
212	1PC1	CONTACTOR-SINGLE POLE	F0214	ECE	640CC04A2Y00			23804
212	1PC2							23956
212	5PU1							23769
212	5PU2							23781
126	6PB1							23913
212	6PB2							23924
212	20XX	MODULE-AC SVCE BUS CN	F0214	ECE	700GA01Y00			3322
212	30XN2	MODULE-GEN 2 CNTOR	F0214	ECE	710GA01Y00			3345
212	29XN	MODULE-APU EXT PWR CN	F0214	ECE	720GA01Y00			3325
212	30XN1	MODULE-GEN 1 CNTOR	F0214	ECE	730GA01Y00			3330
121	1XU1	GCU-GENERATOR CONTROL	99167	HAMILTON SUNDSTRAND C	767584K			AAAY008546
121	1XU2							AAAY008561
435	1XM	ADAPTEB-QAD	99167	HAMILTON SUNDSTRAND C	1767669B			3175
445	1XM1							3174
435	4000XU	IDG-INTEGRATED DRIVE	99167	HAMILTON SUNDSTRAND C	772292			AAJ4002226
445	4000XU1							AAJ4002331
212	13PN	MODULE4DC-BUS 1 CNTOR	F0214	ECE	950GC02Y00			3209
212	14PN	MODULE DC-BUS 2 CNTOR	F0214	ECE	960GC02Y00			3207

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	9
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 25	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
831	7500MM	RAFT-SLIDE FWD	701671	AIR CRUISERS COMPANY	D30664-309			L0737
		HST DAT: 01APR2010			MANUF DAT:01MAY2009
841	7501MM							L25674
		HST DAT: 01JAN2010			MANUF DAT:01APR2010
832	7502MM	RAFT-SLIDE,AFT	70167	AIR CRUISERS COMPANY	D30665-309			L25562
		HST DAT: 01JUL2009			MANUF DAT:01MAR2010
842	7503MM							L25525
		HST DA4:010CT2009			MANUF DAT:01MAR2010
200	7504MM	SLIDE-OVERWING	70167	AIR CRUISERS COMPANY	D31865-111			A14053
					MANUF DAT:01APR2010
200	7505MM	SLIDE-OVERWING	70167	AIR CRUISERS COMPANY	D31865-112			A14060
					MANUF DAT:01APR2010
212	4MS	SEAT-FIRST OFFICER	F4643	EADS SOGERMA	TAAI3-03CE20-01			3549
211	3MS	SEAT-CAPTAIN	F4643	EADS SOGERMA	TAAI3-03PE20-01			3550
200	6132MM	SEAT-CABIN ATTENDANT	F0465	SICMA AERO SEAT STE I	WAO3CYU3YS11126			10T1925
200	6103MM	SEAT-CABIN ATTENDANT	F0465	SICMA AERO SEAT STE I	WAO3DYU3YS11126			10T1926
200	6101MM	SEAT-CABIN ATTENDANT	F0465	SICMA AERO SEAT STE I	WA25BYU3YS11126			10T1927
200	6100MM	SEAT-CABIN ATTENDANT	F0465	SICMA AERO SEAT STE I	WA93BYU3YS11126			10T1928
260	110MX	ELT-EMERGENCY LOCATOR	F6614	ELTA,DIVISION L/CD	01N65900			10253339
				BAT EXP DAT:01JUN2015	MANUF DAT:01JUN2010
200	7560MM	ELT-EMERGENCY LOCATOR	07217	HONEYWELL ASCA INC.	1153538-1			1153538-00154
				BAT EXP DAT:01MAY2022	MANUF DAT:01JUN2010
212	14MM	SEAT-3RD OCCUPANT	F0465	SICMA AERO SEAT STE I	16800-01-00			10T2235
211	1MM	ROPE-EMERGENCY ESCAPE	F6101	AERAZUR SA ,GROUPE ZO	208724-0			9431
212	2MM							9439
211	13MM	SEAT-4TH OCCUPANT	F4643	EADS SOGERMA	2510154-01-00			3645
260	112MX	ANTENNA-ELT	F6175	CHELTON ANTENNAS	2624-82			262482-7844
200	7055MM	COFFEE MAKER	63367	BE AEROSPACE INCORPOR	416-0001-23			408964301

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	10
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 25	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
200	7055MM1	COFFEE MAKER	63367	BE AEROSPACE INCORPOR	416-0001-23			410792701
200	6475MM	GALLEY 1	H1D67	DRIESSEN AEROSPACE SY	601203-101			018
200	7518MM	KIT-SURVIVAL	70167	AIR CRUISERS COMPANY	60128-101			C7860
					MANUF DAT:01MAY2010
200	7518MM1							C7861
					MANUF DAT:01MAY2010
200	7518MM2							C7778
					MANUF DAT:01MAY2010
200	7518MM3							C7777
					MANUF DAT:01MAY2010
150	7506MM	RESERVOIR ASSY	70167	AIR CRUISERS COMPANY	60592-201			A13020
		HST DAT:01APR2010			MANUF DAT:01MAR2009
150	7507MM							A13888
		HST DAT:01NOV2009			MANUF DAT:01MAY2010

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	11
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 26	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
221	7910MM	EXTINGUISHER-FIRE	U3061	FIRE FIGHTING ENTERPR	BA24320A1			46815
		HST DAT:01MAY2010		WEIGHT DAT:01MAY2010	MANUF DAT:01MAY2010
261	7913MM	HST DAT:01MAY2010		WEIGHT DAT:01MAY2010	MANUF DAT:01MAY2010			46816
261	7915MM	HST DAT:01MAY2010		WEIGHT DAT:01MAY2010	MANUF DAT:01MAY2010			46743
128	1WA	DETECTOR-SMOKE	F4885	SIEMENS SAS	CGDU2000-00			12029
131	1WH	DETECTOR-SMOKE	F4885	SIEMENS SAS	PPC1100-00			14404
132	2WH							14705
151	3WH							14653
152	4WH							14672
161	5WH							14302
162	6WH							14648
221	1WQ	DETECTOR-SMOKE	F4885	SIEMENS SAS	PPC1200-00			50310
261	6WQ							50320
262	13WQ							50361
415	3WD1	DETECTOR ASSY-FIRE,PY	F9211	L HOTELLIER,LOUIS	12134-00			YL5510
425	3WD2							YL5511
415	4WD1							YL5458
425	4WD2							YL5502
212	200WM	EXTINGUISHER-FIRE	F1536	SICLI	1708337B4			0947029
		HST DAT:01DEC2009		WEIGHT DAT:01JUL2010	MANUF DAT:O1DEC2009
130	4016WX	CARTRIDGE	05167	PACIFIC SCIENTIFIC CO	30900000M			0010LE
130	4018WX				MANUF DAT:01JUN2010
					MANUF DAT:01JUN2010			0057LE
313	12WF	CARTRIDGE	05167	PACIFIC SCIENTIFIC C0	30903827
					MANUF DAT:01FEV2010			1612KL
415	5WE1	CARTRIDGE	05167	PACIFIC SCIENTIFIC CO	30903886			2014LD
					MANUF DAT:01JUN2010
425	5WE2							2019LD
					MANUF DAT:01JUN2010
415	7WE1							1623LE
					MANUF DAT:01JUN2010
425	7WE2							1010LD
					MANUF DAT:01MAY2010

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	12
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 26	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
210	WD	FIRE PANEL-ENGINE APU	F0214	ECE	335TS08Y01			2363
313	11WF	EXTINGUISHER-FIRE,APU	05167	PACIFIC SCIENTIFIC CO	33600005-3			69169D1
		HST DAT:01MAR2010		WEIGHT DAT:01JUL2010	MANUF DAT:01MAR2010
415	6WE1	BOTTLE-FIRE EXTINGUIS	05167	PACIFIC SCIENTIFIC CO	34100005-1			70409D1
		HST DAT:01MAY2010		WEIGHT DAT:01JUL2010	MANUF DAT:01MAY2010
425	6WE2							70412D1
		HST DAT:01MAY2010		WEIGHT DAT:01JUL2010	MANUF DAT:01MAY2010
415	8WE1							70410D1
		HST DAT:01MAY2010		WEIGHT DAT:01JUL2010	MANUF DAT:01MAY2010
425	8WE2							70269D1
		HST DAT:01MAY2010		WEIGHT DAT:01JUL2010	MANUF DAT:01MAY2010
150	4015WX	EXTINGUISHER-FIRE	05167	PACIFIC SCIENTIFIC CO	34600017			33875F1
		HST DAT:01JUN2010		WEIGHT DAT:01JUL2010	MANUF DAT:01JUN2010
126	2WD1	FDU-FIRE DETECTION UN	F9211	L HOTELLIER,LOUIS	3721-00			ZM1918
126	2WD2							ZM1914
126	13WG							ZM1921
316	21WG	DETECTOR ASSY-OVERHEA	25693	MEGGITT SAFETY SYSTEM	4550-01			13160
316	22WG							13173
200	7520MM	EXTINGUISHER-FIRE	D0243	TOTAL WALTHER FEUERSC	74-20			23259
				WEIGHT DAT:01JUL2010
200	7521MM	HST DAT:01MAR2010			MANUF DAT:01MAY2010			23249
		HST DAT:01MAR2010		WEIGHT DAT:01JUL2010	MANUF DAT:01MAY2010
200	7522MM							23287
		HST DAT :01MAR2010		WEIGHT DAT:01JUL2010	MANUF DAT:01MAY2010

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	13
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 27	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
127	1CE1	SEC-SPOILER ELEVATOR	F9111	THALES AVIONICS	B372BAM0511			Q00136019085
128	1CE2							Q00136019041
121	1CE3							Q00136019061
325	4CC	TLU-TRAVEL LIMITATION	F1549	ARTUS	DV8456701-5			4871
121	103CM	REGULATOR-CABLE TENSI	F0221	RATIER-FIGEAC	FE171-000			FR5543
131	12CE1	ACCELEROMETER UNIT-VE	F9111	THALES AVIONICS	J172ABM01			J172AB025544
132	12CE2							J172AB025350
131	12CE3							J172AB025343
132	12CE4							J172AB025360
325	3CC1	SERVO ACTUATOR	F1688	GOODRICH ACTUATION SY	SC4700-5			9471
325	3CC2							9517
127	3CE1	FCDC-FLIGHT CONTROL D	D4856	LITEF LITTON TECHNISC	115370-1519			4464
128	3CE2							4468
575	33CE1	SERVOCQNTROL-AILERON	FA3T1	GOODRICH ACTUATION SY	31073-110			18259
675	33CE2							18277
575	33CE3							18296
675	33CE4							18313
345	34CE1	SERVOCONTROL-ELEVATOR	FA3T1	GOODRICH ACTUATION SY	31075-440			18264
335	34CE2							18239
345	34CE3							18257
335	34CE4							18258
574	31CE1	SERVOCONTROL-SPOILER,	FA3T1	GOODRICH ACTUATION SY	31077-111			43503
685	31CE10							43675
674	31CE2							43536
582	31CE3							43584
682	31CE4							43599
583	31CE5							43621
683	31CE6							43633
584	31CE7							43665
684	31CE8							43673
585	31CE9							43672
211	4CE1	SSTU-SIDE STICK TRANS	F0222	SARMA	321000M03			AH24261
212	4CE2							AH24237
211	4CE3							AH24229
212	4CE4							AH24244

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	14
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 27	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
210	7CE	TRANSDUCER UNIT-SPEED	F0222	SARMA	321200M02			AK07123
325	2CC	TRANSDUCER UNIT	F0222	SARMA	322000M02			9066
325	42WV							9214
121	74CE	FTU-FORCE TRANSDUCER	F0222	SARMA	327000-102M01			AN02327
121	25CE1	TRANSDUCER UNIT	F0222	SARMA	342300M01			25266
122	25CE2							25265
345	49CE1							25180
335	49CE2							24975
127	2CE1	ELAC-ELEVATOR AILERON	F9111	THALES AVIONICS	3945129100			ELACVB020421
128	2CE2							ELACVB020408
211	2CE1 SW1	SOFTWARE-ELAC1 OPERAT	F9111	THALES AVIONICS	3945129103			ELACVB020421
211	2CE2 SW1							ELACVB020408
311	9CE	ACTUATOR-THS	FA3T1	GOODRICH ACTUATION SY	47145-167			4554
120	21CV	SFCC-SLAT AND FLAP,CO	D9893	LIEBHERR-AEROSPACE LI	49-170-11			49-170BA09902
120	22CV							49-170BA09899
522	6048CM	ADAPTER ASSY-PPU	D9893	LIEBHERR-AEROSPACE LI	521E0200-01			0521B02LI013446
622	6098CM							0521B02LI013494
127	43CE	PSDU-POWER SUPPLY DEC	F0214	ECE	530AL01CN			16456
127	45CE							16449
325	10CC	ACTUATOR-RUDDER TRIM	F0396	AVIAC ETS SA.	6137-5			613705341
220	51CV	CSU-COMMAND SENSOR UN	D9893	LIEBHERR-AEROSPACE LI	780B0000-01			0780B00LI005675
147	6001CM	CONTROL UNIT-POWER	D9893	LIEBHERR-AEROSPACE LI	786A0000-12			0786A00LI009091
147	6201CM							0786A00LI009103
147	6203CM	GEARBOX-RIGHT ANGLE	D9893	LIEBHERR-AEROSPACE LI	788A0000-02			788A000GA054093
148	6253CM							788A000GA054094
574	6209CM	GEARBOX-LINE	D9893	LIEBHERR-AEROSPACE LI	789A0000-02			789A000GA054139
674	6259CM							789A000GA054144
191	6003CM	GEARBOX-19 DEGREE	D9893	LIEBHERR-AEROSPACE LI	790A0000-02			790A000GA056148
575	6217CM							790A000GA056179

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	15
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 27	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
675	6267CM	GEARBOX-19 DEGREE	D9893	LIEBHERR-AEROSPACE LI	790A0000-02			790A000GA056198
148	6205CM	ACTUATOR-FLAP.NO. 1	D9893	LIEBHERR-AEROSPACE LI	791C0000-02			791C000GA057186
148	6255CM							791C000GA057187
674	6211CM	ACTUATOR-FLAP NO. 2	D9893	LIEBHERR-AEROSPACE LI	792D0000-02			792D000GA057322
674	6261CM							792D000GA057352
574	6221CM	ACTUATOR-FLAP NO. 3	D9893	LIEBHERR-AEROSPACE LI	793C0000-02			793C000GA057287
574	6271CM							793C000GA057360
575	6233CM	ACTUATOR-FLAP NO. 4	D9893	LIEBHERR-AEROSPACE LI	794C0000-02			794C000GA057355
575	6283CM							794C000GA057360
572	6206CM	SHAFT-DRIVE AND PLUNG	D9893	LIEBHERR-AEROSPACE LI	801A0200-01			801A020GA054184
672	6256CM							801A020GA054183
572	6208CM	SHAFT-DRIVE AND PLUNG	D9893	LIEBHERR-AEROSPACE LI	801A0300-01			801A030GA054184
672	6258CM							801A030GA054183
574	6210CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801A0800-01			801A080GA054127
674	6260CM							801A080GA054131
574	6212CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801A1500-01			801A150GA054129
674	6262CM							801A150GA054130
574	6214CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801B0400-01			801B040GA054130
674	6264CM							801B040GA054129
575	6220CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801B0500-01			801B050GA054127
675	6270CM							801B050GA054131
575	6222CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801B0600-01			801B060GA054127
675	6272CM							801B060GA054131
575	6218CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801B0700-01			801B070GA054128
675	6268CM							801B070GA054131
575	6226CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801B1200-01			801B120GA054132
675	6276CM							801B120GA054128
575	6232CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	801B1300-01			801B130GA054127
675	6282CM							801B130GA054131
575	6228CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801B1600-01			801B160GA054131

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	16
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 27	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
675	6278CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801B1600-01			801B160GA054127
147	6204CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801B4400-01			801B440GA054184
148	6254CM							801B440GA054183
147	6202CM	SHAFT ASSY-FLAP DRIVE	D9893	LIEBHERR-AEROSPACE LI	801B4600-02			801B460GA054074
147	6252CM							801B460GA054073
575	6224CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	801B4700-01			801B470GA054129
675	6274CM							801B470GA054130
575	6230CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	801B4800-01			801B480GA054130
675	6280CM							801B480GA054129
574	6216CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	801C1400-01			801C140GA054128
674	6266CM							801C140GA054131
192	6007CM	BEARING ASSY-STEADY	D9893	LIEBHERR-AEROSPACE LI	801C1700-02			AH4637
521	6017CM							AH4944
521	6019CM							AH5043
521	6023CM							AH5051
522	6031CM							AH5039
192	6057CM							AH4638
621	6067CM							AH5063
621	6069CM							AH4879
621	6073CM							AH4889
622	6081CM							AH4881
574	6215CM							AH5074
575	6219CM							AH5048
575	6223CM							AH5070
575	6225CM							AH5065
575	6229CM							AH5067
575	6231CM							AH5068
674	6265CM							AH5071
675	6269CM							AH5098
675	6273CM							AH5057
675	6275CM							AH5066
675	6279CM							AH5061
675	6281CM							AH5072
572	6207CM	BEARING-STEADY	D9893	LIEBHERR-AEROSPACE LI	801C1900-02			AH1770
574	6213CM							AH1677
672	6257CM							AH1769
674	6263CM							AH1678

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	17
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 27	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
325	1025GM	SERVOCONTROL-RUDDER	D9893	LIEBHERR-AEROSPACE LI	810A0000-05			15071
325	2025GM							15040
325	3025GM							15042
191	6005CM	GEARBOX-T	D9893	LIEBHERR-AEROSPACE LI	827A0000-02			827A000GA052073
191	6009CM	GEARBOX-BEVEL	D9893	LIEBHERR-AEROSPACE LI	828A0000-02			828A000GA058174
191	6011CM							828A000GA058173
192	6059CM							828A000GA058175
192	6061CM							828A000GA058176
521	6013CM	ACTUATOR-SLAT A	D9893	LIEBHERR-AEROSPACE LI	829C0000-01			0830C00LI072644
521	6015CM							0830C00LI072646
621	6063CM							0829C00LI018638
621	6065CM							0829C00LI018636
522	6027CM	ACTUATOR-SLAT B	D9893	LIEBHERR-AEROSPACE LI	830C0000-01			0830C00LI072643
522	6029CM							0830C00LI072645
522	6033CM							0830C00LI072407
522	6035CM							0830C00LI072408
522	6037CM							0830C00LI072410
522	6039CM							0830C00LI072409
522	6041CM							0829C00LI018614
522	6045CM							0829C00LI018612
622	6077CM							0830C00LI072448
622	6079CM							0830C00LI072450
622	6083CM							0830C00LI072449
622	6085CM							0830C00LI072447
622	6087CM							0830C00LI072437
622	6089CM							0830C00LI072438
622	6091CM							0830C00LI072435
622	6095CM							0830C00LI072436
575	33CV	BRAKE-WING TIP	D9893	LIEBHERR-AEROSPACE LI	831C0000-01			0831C00LI018811
675	34CV							0831C00LI018823
575	35CV							0831C00LI018812
675	36CV							0831C00LI018824
521	6012CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833A0600-01			833A060GA054184
621	6062CM							833A060GA054183
522	6034CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833A0700-01			833A070GA054109
622	6084CM							833A070GA054128
522	6044CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833A1400-01			833A140GA054117

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	18
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 27	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
622	6094CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833A1400-01			833A140GA054130
522	6042CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833A1500-01			833A150GA054127
622	6092CM							833A150GA054104
522	6040CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833A1600-01			833A160GA054110
622	6090CM							833A160GA054127
522	6038CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833A1700-01			833A170GA054110
622	6088CM							833A170GA054128
522	6036CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833A1800-01			833B030GA054127
622	6086CM							833A180GA054128
522	6028CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833A1900-01			833A190GA054128
622	6078CM							833A190GA054126
521	6014CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833A2000-01			833A200GA054128
621	6064CM							833A200GA054104
191	6010CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833A2100-01			833A210GA054891
191	6060CM							833A210GA054892
522	6046CM	SHAFT ASSY-APPU	D9893	LIEBHERR-AEROSPACE LI	833A2400-02			AH1334
622	6096CM							AH1345
521	6018CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833B0100-01			833B010GA054128
621	6068CM							833B010GA054105
521	6022CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833B0200-01			833B020GA054118
621	6072CM							833B020GA054129
521	6024CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833B0300-01			833A180GA054109
621	6074CM							833B030GA054104
521	6020CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833B0400-01			833B040GA054117
621	6070CM							833B040GA054129
191	6002CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833B0500-01			833B050GA052037
522	6032CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833B0800-01			833B080GA054118
622	6082CM							833B080GA054130
191	6006CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833B1000-01			833B100GA054073

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	19
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 27	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
191	6056CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833B1000-01			833B100GA054074
521	6016CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833B1100-01			833B110GA054118
621	6066CM							833B110GA054129
191	6004CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833B2200-01			833B220GA052037
191	6008CM	SHAFT ASSY-SLAT DRIVE	D9893	LIEBHERR-AEROSPACE LI	833C0900-01			833C090GA054073
191	6058CM							833C090GA054074
522	6026CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833C1200-01			833C120GA054117
622	6076CM							833C120GA054130
522	6030CM	SHAFT ASSY	D9893	LIEBHERR-AEROSPACE LI	833C1300-01			833C130GA054128
622	6080CM							833C130GA054103
522	6025CM	BEARING ASSY-STEADY	D9893	LIEBHERR-AEROSPACE LI	833C2300-02			AH1348
622	6075CM							AH1334
521	6021CM	BEARING ASSY-STEADY	D9893	LIEBHERR-AEROSPACE LI	833C5200-02			AH1349
621	6071CM							AH1335
575	29CV	PPU-POSITION PICK-OFF	D9893	LIEBHERR-AEROSPACE LI	9028A0004-01			9028A00TY036354
675	30CV							9028A00TY036396
522	31CV							9028A00TY036408
622	32CV							9028A00TY036333

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	20
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 28	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
141	3QF	ACTUATOR ASSY	C34061	SITEC AEROSPACE GMBH	A08000			4942
141	4QC	PUMP-FUEL	FA3TO	TRW SYSTEMES AERONAUT	Cl2CB0013			4877
141	9QM	CANISTER-PUMP	FA3TO	TRW SYSTEMES AERONAUT	C49AA0222			4607
141	7QC	SWITCH-PRESSURE	K2523	EATON AEROSPACE LIMIT	FRH100013A			Q10100152
315	5030QM	SWITCH-PRESSURE	K2523	EATON AEROSPACE LIMIT	FRH100014A			Q36090139
540	86QM	VALVE-AIR RELEASE	K2523	EATON AEROSPACE LIMIT	FRH280002			21101314
640	87QM							21101319
190	7509VC B	ADAPTOR	F1983	CONNECTEURS ELECTRIQU	F251626WPSN923A			4599
190	7512VC B	ADAPTOR	F1983	CONNECTEURS ELECTRIQU	F251626ZPSY923B			4872
574	4041VC A	PLUG	F1983	CONNECTEURS ELECTRIQU	F561626PZ953F			11863
674	4042VC A							11593
574	4043VC A							11653
674	4044VC A							11595
148	5QE	ACTUATOR-TWIN MOTOR	K2523	EATON AEROSPACE LIMIT	HTE190001-2			20101380
520	9QG							19101730
620	10QG							20101379
520	9QP	ACTUATOR-VALVE, SINGLE	K2523	EATON AEROSPACE LIMIT	HTE200002-1			19101257
620	10QP							19100914
570	11QP							19100916
148	11QU							20101433
670	12QP							13101287
540	161QM	VALVE-AIR INLET	K2523	EATON AEROSPACE LIMIT	HTE310021-1			20100845
640	162QM							21100500
540	124QM	VALVE-PRESSURE HOLDIN	K2523	EATON AEROSPACE LIMIT	HTE420044			18100613
640	125QM							18100611
540	27QM	VALVE-TRANSFER	K2523	EATON AEROSPACE LIMIT	HTE900087-001			17101159
540	28QM							17101160
640	29QM							20100898
640	30QM							20100899
540	71QM	SHAFT-DRIVE, TRANSFER	K2523I	EATON AEROSPACE LIMIT	HTE900095			C10153

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	21
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 28	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
640	73QM	SHAFT-DRIVE,TRANSFER	K2523	EATON AEROSPACE LIMIT	HTE900095			C10152
540	70QM	SHAFT-DRIVE,TRANSFER	K2523	EATON AEROSPACE LIMIT	HTE900096			C10125
640	72QM							C10126
520	12QM	VALVE-LOW PRESSURE,FU	K2523	EATON AEROSPACE LIMIT	HTE900118-001			18100270
620	13QM							18100278
148	11QM	VALVE-FUEL,DEFUEL	K2523	EATON AEROSPACE LIMIT	HTE900133			09100259
148	10QM	VALVE-FUEL	K2523	EATON AEROSPACE LIMIT	HTE900135			05101685
195	500QM	MONITOR-LEAK	F0553	INTERTECHNIQUE	L83A13-617			E55747
550	46QM	PROTECTOR-TANK,OVERPR	F0422	INTERTECHNIQUE SA	L95F100-603			E53361
650	47QM							E53360
141	96QM	PROTECTOR-OVERPRESSUR	F0422	INTERTECHNIQUE SA	L95F50-603			E58456
540	102QM							E52376
640	103QM							E52379
122	3QT	COMPUTER-FUEL QUANTIT	K5294	SMITH INDUSTRIES AVIA	SIC5059-14-20			AS4153
540	21QT1	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU01			FR1023103
640	21QT2							FR1015101
540	23QT1	PROBE-PUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU03			FR1009902
640	23QT2							FR1009903
540	24QT1	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU04			FR1009905
640	24QT2							FR1009904
540	25QT1	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU05			FR1009906
640	25QT2							FR1009907
540	26QT1	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU06			FR1009908
640	26QT2							FR1009909
540	27QT1	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU07			FR1009911
640	27QT2							FR1009910
540	28QT1	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU08			FR1009912
640	28QT2							FR1009913
540	29QT1	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU09			FR1009914

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	22
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 28	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
640	29QT2	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU09			FR1009915
540	30QT1							FR1009916
640	30QT2							FR1009917
540	31QT1	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU10			FR1009918
640	31QT2							FR1009919
540	32QT1	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU11			FR1009921
640	32QT2							FR1009920
540	34QT1	PROBE-FUEL QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU13			FR1009922
640	34QT2							FR1009923
141	35QT	PROBE-FQI,CENTRE TANK	K5294	SMITH INDUSTRIES AVIA	0212KTU14			FR0970302
142	36QT							FR0970301
141	37QT							FR0970303
142	38QT							FR0970304
141	39QT	PROBE-FQI,CENTRE TANK	K5294	SMITH INDUSTRIES AVIA	0212KTU15			FR0966005
540	22QT1	PROBE-FUEL,QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU16			FR1033710
640	22QT2							FR1033708
540	33QT1	PROBE-FUEL,QUANTITY,N	K5294	SMITH INDUSTRIES AVIA	0212KTU17			FR1009924
640	33QT2							FR1009925
520	7QU	VALVE-REFUEL	K2523	EATON AEROSPACE LIMIT	1158000-21			19100967
620	8QU							19101353
148	10QU							15100772
192	6QT	INDICATOR-FUEL,QUANTI	K5294	SMITH INDUSTRIES AVIA	1407KID02-03			AS4145
141	14QM	VALVE-APU FUEL	C3406	SITEC AEROSPACE GMBH	20700-300			4589
121	7QJ	CONTROL UNIT-LEVEL,SE	89305	SIMMONDS PRECISION PR	30042-0000-0501			9587
122	9QJ							9588
540	15QJ1	SENSOR-LEVEL FLSS	89305	SIMMONDS PRECISION PR	3530000-1			02101104
640	15QJ2							02101115
540	16QJ1							02101103
640	16QJ2							02101116
540	17QJ1							02101099
640	17QJ2							02100483
141	20QJ							11090906

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	23
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 28	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
141	21QJ	SENSOR-LEVEL FLSS	89305	SIMMONDS PRECISION PR	3530000-1			11090907
142	22QJ							11090904
540	23QJ1							02101105
640	23QJ2							02101112
540	24QJ1							02101108
640	24QJ2							02101119
540	25QJ1							02101098
640	25QJ2							02101113
540	26QJ1							02101110
640	26QJ2							02100486
540	27QJ1							02101107
640	27QJ2							02100493
540	28QJ1							02101106
640	28QJ2							02100488
540	38QJ1							02101100
640	38QJ2							02101111
540	39QJ1							02101101
640	39QJ2							02100489
540	29QJ1	SENSOR-TEMPERATURE	89305	SIMMONDS PRECISION PR	3540000-1			01104149
640	29QJ2							01104122
540	30QJ1							01104141
640	30QJ2							01104127
540	21QA	PUMP-FUEL	K2523	EATON AEROSPACE LIMIT	568-1-27202-006			21276
640	22QA							21280
540	25QA							21273
640	26QA							21275
195	37QA							21279
196	38QA							21274
540	2QM	CANISTER-PUMP,FUEL	K2523	EATON AEROSPACE LIMIT	568-1-27203-002			20208
640	3QM							20200
540	1QM	CANISTER-PUMP,FUEL	K2523	EATON AEROSPACE LIMIT	568-1-27244-002			20173
640	4QM							20202
540	84QM							20170
640	85QM							20154
550	194QM	ARRESTOR-FLAME,WING T	F0553	INTERTECHNIQUE	786073-1-0			786073IN01479
650	195QM							786073IN01467
540	19QT1	CADENSICON	K5294	SMITH INDUSTRIES AVIA	796-809-6A			12582
640	19QT2							12601

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	24
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 28	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
141	20QT	CADENSICON	K5294	SMITH INDUSTRIES AVIA	796-809-6A			12343
192	5QT	PRESELECTOR	K5294	SMITH INDUSTRIES AVIA	796815-02-03			3288
540	15QM	VALVE-FLOAT,VENT	K2523	EATON AEROSPACE LIMIT	9508175			19100596
540	16QM							17101539
640	17QM							20100763
640	18QM							20100767
471	122QM	VALVE-NON RETURN	K2523	EATON AEROSPACE LIMIT	9811820			M0280CV0510
481	123QM							M0197CV0110
540	33QM	VALVE-NON RETURN	K2523	EATON AEROSPACE LIMIT	9811839			17100813
540	34QM							17100812
640	35QM							19101534
640	36QM							19101515
540	37QM							17100799
640	38QM							19101494
142	97QM	VALVE-PRESSURE RELIEF	K2523	EATON AEROSPACE LIMIT	9815715			25105490

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	25
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 29	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
147	1388GM	VALVE-NONRETURN	FA3T0	TRW SYSTEMES AERONAUT	B42CA2002			19819
197	2388GM							19858
196	3388GM							19821
197	2000GQ	RESERVOIR-HYDRAULIC,B	FA3T1	GOODRICH ACTUATION SY	C19BQ0016			3568
196	3000GQ	RESERVOIR-HYDRAULIC,Y	FA3T1	GOODRICH ACTUATION SY	C19DS0016			3577
147	1000GQ	RESERVOIR-HYDRAULIC,G	FA3T1	GOODRICH ACTUATION SY	C19DS0026			3590
197	1134GQ	VALVE-4 WAY	FA3T1	GOODRICH ACTUATION SY	C51LM0020			6336
197	2264GM	VALVE-DRAIN	FA3T0	TRW SYSTEMES AERONAUT	C82LL0010			21367
500	1046GK	VALVE ASSY-FIRE SHUTO	C3406	SITEC AEROSPACE GMBH	E03A00			13981
600	3046GD							14084
146	1002GM	FILTER-LP	U0088	PALL AEROSPACE CARDR	QA05561			RV5-1937
196	3002GM							RV5-3214
197	1132GM	FILTER-HP	U0088	PALL AEROSPACE CARDRE	QA05593			RV3-5826
197	2002GM	FILTER-LP	U0088	PALL AEROSPACE CARDRE	QA05604			RV5-2036
195	2084GM	FILTER ASSY-HYDRAULIC	U0088	PALL AEROSPACE CARDRE	QA05797			RV3-7472
400	1392GM	VALVE-RESTRICTOR	U0088	PALL AEROSPACE CARDRE	QA05877			RV6-1743
435	1084GM	FILTER ASSY	U0088	PALL AEROSPACE CARDRE	QA06305			RV4-5492
445	3084GM							RV4-5488
195	1360GM	RESERVOIR-PRESSURE UN	U0088	PALL AEROSPACE CARDRE	QA07739-02			RV5-2375
145	1070GM	ACCUMULATOR-HYDRAULIC	C1861	HYDAC GES. F. HYDRAUL	SB209L1A1-1484			55480
195	2070GM							55365
196	3070GM							55508
147	1381GR	TRANSDUCER AND SWITCH	D2439	DIEHL AEROSPACE GMBH	TM113-1			13080
197	2381GR							13076
196	3381GR							13097
197	1834GQ	INDICATOR-QUANTITY	D2439	DIEHL AEROSPACE GMBH	VT477-2			04136
197	1131GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV63-4			10-0515116

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	26
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 29	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
147	1524GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV63-4			10-051571
145	1704GM							10-042970
145	2040GM							10-0515101
197	2131GM							10-0601168
148	2467GM							10-051580
198	3131GM							10-051248
198	3188GM							10-051210
600	1170GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV63-6			09-110322C
500	1410GM							09-110369C
600	1411GM							09-111862C
500	2170GM							09-110228C
600	2405GM							09-111855C
500	2410GM							09-111885C
600	2411GM							09-111876C
500	3170GM							09-110245C
146	1020GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV63-6-1			10-041281
146	1024GM							10-0518404
148	1277GM							10-0518689
195	2041GM							10-0518693
196	3017GM							10-0518477
146	3020GM							10-0518439
196	3056GM							10-060156
196	3083GM							10-0518543
146	3618GM							10-0518397
198	3058GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV63-8			09-05-1533C
145	2144GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV64-10			09-0804160C
148	3024GM							09-0804111C
151	1019GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV64-12			09-0722200C
151	3019GM							10-043031
147	1018GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV64-20			09-081211C
151	3018GM							09-081245C
195	2380GM	VALVE-CHECK	99240	CRISSAIR INC	1M1226			1659
196	3014GM	MANIFOLD-HP	D9893	LIEBHERR-AEROSPACE LI	1553A9900-01			1553A99LI003750
195	2111GM	MANIFOLD-HP	D9893	LIEBHERR-AEROSPACE LI	1554A9900-01			1554A99LI003735
148	1113GM	MANIFOLD-HP	D9893	LIEBHERR-AEROSPACE LI	1555B9900-01			1555B99LI009016

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	27
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 29	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
148	3015GM	MANIFOLD-HP	D9893	LIEBHERR-AEROSPACE LI	1556A9900-02			1556A99LI003795
147	1111GM	MANIFOLD-HP	D9893	LIEBHERR-AEROSPACE LI	1559A9900-01			1559A99LI003749
147	1383GM	GAUGE-AIR PRESSURE	05167	PACIFIC SCIENTIFIC CO	18301905			063072
197	2383GM							062537
196	3383GM							062546
147	1072GM	GAUGE-NITROGEN PRESSU	05167	PACIFIC SCIENTIFIC CO	18330904-2			063199
195	2072GM							063251
196	3072GM							062913
198	3067GM	VALVE-ERAKE SYSTEM RE	K4413	EATON AEROSPACE,VICKE	3022016-000			G1020324
435	1030GK	PUMP-HYDRAULIC	K4413	EATON AEROSPACE,VICKE	3031863-001			MX741091
445	3030GD							MX741679
147	1088GM	TRANSFER UNIT-HYD POW	1SR57	TRIUMPH ACTUATION SYS	4101002-11			4194
435	1074GK	SWITCH-PRESSURE	D2638	ELEKTRO METALL GMBH	450-1-3100-00			05722
445	3074GD							05696
195	2074GJ	SWITCH-PRESSURE	D2638	ELEKTRO METALL GMBH	450-2-3100-00			18318
195	3GE	PANEL-STOW	298E3	HAMILTON SUNDSTRAND C	5909780			3722
197	1009GM	PUMP-HYDRAULIC,HAND	D2541	ASG LUFTFAHRTTECHNIK	6-1404-0000-4			10-0244
198	3009GM							10-0344
197	1087GM	VALVE-2-2-WAY,MANUAL	C3406	SITEC AEROSPACE GMBH	70200			17331
197	2087GM							17334
198	3087GM							17358
148	1005GM	VALVE-RELIEF	C3406	SITEC AEROSPACE GMBH	70400			13973
197	2005GM							13999
196	3005GM							14052
147	1GE	ACTUATOR-RAM AIR TURB	99167	HAMILTON SUNDSTRAND C	764711C			4032
147	2GE	RAT-RAM AIR TURBINE	99167	HAMILTON SUNDSTRAND C	766352B			3863
195	2075GJ	PUMP-ELECTRIC	K4413	EATON AEROSPACE,VICKE	974540			G1020716
196	3075GX							G1020520

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	28
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 30	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
132	3DW	CONTROL UNIT	C9072	AIRBUS DEUTSCHLAND GM	Z212H0001110			212H00018012
131	5DU	CONTROL UNIT	C9072	AIRBUS DEUTSCHLAND GM	Z220H0002110			220H00009254
162	15DU							220H00011244
211	5DB1	SWITCH-ROTARY	SJ328	IEC- ELECTRONIQUE	058-001-00			64956
212	5DB2							64948
522	9DL	VALVE-CONTROL,WING AN	59364	HONEYWELL INTERNATION	38E93-6			8694
622	10DL							8704
133	4DU	MAST ASSY-DRAIN	D8518	EADS AIRBUS GMBH	4-60000H883-00			368300002717
172	14DU							368300004153
211	2DM	GAGE-RAIN REPELLENT	F0218	LE BOZEC FILTRATION &	4020W35-3			8307
121	2DG1	WHC-WINDOW HEAT COMPU	F6155	SAT SA DE TELECOMMUNI	416-00318-003			4160031805128
122	2DG2							4160031805122
212	6DB2	MOTOR CONVERTER	QQ803	ECE-EQUIPMENT ET CONS	42791981			100031
211	6DB1	MOTOR CONVERTER	QQ803	ECE-EQUIPMENT ET CONS	4279204			100020
121	6DA1	PHC-PROBE HEAT COMPUT	F9111	THALES AVIONICS	47215920BB00			472159208391
122	6DA2							472159208376
121	6DA3							472159208365
211	16DD	INDICATOR-LIGHTED,ICI	F9503	MADELEC SYSTEMS	864-001	.		8185

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	29
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 31	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
211	1TD	MDDU-MULTIPURPOSE DIS	F6151	SAGEM DEFENSE SECURIT	AC68A200			5330
212	2FS	CLOCK	FB432	G.I.E G.M.T.(GROUPEME	APE5100-1			4792
127	1TW	CFDIU-CENTRALIZED FAU	F9111	THALES AVIONICS	C12860AA02			C12860005723
211	2WT1	DU-DISPLAY UNIT	F9111	THALES AVIONICS	C19298AF05			C19298017905
212	2WT2							C19298017959
211	3WT1							C19298017961
212	3WT2							C19298020216
210	4WT1							C19298017951
210	4WT2							C19298017953
120	102TD	DLRB-DATA LOADING ROU	F6151	SAGEM DEFENSE SECURIT	DLRBA000			5773
120	10TV	FDIMU-FLIGHT DATA INT	F6151	SAGEM DEFENSE SECURIT	ED48A100			1874
210	1WT1 SW1	SOFTWARE-EIS	F9111	THALES AVIONICS	SXT30E2SA0820			198266010563
210	1WT2 SW1							198266010554
210	1WT3 SW1							198266010553
210	2WT1 SW1							C19298017905
210	2WT2 SW1							C19298017959
210	3WT1 SW1							C19298017961
210	3WT2 SW1							C19298020216
210	4WT1 SW1							C19298017951
210	4WT2 SW1							C19298017953
127	1WT1	DMC-DISPLAY MANAGEMEN	F9111	THALES AVIONICS	1982660116			198266010563
128	1WT2							198266010554
127	1WT3							198266010553
145	6TU	ACCELEROMETER-THREE A	199564	AMETEK AEROSPACE,S-C-	3001-01-111			0410-16406
211	7WW	LOUDSPEAKER-AMPLIFIER	F6198	EADS AIRBUS SA	35-0D5-1003			0D5009838
212	8WW							0D5009854
210	6WT	ECP-ECAM CONTROL PANE	F6198	EADS AIRBUS SA	35-0L0-1003-06			0L0007118
127	1WW1	FWC-FLIGHT WARNING CO	F6198	EADS AIRBUS SA	350E053021010			0E0015834
128	1WW2							0E0015789
127	1WV1	SDAC-SYSTEM DATA ACQU	F6198	EADS AIRBUS SA	350E5500202			0E5012700
128	1WV2							0E5012699
120	10TV SW2	SOFTWARE-FDIMU	F6151	SAGEM DEFENSE SECURIT	360-04020-020			1874

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	30
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 31	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
120	10TV SW3	SOFTWARE-FDIMU	F6151	SAGEM DEFENSE SECURIT	360-04023-020			1874
120	10TV SW1	SOFTWARE-FDIMU	F6151	SAGEM DEFENSE SECURIT	360-04027-030			1874
210	4TW	PRINTER-MULTI USE	97896	HONEYWELL INTERNATION	8055515-4501			PTA45B-10935
312	1TU	SSFDR-SOLID STATE FLI	97896	HONEYWELL INTERNATION	980-4700-042			SSFDR-18280
				BAT EXP DAT:01AUG2016

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	31
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 32	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
731	19GG	TACHOMETER	F6137	MESSIER-HISPANO-BUGATI	C20105000-2			61070
741	20GG							61073
731	21GG							161074
741	22GG							161078
123	2530GM	UPLOCK ASSY-NLG	F6137	MESSIER-HISPANO-BUGAT	C24730001-9			2789C24730
123	2534GM	UPLOCK ASSY-NLG DOOR	F6137	MESSIER-HISPANO-BUGAT	C24730100-3			1462C24730
711	6GC	SERVOCONTROL	F6137	MESSIER-HISPANO-BUGAT	C24736100-			Y10784
741	2612GM	MANIFOLD-NORMAL BRAKE	F6137	MESSIER-HISPANO-BUGAT	C24837102-2			Y06493
731	2613GM							Y06490
198	99GG	VALVE-SELECTOR,BRAKE	F6137	MESSIER-HISPANO-BUGAT	C24993000			Y01352
731	2874GM	KIT-WHEEL ADAPTER	F4957	TECHNOFAN	DR1502D00			113600359
731	2875GM							113600358
741	2876GM							113600357
741	2877GM							113600466
711	5GC	BOX-ELECTRICAL,NLG	F6137	MESSIER-HISPANO-BUGAT	D23119751			B2199
711	2701GM	FITTING ASSY-TOWING	F6137	MESSIER-HISPANO-BUGAT	D23278100			COU516
711	2528GM	FORESTAY,ASSY	F6137	MESSIER-HISPANO-BUGAT	D23596000-3			B3447
711	2527GM	CYLINDER-ACTUATING,NL	F6137	MESSIER-HISPANO-BUGAT	D23613000			MA1388
711	2526GM	LEG ASSY-NLG	F0189	MESSIER DOWTY SA	D23757550-7			B3966
145	102GG	VALVE-CONTROL,PARKING	F6137	MESSIER-HISPANO-BUGAT	D24001000			Y00809
571	12853GM	MANIFOLD-ALTERNATE BR	F6137	MESSIER-HISPANO-BUGAT	D24005000			Y20790
671	12852GM	MANIFOLD-ALTERNATE BR	F6137	MESSIER-HISPANO-BUGAT	D24006000			Y20785
140	7GC	VALVE-SELECT,MANIFOLD	F6137	MESSIER-HISPANO-BUGAT	D24157000			Y10787
122	9GG	TRANSMITTER-BRAKE PED	F6137	MESSIER-HISPANO-BUGAT	E21324000-2			03864
122	103GG							03856
122	10GG	BSCU-BRAKING AND STEE	F6137	MESSIER-HISPANO-BUGAT	E21327006			4460
126	95GG	ABCU-ALTERNATE BRAKIN	F6137	MESSIER-HISPANO-BUGAT	E21328002			02464

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	32
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 32	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
711	3GC	SENSOR-STEERING FEEDB	F61371	MESSIER-HISPANO-BUGAT	E21336000			17694
711	4GC							17726
731	2645GM	TIRE MLG	F06351	MICHELIN –MANUFACTURE	M01103			0058C189
741	2646GM							0056C230
731	2647GM							0055C270
741	2648GM							0063C151
711	2635GM	TIRE NLG	F0635	MICHELIN –MANUFACTURE	M08201			0049C066
711	2636GM							0042C102
146	2584GM	FILTER ASSY-HYDRAULIC	U0088	PALL AEROSPACE CARDRE	QA05797			RV3-7476
146	2862GM							RV4-1632
731	2866GM	FAN-WHEEL BRAKE	F4957	TECHNOFAN	RU1502U01			156004816
731	2867GM							156004823
741	2868GM							156004822
741	2869GM							156004813
147	2519GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV63-6-1			10-0518446
147	2525GM							10-0518378
147	2529GM							10-0518375
571	2593GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV63-8			09-0515171C
671	2594GM							09-0515161C
147	2748GM							09-05-1584C
147	2537GM	VALVE-CHECK	91816	CIRCLE SEAL JAMES PON	ZCV64-12			09-080662C
148	2582GM	ACCUMULATOR-BRAKE	F1801	LAER INDUSTRIES SA	088256-04644			7461
140	2516GM	VALVE-VENT	K0654	DOWTY AEROSPACE GLOUC	114083004			CH1010112
120	2532GM							CH1010108
140	2515GM	VALVE-CUT OUT	K0654	DOWTY AEROSPACE GLOUC	114086002			CH1010326
140	2517GM	VALVE-BYPASS	K0654	DOWTY AEROSPACE GLOUC	114087008			CH1010184
140	2518GM							CH1010183
120	2533GM							5A0805487
742	2522GM	ACTUATOR-DOOR,MLG	K0654	DOWTY AEROSPACE GLOUC	114122012			CH1008848
732	2523GM							CH1008905
140	2524GM	MANIFOLD-VALVE SELECT	U7388	GE AVIATION SYSTEMS L	114170009	.		CH1009986

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	33
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 32	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
198	2585GM	GAUGE-NITROGEN PRESSU	05167	PACIFIC SCIENTIFIC CO	18330904-2			063176
140	49GA	VALVE-SAFETY	D5589	FEINMECHANISCHE WERKE	1905A0000-01			05094
731	2641GM	BRAKE ASSY-MLG	97153	GOODRICH B F CO	2-1684			8864
741	2642GM							8863
731	2643GM							8865
741	2644GM							8862
140	2509GM	UPLOCK-MLG, LH	K0654	DOWTY AEROSPACE GLOUC	201117025			CH1009984
140	2510GM	UPLOCK-MLG,RH	K0654	DOWTY AEROSPACE GLOUC	201117026			CH1010929
140	2520GM	UPLOCK-MLG,DOOR	K0654	DOWTY AEROSPACE GLOUC	201122009			CH1010751
140	2521GM							CH1010748
731	2505GM	STAY ASSY-SIDE,MLG	K0654	DOWTY AEROSPACE GLOUC	201166013-030			B2419
741	2506GM	STAY ASSY-SIDE,MLG	K0654	DOWTY AEROSPACE GLOUC	201166014-030			B2416
731	2823GM	DAMPER-TORQUE LINK,ML	K0654	DOWTY AEROSPACE GLOUC	201419001-020			MG3956
741	2824GM							MG3960
731	2501GM	LEG AND DRESSINGS-MLG	K0654	DOWTY AEROSPACE GLOUC	201582001-O50			MDG6234
741	2502GM	LEG AND DRESSINGS-MLG	K0654	DOWTY AEROSPACE GLOUC	201582002-050			MDG6235
731	2503GM	ACTUATOR-RETRACTION	K0654	DOWTY AEROSPACE GLOUC	201590003			B6479
741	2504GM							B6480
212	6GA	LEVER-CONTROL,LANDING	F0214	ECE	215TS07Y00			7367
124	2531GM	CYLINDER-ACTUATING,NL	F6137	MESSIER-HISPANO-BUGAT	22715-000-02			Y00781
731	2649GM	WHEEL ASSY-MLG	97153	GOODRICH B F CO	3-1530			9402
741	2650GM							9460
731	2651GM							9466
741	2652GM							9461
711	2659GM	WHEEL ASSY-NLG	97153	GOODRICH B F CO	3-1531-3			A6546
711	2660GM							A6542
211	1GC	TRANSMITTER UNIT-N,W	F0222	SARMA	322200-7M00			AC03180
212	2GC	TRANSMITTER UNIT-N,W	F0222	SARMA	322200-8M00	.		AD03217

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	34
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 32	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
741	2GW	BTMU-BRAKE TEMPERATUR	F6198	EADS AIRBUS SA	35-1H5-1002			14332
731	3GW							13599
121	63GA	PSDU-POWER SUPPLY DEC	F0214	ECE	530AL01CN			16357
121	64GA							15969
212	60GG	INDICATOR-PRESSURE TE	F9111	THALES AVIONICS	64882-206-1			6462
121	5GA1	CONTROL-INTERFACE UNI	K0654	DOWTY AEROSPACE GLOUC	664700500A4D			001LG13590
122	5GA2							001LG13591
120	2629GM	VALVE-SAFETY	F6137	MESSIER-HISPANO-BUGAT	1762080-1			Y12138
120	2630GM							Y12128
121	2900GM							H10080

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	35
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 33	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
330	3LY	LIGHT-LOGO	D8095	GOODRICH HELLA AEROSP	1X2005097-00			1636813
340	4LY							1636819
241	61WL	LIGHT-EMERGENCY,OVERW	D8095	GOODRICH HELLA AEROSP	2LA005127-10			1659313
242	6OWL	LIGHT-EMERGENCY,OVERW	D8095	GOODRICH HELLA AEROSP	2LA005128-10			1653846
317	19LV	LIGHT UNIT-STROBE	D8095	GOODRICH HELLA AEROSP	2LA005303-05			1623678
634	16LV	LIGHT UNIT-STROBE	D8095	GOODRICH HELLA AEROSP	2LA005308-05			1636054
534	17LV							1629908
241	63WL	LIGHT-EMERGENCY,OVERW	D8095	GOODRICH HELLA AEROSP	2LA005413-10			1662360
242	62WL	LIGHT-EMERGENCY,OVERW	D8095	GOODRICH HELLA AEROSP	2LA005414-10			1665275
317	15LA	LIGHT-NAVIGATION,REAR	D8095	GOODRICH HELLA AEROSP	2LA403702-02			1617453
140	6LV	LIGHT-ANTICOLLISION	D8095	GOODRICH HELLA AEROSP	2LA455010-00			1660035
244	7LV							1662893
221	lOWL	EPSU-EMERGENCY POWER	D1347	DIEHL AEROSPACE GMBH	3214-62-10			134262
				BAT EXP DAT:01DEC2014
241	11WL			BAT EXP DAT:010CT2014				133898
242	12WL			BAT EXP DAT:01JAN2015				134480
263	13WL			BAT EXP DAT:01JUL2014				133119
711	7LR	LIGHT-TAKE OFF	QQ803	ECE-EQUIPMENT ET CONS	4233488			78501
711	8LR	LIGHT-TAXI	QQ803	ECE-EQUIPMENT ET CONS	4236564			84101
500	7LB	LIGHT-RETRACTABLE,LAN	QQ803	ECE-EQUIPMENT ET CONS	4315542			82455
671	8LB							82452
534	9LA	LIGHT ASSY-WINGTIP PO	72914	FL AEROSPACE CORP GRI	72303102-3			0594
634	lOLA	LIGHT ASSY-WINGTIP PO	72914	FL AEROSPACE CORP GRI	72303102-4			0682
317	13LA	TRANSFORMER-REAR NAVI	D8095	GOODRICH HELLA AEROSP	8ES403703-02			1640449
244	3LV	PSU-POWER SUPPLY UNIT	D8095	GOODRICH HELLA AEROSP	8ES455012-06			1656558

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	36
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 33	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
140	4LV	PSU-POWER SUPPLY UNIT	D8095	GOODRICH HELLA AEROSP	8ES455012-06	.		1656564
634	14LV	PSU-POWER SUPPLY UNIT	D8095	GOODRICH HELLA AEROSP	8ES455438-07			1640687
534	15LV							1640697
312	18LV	PSU-POWER SUPPLY UNIT	D8095	GOODRICH HELLA AEROSP	8ES455440-06			1645949
711	3LC1	LIGHT-RUNWAY TURNOFF	QQ803	ECE-EQUIPMENT ET CONS	8000306Y00			13618
711	3LC2							3608
231	3LX	FLOODLIGHT	F0280	TELEFLEX LIONEL DUPON	8000959Y00			174
232	4LX	FLOODLIGHT	F0280	TELEFLEX LIONEL DUPON	8000960Y00			152

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	37
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 34	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
210	3SH	CONTROL UNIT-ATC,TCAS	F9111	THALES AVIONICS	C12404AB02			C12404005650
211	22FN	INDICATOR-ISIS	F9111	THALES AVIONICS	C16221VA01 SY TEST DAT:01AUG2010			C16221019520
231	3FP1	SENSOR-1ANGLE OF ATTAC	F9111	THALES AVIONICS	C16291AB			Q06747018584
232	3FP2							Q06747018530
127	3FP3							Q06747018571
127	1FP1	ADIRU-AIR DATA AND IN	94580	HONEYWELL INC	HG2030AE23			56025937
128	1FP2				SY TEST DAT:01AUG2010 SY TEST DAT:01AUG2010			56025921
120	1FP3				SY TEST DAT:01AUG2010			56025936
210	2FN	COMPASS-STANDBY	U8429	SIRS NAVIGATION LTD	PGA0105W			714361-08
125	19FP1	ADM-AIR DATA MODULE	58960	HONEYWELL INC SPERRY	PG1152BCO2			1005R235
126	19FP2							1005R194
125	19FP3							1005R234
128	19FP4							1005R201
127	19FP5							1005R210
128	19FP6							1005R178
127	19FP7							1005R214
121	19FP8							1005R213
125	9DA1	PROBE-PITOT	K5459	ROSEMOUNT ENGINEERING	0851HL			268023
126	9DA2							276124
125	9DA3							276125
121	11FP1	SENSOR-TAT	K5459	ROSEMOUNT ENGINEERING	102LA2AG			A97342
122	11FP2							A98192
120	3SD1	ANTENNA-DME ATC	F61751	CHELTON ANTENNAS	2439-89-03			243989-11400
130	3SD2							243989-11562
127	7SH1							243989-11250
128	7SH2							243989-11555
224	7SH3							243989-11596
223	7SH4							243989-11593
240	3RP1	ANTENNA-ADF	F9111	THALES AVIONICS	615-2630-102			576-9230
240	3RP2							576-9148
110	4RT	ANTENNA-GLIDE SLOPE	F61751	CHELTON ANTENNAS	6202-89-62			620289-1650

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	38
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 34	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
130	1RS	ANTENNA-MARKER	F6175	CHELTON ANTENNAS	6204-89-00			620489-1729
324	4RS	ANTENNA-VOR	F6175	CHELTON ANTENNAS	6205-89-63			620589-608
110	3RT	ANTENNA-LOCALIZER	F6175	CHELTON ANTENNAS	6207-88-62			620788-1557
211	21FN	DDRMI-DIGITAL DISTANC	4V7921	ROCKWELL COLLINS INC.	622-5001-504			16Y9TV
210	35Q	CONTROL UNIT-WEATHER	4V7921	ROCKWELL COLLINS INC.	622-5130-820			180RY2
121	9SQ	TRAY-MOUNTING,WR XCVR	4V7921	ROCKWELL COLLINS INC.	622-5134-064			17X5P0
110	75Q	DRIVE-WEATHER RADAR A	4V7921	ROCKWELL COLLINS INC.	622-5136-801			180V8N
110	11SQ	ANTENNA-WEATHER RADAR	4V792	ROCKWELL COLLINS INC.	622-5137-601			3JKLP
150	5SA1	ANTENNA-RADIO ALTIMET	13499	ROCKWELL COLLINS INC.	622-8701-003			3JJOJ
150	5SA2							3JJNV
150	6SA1							3JJOV
150	65A2							3JJFP
230	7SG1	ANTENNA-TCAS	55939	HONEYWELL INTL	7514081-911			ANE34660
130	7SG2							ANE34666
128	1SG	COMPUTER-TCAS	1R5Y6	L-3 COMMUNICATION	7517900-10006			20011025
127	3RS1	RECEIVER-VOR,MKR	4V792	ROCKWELL COLLINS INC.	822-0297-020			171410
128	3RS2							171596
127	2RP1	RECEIVER-ADF	4V792	ROCKWELL COLLINS INC.	822-0299-020			171635
127	2SD1	INTERROGATOR-DME	4V792	ROCKWELL COLLINS INC.	822-0329-020			3R6PK
128	2SD2							3WBDR
152	2SA1	TRANSCEIVER-RADIO ALT	113499	ROCKWELL COLLINS INC.	822-0334-020 SY TEST DAT:01JUL2010			181L3F
152	25A2				SY TEST DAT:01JUL20101			181LHR
120	40RT1	MMR-MULTI MODE RECEIV	4V792	ROCKWELL COLLINS INC.	822-1152-122			180R6X
120	40RT2							180R77
210	43RT1	ANTENNA-GPS ACTIVE	4V792	ROCKWELL COLLINS INC.	822-1330-001			3JHHG
210	43RT2							3JJBR

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	39
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 34	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
127	1SH1	TRANSPONDER-ATC	13499	ROCKWELL COLLINS INC.	822-1338-021 SY TEST DAT:01JUL2010			3R9JM
128	1SH2				SY TEST DAT:01JUL2010			3R9JK
121	1SQ1	TRANSCEIVER-WEATHER R	4V792	ROCKWELL COLLINS INC.	822-1710-213			184KDC
128	1WZ	GPWC-GROUND PROXIMITY	97896	HONEYWELL INTERNATION	965-1676-003			EMK5-31287

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	40
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 35	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
125	4WV	SWITCH-PRESSURE	F5341	INTERTECHNIQUE SA (ER	CMK80-01			8606
125	3HT	VALVE-SOLENOID	F5341	INTERTECHNIQUE SA (ER	DVE90-07			7455
210	5757HM	MASK-FULL FACE QUICK	F5341	INTERTECHNIQUE SA (ER	MF20-534 MANUF DAT:01JUN2010			SE54166 SE54165
212	5758HM				MANUF DAT:01JUN2010			SE52930
211	5759HM				MANUF DAT:01MAR2010
210	5760HM				MANUF DAT:01JUN2010			SE54083
212	lORN1	STOWAGE BOX ASSY	F5341	INTERTECHNIQUE SA (ER	MXP801-11			SE39665
212	1ORN2							SE39728
212	lORN3							SE39730
211	5774HM							SE39667
125	4HT	REGULATOR TRANSMITTER	F5341	INTERTECHNIQUE SA (ER	RCF6708			112733
211	16WR	SWITCH-ALTITUDE,DUAL	16827	BE AEROSPACE	101809-04			1016386
223	113WR	CONTAINER ASSY-CHEMIC	D1379	B/E AEROSPACE SYSTEMS	14C15L215170100 MANUF DAT:01JUN2010			BEBF-1310
233	114WR				MANUF DAT:01JUN2010			BEBF-1291
233	131WR				MANUF DAT:01JUN2010			BEBF-1309
233	132WR				MANUF DAT:01JUN2010			BEBF-1299
233	133WR				MANUF DAT:01JUN2010			BEBF-1308
233	134WR				MANUF DAT:01JUN2010			BEBE-1289
243	135WR				MANUF DAT:01JUN2010			BEBF-1285
243	172WR				MANUF DAT:01JUN2010			BEBF-1292
243	173WR				MANUF DAT:01JUN2010			BEBF-1311
243	175WR				MANUF DAT:01JUN2010			BEBF-1293
243	176WR				MANUF DAT:01JUN2010			BEBF-1302

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	41
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 35	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
243	211WR	CONTAINER ASSY-CHEMIC	D13791	B/E AEROSPACE SYSTEMS	14C15L215170100 MANUF DAT:01JUN2010			BEBF-1296
243	212WR				MANUF DAT:01JUN2010			BEBF-2529
243	213WR				MANUF DAT:O1JUN2010			BEBF-1286
253	214WR				MANUF DAT:01JUN2010			BEBF-1294
253	215WR				MANUF DAT:01JUN2010			BEBF-1301
253	231WR				MANUF DAT:01JUN2010			BEBF-1295
253	233WR				MANUF DAT:01JUN2010			BEBF-1290
253	234WR				MANUF DAT:01JUN2010			BEBF-1288
253	235WR				MANUF DAT:01JUN2010			BEBF-2523
253	251WR				MANUF DAT:01JUN2010			BEBF-1298
253	252WR				MANUF DAT:01JUN2010			BEBF-1303
253	253WR				MANUF DAT:01JUN2010			BEBF-1297
253	255WR				MANUF DAT:01JUN2010			BEBF-2519
224	123WR	CONTAINER ASSY-CHEMIC	D1379	B/E AEROSPACE SYSTEMS	MANUF DAT:01JUN2010 14C15R215170100			BEBF-1173
234	124WR				MANUF DAT:01JUN2010			BEBF-1168
234	141WR				MANUF DAT:01JUN2010			BEBF-1166
234	142WR				MANUF DAT:01JUN2010			BEBF-1175
234	143WR				MANUF DAT:01JUN2010			BEBF-1159
234	144WR				MANUF DAT:O1JUN2010			BEBF-1178
244	145WR				MANUF DAT:01JUN2010			BEBF-1172
244	182WR				MANUF DAT:01JUN2010			BEBF-1161
244	183WR				MANUF DAT:01JUN2010			BEBF-1162

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	42
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 35	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
244	185WR	CONTAINER ASSY-CHEMIC	D1379	B/E AEROSPACE SYSTEMS	14C15R215170100 MANUF DAT:01JUN2010			BEBF-1163
244	186WR				MANUF DAT:01JUN2010			BEBF-1165
244	221WR				MANUF DAT:01JUN2010			BEBF-1180
244	222WR				MANUF DAT:01JUN2010			BEBF-1169
244	223WR				MANUF DAT:01JUN2010			BEBF-1176
254	224WR				MANUF DAT:01JUN2010			BEBF-1174
254	225WR				MANUF DAT:O1JUN2010			BEBF-1184
254	241WR				MANUF DAT:01JUN2010			BEBF-1183
254	242WR				MANUF DAT:01JUN2010		‘	BEBF-1181
254	243WR			.	MANUF DAT:01JUN2010			BEBF-1182
254	244WR				MANUF DAT:01JUN2010			BEBF-1158
254	245WR				MANUF DAT:01JUN2010			BEBF-2557
254	261WR				MANUF DAT:01JUN2010			BEBF-1177
254	262WR				MANUF DAT:O1JUN2010			BEBF-1171
254	264WR				MANUF DAT:O1JUN2010			BEBF-1167
223	28WR	CONTAINER ASSY-CHEMIC	D1379	B/E AEROSPACE SYSTEMS	22C15L120100100 MANUF DAT:01JUN2010			BEBF-2892
263	35WR				MANUF DAT:01JUN2010			BEBF-2569
264	36WR				MANUF DAT:01JUN2010	‘		BEBF-2890
224	40WR				MANUF DAT:01JUN2010			BEBF-2840
223	29WR	CONTAINER ASSY-CHEMIC	D1379	B/E AEROSPACE SYSTEMS	22C15L150320100 MANUF DAT:01JUN2010			BEBF-0309
263	32WR				MANUF DAT:01JUN2010	.		BEBF-0311

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	43
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 35	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
264	39WR	CONTAINER ASSY-CHEMIC	D1379	B/E AEROSPACE SYSTEMS	122C15L150320100 MANUF DAT:01JUN2010			BEBF-0322
263	33WR	CONTAINER ASSY-CHEMIC	D1379	B/E AEROSPACE SYSTEMS	22C15L240100100 MANUF DAT:01JUN2010			BEBF-2072
212	5776HM	PBE-PROTECTIVE BREATH	53655	AVOX SYSTEMS INC.	802300-14 MANUF DAT:01APR2009			E10040408 E10050247
200	6137HM				MANUF DAT:01MAY2010			E10050248
200	6138HM				MANUF DAT:01MAY2010
200	6139HM				MANUF DAT:01MAY2010			E10050245
200	6140HM				MANUF DAT:01MAY2010			E10050246
125	5750HM	CYLINDER ASSY-OXYGEN HST DAT:01MAR2010	53655	AVOX SYSTEMS INC.	891511-14 MANUF DAT:01JUN2010			C10060015
200	6500HM	CYLINDER ASSY-OXYGEN, HST DAT:01MAR2010	53655	AVOX SYSTEMS INC.	9700C1AF23AN MANUF DAT:01MAY2010			P10050541 P10050553
200	6501HM	HST DAT:01MAR2010			MANUF DAT:01MAY2010			P09050712
200	6505HM	HST DAT:01FEV2009			MANUF DAT:01MAY2009
200	6506HM	HST DAT:O1FEV2009			MANUF DAT:01MAY2009			P09050744
200	6507HM	HST DAT:01MAR2010			MANUF DAT:01MAY2010			P10050538

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	44
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 36	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
153	7260HM	VALVE ASSY-NONRETURN	K2523	EATON AEROSPACE LIMIT	FRH220034V			20100880
192	7300HM	CONNECTOR-HP GROUND	K2523	EATON AEROSPACE LIMIT	HTE370001			21100213
191	7270HM	VALVE-NON RETURN	F0553	INTERTECHNIQUE	L96H15-501 11			E58706
191	7272HM							E58712
453	7110HM	VALVE-CHECK	F1958	LIEBHERR-AEROSPACE TO	2293B020000			16351
463	7110HM1							16375
471	10HA1	THERMOSTAT-SOLENOID	F1958	LIEBHERR-AEROSPACE TO	1341F010000			09948
481	10HA2							09950
413	7170HM	THERMOSTAT-CONTROL	F1958	LIEBHERR-AEROSPACE TO	1342B050000			10596
423	7170HM1							10619
413	7150HM	EXCHANGER-PRECOOLER	F1958	LIEBHERR-AEROSPACE TO	3732A010000			06407
423	7150HM1							06404
191	6HV	VALVE ASSY-ISOLATION	C0002	NORD-MICRO AG & CO	4063-16082-3			10116798
471	5HA1	VALVE-FAN AIR	F1958	LIEBHERR-AEROSPACE	6730F010000			6730-08040
481	5HA2							6730-08020
471	5HA1	VALVE-OVERPRESSURE	F1958	LIEBHERR-AEROSPACE	6740F010000			6740-07458
481	5HA2							6740-07479
453	4000HA	VALVE-HP BLEED	F1958	LIEBHERR-AEROSPACE	6773F010000			6773-08068
463	4000HA1							6773-08070
453	4001HA	VALVE-BLEED PRESSURE	F1958	LIEBHERR-AEROSPACE	6774G010000			6774-08347
463	4001HA1							6774-08348 785002IN9392
121	1HA1	BMC-BLEED MONITORING	F0553	INTERTECHNIQUE	785002-9			7850021N9367
122	1HA2

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	45
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 46	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
127	1TX1	ATSU-AIR TRAFFIC SERV	F6198	EADS AIRBUS SA	LA2T0G20705C070			2T0005764
211	30TX SW1	SOFTWARE-MEDIA ATSU A	F6198	EADS AIRBUS SA	LA2T0J00003KOF1			2T0005764
211	20TX SW1	SOFTWARE-ATSU	F6198	EADS AIRBUS SA	LA2T0J1303A00F1			2T0005764
211	21TX SW1	SOFTWARE-MEDIA ATSU A	F6198	EADS AIRBUS SA	LA2T0J60003A0F1			2T0005764

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	46
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 49	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
313	4015KM	ACTUATOR	D2638	ELEKTRO METALL GMBH	106-1-1100-02			5545
315	4005KM	APU	99193	HONEYWELL INTERNATION	3800708-1			P-4589
152	59KD	ECB-ELECTRONIC CONTRO	99193	HONEYWELL INTERNATION	3888394-221204			04207
212	5KA	CONTACTOR-SINGLE POLE	F0214	ECE	655CC04A0Y00			6590
212	10KA							6573
315	4065KM	BRACKET-FWD	13636	BARRY DIVISION	94830-04			4863
316	4075KM	BRACKET-FWD	13636	BARRY DIVISION	94830-05			4745
316	4085 KM	BRACKET-REAR	13636	BARRYDIVISION	94830-06			6399
315	4035KM	ISOLATOR-VIBRATION	13636	BARRYDIVISION	94830-09			4201
316	4045KM	ISOLATOR-VIBRATION	13636	BARRY DIVISION	94830-10			4169
316	4055KM	ISOLATOR-VIBRATION	13636	BARRY DIVISION	94830-11			4177

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	47
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 52	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
210	24MQ	CONTROL-COCKPIT SYSTE	80477	ADAMS RITE AEROSPACE,	AR4709-11			N-C7015
221	31MQ	STRIKE-ELECTRIC,CTR	80477	ADAMS RITE AEROSPACE,	AR4714-11			1014139
221	30MQ	STRIKE-ELECTRIC	80477	ADAMS RITE AEROSPACE,	AR4714-7			1017619
221	32MQ							1017621
132	2502MJ	ACTUATOR-HYDRAULIC	C3406	SITEC AEROSPACE GMBH	E20000			010064
132	2503MJ							010072
152	2505MJ							010341
152	2506MJ							010342
831	360RH1	CYLINDER-DOOR DAMPER	F0221	RATIER-FIGEAC	FE240-007			FR0969
841	360RH2							FR0967
833	360RH3							FR0980
843	360RH4							FR0984
152	2500MJ	VALVE-ELECTRO SELECTO	D9893	LIEBHERR-AEROSPACE LI	S4-3402180			0784906LI005836
252	3717GM	VALVE-DOUBLE CHECK	91816	CIRCLE SEAL JAMES PON	ZCV212			H3897
122	14WN	SWITCH-DIFFERENTIAL P	F0218	LE BOZEC FILTRATION &	1266-100			10040
132	2501MJ	VALVE-SELECTOR	D9893	LIEBHERR-AEROSPACE LI	1567A0000-01			1567A00LI005099
152	2504MJ							1567A00LI005671
831	1WN1	PANEL-WARNING LIGHT	D8095	GOODRICH HELLA AEROSP	2LA005469-00			1637820
841	1WN2							1637818
832	3WN1							1637821
842	3WN2							1637829
241	2WN1	PANEL-WARNING LIGHT	D8095	GOODRICH HELLA AEROSP	2LA005469-01			1639942
242	2WN2							1639940
831	16WN1	PANEL-WARNING LIGHT	D8095	GOODRICH HELLA AEROSP	2LA007307-00			1642349
841	16WN2							1642306
832	17WN1							1642348
842	17WN2							1642299
832	1506WM	CONTROL-FLEXIBLE	F4678	CBA LA COMMANDE A BIL	72CF8944-00			8364
842	1507WM							7977
831	1504WM	CONTROL-FLEXIBLE	F4678	CBA LA COMMANDE A BIL	72CF8945-00			8145
841	1505WM							8269

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	48
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 53	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
110	1560WM	RADOME-NOSE	F6198	EADS AIRBUS SA	D53132010000			RADSA5944

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	49
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 56	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
212	7DG2	WINDOW-FIXED	F0360	SAINT GOBAIN SULLY	SPSA320-10-2-2			3478
211	8DG1	WINDOW-SLIDING	F0360	SAINT GOBAIN SULLY	SPSA320-7-4-2			16463
212	8DG2	WINDOW-SLIDING	F0360	SAINT GOBAIN SULLY	SPSA320-8-4-2			16474
211	7DG1	WINDOW-FIXED	F0360	SAINT GOBAIN SULLY	SPSA320-9-2-2			3417
211	3DG1	WINDSHIELD	F0360	SAINT GOBAIN SULLY	STA320-1-7-1			60771
212	3DG2	WINDSHIELD	F0360	SAINT GOBAIN SULLY	STA320-2-7-1			10766

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	50
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 71	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
450	1500KM1	MOUNT FWD-A5	51563	ROHR INDUSTRIES, INC.	745-2000-501			13085001
460	1500KM2							13139001
450	1550KM1	MOUNT AFT-A5	51563	ROHR INDUSTRIES, INC.	745-2000-503			13110001
460	11550K42							13126001
430	1200KM1	EBU-ENGINE BUILD UP U	0AM53	INTERNATIONAL AERO EN	745-5000-509			3355001
440	1200KM2							3356001

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	51
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 73	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
210	6KS	SWITCH-ROTARY	SJ328	IEC-ELECTRONIQUE	058-001-00			64911
436	4000KS1	EEC-ELECTRONIC ENGINE	0AM53	INTERNATIONAL AERO EN	2A4251			2540-4092
440	4000KS2							2540-4155
127	1KS1	EIU-ENGINE INTERFACE	F9111	THALES AVIONICS	3957985205			Q05720010097
128	1KS2							Q05720010001
435	4000KC1	FMU-FUEL METERING UNI	0AM53	INTERNATIONAL AERO EN	8061-636			16942629
445	4000KC2							16959249

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	52
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 76	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
210	8KS1	CONTROL UNIT-THROTTLE	F0222	SARMA	330400M01			AG10360
210	8KS2							AG10085

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	53
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 77	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
128	2EV	EVMU-ENGINE VIBRATION	S3960	VIBROMETER SA.	241-247-012-005			AE79629

DUPLICATA	AIRCRAFT INSPECTION REPORT		AIRCRAFT	CHAPTER 3	PAGE :	54
			A319
AIRBUS INDUSTRIE	EQUIPMENT	ATA : 78	MSN : 4422	DATE : 26 AUG 2010

ZONE	FUNCTIONAL ITEM NUMBER	DESCRIPTION	CODE	VENDOR	PART NUMBER WEIGHT (KG) /DATE	ACCEPT DATE	BFE	SERIAL NUMBER REMARKS
410	4101KS1	CONTROL UNIT	51563	ROHR INDUSTRIES, INC.	740D8003-27			4130
420	4101KS2							4083
455	3850KM1	NOZZLE ASSY-COMMON (N	51563	ROHR INDUSTRIES, INC.	745-1101-507			10378001
465	3850KM2							10390001
455	3900KM1	CONE ASSY TAIL	51563	ROHR INDUSTRIES, INC.	1745-1502-501			10385001
465	3900KM2							10395001

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	1
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

20024	X	20035	X	20036	X	20037	X	20041	X	20042	X	20046	X	20047	X	20048	X	20052	X
20053	X	20063	X	20066	X	20067	X	20068	X	20069	X	20070	X	20071	X	20073	X	20081	X
20113	X	20131	X	20137	X	20151	X	20160	X	20163	X	20165	X	20167	X	20168	X	20170	X
20189	X	20197	X	20210	X	20221	X	20223	X	20227	X	20230	X	20234	X	20259	X	20283	X
20307	X	20344	X	20354	X	20359	X	20393	X	20418	X	20493	X	20516	X	20541	X	20580	X
20604	X	20605	X	20638	X	20639	X	20652	X	20673	X	20675	X	20692	X	20703	X	20735	X
20740	X	20744	X	20758	X	20762	X	20773	X	20774	X	20796	X	20799	X	20802	X	20822	X
20835	X	20840	X	20856	X	20863	X	20866	X	20879	X	20903	X	20904	X	20916	X	20925	X
20928	X	20938	X	20941	X	20950	X	20951	X	20953	X	20963	X	20983	X	20995	X	21003	X
21011	X	21039	X	21041	X	21052	X	21082	X	21098	X	21100	X	21103	X	21106	X	21125	X
21142	X	21146	X	21188	X	21201	X	21202	X	21215	X	21218	X	21221	X	21233	X	21237	X
21264	X	21265	X	21281	X	21282	X	21283	X	21284	X	21287	X	21288	X	21290	X	21293	X
21294	X	21325	X	21327	X	21328	X	21335	X	21346	X	21362	X	21391	X	21413	X	21442	X
21451	X	21466	X	21496	X	21499	X	21519	X	21520	X	21521	X	21547	X	21552	X	21562	X
21582	X	21620	X	21648	X	21657	X	21659	X	21678	X	21693	X	21703	X	21725	X	21736	X
21739	X	21774	X	21775	X	21778	X	21780	X	21781	X	21820	X	21823	X	21824	X	21850	X
21852	X	21857	X	21858	X	21892	X	21916	X	21920	X	21944	X	21952	X	21957	X	21958	X
21964	X	21966	X	21973	X	21974	X	21982	X	21983	X	21987	X	21999	X	22018	X	22022	X
22031	X	22039	X	22048	X	22056	X	22057	X	22061	X	22066	X	22084	X	22087	X	22094	X
22098	X	22109	X	22111	X	22113	X	22116	X	22117	X	22118	X	22132	X	22134	X	22137	X
22141	X	22150	X	22155	X	22157	X	22160	X	22161	X	22163	X	22164	X	22200	X	22203	X
22210	X	22215	X	22224	X	22236	X	22237	X	22241	X	22243	X	22249	X	22252	X	22253	X
22266	X	22267	X	22270	X	22275	X	22277	X	22278	X	22280	X	22309	X	22310	X	22311	X
22313	X	22314	X	22315	X	22316	X	22321	X	22322	X	22339	X	22343	X	22344	X	22345	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	2
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

22353	X	22355	X	22356	X	22357	X	22365	X	22366	X	22369	X	22370	X	22371	X	22372	X
22373	X	22374	X	22375	X	22376	X	22381	X	22385	X	22405	X	22409	X	22410	X	22413	X
22418	X	22422	X	22425	X	22448	X	22450	X	22459	X	22460	X	22471	X	22476	X	22482	X
22490	X	22492	X	22494	X	22497	X	22499	X	22519	X	22524	X	22527	X	22536	X	22537	X
22542	X	22543	X	22545	X	22546	X	22548	X	22550	X	22552	X	22554	X	22561	X	22564	X
22565	X	22568	X	22570	X	22572	X	22573	X	22577	X	22578	X	22581	X	22582	X	22604	X
22606	X	22608	X	22609	X	22611	X	22612	X	22614	X	22615	X	22616	X	22618	X	22620	X
22621	X	22623	X	22625	X	22626	X	22627	X	22632	X	22634	X	22636	X	22639	X	22643	X
22645	X	22647	X	22664	X	22665	X	22666	X	22667	X	22668	X	22669	X	22670	X	22677	X
22678	X	22688	X	22693	X	22699	X	22700	X	22701	X	22702	X	22703	X	22705	X	22706	X
22707	X	22708	X	22709	X	22710	X	22711	X	22713	X	22715	X	22717	X	22718	X	22720	X
22722	X	22724	X	22725	X	22726	X	22727	X	22750	X	22753	X	22758	X	22764	X	22766	X
22767	X	22768	X	22769	X	22770	X	22775	X	22776	X	22780	X	22781	X	22803	X	22805	X
22806	X	22808	X	22811	X	22812	X	22816	X	22830	X	22834	X	22838	X	22839	X	22841	X
22842	X	22844	X	22846	X	22849	X	22850	X	22853	X	22855	X	22856	X	22881	X	22885	X
22886	X	22890	X	22891	X	22892	X	22894	X	22895	X	22896	X	22898	X	22900	X	22904	X
22932	X	22933	X	22935	X	22938	X	22940	X	22941	X	22944	X	22946	X	22948	X	22951	X
20952	X	22956	X	22958	X	22959	X	22975	X	22987	X	22988	X	22990	X	22991	X	22993	X
22994	X	22995	X	22997	X	22999	X	23001	X	23002	X	23005	X	23007	X	23010	X	23011	X
23012	X	23013	X	23014	X	23016	X	23022	X	23024	X	23025	X	23040	X	23042	X	23047	X
23049	X	23050	X	23051	X	23052	X	23059	X	23061	X	23062	X	23067	X	23070	X	23071	X
23073	X	23076	X	23077	X	23081	X	23082	X	23084	X	23085	X	23086	X	23088	X	23096	X
23098	X	23101	X	23102	X	23103	X	23104	X	23112	X	23113	X	23116	X	23119	X	23120	X
23121	X	23124	X	23125	X	23126	X	23128	X	23129	X	23131	X	23132	X	23139	X	23141	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	3
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

23143	X	23144	X	23146	X	23147	X	23148	X	23169	X	23174	X	23176	X	23178	X	23184	X
23188	X	23190	X	23193	X	23197	X	23198	X	23199	X	23202	X	23204	X	23208	X	23209	X
23210	X	23211	X	23212	X	23213	X	23217	X	23222	X	23227	X	23234	X	23235	X	23237	X
23248	X	23249	X	23251	X	23252	X	23253	X	23255	X	23256	X	23258	X	23260	X	23262	X
23267	X	23270	X	23271	X	23273	X	23275	X	23278	X	23279	X	23280	X	23303	X	23307	X
23308	X	23310	X	23311	X	23315	X	23316	X	23317	X	23320	X	23321	X	23322	X	23323	X
23324	X	23325	X	23326	X	23329	X	23330	X	23337	X	23342	X	23343	X	23344	X	23353	X
23360	X	23361	X	23362	X	23365	X	23366	X	23367	X	23368	X	23369	X	23370	X	23371	X
23372	X	23373	X	23377	X	23382	X	23385	X	23402	X	23406	X	23407	X	23418	X	23420	X
23425	X	23429	X	23431	X	23434	X	23435	X	23441	X	23452	X	23455	X	23456	X	23459	X
23461	X	23486	X	23487	X	23489	X	23490	X	23492	X	23493	X	23494	X	23504	X	23507	X
23509	X	23510	X	23511	X	23515	X	23517	X	23518	X	23519	X	23530	X	23533	X	23535	X
23536	X	23546	X	23552	X	23553	X	23556	X	23557	X	23558	X	23559	X	23561	X	23562	X
23570	X	23571	X	23572	X	23573	X	23574	X	23576	X	23577	X	23579	X	23585	X	23593	X
23597	X	23599	X	23603	X	23604	X	23605	X	23606	X	23607	X	23610	X	23611	X	23613	X
23616	X	23623	X	23624	X	23639	X	23640	X	23642	X	23643	X	23644	X	23645	X	23647	X
23648	X	2365l	X	23654	X	23655	X	23656	X	23658	X	23662	X	23667	X	23672	X	23695	X
23698	X	23699	X	23702	X	23707	X	23708	X	23711	X	23717	X	23718	X	23737	X	23740	X
23742	X	23744	X	23748	X	23749	X	23751	X	23752	X	23754	X	23756	X	23760	X	23761	X
23765	X	23766	X	23767	X	23768	X	23769	X	23770	X	23771	X	23772	X	23777	X	23779	X
23788	X	23795	X	23796	X	23798	X	23799	X	23801	X	23817	X	23824	X	23832	X	23833	X
23836	X	23839	X	23841	X	23842	X	23846	X	23864	X	23865	X	23867	X	23874	X	23880	X
23901	X	23902	X	23903	X	23904	X	23905	X	23907	X	23909	X	23910	X	23911	X	23912	X
23914	X	23916	X	23917	X	23918	X	23920	X	23921	X	23922	X	23923	X	23928	X	23944	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	4
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

23945	X	23946	X	23948	X	23950	X	23952	X	23953	X	23954	X	23957	X	23958	X	23960	X
23987	X	23994	X	23995	X	23998	X	23999	X	24001	X	24002	X	24003	X	24007	X	24010	X
24015	X	24017	X	24018	X	24021	X	24035	X	24037	X	24049	X	24053	X	24056	X	24057	X
24059	X	24060	X	24062	X	24063	X	24066	X	24070	X	24077	X	24084	X	24086	X	24087	X
24090	X	24092	X	24093	X	24094	X	24095	X	24096	X	24098	X	24099	X	24101	X	24102	X
24103	X	24104	X	24105	X	24106	X	24107	X	24108	X	24109	X	24110	X	24111	X	24112	X
24113	X	24114	X	24115	X	24116	X	24117	X	24118	X	24119	X	24120	X	24121	X	24122	X
24123	X	24125	X	24126	X	24127	X	24129	X	24132	X	24135	X	24136	X	24139	X	24143	X
24146	X	24147	X	24148	X	24149	X	24150	X	24153	X	24154	X	24157	X	24168	X	24169	X
24173	X	24174	X	24177	X	24194	X	24200	X	24201	X	24206	X	24212	X	24215	X	24216	X
24220	X	24225	X	24226	X	24230	X	24232	X	24234	X	24235	X	24237	X	24252	X	24259	X
24269	X	24276	X	24282	X	24283	X	24284	X	24285	X	24286	X	24287	X	24291	X	24292	X
24296	X	24298	X	24299	X	24303	X	24304	X	24305	X	24309	X	24324	X	24332	X	24333	X
24334	X	24336	X	24337	X	24338	X	24339	X	24341	X	24342	X	24343	X	24346	X	24351	X
24356	X	24358	X	24360	X	24361	X	24371	X	24373	X	24378	X	24379	X	24381	X	24383	X
24384	X	24389	X	24390	X	24416	X	24418	X	24422	X	24427	X	24428	X	24435	X	24436	X
24437	X	24438	X	24439	X	24441	X	24445	X	24447	X	24449	X	24450	X	24452	X	24454	X
24455	X	24457	X	24460	X	24481	X	24483	X	24489	X	24490	X	24491	X	24492	X	24493	X
24494	X	24497	X	24498	X	24500	X	24503	X	24510	X	24511	X	24521	X	24522	X	24523	X
24524	X	24525	X	24528	X	24529	X	24534	X	24536	X	24537	X	24538	X	24539	X	24542	X
24543	X	24545	X	24546	X	24547	X	24552	X	24553	X	24556	X	24557	X	24561	X	24562	X
24563	X	24564	X	24565	X	24568	X	24580	X	24585	X	24586	X	24587	X	24588	X	24589	X
24591	X	24594	X	24596	X	24599	X	24600	X	24601	X	24602	X	24603	X	24605	X	24606	X
24611	X	24612	X	24613	X	24614	X	24618	X	24621	X	24623	X	24630	X	24642	X	24643	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	5
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

24644	X	24645	X	24647	X	24648	X	24649	X	24650	X	24652	X	24653	X	24655	X	24656	X
24657	X	24659	X	24660	X	24662	X	24671	X	24673	X	24674	X	24675	X	24692	X	24707	X
24709	X	24716	X	24730	X	24732	X	24733	X	24734	X	24736	X	24739	X	24740	X	24745	X
24747	X	24748	X	24750	X	24754	X	24755	X	24757	X	24761	X	24771	X	24778	X	24779	X
24780	X	24781	X	24782	X	24784	X	24786	X	24791	X	24792	X	24794	X	24796	X	24801	X
24803	X	24804	X	24805	X	24807	X	24809	X	24810	X	24815	X	24816	X	24841	X	24842	X
24843	X	24844	X	24846	X	24850	X	24851	X	24852	X	24853	X	24854	X	24855	X	24856	X
24857	X	24858	X	24859	X	24860	X	24863	X	24866	X	24869	X	24871	X	24872	X	24873	X
24874	X	24876	X	24877	X	24903	X	24904	X	24905	X	24910	X	24911	X	24914	X	24917	X
24918	X	24919	X	24942	X	24943	X	24945	X	24948	X	24952	X	24960	X	24961	X	24962	X
24965	X	24967	X	24970	X	24971	X	24972	X	24974	X	24975	X	24976	X	24978	X	24980	X
24985	X	24986	X	24987	X	24990	X	24991	X	24992	X	24997	X	25020	X	25021	X	25022	X
25025	X	25026	X	25027	X	25028	X	25030	X	25032	X	25033	X	25035	X	25037	X	25038	X
25039	X	25041	X	25042	X	25044	X	25049	X	25050	X	25051	X	25054	X	25058	X	25059	X
25066	X	25084	X	25093	X	25096	X	25098	X	25100	X	25110	X	25121	X	25123	X	25126	X
25130	X	25132	X	25137	X	25140	X	25141	X	25142	X	25143	X	25145	X	25147	X	25149	X
25152	X	25156	X	25157	X	25158	X	25159	X	25160	X	25182	X	25184	X	25185	X	25186	X
25187	X	25188	X	25190	X	25192	X	25195	X	25196	X	25200	X	25209	X	25210	X	25221	X
25222	X	25223	X	25224	X	25226	X	25227	X	25228	X	25229	X	25230	X	25232	X	25234	X
25241	X	25242	X	25252	X	25253	X	25255	X	25256	X	25258	X	25261	X	25265	X	25268	X
25271	X	25274	X	25277	X	25280	X	25285	X	25293	X	25294	X	25295	X	25296	X	25302	X
25304	X	25318	X	25320	X	25331	X	25332	X	25335	X	25336	X	25337	X	25339	X	25343	X
25344	X	25345	X	25347	X	25349	X	25351	X	25352	X	25356	X	25357	X	25358	X	25360	X
25361	X	25363	X	25364	X	25365	X	25370	X	25371	X	25372	X	25373	X	25376	X	25377	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	6
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

25378	X	25380	X	25381	X	25402	X	25404	X	25406	X	25407	X	25409	X	25410	X	25412	X
25413	X	25414	X	25418	X	25419	X	25440	X	25451	X	25455	X	25456	X	25461	X	25462	X
25463	X	25464	X	25470	X	25481	X	25482	X	25484	X	25485	X	25486	X	25487	X	25489	X
25492	X	25503	X	25505	X	25506	X	25507	X	25509	X	25510	X	25511	X	25513	X	25514	X
25515	X	25518	X	25520	X	25531	X	25533	X	25536	X	25537	X	25560	X	25563	X	25565	X
25566	X	25567	X	25570	X	25577	X	25578	X	25581	X	25582	X	25583	X	25586	X	25587	X
25589	X	25590	X	25591	X	25593	X	25594	X	25595	X	25596	X	25599	X	25600	X	25602	X
25615	X	25618	X	2563l	X	25633	X	25638	X	25639	X	25673	X	25674	X	25675	X	25682	X
25683	X	25685	X	25686	X	25687	X	25690	X	25691	X	25693	X	25694	X	25695	X	25697	X
25699	X	25709	X	25715	X	25717	X	25722	X	25728	X	25730	X	25752	X	25753	X	25762	X
25763	X	25764	X	25766	X	25768	X	25771	X	25772	X	25773	X	25779	X	25791	X	25796	X
25799	X	25810	X	25843	X	25844	X	25846	X	25847	X	25850	X	25861	X	25863	X	25872	X
25873	X	25874	X	25875	X	25877	X	25878	X	25879	X	25880	X	25881	X	25882	X	25885	X
25886	X	25888	X	25889	X	25890	X	25891	X	25892	X	25894	X	25895	X	25896	X	25897	X
25899	X	25900	X	25902	X	25985	X	25986	X	25990	X	25992	X	25994	X	25995	X	25996	X
25997	X	25998	X	25999	X	26000	X	26001	X	26002	X	26003	X	26007	X	26008	X	26012	X
26014	X	26015	X	26017	X	26018	X	26019	X	26020	X	26040	X	26052	X	26061	X	26064	X
26065	X	26068	X	26069	X	26078	X	26083	X	26087	X	26088	X	26094	X	26096	X	26097	X
26100	X	26101	X	26102	X	26106	X	26107	X	26108	X	26109	X	26115	X	26117	X	26132	X
26137	X	26140	X	26141	X	26144	X	26145	X	26146	X	26147	X	26148	X	26149	X	26150	X
26157	X	26158	X	26159	X	26160	X	26168	X	26169	X	26172	X	26173	X	26175	X	26177	X
26178	X	26202	X	26203	X	26212	X	26213	X	26214	X	26217	X	26218	X	26219	X	26221	X
26225	X	26227	X	26228	X	26229	X	26230	X	26241	X	26242	X	26243	X	26245	X	26249	X
26250	X	26275	X	26281	X	26282	X	26283	X	26284	X	26286	X	26288	X	26291	X	26292	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	7
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

26293	X	26294	X	26295	X	26299	X	26312	X	26313	X	26314	X	26319	X	26320	X	26321	X
26322	X	26324	X	26325	X	26326	X	26327	X	26333	X	26336	X	26350	X	26352	X	26353	X
26354	X	26355	X	26356	X	26358	X	26360	X	26361	X	26362	X	26363	X	26364	X	26365	X
26377	X	26383	X	26398	X	26399	X	26403	X	26404	X	26405	X	26406	X	26407	X	26408	X
26409	X	26441	X	26442	X	26443	X	26444	X	26488	X	26489	X	26492	X	26493	X	26494	X
26495	X	26496	X	26497	X	26499	X	26500	X	26502	X	26503	X	26506	X	26526	X	26527	X
26528	X	26540	X	26541	X	26542	X	26543	X	26544	X	26546	X	26547	X	26549	X	26550	X
26560	X	26561	X	26562	X	26563	X	26564	X	26565	X	26566	X	26567	X	26569	X	26570	X
26571	X	26572	X	26573	X	26574	X	26576	X	26578	X	26580	X	26601	X	26602	X	26606	X
266.07	X	26608	X	26643	X	26644	X	26645	X	26647	X	26648	X	26649	X	26650	X	26680	X
26701	X	26711	X	26712	X	26713	X	26714	X	26715	X	26717	X	26718	X	26720	X	26722	X
26724	X	26725	X	26726	X	26727	X	26728	X	26729	X	26730	X	26731	X	26738	X	26739	X
26740	X	26781	X	26783	X	26784	X	26785	X	26788	X	26790	X	26791	X	26792	X	26793	X
26795	X	26796	X	26798	X	26803	X	26806	X	26808	X	26809	X	26831	X	26836	X	26839	X
26878	X	26900	X	26902	X	26903	X	26906	X	26907	X	26908	X	26910	X	26912	X	26914	X
26920	X	26921	X	26922	X	26924	X	26925	X	26926	X	26927	X	26929	X	26935	X	26962	X
26963	X	26965	X	26967	X	26969	X	26976	X	26999	X	27014	X	27015	X	27016	X	27020	X
27034	X	27035	X	27038	X	27040	X	27057	X	27061	X	27071	X	27072	X	27075	X	27077	X
27078	X	27079	X	27081	X	27082	X	27085	X	27087	X	27088	X	27104	X	27106	X	27111	X
27112	X	27128	X	27131	X	27132	X	27134	X	27135	X	27136	X	27138	X	27139	X	27140	X
27141	X	27142	X	27144	X	27150	X	27152	X	27153	X	27157	X	27158	X	27159	X	27160	X
27170	X	27214	X	27215	X	27256	X	27257	X	27258	X	27259	X	27263	X	27273	X	27275	X
27276	X	27278	X	27279	X	27280	X	27283	X	27285	X	27287	X	27293	X	27294	X	27296	X
97799	X	27300	X	27320	X	27328	X	27330	X	27403	X	27461	X	27464	X	27465	X	27467	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	8
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

27474	X	27477	X	27484	X	27487	X	27488	X	27489	X	27490	X	27491	X	27492	X	27493	X
27494	X	27495	X	27496	X	27497	X	27498	X	27499	X	27502	X	27504	X	27506	X	27507	X
27508	X	27510	X	27518	X	27522	X	27562	X	27563	X	27564	X	27565	X	27566	X	27568	X
27569	X	27571	X	27572	X	27576	X	27579	X	27580	X	27583	X	27584	X	27585	X	27586	X
27587	X	27589	X	27590	X	27620	X	27626	X	27627	X	27630	X	27698	X	27711	X	27713	X
27714	X	27715	X	27716	X	27718	X	27723	X	27724	X	27729	X	27730	X	27752	X	27771	X
27773	X	27774	X	27777	X	27778	X	27786	X	27831	X	27833	X	27836	X	27837	X	27839	X
27841	X	27845	X	27850	X	27853	X	27872	X	27873	X	27874	X	27908	X	27911	X	27948	X
27949	X	27950	X	27952	X	27953	X	27954	X	27955	X	27956	X	27959	X	27991	X	27993	X
27996	X	27997	X	27998	X	28004	X	28005	X	28006	X	28009	X	28062	X	28063	X	28065	X
28067	X	28069	X	28070	X	28101	X	28103	X	28104	X	28105	X	28106	X	28107	X	28108	X
28109	X	28110	X	28153	X	28154	X	28157	X	28159	X	28165	X	28211	X	28212	X	28214	X
28216	X	28217	X	28218	X	28219	X	28222	X	28224	X	28226	X	28228	X	28229	X	28233	X
28237	X	28242	X	28243	X	28244	X	28245	X	28249	X	28250	X	28285	X	28289	X	28301	X
28302	X	28304	X	28306	X	28308	X	28309	X	28310	X	28314	X	28341	X	28343	X	28345	X
28346	X	28348	X	28349	X	28352	X	28353	X	28354	X	28357	X	28358	X	28370	X	28377	X
28379	X	28392	X	28394	X	28395	X	28396	X	28400	X	28411	X	28412	X	28414	X	28415	X
28417	X	28419	X	28420	X	28472	X	28473	X	28479	X	28481	X	28482	X	28484	X	28488	X
28490	X	28494	X	28509	X	28516	X	28555	X	28557	X	28559	X	28568	X	28572	X	28580	X
28581	X	28584	X	28587	X	28588	X	28589	X	28590	X	28651	X	28655	X	28656	X	28658	X
28659	X	28662	X	28665	X	28666	X	28667	X	28670	X	28679	X	28683	X	28704	X	28705	X
28707	X	28708	X	28710	X	28712	X	28713	X	28714	X	28715	X	28716	X	28717	X	28739	X
28812	X	28814	X	28815	X	28818	X	28819	X	28823	X	28826	X	28827	X	28829	X	28852	X
28878	X	28891	X	28892	X	28894	X	28895	X	28896	X	28898	X	28902	X	28903	X	28904	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	9
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

28906	X	28909	X	28913	X	28918	X	28919	X	28920	X	30008	X	30009	X	30010	X	30023	X
30039	X	30040	X	30041	X	30042	X	30043	X	30048	X	30050	X	30052	X	30053	X	30054	X
30055	X	30060	X	30061	X	30062	X	30064	X	30075	X	30076	X	30077	X	30079	X	30081	X
30083	X	30084	X	30085	X	30087	X	30088	X	30092	X	30093	X	30094	X	30095	X	30097	X
30099	X	30100	X	30113	X	30136	X	30142	X	30143	X	30144	X	30159	X	30167	X	30188	X
30191	X	30199	X	30212	X	30216	X	30217	X	30218	X	30219	X	30221	X	30223	X	30224	X
30225	X	30228	X	30230	X	30231	X	30232	X	30235	X	30238	X	30239	X	30248	X	30299	X
30308	X	30339	X	30351	X	30353	X	30355	X	30357	X	30362	X	30363	X	30364	X	30365	X
30366	X	30368	X	30371	X	30372	X	30374	X	30375	X	30379	X	30397	X	30411	X	30412	X
30413	X	30414	X	30419	X	30420	X	30421	X	30424	X	30427	X	30428	X	30429	X	30431	X
30433	X	30435	X	30436	X	30438	X	30439	X	30449	X	30493	X	30494	X	30495	X	30496	X
30499	X	30529	X	30541	X	30545	X	30546	X	30547	X	30548	X	30549	X	30550	X	30555	X
30561	X	30563	X	30565	X	30566	X	30568	X	30569	X	30570	X	30582	X	30584	X	30588	X
30589	X	30590	X	30621	X	30622	X	30624	X	30625	X	30626	X	30627	X	30628	X	30648	X
30649	X	30653	X	30654	X	30655	X	30660	X	30707	X	30709	X	30731	X	30732	X	30736	X
30737	X	30739	X	30740	X	30742	X	30743	X	30744	X	30745	X	30746	X	30748	X	30750	X
30784	X	30791	X	30792	X	30794	X	30795	X	30800	X	30821	X	30826	X	30827	X	30830	X
30861	X	30862	X	30863	X	30864	X	30865	X	30866	X	30869	X	30870	X	30872	X	30881	X
30882	X	30884	X	30888	X	30889	X	30890	X	30894	X	30926	X	30931	X	30933	X	30934	X
30937	X	30938	X	30939	X	30940	X	30941	X	30943	X	30944	X	30946	X	30948	X	30961	X
30962	X	30964	X	30965	X	30967	X	30969	X	30971	X	30972	X	30973	X	30974	X	30975	X
30976	X	30977	X	30978	X	30979	X	30985	X	31011	X	31012	X	31015	X	31018	X	31040	X
31051	X	31053	X	31054	X	31055	X	31058	X	31060	X	31061	X	31063	X	31064	X	31067	X
31068	X	31069	X	31070	X	31104	X	31105	X	31106	X	31141	X	31145	X	31146	X	31148	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	10
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

31151	X	31152	X	31155	X	31156	X	31160	X	31173	X	31203	X	31204	X	31205	X	31206	X
31208	X	31212	X	31214	X	31215	X	31216	X	31218	X	31219	X	31238	X	31261	X	31263	X
31264	X	31266	X	31268	X	31269	X	31276	X	31281	X	31283	X	31284	X	31285	X	31289	X
31293	X	31295	X	31296	X	31300	X	31332	X	31335	X	31339	X	31340	X	31361	X	31363	X
31364	X	31367	X	31369	X	31370	X	31371	X	31372	X	31373	X	31374	X	31375	X	31378	X
31390	X	31391	X	31392	X	31395	X	31396	X	31399	X	31421	X	31422	X	31426	X	31429	X
31441	X	31445	X	31446	X	31448	X	31449	X	31458	X	31459	X	31461	X	31462	X	31463	X
31464	X	31466	X	31467	X	31468	X	31470	X	31494	X	31495	X	31499	X	31500	X	31501	X
31502	X	31504	X	31505	X	31506	X	31507	X	31510	X	31520	X	31523	X	31524	X	31525	X
31526	X	31527	X	31528	X	31529	X	31530	X	31531	X	31532	X	31533	X	31534	X	31535	X
31537	X	31573	X	31574	X	31575	X	31577	X	31578	X	31601	X	31602	X	31606	X	31608	X
31609	X	31610	X	31611	X	31612	X	31641	X	31644	X	31645	X	31650	X	31671	X	31677	X
31678	X	31679	X	31696	X	31697	X	31698	X	31705	X	31706	X	31708	X	31709	X	31710	X
31741	X	31742	X	31747	X	31748	X	31802	X	31803	X	31805	X	31815	X	31816	X	31819	X
31821	X	31822	X	31824	X	31825	X	31826	X	31827	X	31861	X	31863	X	31865	X	31867	X
31875	X	31881	X	31884	X	31887	X	31888	X	31891	X	31892	X	31897	X	31898	X	31899	X
31900	X	31902	X	31903	X	31904	X	31914	X	31933	X	31937	X	31938	X	31940	X	31951	X
31954	X	31955	X	31956	X	31957	X	31959	X	31960	X	32000	X	32002	X	32003	X	32004	X
32005	X	32006	X	32008	X	32023	X	32025	X	32027	X	32081	X	32084	X	32085	X	32088	X
32089	X	32090	X	32101	X	32109	X	32110	X	32112	X	32115	X	32116	X	32120	X	32152	X
32153	X	32155	X	32157	X	32159	X	32192	X	32195	X	32198	X	32200	X	32201	X	32202	X
32204	X	32205	X	32206	X	32207	X	32209	X	32229	X	32230	X	32243	X	32248	X	32249	X
32262	X	32266	X	32269	X	32270	X	32311	X	32313	X	32314	X	32318	X	32319	X	32320	X
32334	X	32336	X	32337	X	32339	X	32340	X	32361	X	32401	X	32404	X	32406	X	32408	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	11
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

32409	X	32412	X	32414	X	32418	X	32419	X	32420	X	32433	X	32441	X	32442	X	32443	X
32444	X	32445	X	32449	X	32455	X	32459	X	32467	X	32477	X	32481	X	32491	X	32493	X
32494	X	32495	X	32511	X	32512	X	32517	X	32518	X	32521	X	32526	X	32528	X	32591	X
32592	X	32594	X	32600	X	32601	X	32604	X	32605	X	32610	X	32613	X	32614	X	32615	X
32620	X	32625	X	32629	X	32632	X	32633	X	32634	X	32637	X	32638	X	32640	X	32647	X
32648	X	32649	X	32650	X	32651	X	32654	X	32656	X	32662	X	32664	X	32677	X	32678	X
32679	X	32680	X	32681	X	32689	X	32718	X	32732	X	32733	X	32735	X	32736	X	32738	X
32740	X	32774	X	32873	X	32875	X	32876	X	32877	X	32879	X	32880	X	32881	X	32889	X
32894	X	32897	X	32899	X	32907	X	32927	X	32942	X	32943	X	32944	X	32946	X	32947	X
32948	X	32949	X	32951	X	32953	X	32954	X	32955	X	32993	X	32994	X	32995	X	32996	X
32998	X	33030	X	33033	X	33037	X	33044	X	33046	X	33048	X	33051	X	33056	X	33059	X
33060	X	33070	X	33091	X	33094	X	33095	X	33098	X	33099	X	33100	X	33101	X	33109	X
33112	X	33114	X	33116	X	33119	X	33121	X	33123	X	33200	X	33232	X	33234	X	33237	X
33238	X	33240	X	33262	X	33263	X	33265	X	33266	X	33268	X	33270	X	33292	X	33293	X
33294	X	33296	X	33299	X	33301	X	33302	X	33303	X	33305	X	33306	X	33309	X	33310	X
33311	X	33312	X	33314	X	33317	X	33318	X	33320	X	33321	X	33322	X	33325	X	33326	X
33330	X	33331	X	33372	X	33374	X	33375	X	33376	X	33377	X	33378	X	33409	X	33421	X
33422	X	33425	X	33429	X	33430	X	33434	X	33438	X	33439	X	33440	X	33441	X	33443	X
33446	X	33448	X	33495	X	33498	X	33500	X	33501	X	33503	X	33509	X	33510	X	33513	X
33515	X	33518	X	33519	X	33520	X	33582	X	33583	X	33584	X	33586	X	33592	X	33593	X
33594	X	33595	X	33598	X	33684	X	33686	X	33691	X	33696	X	33743	X	33750	X	33751	X
33762	X	33765	X	33766	X	33767	X	33768	X	33777	X	33781	X	33821	X	33823	X	33824	X
33825	X	33826	X	33828	X	33829	X	33832	X	33834	X	33835	X	33836	X	33838	X	33839	X
33847	X	33850	X	33874	X	33877	X	33880	X	33903	X	33904	X	33905	X	33906	X	33907	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	12
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

33908	X	33911	X	33913	X	33914	X	33917	X	33919	X	33965	X	33967	X	33969	X	33971	X
33976	X	33981	X	33984	X	33985	X	33988	X	33989	X	33990	X	34006	X	34007	X	34031	X
34033	X	34038	X	34043	X	34046	X	34075	X	34076	X	34077	X	34087	X	34105	X	34106	X
34109	X	34110	X	34111	X	34116	X	34142	X	34148	X	34151	X	34152	X	34153	X	34160	X
34207	X	34221	X	34222	X	34223	X	34227	X	34228	X	34229	X	34230	X	34232	X	34233	X
34236	X	34239	X	34243	X	34244	X	34301	X	34303	X	34314	X	34315	X	34318	X	34320	X
34321	X	34322	X	34323	X	34329	X	34334	X	34341	X	34342	X	34343	X	34345	X	34346	X
34348	X	34349	X	34350	X	34401	X	34403	X	34404	X	34405	X	34407	X	34408	X	34426	X
34427	X	34428	X	34429	X	34430	X	34450	X	34452	X	34453	X	34454	X	34457	X	34459	X
34460	X	34462	X	34464	X	34466	X	34470	X	34553	X	34555	X	34557	X	34559	X	34564	X
34569	X	34571	X	34572	X	34574	X	34579	X	34581	X	34600	X	34634	X	34652	X	34653	X
34654	X	34658	X	34660	X	34661	X	34665	X	34669	X	34671	X	34673	X	34676	X	34677	X
34678	X	34701	X	34702	X	34703	X	34704	X	34707	X	34708	X	34733	X	34766	X	34768	X
34769	X	34771	X	34772	X	34773	X	34774	X	34776	X	34779	X	34792	X	34793	X	34796	X
34797	X	34798	X	34800	X	34801	X	34802	X	34803	X	34804	X	34807	X	34808	X	34809	X
34825	X	34852	X	34853	X	34854	X	34855	X	34857	X	34859	X	34863	X	34866	X	34869	X
34879	X	34880	X	34891	X	34892	X	34893	X	34896	X	34899	X	34900	X	34916	X	34978	X
34979	X	34980	X	34981	X	34982	X	34998	X	35032	X	35033	X	35034	X	35035	X	35037	X
35038	X	35040	X	35053	X	35071	X	35078	X	35080	X	35081	X	35082	X	35083	X	35084	X
35086	X	35087	X	35088	X	35089	X	35093	X	35101	X	35137	X	35202	X	35203	X	35207	X
35208	X	35211	X	35215	X	35216	X	35217	X	35219	X	35220	X	35221	X	35222	X	35224	X
35228	X	35232	X	35233	X	35237	X	35238	X	35239	X	35241	X	35242	X	35243	X	35247	X
35249	X	35250	X	35461	X	35462	X	35463	X	35465	X	35468	X	35469	X	35479	X	35485	X
35486	X	35488	X	35489	X	35490	X	35492	X	35494	X	35495	X	35496	X	35497	X	35501	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	13
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

35504	X	35506	X	35508	X	35512	X	35515	X	35517	X	35518	X	35520	X	35522	X	35526	X
35533	X	35536	X	35538	X	35543	X	35546	X	35547	X	35550	X	35556	X	35559	X	35560	X
35563	X	35791	X	35792	X	35793	X	35795	X	35796	X	35798	X	35800	X	35801	X	35803	X
35804	X	35805	X	35806	X	35807	X	35808	X	35809	X	35812	X	35813	X	35814	X	35848	X
35861	X	35862	X	35863	X	35864	X	35866	X	35867	X	35868	X	35869	X	35874	X	35875	X
35876	X	35879	X	35880	X	35882	X	35884	X	35885	X	35890	X	35892	X	35893	X	35894	X
35899	X	35900	X	35921	X	35922	X	35923	X	35924	X	35925	X	35926	X	35927	X	35931	X
35934	X	35935	X	35936	X	35937	X	35938	X	35939	X	35940	X	35942	X	35944	X	35945	X
35949	X	35994	X	35995	X	35997	X	35998	X	35999	X	36000	X	36115	X	36126	X	36127	X
36128	X	36129	X	36164	X	36183	X	36271	X	36273	X	36285	X	36286	X	36287	X	36309	X
36320	X	36321	X	36324	X	36326	X	36355	X	36363	X	36371	X	36378	X	36385	X	36386	X
36390	X	36393	X	36395	X	36398	X	36416	X	36421	X	36426	X	36427	X	36444	X	36446	X
36447	X	36461	X	36465	X	36469	X	36470	X	36471	X	36479	X	36517	X	36518	X	36521	X
36523	X	36526	X	36530	X	36540	X	36542	X	36547	X	36549	X	36550	X	36553	X	36559	X
36564	X	36570	X	36574	X	36580	X	36585	X	36606	X	36610	X	36624	X	36625	X	36635	X
36639	X	36640	X	36649	X	36676	X	36677	X	36683	X	36686	X	36718	X	36725	X	36729	X
36730	X	36733	X	36734	X	36740	X	36743	X	36744	X	36765	X	36766	X	36767	X	36772	X
36782	X	36786	X	36818	X	36821	X	36822	X	3682	X	36840	X	36845	X	36848	X	36853	X
36880	X	36881	X	36896	X	36900	X	36923	X	36929	X	36937	X	36950	X	36953	X	36967	X
36979	X	36985	X	36993	X	36999	X	37006	X	37007	X	37008	X	37042	X	37047	X	37048	X
37059	X	37070	X	37084	X	37087	X	37088	X	37110	X	37120	X	37143	X	37152	X	37158	X
37164	X	37168	X	37189	X	37192	X	37196	X	37197	X	37203	X	37204	X	37206	X	37209	X
37211	X	37217	X	37218	X	37247	X	37248	X	37252	X	37271	X	37275	X	37303	X	37305	X
37311	X	37317	X	37331	X	37332	X	37333	X	37338	X	37345	X	37356	X	37361	X	37369	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	14
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

37372	X	37380	X	37393	X	37394	X	37396	X	37409	X	37430	X	37440	X	37447	X	37454	X
37460	X	37463	X	37465	X	37478	X	37485	X	37493	X	37499	X	37508	X	37526	X	37531	X
37535	X	37537	X	37538	X	37554	X	37556	X	37577	X	37578	X	37581	X	37583	X	37585	X
37589	X	37601	X	37602	X	37608	X	37618	X	37623	X	37627	X	37628	X	37629	X	37633	X
37636	X	37637	X	37656	X	37666	X	37668	X	37669	X	37673	X	37678	X	37682	X	37683	X
37685	X	37686	X	37690	X	37706	X	37715	X	37721	X	37722	X	37723	X	37724	X	37729	X
37730	X	37733	X	37744	X	37762	X	37763	X	37782	X	37786	X	37796	X	37826	X	37829	X
37840	X	37866	X	37867	X	37868	X	37875	X	37878	X	37880	X	37881	X	37904	X	37905	X
37938	X	37943	X	37979	X	37989	X	37998	X	38008	X	38013	X	38020	X	38022	X	38023	X
38024	X	38026	X	38027	X	38037	X	38054	X	38055	X	38067	X	38068	X	38072	X	38074	X
38078	X	38080	X	38090	X	38104	X	38110	X	38126	X	38132	X	38135	X	38137	X	38141	X
38143	X	38145	X	38146	X	38180	X	38181	X	38182	X	38188	X	38209	X	38211	X	38240	X
38242	X	38243	X	38258	X	38267	X	38271	X	38274	X	38298	X	38317	X	38337	X	38353	X
38362	X	38380	X	38399	X	38415	X	38416	X	38425	X	38434	X	38437	X	38439	X	38447	X
38449	X	38451	X	38465	X	38469	X	38472	X	38481	X	38482	X	38483	X	38490	X	38492	X
38494	X	38518	X	38520	X	38537	X	38538	X	38539	X	38540	X	38542	X	38552	X	38569	X
38571	X	38572	X	38580	X	38581	X	38598	X	38606	X	38613	X	38624	X	38631	X	38648	X
38652	X	38658	X	38660	X	38661	X	38670	X	38677	X	38678	X	38680	X	38683	X	38688	X
38692	X	38700	X	38701	X	38713	X	38721	X	38725	X	38732	X	38743	X	38749	X	38762	X
38771	X	38777	X	38779	X	38780	X	38785	X	38788	X	38789	X	38790	X	38791	X	38792	X
38802	X	38819	X	38820	X	38828	X	38829	X	38844	X	38854	X	38855	X	38867	X	38868	X
38874	X	38878	X	38890	X	38893	X	38894	X	38908	X	38912	X	38923	X	38935	X	38942	X
38947	X	38949	X	38953	X	38965	X	38973	X	38974	X	38990	X	39001	X	39002	X	39013	X
39014	X	39030	X	39054	X	39064	X	39065	X	39066	X	39067	X	39082	X	39094	X	39096	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	15
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

39097	X	39101	X	39102	X	39108	X	39145	X	39147	X	39148	X	39157	X	39158	X	39159	X
39160	X	39161	X	39164	X	39165	X	39167	X	39174	X	39179	X	39190	X	39191	X	39192	X
39194	X	39216	X	39220	X	39222	X	39229	X	39230	X	39243	X	39246	X	39250	X	39276	X
39291	X	39300	X	39302	X	39303	X	39318	X	39324	X	39326	X	39328	X	39349	X	39357	X
39366	X	39367	X	39377	X	39379	X	39398	X	39399	X	39400	X	39401	X	39410	X	39426	X
39434	X	39443	X	39448	X	39449	X	39466	X	39480	X	39483	X	39484	X	39500	X	39501	X
39502	X	39514	X	39515	X	39517	X	39518	X	39522	X	39534	X	39548	X	39570	X	39573	X
39575	X	39577	X	39578	X	39581	X	39586	X	39603	X	39616	X	39617	X	39643	X	39661	X
39669	X	9670	X	39671	X	39674	X	39691	X	39692	X	39698	X	39700	X	39701	X	39705	X
39713	X	39729	X	39730	X	39741	X	39742	X	39743	X	39744	X	39771	X	39784	X	39797	X
39800	X	39806	X	39809	X	39823	X	39825	X	39836	X	39837	X	39852	X	39854	X	39862	X
39864	X	39865	X	39873	X	39874	X	39886	X	39887	X	39888	X	39889	X	39890	X	39891	X
39895	X	39904	X	39911	X	39912	X	39913	X	39938	X	39948	X	39951	X	39956	X	39962	X
39968	X	39970	X	39979	X	39986	X	150000	X	150001	X	150002	X	150003	X	150006	X	150010	X
150011	X	150014	X	150015	X	150034	X	150038	X	150054	X	150059	X	150060	X	150065	X	150068	X
150069	X	150070	X	150075	X	150090	X	150091	X	150110	X	150116	X	150117	X	150142	X	150159	X
150190	X	150195	X	150196	X	150209	X	150215	X	150220	X	150222	X	150231	X	150233	X	150255	X
150260	X	150270	X	150271	X	150273	X	150279	X	150294	X	150305	X	150309	X	150312	X	150313	X
150314	X	150316	X	150317	X	150324	X	150335	X	150336	X	150339	X	150340	X	150344	X	150362	X
150363	X	150366	X	150392	X	150394	X	150397	X	150423	X	150432	X	150434	X	150452	X	150458	X
150463	X	150466	X	150479	X	150496	X	150497	X	150512	X	150517	X	150524	X	150528	X	150529	X
150540	X	150553	X	150560	X	150561	X	150576	X	150586	X	150587	X	150605	X	150608	X	150617	X
150628	X	150633	X	150634	X	150642	X	150658	X	150694	X	150697	X	150698	X	150699	X	150700	X
150701	X	150702	X	150703	X	150716	X	150730	X	150735	X	150768	X	150777	X	150780	X	150786	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 4	PAGE :	16
		A319
AIRBUS INDUSTRIE	CONFORMITY TO THE DESIGN STANDARD REQUIREMENT	MSN : 4422	DATE : 26 AUG 2010

X	MEANS MOD. FULLY EMBODIED / MEANS MOD. PART EMBODIED (*) O MEANS MOD. NOT EMBODIED (*)
*	THE DETAIL OF THE MODS PART EMBODIED OR NOT EMBODIED IS GIVEN IN THE PAGES FOLLOWING THE GRIDS

150800	X	150809	X	150810	X	150811	X	150816	X	150820	X	150843	X	150855	X	150856	X	150858	X
150898	X	150905	X	150912	X	150916	X	150934	X	150935	X	150938	X	150943	X	150978	X	151010	X
151018	X	151020	X	151043	X	151059	X	151061	X	151076	X	151092	X	151099	X	151136	X	151138	X
151141	X	151181	X	151192	X	151220	X	151221	X	151249	X	151276	X	151332	X	151350	X	151359	X
151362	X	151363	X	151390	X	151452	X	151571	X	151588	X	151797	X

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 2	PAGE :	1
		A319
AIRBUS INDUSTRIE	CONSTITUENT ASSEMBLIES	MSN : 4422	DATE : 26 AUG 2010

PART NUMBER	DESCRIPTION	SERIAL NUMBER
D27310001000AT	SIDESTICK LH	RF	5422
D27310002000AT	SIDESTICK RH	RF	5422
D5211200300000	PASSENGER DOOR FRONT LH	LE	5026
D5211200300100	PASSENGER DOOR FRONT RH	LE	5006
D5211200200000	FRONT LEFT DOOR ARM	LE	5730
D5211200200100	FRONT RH DOOR ARM	LE	5730
D5241207700000	BOW DOOR FR 3-5	XAC	11722
D5241207800000	DOOR FR 12-14	XAC	11722
D5241207900000	DOOR FR 13-15	XAC	11722
D5241208000000	DOOR FR 21-23	XAC	11722
D5281016500000	NOSE LANDING GEAR DOOR FWD LH	CTO	10771
D5281016500100	NOSE LANDING GEAR DOOR FWD RH	CTO	10777
D5281016600000	NOSE LANDING GEAR DOOR REAR LH	CTO	10773
D5281016600100	NOSE LANDING GEAR DOOR REAR RH	CTO	10794
D5237175000600	CARGO COMPARTMENT DOOR FRONT	UH	14422
NA28008-13	NOSE LANDING GEAR : EQUIPPED LEG	MD	B3966
D9251504800000	115 VU EQUIPPED	PB	12569
D5237236000600	CARGO COMPARTMENT DOOR REAR	UH	14422
D5227900201200	EMERGENCY EXIT DOOR LH	UH	14422
D5227900201300	EMERGENCY EXIT DOOR RH	UH	14422
D5211300300000	PASSENGER DOOR REAR LH	CAC	4473
D5211300200000	REAR LH DOOR ARM	CAC	4473
D5211300300100	PASSENGER DOOR REAR RH	CAC	4473
D5211300200100	REAR RH DOOR ARM	CAC	4473
D5288016500600	MAIN LANDING GEAR DOOR LH	FB	5461
D5288016500700	MAIN LANDING GEAR DOOR RH	FB	5466
D0001039000000	REAR MOV. PYLON FAIRING LH	SC	5436
4W5198E01	ENGINE LH	IAE	V15557
745-6001-575	DEMOUNTABLE POWER PLANT LH	ROH	10381001
745-4000-503	FAN COWL LH (ENGINE LH)	SBP	7362001
745-4000-510	FAN COWL RH (ENGINE LH)	SBP	7363001
745-0002-513	FAN REVERSER LH (ENGINE LH)	ROH	1037701
745-0002-517	FAN REVERSER RH (ENGINE LH)	ROH	1037701
745-3400-507	AIR INLET (NOSE COWL) - LH ENGINE	SBP	3755001
D92918000000	GENER.HARNESS.PYLON LEFT	RK	5422
D0001039000100	REAR MOV. PYLON FAIRING RH	SC	5436
4W5198E01	ENGINE RH	IAE	V15554
745-6001-575	DEMOUNTABLE POWER PLANT-RH	ROH	10382001
745-4000-503	FAN COWL LH (ENGINE RH)	SBP	7364001
745-4000-510	FAN COWL RH (ENGINE RH)	SBP	7365001
745-0002-515	FAN REVERSER LH (ENGINE RH)	ROH	10288001
745-0002-519	FAN REVERSER RH (ENGINE RH)	ROH	10324001
745-3400-507	AIR INLET (NOSE COWL) - RH ENGINE	SBP	3756001
D92918000001	GENER.HARNESS.PYLON RIGHT	RK	5422
D5248550000800	ACCESS DOOR LH SECT. 19.1	RU	14422
D5248570001000	ACCESS DOOR RH SECT. 19.1	RU	14430
D5775001700438A	SPOILER N 1 LH	SAA	10001A

DUPLICATA	AIRCRAFT INSPECTION REPORT	AIRCRAFT	CHAPTER 2	PAGE :	2
		A319
AIRBUS INDUSTRIE	CONSTITUENT ASSEMBLIES	MSN : 4422	DATE : 26 AUG 2010

PART NUMBER	DESCRIPTION	SERIAL NUMBER
D5775001900438A	SPOILER N 2 LH	SAA	10001A
D5775002000438A	SPOILER N 3 LH	SAA	10116
D5775002100438A	SPOILER N 4 LH	SAA	10159
D5775002200438A	SPOILER N 5 LH	SAA	10116
D5757065005000	INNER FLAP EQUIPPED LH	TB	14440
D5755100602801	FLAP TRACK N 2 LH	DTL	10147
D5755100703201	FLAP TRACK N 3 LH	DTL	10151
D5755101002801	FLAP TRACK N 4 LH	DTL	10148
D5765000000238A	AILERON LH	SAB	22528
D5757200100600	FLAP TRACK NO.1 LH	FA	9772
D5757420201600	OUTER FLAP LH	TB	14427
201581001	MAIN LANDING GEAR LH	MDL	4422
D5746091000200	SLAT 1 ASSY LH	SA	5440P
D5746092000200	SLAT 2 ASSY LH	SA	5430P
D5746093000400	SLAT 3 ASSY LH	SA	5420P
D5746094000400	SLAT 4 ASSY LH	SA	5420P
D5746095000400	SLAT 5 ASSY LH	SA	5420P
D5775001700538A	SPOILER N 1 RH	SAA	10002A
D5775001900538A	SPOILER N 2 RH	SAA	10001B
D5775002000538A	SPOILER N 3 RH	CTM	10166
D5775002100538A	SPOILER N 4 RH	CTM	10165
D5775002200538A	SPOILER N 5 RH	SAA	10019
D5757065005100	INNER FLAP EQUIPPED RH	TB	14440
D5755100603001	FLAP TRACK N 2 RH	DTL	10150
D5755100703401	FLAP TRACK N 3 RH	DTL	10142
D5755101003001	FLAP TRACK N 4 RH	DTL	10142
D5765000000338A	AILERON RH	SAB	22517
D5757200100700	FLAP TRACK NO.1 RH	FA	9773
D5757420201700	OUTER FLAP RH	TB	14427
201581002	MAIN LANDING GEAR RH	MDL	4422
D5746091000300	SLAT 1 ASSY RH	SA	5430P
D5746092000300	SLAT 2 ASSY RH	SA	5455P
D5746093000500	SLAT 3 ASSY RH	SA	5428P
D5746094000500	SLAT 4 ASSY RH	SA	5404P
D5746095000500	SLAT 5 ASSY RH	SA	5427P
D0007550400000	VTP TOP COMPLETE	TS	5425
D5547100400000	VERT. STABILIZER RUDDER	TS	5912
D2727000104200	VERT. STABILIZER RUDDER CONTROL UNIT	TV	6430
D5528000200000	HORIZONTAL STABILISER ELEVATOR LH	IC	6878
D5528000200100	HORIZONTAL STABILISER ELEVATOR RH	IC	6877

Appendix 4

to Aircraft Lease Agreement

LEASE SUPPLEMENT

(MSN         )

LEASE SUPPLEMENT dated as of             , 20      (this “Lease Supplement”), between CIT AEROSPACE INTERNATIONAL, as Lessor (“Lessor”), and CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS), as Lessee (“Lessee”).

Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement dated as of 30 November 2009 (the “Lease” and the defined terms therein being hereinafter used with the same meaning). The Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

The Lease and this Lease Supplement relate to the Aircraft as more precisely described below and in the Acceptance Certificate. A counterpart of the Lease is attached hereto and shall be filed together with this Lease Supplement with the Aeronautics Authority.

In consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1. Lessor hereby delivers and leases to Lessee under and pursuant to the Lease and Lessee hereby accepts, acknowledges receipt of possession and leases from Lessor under and pursuant to the Lease the Aircraft described below, together with the Aircraft Documents described in the Agreement (the “Delivered Aircraft”):

Aircraft Model:	Airbus A319-100

Manufacturer’s Serial Number:

Installed Engines	Engines Two (2) IAE V2527M-A5
Manufacturer’s Serial	and
Numbers:

Mexican Registration Mark

2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

3. By execution and delivery of this Lease Supplement, the Delivered Aircraft is and shall be for the Lease Term subject to the Lease.

4. The amount of Basic Rent for the Delivered Aircraft is as set forth in the Lease and the Acceptance Certificate.

Volaris Airbus A319-100; (1 of 2)	App 4-1	APPENDIX 4 LEASE SUPPLEMENT

5. Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each delivered Engine have been duly marked in accordance with the terms of the Lease, (ii) the Aircraft is insured as required by the Lease, (iii) the representations and warranties of Lessee referred to in Article 9 of the Lease are hereby repeated with effect as of the date first above written, (iv) having inspected the Delivered Aircraft, Lessee acknowledges that the Delivered Aircraft satisfies all conditions required for Lessee’s acceptance of delivery as set forth in the Lease, and (v) the execution and delivery of this Lease Supplement signifies absolute and irrevocable acceptance by Lessee of the Delivered Aircraft for all purposes hereof and of the Lease.

6. THIS LEASE SUPPLEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

7. This Lease Supplement may be executed in any number of counterparts; each of such counterparts, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement; provided, that to the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the “Original”, which shall be identified on the signature page thereof.

8. This Lease Supplement supplements and forms a part of the Lease. The Lease and all Operative Documents, as supplemented hereby, are hereby ratified, approved and confirmed in all respects.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

Volaris Airbus A319-100; (1 of 2)	App 4-2	APPENDIX 4 LEASE SUPPLEMENT

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed by their authorised representatives on the date first above written.

CONCESIONARIA VUELA COMPAÑÍA DE	CIT AEROSPACE INTERNATIONAL
AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS)	Lessor
Lessee

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

[MSN        ]

TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY ORIGINAL OR COPY HEREOF OTHER THAN THAT MARKED “CHATTEL PAPER ORIGINAL”.

Volaris Airbus A319-100; (1 of 2)	App 4-3	APPENDIX 4 LEASE SUPPLEMENT

CHATTEL PAPER ORIGINAL

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed by their authorised representatives on the date first above written.

CONCESIONARIA VUELA COMPAÑÍA DE	CIT AEROSPACE INTERNATIONAL
AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS)	Lessor
Lessee

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

[MSN        ]

TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY ORIGINAL OR COPY HEREOF OTHER THAN THAT MARKED “CHATTEL PAPER ORIGINAL”.

Volaris Airbus A319-100; (1 of 2)	App 4-4	APPENDIX 4 LEASE SUPPLEMENT

Appendix 5

to Aircraft Lease Agreement

PARTICIPATION AGREEMENT

This Participation Agreement is made as of this             day of              20     (the “Participation Agreement”)

BETWEEN

C.I.T. LEASING CORPORATION, a corporation organised and existing under the laws of Delaware, whose address and principal place of business is at 505 Fifth Avenue, New York, New York 10017 (“Buyer”), and

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS), a company organised and existing under the laws of the United Mexican States, whose address and principal place of business is at Prolongación Paseo de la Reforma No. 490, Piso 1, Colonia Santa Fe Peña Blanca, C.P. 01210, México, D.F. (“Lessee”).

RECITALS

(A) Pursuant to the Airbus A320 Family and A350 Purchase Agreement dated as of August 17, 2005 between CIT Leasing and Airbus S.A.S. (“Airbus”), as further amended (the “Purchase Agreement”), Buyer has agreed to purchase from Airbus certain Airbus A319-100 aircraft, including the aircraft bearing as of today manufacturer’s serial number [    ] and scheduled for delivery in the month of August 2010 (the “Aircraft”);

(B) Pursuant to a purchase agreement assignment to be entered into between Buyer and CIT Aerospace International, an Irish unlimited company with its registered office at 1 Stokes Place, St. Stephen’s Green, Dublin 2, Ireland (“Lessor”) and to be consented to by Airbus, Buyer will assign certain of its rights, title and interests with respect to the Aircraft to Lessor (including, without limitation, the right to take title to the Aircraft);

(C) Pursuant to the Aircraft Lease Agreement between Lessor and Lessee dated as of 30 November 2009 (the “Lease Agreement”), Lessor has agreed to lease the Aircraft to Lessee;

(D) Buyer and Lessee have agreed to enter into this Participation Agreement.

IT IS NOW HEREBY AGREED AS FOLLOWS:

1. Authorisation.

(a) Delivery: Buyer hereby authorises Lessee to inspect, pursuant to Clause 7.1 of the Purchase Agreement, a copy of which is attached in Appendix 3 hereto, the manufacture of the Aircraft and the materials and parts thereto, and to attend and observe the acceptance tests of the Aircraft referred to in Clause 8.1 of the Purchase Agreement, a copy of which is attached in Appendix 3 hereto.

(b) Customer Support: Buyer hereby authorises Lessee to receive pursuant to Clause 14 of the Purchase Agreement the technical publications set forth in Appendix 2 hereto (collectively the “Customer Support”).

Volaris Airbus A319-100; (1 of 2)	App 5-1	APPENDIX 5 PARTICIPATION AGREEMENT

2. Effectivity of Participation Agreement. This Participation Agreement shall be effective from the date hereof until the earliest to occur of (i) receipt by Airbus of written notice from Buyer of the occurrence of an Event of Default as defined in the Lease Agreement, or (ii) the term of the Lease Agreement expires, or (iii) the Lease Agreement is otherwise terminated for any reason, or (iv) the Purchase Agreement (as it relates to the Aircraft) is terminated, or (v) the transfer of title to the Aircraft by Airbus to Buyer or its assignee. Notice of the expiration or termination of the Lease Agreement will be given in writing by Buyer to Airbus (with a copy to Lessee) and notice of the termination of the Purchase Agreement (as it relates to the Aircraft) will be given in writing by Buyer or Lessor to Lessee. Notwithstanding the foregoing, Clauses 3(a) and (b) hereof (and any other Clauses contained herein that are necessary to give continued effect to Clauses 3(a) and (b)) shall continue to be effective after, and shall survive the termination of, this Participation Agreement.

3. Conditions of Participation. This Participation Agreement is made subject to the following conditions:

(a) Lessee hereby agrees to be bound by and to comply with Clauses 7.2 and 8.5 of the Purchase Agreement, copies of which are attached in Appendix 3 hereto, to the extent of (A) injury to or death of any Lessee representative, (B) loss or damage to property of any Lessee representatives and (C) liabilities, damages, losses, costs and expenses of Airbus and its associated subcontractors, officers, agents and employees arising out of or caused by the willful misconduct or gross negligence of Lessee’s representatives, as if Lessee had been named “Buyer” of the Aircraft under such agreement.

(b) So long as this Participation Agreement is in full force and effect, Lessee and not Buyer will be responsible for the liabilities and obligations set forth in clause 3(a) above.

(c) For the avoidance of doubt, even while this Participation Agreement is in full force and effect, Buyer, to the exclusion of Lessee, will remain responsible for compliance with Clauses 7.2 and 8.5 of the Purchase Agreement to the extent of (i) injury to or death of any Buyer representative, (ii) loss or damage to property of any Buyer representative and (iii) liabilities, damages, losses, costs and expenses of Airbus and its associated subcontractors, officers, agents and employees arising out of or caused by the willful misconduct or gross negligence of Buyer’s representatives.

(d) Except with respect to events occurring prior to termination of the Participation Agreement, upon termination of this Participation Agreement, Buyer shall once again be bound by Clauses 7.2 and 8.5 of the Purchase Agreement with respect to the Aircraft.

(e) Other than with respect to the obligations assumed by Lessee under this Participation Agreement as set forth in clause 3(a) above, Buyer shall remain fully bound by all provisions of the Purchase Agreement.

(f) Nothing contained herein shall subject Airbus to any liability or additional obligations whatsoever to which it would not otherwise be subject under the Purchase Agreement or, except to the extent set forth in clauses 3(a) and (b) above, modify in any respect whatsoever its contractual rights under the said Purchase Agreement.

(g) Lessee shall not be appointed as Buyer’s agent and shall not be permitted to act on behalf or in place of Buyer without the express written authorisation of Buyer and nothing contained herein shall be construed as to give such authorisation.

Volaris Airbus A319-100; (1 of 2)	App 5-2	APPENDIX 5 PARTICIPATION AGREEMENT

4. Notification.

(a) This Participation Agreement shall be notified to Airbus by courier service promptly after the execution hereof. Airbus shall not be deemed to have received notice of any of the provisions hereof prior to receipt of notice as provided in this clause 4(a) in the form of Appendix 1 hereto. Upon receipt of such notice, Airbus shall promptly countersign and return such acknowledgment to Buyer, as set out in Appendix 1 hereto.

(b) On termination of this Participation Agreement as provided in clause 2 hereof, Buyer shall promptly notify Airbus thereof in writing, addressed as aforesaid. Airbus shall not be deemed to have knowledge of any change in the authority of Buyer or Lessee, as the case may be, or of an Event of Default or the expiration or termination of the term of the Lease Agreement until Airbus has received notice thereof in writing, addressed as aforesaid.

(c) All notices and requests required or authorised under this Participation Agreement shall be given in writing either by personal delivery to a responsible officer of the party to whom the same is given or by internationally recognised courier service or by telecopy directed as set forth below:

Buyer shall be addressed at:

C.I.T. Leasing Corporation

11 West 42nd Street, 12th Floor

New York, New York 10036

Attention: Chief Counsel – Transportation Finance

Telephone: +1 (212) 461 5507

Telecopy: +1 (212) 461 5402

Lessee shall be addressed at:

Concesionaria Vuela Compañía de Aviación, S.A. de C.V.

Prolongación Paseo de la Reforma No. 490

Piso 1

Colonia Santa Fe Peña Blanca

C.P. 01210

México, D.F.

Attention: Director Jurídico

Telephone: +52 (55) 5261-6412

Telecopy: +52 (55) 5211 9613

Airbus shall be addressed at:

Airbus S.A.S.

1 Rond-Point Maurice Bellonte

31707 Blagnac Cedex, France

Attention: V.P. Contracts

Telecopy: +33 5 61 93 49 81

or at such other address or to such other person as the party receiving the notice or request may designate from time to time.

Volaris Airbus A319-100; (1 of 2)	App 5-3	APPENDIX 5 PARTICIPATION AGREEMENT

Such notice or request shall be deemed to be effective in the case of (i) personal delivery, on the date upon which personally delivered, (ii) delivery by courier, on the date of receipt or (iii) telecopy transmission, on the date of confirmation of successful transmission.

5. Further Assurances. Both parties hereto agree that from time to time after the execution and delivery of this Participation Agreement, the parties will, at their own cost, promptly and duly execute and deliver such further documents and instruments and take such further actions which may be necessary in order to effectuate fully the intent and purposes of, and the transactions contemplated by, this Participation Agreement.

6. Modification, Revision and Substitution of Entitlement. For the avoidance of doubt, Lessee agrees that it will not, and does not have the power to enter into any agreement that would amend, modify, supplement, rescind, cancel or terminate the Purchase Agreement without the prior written consent of Buyer and Airbus. Lessee further agrees that it will not assign or delegate to any third party the rights granted to it, or the performance of the obligations imposed on it, under this Participation Agreement without the prior consent of Buyer and Airbus, which consent shall not be unreasonably withheld. Nothing contained herein shall be interpreted to limit, or restrict in any manner, the right or obligation of Buyer to perform its obligations or exercise its rights under the Purchase Agreement with respect to the manufacture or delivery of the Aircraft.

7. Confidential Treatment. Lessee agrees that it will not disclose, directly or indirectly, any of the terms of this Participation Agreement and/or the Purchase Agreement to any third party without the prior written consent of Buyer and Airbus except (a) as required by applicable law or governmental regulation or (b) to Lessee’s professional advisors. Any disclosure as contemplated by clause (b) of the preceding sentence shall include a requirement that the entity to which such information is disclosed shall be subject to obligations of non-disclosure substantially the same as those contained herein.

8. Amendments. This Participation Agreement shall not be amended, modified, supplemented or terminated except in a writing signed by each party hereto and acknowledged by Airbus.

9. Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

10. Severability. The covenants, warranties, representations and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more such covenants, warranties, representations or agreements shall not affect the validity or enforceability of any other covenant, warranty, representation or agreement contained herein.

11. Entire Agreement. This Participation Agreement constitutes, on and as of the date hereof, the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or other contemporaneous understanding or agreements, whether written or oral, between the parties hereto with respect to the subject matter hereof are hereby superseded in their entireties.

12 Assignment. The rights and obligations under this Participation Agreement are personal to the parties and shall not be assigned, transferred, sold or otherwise disposed of by either of the parties hereto.

13. Governing Law and Jurisdiction. This Participation Agreement shall be governed by and construed in accordance with the laws of the state of New York. The parties hereto irrevocably agree that the federal or state courts located in the Borough of Manhattan, New York City,

Volaris Airbus A319-100; (1 of 2)	App 5-4	APPENDIX 5 PARTICIPATION AGREEMENT

New York shall have jurisdiction to settle any disputes arising out of or in connection with this Agreement.

IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed on their behalf by their duly authorised representatives.

C.I.T. LEASING CORPORATION	CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS)

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

Volaris Airbus A319-100; (1 of 2)	App 5-5	APPENDIX 5 PARTICIPATION AGREEMENT

APPENDIX 1

BY COURIER	Date : ,

AIRBUS S.A.S.

1 Rond-Point Maurice Bellonte

31707 Blagnac Cedex, France

Attention:         V.P. Contracts

Fax:                   +33 5 61 93 49 81

Re:	C.I.T. Leasing Corporation / Concesioñaria Vuela Companía de Aviación, S.A. de C. V. (d/b/a Volaris): Participation Agreement

Dear Sirs,

Pursuant to Clause 4(a) of the Participation Agreement between C.I.T. Leasing Corporation and Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (d/b/a Volaris) dated as of                      20    , we advise you that, pursuant to the Participation Agreement (a copy of which is attached hereto), Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (d/b/a Volaris) has been authorised by Buyer to participate with respect to the production, testing and delivery of the Aircraft. This authorisation shall be effective on acknowledgment of this letter by you.

We confirm for your benefit the provisions of Clauses 3(c), 3(d), 3(e) and 3(f) contained therein.

Yours faithfully,

for and on behalf of C.I.T. Leasing Corporation

cc: Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (d/b/a Volaris)

Airbus S.A.S. confirms receipt of this

notice and agrees to the terms of Clause 3

of the Participation Agreement.

By:

Name:

Title:

Volaris Airbus A319-100; (1 of 2)	App 5-6	APPENDIX 5 PARTICIPATION AGREEMENT

APPENDIX 2

TECHNICAL PUBLICATIONS

As listed in Exhibits              and              to the Purchase Agreement and set forth on the following              (    ) pages.

Volaris Airbus A319-100; (1 of 2)	App 5-7	APPENDIX 5 PARTICIPATION AGREEMENT

APPENDIX 3

Copies of Clauses 7.1, 7.2, 8.1 and 8.5 of the Purchase Agreement

Volaris Airbus A319-100; (1 of 2)	App 5-8	APPENDIX 5 PARTICIPATION AGREEMENT

Appendix 6A

to Aircraft Lease Agreement

LESSOR’S CONDITIONS PRECEDENT / POST-DELIVERY ITEMS

Airbus A319-100

MSN

Lease Execution Date: 30 November 2009

Scheduled Delivery Date: August 2010

Item No.	Description	Date Due	Status
1.	Chattel Paper Original of Lease (ONE COPY ONLY – DELIVERED TO LESSOR)	Lease Execution Date

2.	Lease Agreement, with Lessee’s signatures ratified before a notary public	Lease Execution Date

3.	Participation Agreement	Lease Execution Date

4.	Guarantee, with Guarantor’s signatures ratified before a notary public	Lease Execution Date

5.	Opinion of Lessee’s counsel as of the Lease Execution Date in form and substance reasonably satisfactory to Lessor	Lease Execution Date

6.	Opinion of Guarantor’s counsel as of the Lease Execution Date in form and substance reasonably satisfactory to Lessor	Lease Execution Date

7.	Powers of Attorney evidencing the appointment of Lessee’s and Guarantor’s Agent for Service of Process pursuant to Section 26.3 of the Lease and Section 15 of the Guarantee, respectively, together with Powers of Attorney evidencing such appointment, duly notarised under and pursuant to Mexican Law	Lease Execution Date

8.	Written evidence of company action authorising Lessee’s lease of the Aircraft and execution, delivery and performance of the Lease	Seven (7) Business Days after Lease Execution

9.	Written evidence of company action authorising Guarantor’s execution, delivery and performance of the Guarantee	Seven (7) Business Days after Lease Execution

Volaris Airbus A319-100; (1 of 2)	App 6-1	APPENDIX 6 CONDITIONS PRECEDENT / POST-DELIVERY ITEMS

Item No.	Description	Date Due	Status
10.	Incumbency Certificate of person or persons authorised to execute the Lease and related Operative Documents on behalf of Lessee	Seven (7) Business Days after Lease Execution

11.	Incumbency Certificate of person or persons authorised to execute the Guarantee on behalf of Guarantor	Seven (7) Business Days after Lease Execution

12.	Security Deposit installment of ***** due under Section 2.2 of Appendix 2B	04 January 2010

13.	Pledge Agreements as required under Sections 4.2 and 13.3(a)(i)	Ten (10) Business Days prior to the Scheduled Delivery Date

14.	Such financial information concerning each of Lessee and Guarantor and other documents and matters incident to the foregoing as Lessor may reasonably request, all in a form reasonably satisfactory to Lessor	Ten (10) Business Days prior to the Scheduled Delivery Date

15.	Power of Attorney evidencing the authority of Lessee’s representatives designated to accept delivery of the Aircraft and execute the Lease Supplement and Acceptance Certificate on behalf of Lessee at Delivery, duly notarised under and pursuant to Mexican Law	Five (5) Business Days prior to the Scheduled Delivery Date

16.	Letter of Undertaking executed by independent aircraft insurance brokers and, if applicable, reinsurance brokers, each acceptable to Lessor, together with certificates of insurance and, if applicable, reinsurance, evidencing the insurances required to be maintained by Lessee under the Lease	Five (5) Business Days prior to the Scheduled Delivery Date

17.	Application for Registration of the Aircraft with the DGAC duly executed by Lessee, together with the Lease and all other relevant Operative Documents to be recorded thereunder and Spanish translations thereof, certified by a court-approved translator	Five (5) Business Days prior to the Scheduled Delivery Date

18.	Evidence of Lessee having registered as a Transacting User Entity (“TUE”) with the IR and provision of the DGAC access codes necessary in order to complete the appropriate IR registrations. In connection with the foregoing, Lessor shall cooperate with Lessee to obtain the DGAC access codes and shall provide Lessee with such documents as Lessee may reasonably request in connection with the foregoing.	Five (5) Business Days prior to the Scheduled Delivery Date

19.	First payment of Basic Rent in accordance with Section 3.2 of the Lease	One (1) Business Day prior to the Scheduled Delivery Date

20.	Security Deposit balance payment due under Section 2.3 of Appendix 2B	One (1) Business Day prior to the Scheduled Delivery Date

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Volaris Airbus A319-100; (1 of 2)	App 6-2	APPENDIX 6 CONDITIONS PRECEDENT / POST-DELIVERY ITEMS

Item No.	Description	Date Due	Status
21.	Acceptance Certificate	Delivery Date

22.	Chattel Paper Original of Lease Supplement (ONE COPY ONLY – DELIVERED TO LESSOR)	Delivery Date

23.	Lease Supplement, with Lessee’s signatures ratified before a notary public	Delivery Date

24.	Certificate of Airworthiness for Export for the Aircraft issued by the EASA / LBA	Delivery Date

25.	Copy of Lessee’s Air Operator’s Certificate issued by the Aeronautics Authority	Delivery Date

26.	Copy of provisional Certificate of Registration for the Aircraft	Delivery Date

27.	Evidence of Registration of the Aircraft, the Lease and related interests with the IR	Delivery Date

28.	An opinion in a form acceptable to Lessor from Lessor’s special counsel in the State of Registration confirming, among other things, the due and proper registration of the Aircraft in the State of Registration and with the IR.	Delivery Date

29.	An irrevocable power of attorney executed by Lessee in a form prescribed by Lessor, appointing Lessor or any other Person selected by Lessor as attorney-in-fact for Lessee to take all necessary actions on behalf of Lessee to obtain possession of and to remove the Aircraft from the jurisdiction of the State of Registration and from any other jurisdiction where the Aircraft may be located and/or registered and to de-register the Aircraft from the Register upon the cancellation, termination, or expiration of this Lease	Delivery Date

30.	A duly executed Irrevocable De-Registration and Export Request Authorisation (IDERA) for filing with the IR	Delivery Date

31.	Letters addressed (1) to air traffic control authority in the State of Registration, (2) in blank to relevant air traffic control authorities and airport authorities where Lessee operates or intends to operate the Aircraft and (3) to Eurocontrol (if the Aircraft is operated to or over Europe), authorising the recipient to issue to Lessor, upon Lessor’s request made from time to time, a statement of account of all sums due by Lessee to the authority with respect to the Aircraft and which letters shall survive the cancellation, termination and expiration of the Lease	Delivery Date

32.	A certificate of an officer of Lessee regarding use of aircraft, in form and substance satisfactory to Lessor, and/or an Irish Revenue Form VAT 60B (or applicable successor form) with respect to the Lease, as requested by Lessor, to enable Lessor to comply with applicable Laws relating to VAT	Delivery Date

33.	Follow up opinion of Lessee’s counsel in form and substance reasonably acceptable to Lessor	Delivery Date

34.	Such other certificates, documents, opinions and agreements relating to the transactions contemplated by or related to this Lease and the other Operative Documents, as may be necessary or reasonably requested by Lessor	Delivery Date

35.	Copy of permanent Certificate of Registration for the Aircraft showing due registration in the name of Lessor as owner and lessor and Lessee as lessee	Ninety (90) days following the Delivery Date

Volaris Airbus A319-100; (1 of 2)	App 6-3	APPENDIX 6 CONDITIONS PRECEDENT / POST-DELIVERY ITEMS

Appendix 6B

to Aircraft Lease Agreement

LESSEE’S CONDITIONS PRECEDENT / POST-DELIVERY ITEMS

Airbus A319-100

MSN

Lease Execution Date: 30 November 2009

Scheduled Delivery Date: August 2010

Item No.	Description	Date Due	Status
1.	Lease Agreement	Lease Execution Date

2.	Power of Attorney evidencing the authority of Lessor’s representatives designated to execute the Lease and the Lease Supplement on behalf of Lessor	Lease Execution Date

3.	Lease Supplement	Delivery Date

4.	Certificate of Airworthiness for Export for the Aircraft issued by the EASA / LBA	Delivery Date

5.	Assignment of Warranties (Airframe) substantially in the form appearing in Appendix 8	Delivery Date

6.	Consent to Assignment of Warranties (Airframe) substantially in the form appearing in Appendix 8	Delivery Date

7.	Assignment of Warranties and Product Support (Engines) substantially in the form appearing in Appendix 8	Delivery Date

8.	Notice to Engine Manufacturer of Assignment of Warranties and Product Support (Engines) substantially in the form appearing in Appendix 8	Delivery Date

Volaris Airbus A319-100; (1 of 2)	App 6-4	APPENDIX 6 CONDITIONS PRECEDENT / POST-DELIVERY ITEMS

Appendix 7

to Aircraft Lease Agreement

RETURN ACCEPTANCE CERTIFICATE

CIT Aerospace International (“Lessor”) hereby acknowledges, pursuant to the Aircraft Lease Agreement made between Lessor and Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (d/b/a Volaris) (“Lessee”) dated as of 30 November 2009 (the “Lease”), that on this              day of 20        , at             :             GMT it has received from Lessee possession of the following Aircraft. Capitalised terms used but not defined herein shall have the meanings given such terms in the Lease.

1.	Aircraft Details

(a)	Airframe

Aircraft Model:                                                    Airbus A319-100

Manufacturer’s Serial Number:

Airframe Maintenance Status:

Total Flight Hours:

Total Cycles:
Total Flight Hours Since Last 6 Year HMV Check:

Total Cycles Since Last 6 Year HMV Check:

Date Last 6 Year HMV Check Accomplished:

Total Flight Hours Since Last 12 Year HMV Check:

Total Cycles Since Last 12 Year HMV Check:

Date Last 12 Year HMV Check Accomplished:

Total Flight Hours Since Last C-Check:

Total Cycles Since Last C-Check:

Date Last C-Check Accomplished:

(b)	Engines (Installed)

Engine Type                                                          IAE V2527M-A5

Manufacturer’s Serial                                                                   and

Numbers:

Maximum Takeoff Thrust                                                       lbs.

Rating:

Volaris Airbus A319-100; (1 of 2)	App 7-1	APPENDIX 7 RETURN ACCEPTANCE CERTIFICATE

Engines Maintenance Status:

Position 1

ESN:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Engine Restoration:

Total Cycles Since Last Engine Restoration:

Date of Last Engine Restoration:

Position 2

ESN:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Engine Restoration:

Total Cycles Since Last Engine Restoration:

Date of Last Engine Restoration:

(c)	APU (Installed)

APU Manufacturer & Model:

Manufacturer’s Serial Number:                                                               and

APU Maintenance Status:

Total APU Hours:

Total APU Cycles:

Total APU Hours Since Last Overhaul:

Total APU Cycles Since Last Overhaul:

Date of Last Overhaul:

(d)	Landing Gear (Installed)

Manufacturer’s Serial Numbers:         Left Main:

                                                                  Right Main:

                                                                  Nose:

Landing Gear Maintenance Status:

Left Main

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Overhaul:

Total Cycles Since Last Overhaul:

Date of Last Overhaul:

Volaris Airbus A319-100; (1 of 2)	App 7-2	APPENDIX 7 RETURN ACCEPTANCE CERTIFICATE

Right Main

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Overhaul:

Total Cycles Since Last Overhaul:

Date of Last Overhaul:

Nose

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Overhaul:

Total Cycles Since Last Overhaul:

Date of Last Overhaul:

(e)	Interior Configuration

Seating

Lavatories

Galleys

Passenger Service Units

PSIU

(f)	Aircraft Documents and Other Equipment

As described in Attachment 1 to this Return Acceptance Certificate.

(g)	Fuel On Board

                                              kgs.

2.	Maintenance Reserves (check one)

             There are no claims for reimbursement from the Maintenance Reserves outstanding and unpaid as of the date hereof.

or

Claims for reimbursement from the Maintenance Reserves are outstanding as of the date hereof and are itemised or otherwise described in Attachment [ ] hereto.

3.	Return Acceptance

The Aircraft and Aircraft Documents are hereby accepted by Lessor for return under the Lease subject to (i) the provisions of the Lease and (ii) the correction by Lessee (or procurement by Lessee at Lessee’s cost) within              days following the date hereof of the discrepancies specified in Attachment 3 hereto.

Volaris Airbus A319-100; (1 of 2)	App 7-3	APPENDIX 7 RETURN ACCEPTANCE CERTIFICATE

4.	Termination of Lease

Subject to the following paragraph, the Lease is hereby terminated without prejudice to Lessee’s continuing obligations and Lessor’s continuing rights under the Lease.

5.	Lessee’s Representations and Warranties

Lessee represents and warrants that during the Lease Term all maintenance and repairs to the Aircraft and each Item of Equipment were performed in accordance with the requirements of the Lease.

6.	Governing Law

THIS RETURN ACCEPTANCE CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Volaris Airbus A319-100; (1 of 2)	App 7-4	APPENDIX 7 RETURN ACCEPTANCE CERTIFICATE

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Return Acceptance Certificate to be duly executed by their authorised representatives on the date first above written.

CONCESIONARIA VUELA COMPAÑÍA DE	CIT AEROSPACE INTERNATIONAL
AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS)	Lessor
Lessee

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

[MSN             ]

Volaris Airbus A319-100; (1 of 2)	App 7-5	APPENDIX 7 RETURN ACCEPTANCE CERTIFICATE

Attachment 1 to Return Acceptance Certificate

Aircraft Documents and Equipment Inventory

Aircraft Documents

1.

2.

.

.

.

Aircraft Manuals

1.

2.

.

.

.

Loose Equipment

1.

2.

.

.

.

Avionics Inventory

1.

2.

.

.

.

Engine Life Limited Parts Status

Engine Serial Number: [                    ]

Engine Serial Number: [                    ]

Volaris Airbus A319-100; (1 of 2)	App 7-6	APPENDIX 7 RETURN ACCEPTANCE CERTIFICATE

Attachment 2 to Return Acceptance Certificate

Maintenance Reserve Claims Outstanding at Return

[Write “None” if there are no claims outstanding]

Type of Work	Service Provider	Invoice Amount
—	—	—

Volaris Airbus A319-100; (1 of 2)	App 7-7	APPENDIX 7 RETURN ACCEPTANCE CERTIFICATE

Attachment 3 to Return Acceptance Certificate

Aircraft Discrepancies

[Write “None” if there are no Aircraft Discrepancies]

Volaris Airbus A319-100; (1 of 2)	App 7-8	APPENDIX 7 RETURN ACCEPTANCE CERTIFICATE

Appendix 8

to Aircraft Lease Agreement

FORMS

Form 1	Form of Aircraft Utilisation Report
Form 2	Form of Quiet Enjoyment Letter
Form 3	Form of Recognition of Rights (Engines)
Form 4	Maintenance Status Report
Form 5	Reserved
Form 6	Form of ATC Authorisation Letter
Form 7	Form of Lease Termination Agreement
Form 8	Form of Assignment and Consent – Warranties (Airframe)
Form 9	Form of Assignment and Consent – Warranties (Engines)

Volaris Airbus A319-100; (1 of 2)	App 8-1	APPENDIX 8 FORMS

Form 1

Form of Aircraft Utilisation Report

UTILISATION REPORT

Lessee: Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (d/b/a Volaris)

Date of Report:                      20

Report Period:                      20     through                      20

General Information

Aircraft Model: Airbus A319-100	Engine Type: IAE V2527M-A5

Airframe Serial Number:	Lease Engine 1 Serial Number:

Lease APU Serial Number:	Lease Engine 2 Serial Number:

Lease Nose Landing Gear S/N:	Lease Left Main Gear S/N:

Lease Right Main Gear S/N:

Installed 1 Engine S/N:	Installed 2 Engine S/N:

Installed APU S/N:	Installed Nose Landing Gear S/N:

Installed Left Main Gear S/N:	Installed Right Main Gear S/N:

Utilisation Information – Airframe

Airframe Flight Hours:	Airframe Cycles:

Airframe Total FHSN:	Airframe Total CSN:

Airframe Base:	Airframe Status:
[In Service; Check; etc.]

Utilisation Information –Engines

Lease Engine 1 – Serial Number

FH During Report Period:	Cycles During Report Period:

FH:Cycle Utilisation Ratio: :1	Cycles Since New:

FH Since New:	Cycles Since Restoration:

FH Since Restoration:	Installed On MSN:

Airframe Position:	Airframe Reg’n Mark:

Airframe Owner (if not Owner):

Volaris Airbus A319-100; (1 of 2)	App 8-2	APPENDIX 8 FORMS

Removed From Service: (Date)	Current Location:

Reason for Removal:

Lease Engine 2 – Serial Number

FH During Report Period:	Cycles During Report Period:

FH:Cycle Utilisation Ratio: :1	Cycles Since New:

FH Since New:	Cycles Since Restoration:

FH Since Restoration:	Installed On MSN:

Airframe Position:	Airframe Reg’n Mark:

Airframe Owner (if not Owner):

Removed From Service: (Date)	Current Location:

Reason for Removal:

Installed Engine 1 – Serial Number                  (if not Lease Engine)

Engine Owner:	Airframe Position:

Installed Engine 2 – Serial Number                  (if not Lease Engine)

Engine Owner:	Airframe Position:

Utilisation Information –APU

Lease APU – S/N

APU Hours During Report Period:	APU Cycles During Report Period:

APU Hours Since New:	APU Cycles Since New:

APU Hours Since Overhaul:	APU Cycles Since Overhaul:

Installed On MSN:	Removed From Service: (Date)

Airframe Reg’n Mark:	Current Location:

Airframe Owner (if not Owner):

Reason for Removal:

Installed APU – Serial Number                  (if not Lease APU)

APU Owner:

Utilisation Information –Landing Gear

Lease Nose Landing Gear – S/N

Volaris Airbus A319-100; (1 of 2)	App 8-3	APPENDIX 8 FORMS

FH During Report Period:	Cycles During Report Period:

FH Since New:	Cycles Since New:

FH Since Overhaul:	Cycles Since Overhaul:

Removed From Service: (Date)	Current Location:

Reason for Removal:

Installed Nose Landing Gear – S/N                  (if not Lease Nose Landing Gear)

NLG Owner:

Lease Left Main Landing Gear – S/N

FH During Report Period:	Cycles During Report Period:

FH Since New:	FH Since Restoration:

Cycles Since New:	Cycles Since Restoration:

Removed From Service: (Date)	Current Location:

Reason for Removal:

Installed Left Main Landing Gear – S/N                  (if not Lease Left Main Landing Gear)

Left MLG Owner:

Lease Right Main Landing Gear – S/N

FH During Report Period:	Cycles During Report Period:

FH Since New:	FH Since Restoration:

Cycles Since New:	Cycles Since Restoration:

Removed From Service: (Date)	Current Location:

Reason for Removal:

Installed Right Main Landing Gear – S/N                  (if not Lease Right Main Landing Gear)

Right MLG Owner:

Volaris Airbus A319-100; (1 of 2)	App 8-4	APPENDIX 8 FORMS

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS) (Name) (Title) (Date)

Volaris Airbus A319-100; (1 of 2)	App 8-5	APPENDIX 8 FORMS

Form 2

Form of Quiet Enjoyment Letter

To:	[—]

Dated:	[—]

Airbus A319-100, msn [—], registration mark [—] (the “Aircraft”) and the Aircraft Lease Agreement dated as of 30 November 2009 between CIT Aerospace International (“Lessor”) and Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (d/b/a Volaris) (“Lessee”) relating to the Aircraft (the “Lease”)

Dear Sirs

1. Capitalised terms in this letter have the meanings given to them in the Lease.

2. Pursuant to Section 10.2(b) of the Lease, we confirm to you that neither we nor any person lawfully claiming through us will interfere with the quiet possession and use of the Aircraft by Lessee or any Permitted Sublessee throughout the Lease Term so long as no Event of Default has occurred and is continuing.

3. The foregoing undertaking is not to be construed as restricting our rights to dispose of the Aircraft in certain circumstances to such persons and on such terms as we consider appropriate, subject to any applicable provisions of the Lease and/or the Acknowledgement. However, if we become entitled to exercise such rights during the Lease Term and provided that no Event of Default has occurred and is continuing we will dispose of the Aircraft expressly subject to and in accordance with the provisions of the Lease provided that the purchaser issues an undertaking to you that it will not interfere with the quiet possession and use of the Aircraft by you throughout the remaining term of the Lease and will be bound by the terms of the Lease as if named as Lessor thereunder.

4. To the extent we receive any funds as Security Deposits and/or Maintenance Reserves, we will hold, apply, retain and return such amounts as provided in the Lease and in exercising our rights under or in respect of the Lease, we shall be bound by the terms and conditions thereof.

5. THIS LETTER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, U.S.A. APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[ ] By: Name: Title:

Volaris Airbus A319-100; (1 of 2)	App 8-6	APPENDIX 8 FORMS

Form 3

Form of Recognition of Rights (Engines)

[ON THE LETTERHEAD OF THE OWNER/LESSOR/SECURED PARTY

OF THE AIRFRAME ON WHICH THE ENGINE IS BEING INSTALLED]

[INSERT DATE]

CIT Aerospace International

3 George’s Dock

IFSC

Dublin 1

Ireland

Attention: Chief Counsel

Re:	Acknowledgment of ownership of and waiver of lien interest in one (1) IAE V2527M-A5 Aircraft Engine Bearing Manufacturer’s Serial Number (the “Engine”)

Dear Sirs:

The undersigned,                      (“Secured Party”), is the legal and beneficial owner of one (1) Airbus A3[        ]-[        ] aircraft bearing manufacturer’s serial number [            ] and [            ] registration mark [            ] (“Secured Aircraft”), which aircraft is on lease to Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (d/b/a Volaris) (“Lessee”). [NOTE: PROVIDE ALTERNATE STATEMENT FOR SECURED PARTY’S INTEREST AND/OR LESSOR’S INTEREST AS NECESSARY]

We understand that, pursuant to an aircraft lease agreement dated 30 November 2009 (“Aircraft Lease”) between CIT Aerospace International, as lessor (“CIT”) and Lessee, you are the owner of and have leased one (1) Airbus A319-100 aircraft bearing manufacturer’s serial number [        ] and Mexican registration mark [            ] to Lessee and which lease includes the lease of one (1) IAE V2527M-A5 aircraft engine bearing manufacturer’s serial number [            ] (the “Leased Engine”). We have been advised by Lessee that it desires to install the Leased Engine on the Secured Aircraft.

At the request of Lessee and for its benefit and the benefit of CIT, Secured Party hereby (i) acknowledges and agrees that CIT is the owner and lessor to Lessee of the Leased Engine under the Aircraft Lease, (ii) agrees that Secured Party has not acquired or claimed nor will it acquire or claim, and hereby waives, releases and renounces any right, title or interest in the Leased Engine by reason of the Leased Engine being installed on the Secured Aircraft at any time and that the foregoing shall apply notwithstanding any contrary laws of accession, or the like, which may from time to time be enacted or in effect in any jurisdiction where the Leased Engine and/or Secured Aircraft may be located, and the same are expressly waived by Secured Party hereby, (iii) agrees not to impede or interfere with the exercise by CIT of its rights and remedies to regain possession of the Leased Engine pursuant to the Aircraft Lease, (iv) agrees that the foregoing acknowledgements and agreements of Secured Party shall inure to the benefit of CIT’s successors and assigns, and (v) if requested by CIT, consents to and agrees to cooperate with CIT (at no cost to Secured Party) in connection with the filing of any notices and registrations, in

Volaris Airbus A319-100; (1 of 2)	App 8-7	APPENDIX 8 FORMS

form and substance reasonably satisfactory to Secured Party, of CIT’s interest in the Leased Engine with the applicable governmental authorities in the country of registration of the Secured Aircraft, the country of Lessee’s organisation and such other jurisdiction as CIT may deem appropriate and, if applicable, the International Registry of Mobile Assets organised pursuant to the Cape Town Convention.

THIS LETTER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, U.S.A. APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Sincerely,

Volaris Airbus A319-100; (1 of 2)	App 8-8	APPENDIX 8 FORMS

Form 4

Maintenance Status Report – Required Information

1.	Airframe

a.	Aircraft and Appliances Airworthiness Directive Summaries

b.	Aircraft times and cycles log

c.	Airframe Utilisation Report

d.	Avionics Computerised Inventory

e.	CPCP Summary as may be applicable

f.	Dent and Damage Chart

g.	Emergency Equipment Layout Drawing

h.	Fire Blocking Certification

i.	Maintenance last done next due task listing

j.	Life Limited Parts Summary

k.	Interior Layout configuration

l.	Maintenance Program Summary and Time Interval Summary-Upon request

m.	Service Bulletin, Engineering Orders, Major Repair and Alteration Summaries

n.	Scheduled Maintenance Checks Tally Sheets

o.	Time Controlled Components Summary

2.	Engines

a.	Airworthiness Directive Summaries

b.	Last Shop visit/Engine Restoration Mini Package

c.	Current Disk Sheet

d.	Date, Flight Hours and Cycles of Engine at last Engine install (including Airframe Flight Hours and Cycles)

e.	Service Bulletin Status / Engineering Orders and MOD Summaries

f.	Trend Monitor Readout for the three (3) months prior to the report

3.	Landing Gear

a.	Aircraft date, Flight Hours and Cycles at installation

b.	Landing Gear (each) Overhaul/restoration date, Flight Hours and Cycles.

c.	Life Limited Parts Summary

d.	Last shop visit/Overhaul report

4.	APU

a.	Airworthiness Directive Summary

b.	Last shop visit/Overhaul mini package report

c.	Flight Hours and Cycles formula (as applicable if Hobbs not installed)

d.	Aircraft/ APU date, APU Hours and APU Cycles at installation.

e.	Life Limited Parts Summary

f.	Service Bulletin Summary

Volaris Airbus A319-100; (1 of 2)	App 8-9	APPENDIX 8 FORMS

Form 5

[Reserved]

Volaris Airbus A319-100; (1 of 2)	App 8-10	APPENDIX 8 FORMS

Form 6

Form of Air Traffic Control and Airport Authorities Letters

[LESSEE’S LETTERHEAD]

To:             All Relevant Air Traffic Control and Airport Authorities

Mexican General Department of Civil Aeronautics*

(Dirección General de Aeronáutica Civil)

Eurocontrol Organisation for the Safety of Air Navigation

Rue de la Fusée, 96

B-1130 Bruxelles

Belgium

* To be used with the DGAC or any other Mexican authority only following the occurrence and continuance of an Event of Default

Re:	Air Navigation / Airport Charges – Airbus A319-100 Aircraft with Manufacturer’s Serial Number and Mexican Registration Mark [*] (the “Aircraft”)

Ladies and Gentlemen,

We hereby confirm that Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (d/b/a Volaris) (the “Lessee”) has entered into an Aircraft Lease Agreement with CIT Aerospace International (“CIT”) dated as of 30 November 2009 (the “Lease”) with respect to the above-described Aircraft.

We wish to enable CIT, as lessor, to monitor the value of air navigation and other charges incurred by us in relation to the Aircraft.

We hereby irrevocably and unconditionally authorise you to release to CIT, as lessor, (or its duly authorised representatives) upon its request from time to time, a statement of account of all sums due by us to you, as at the date of each such request, in respect of the Aircraft and to the extent the same might result in a lien upon the Aircraft, all other aircraft operated by Lessee.

This authorisation may only be revoked or amended by a written instruction signed by us and CIT.

Yours faithfully,

CONCESIONARIA VUELA COMPAÑÍA DE

AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS)

By:

Name:

Title:

By:

Name:

Title:

Volaris Airbus A319-100; (1 of 2)	App 8-11	APPENDIX 8 FORMS

Form 7

Form of Lease Termination Agreement

LEASE TERMINATION

(MSN [*])

By execution hereof (this “Lease Termination”), the undersigned, CIT AEROSPACE INTERNATIONAL (“CIT”), as lessor, and CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS) (“Lessee”), as lessee, acknowledge and agree that the Lease Agreement defined and described on Exhibit A attached hereto, has by its terms expired or has otherwise been cancelled or terminated, and release the Equipment, which is also defined and described on Exhibit A attached hereto, from the terms and conditions of such Lease Agreement.

This Lease Termination is without prejudice to the surviving rights of the parties under the Lease Agreement and nothing in this Lease Termination shall relieve either party from its obligations under the Lease Agreement which are still unsatisfied and/or from any of its obligations under the Lease Agreement which may be due after the date of this Lease Termination.

This Lease Termination may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Dated as of this              day of              20    .

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS)	CIT AEROSPACE INTERNATIONAL Lessor
Lessee

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

Volaris Airbus A319-100; (1 of 2)	App 8-12	APPENDIX 8 FORMS

EXHIBIT A

The Equipment

[TO BE COMPLETED AT LEASE TERMINATION]

The Lease Agreement

[TO BE COMPLETED AT LEASE TERMINATION]

Volaris Airbus A319-100; (1 of 2)	App 8-13	APPENDIX 8 FORMS

Form 8

Form of Assignment of Warranties and Consent (Airframe)

This Assignment of Warranty and Support Rights is made this          day of              20    (the “Assignment Agreement”)

BETWEEN

(1)	CIT AEROSPACE INTERNATIONAL, an Irish company, whose office and principal place of business is at 3 George’s Dock, IFSC, Dublin 1, Ireland (“Lessor”); and

(2)	CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS), a Mexican company whose office and principal place of business is at Prolongación Paseo de la Reforma No. 490, Piso 1, Colonia Santa Fe Peña Blanca, C.P. 01210, México, D.F. (“Lessee”).

1.	Preamble. In connection with the lease by Lessor to Lessee of one Airbus A319-100 model aircraft bearing manufacturer’s serial number (the “Aircraft”), reference is made to the following documents:

(a)	the Airbus A320 Family and A350 Purchase Agreement between C.I.T. Leasing Corporation (“CIT Leasing”) and Airbus S.A.S. (“Airbus”) dated as of August 17, 2005, as the same may be further amended (the “Purchase Agreement”), partially assigned with respect to the Aircraft to Lessor pursuant to which Lessor agreed to purchase the Aircraft;

(b)	the Aircraft Lease Agreement between Lessor and Lessee dated 30 November 2009 (the “Lease Agreement”); and

(c)	the Participation Agreement between CIT Leasing and Lessee dated , 200 (the “Participation Agreement”).

2.	Assignment. Pursuant to the Lease, Lessor has leased the Aircraft to Lessee. Included in such Lease is a commitment by Lessor to assign to Lessee certain warranty and other rights related to the Aircraft under the Purchase Agreement. With effect from the actual delivery date of the Aircraft by Lessor to Lessee in respect of (a) through (c) below, Lessor hereby assigns to Lessee and Lessee accepts the assignment on the terms and conditions specified herein of the benefit of the following rights (the “Rights”) under the Articles of the Purchase Agreement indicated below (the “Assigned Provisions”) with respect to the Aircraft:

(a)	Article 12 (Warranties and Service Life Policy);

(b)	Article 13 (Patent and Copyright Indemnity); and

(c)	Article 17 (Vendors’ Product Support).

Volaris Airbus A319-100; (1 of 2)	App 8-14	APPENDIX 8 FORMS

3.	Conditions of Assignment. This Assignment Agreement is made subject to the following conditions:

(a)	Lessee hereby agrees to be bound by and to comply with all applicable terms, conditions and limitations of the Articles of the Purchase Agreement referred to in Section 2 above (copies of which are attached hereto as Schedule 2) with respect to the exercise of any of the Rights and to be bound by the covenants of the Buyer (as defined in the Purchase Agreement) in the Assigned Provisions to the same extent as if Lessee had been named “Buyer” of the Aircraft under the Purchase Agreement.

(b)	Nothing contained herein shall subject Airbus to any liability or additional obligations whatsoever to which it would not otherwise be subject under the Purchase Agreement, or, except to the extent set forth in section 3(c) below, modify in any respect whatsoever its contractual rights under the Purchase Agreement.

(c)	So long as this Assignment Agreement is in full force and effect, Lessee and not Lessor will be responsible for compliance with Articles 12, 13, and 17 of the Purchase Agreement, in each case with respect to the Aircraft. Upon termination of this Assignment Agreement, Lessor shall once again be bound by such Articles with respect to the obligations thereunder, and Lessor shall be entitled to the rights and benefits described in Section 2 above originally received by CIT Leasing in connection with its purchase of the Aircraft from Airbus and assigned to Lessor pursuant to the CIT Assignment.

(d)	Other than with respect to the obligations assumed by Lessee under this Assignment Agreement as set forth in section 3(a) above, Lessor shall remain fully bound by all provisions of the Purchase Agreement other than those provisions relating to rights reserved to CIT Leasing pursuant to the CIT Assignment with respect to which CIT Leasing shall remain fully bound by.

4.	Reassignment. Upon expiration or termination of the Lease, and provided that Lessee and Lessor shall have furnished Airbus with written notice thereof, upon receipt of such notice by Airbus, the rights contained herein and remaining available on the date of such notice shall automatically be reassigned to Lessor, and in connection therewith Lessee shall execute any and all such acknowledgements or assurances Owner may reasonably require.

5.	Assignment by Lessee. The rights of Lessee under this Assignment Agreement in respect of the Purchase Agreement shall not, without the consent of Lessor and Airbus, be further assigned by Lessee.

6.	Notification.

(a)	It shall be a condition subsequent to this Assignment Agreement that this Assignment Agreement shall, at the expense of Lessor, be notified by Lessor to Airbus within two (2) weeks of the date hereof pursuant to Article 1690 of the French Civil Code.

Volaris Airbus A319-100; (1 of 2)	App 8-15	APPENDIX 8 FORMS

(b)	All notices and requests required or authorised under this Assignment Agreement shall be given in writing either by personal delivery to a responsible officer of the party to whom the same is given or by internationally recognised courier service or by telefax directed as set forth below:

Lessor shall be addressed at:

CIT Aerospace International

3 George’s Dock

IFSC

Dublin 1, Ireland

Attention: Chief Counsel

Fax: +353 (1) 656 1001

with a copy to:

CIT Aerospace

11 West 42nd Street

12th Floor

New York, New York 10036

U.S.A.

Attention: Chief Counsel – Transportation Finance

Fax: +1 (212) 461-5402

Lessee shall be addressed at:

Concesionaria Vuela Compañía de Aviación, S.A. de C.V.

Prolongación Paseo de la Reforma No. 490, Piso 1

Colonia Santa Fe Peña Blanca

C.P. 01210

México, D.F.

Attention: Director Jurídico

Fax: +52 (55) 5211 9613

Airbus shall be addressed at:

Airbus S.A.S.

1 Rond-Point Maurice Bellonte

31707 Blagnac Cedex, France

Attention: Executive Vice-President Customer Services

Fax: +33 (5) 61 93 46 65

Telephone: +33 (5) 61 30 40 12

or such other address or to such other person as the party receiving the notice or request may designate from time to time.

Such notice or request shall be deemed to be effective in the case of (i) personal delivery, on the date upon which personally delivered, (ii) delivery by courier, on the date of receipt or (iii) telefax transmission, on the date of confirmation of successful transmission.

7.	Consent of Airbus. It shall be a condition precedent to this Assignment Agreement becoming effective that Airbus execute the Consent contained in Schedule 1 hereto.

8.	Applicable Law and Jurisdiction. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF

Volaris Airbus A319-100; (1 of 2)	App 8-16	APPENDIX 8 FORMS

THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAW, AND THE PARTIES AGREE THAT ANY COMPETENT FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION OVER ANY DISPUTE ARISING IN CONNECTION HEREWITH. Nothing in this section will prevent either party from making a claim in a court of competent jurisdiction in France if Airbus is involved.

9.	Confidentiality. Each of Lessor and Lessee (which for this purpose will include their employees, agents and advisors) will maintain the terms and conditions of this Assignment Agreement and any reports, documentation (including the provisions of the Purchase Agreement furnished under section 2 hereof) or other data furnished hereunder (collectively, “Information”) strictly confidential and will not, without the prior written consent of the other party and Airbus, disclose such Information to any other person or entity; provided that Lessor and Lessee may, without the consent of the other party or Airbus, disclose the Information in any of the following situations:

(i)	to affiliates, directors, officers, employees and permitted assignees of Lessor and Lessee; or

(ii)	to auditors, accountants or legal advisors of Lessor, Lessee or their respective permitted assignees; or

(iii)	to such other parties as may be required by law, by government regulation or order (including, without limitation, any regulation or order of a bank regulatory agency), by subpoena or by any other legal process. In the event that a disclosure becomes necessary, as provided in this sub-clause (iii), Lessor and Lessee shall consult and cooperate with Airbus to limit the scope and form of such disclosure to the extent permissible and will make such applications as will be necessary to implement the foregoing.

Notwithstanding any of the foregoing, Information will not be considered confidential and Lessor and Lessee and their respective permitted assignees may disclose any item of Information without restriction in any of the following circumstances: If such item:

(i)	is publicly available (either to the general public or to any relevant trade or industry) prior to either party’s receipt of it from Airbus hereto;

(ii)	is thereafter made publicly available (either to the general public or to any relevant trade or industry) by Airbus hereto or by a third party which is entitled to make such item publicly available; or

(iii)	becomes available to either party hereto on a non-confidential basis from a source which has represented to such party that such source is entitled to disclose it.

With respect to any public disclosure or filing containing Information, Lessor and Lessee agree to submit to Airbus a copy of the proposed document to be filed or disclosed and will give Airbus a reasonable period of time in which to review the said document.

10.	Definitions. Capitalised terms not otherwise defined herein shall have the meaning set forth in the Lease.

Volaris Airbus A319-100; (1 of 2)	App 8-17	APPENDIX 8 FORMS

11.	Counterparts. This Assignment Agreement may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed on their behalf by their duly authorised representatives.

CIT AEROSPACE INTERNATIONAL

By:
Its:

CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS)

By:
Its:

By:
Its:

Volaris Airbus A319-100; (1 of 2)	App 8-18	APPENDIX 8 FORMS

SCHEDULE 1

Manufacturer Consent

             20

Re:	CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS): ASSIGNMENT OF WARRANTY AND SUPPORT RIGHTS

Dear Sirs,

1.	Reference is made to that certain Assignment of Warranty and Support Rights dated 20 (the “Assignment Agreement”), by and between CIT Aerospace International (“Lessor”) and Concesionaria Vuela Compañía de Aviación, S.A. de C.V. (d/b/a Volaris) (the “Lessee”) concerning the assignment of certain warranty rights, patent and copyright indemnities, rights with respect to vendors’ product support rights under Articles 12, 13 and 17 of the Purchase Agreement, respectively, with respect to the Aircraft.

2.	All terms defined herein bear the meaning ascribed hereto in the Assignment Agreement.

3.	Airbus hereby consents to the assignment and reassignment contained in Sections 2 and 4, respectively, of the Assignment Agreement on the terms and conditions set forth therein, subject to the following conditions:

(a)	Airbus shall have received formal notification of the Assignment Agreement within two (2) weeks of the date hereof pursuant to Article 1690 of the French Civil Code;

(b)	Airbus shall not be subject by reason of the Assignment Agreement to any (i) liability or additional obligations whatsoever to which it would not otherwise be subject under the Purchase Agreement, or (ii) modification in any respect whatsoever of its contractual rights under the said Purchase Agreement;

(c)	So long as the Assignment Agreement is in full force and effect, Lessee and not Lessor will be responsible for compliance with Articles 12, 13 and 17 of the Purchase Agreement, in each case with respect to the Aircraft. Upon termination of the Assignment Agreement, Lessor shall once again be bound by such clauses with respect to the obligations thereunder, and Lessor shall be entitled to the rights and benefits described in Section 2 of the Assignment Agreement originally received by C.I.T. Leasing Corporation (“CIT Leasing”) in connection with its purchase of the Aircraft from Airbus which were assigned by CIT Leasing to Lessor pursuant to that certain Assignment of Rights dated as of 20 (the “CIT Assignment”).

(d)	Lessee hereby agrees to be bound by and to comply with all applicable terms, conditions and limitations of Articles 12, 13 and 17 of the Purchase Agreement with respect to the exercise of any of the Rights and to be bound by the covenants of the Buyer in the Assigned Provisions to the same extent as if Lessee had been named “Buyer” of the Aircraft under the Purchase Agreement.

(e)	Other than with respect to the obligations assumed by Lessee under the Assignment Agreement as set forth in section 3(a) of the Assignment Agreement, Lessor shall remain fully bound by all provisions of the Purchase Agreement other than provisions relating to

Volaris Airbus A319-100; (1 of 2)	App 8-19	APPENDIX 8 FORMS

the rights reserved to CIT Leasing pursuant to the CIT Assignment which CIT Leasing shall remain fully bound by.

(f)	For the avoidance of doubt, until Airbus receives written notice from Lessor of the termination of the Lease, Airbus shall be entitled to perform the obligations corresponding to the Rights assigned exclusively in favour of Lessee pursuant to the Assignment Agreement.

4.	This Consent shall be governed by and construed in accordance with the laws of the State of New York and any dispute arising hereunder may be referred to any federal or state court located in New York, New York. Nothing in this clause will prevent any party from making a claim in a court of competent jurisdiction in France.

5.	Confidentiality. Each of Lessor and Lessee (which for this purpose will include their employees, agents and advisors) will maintain the terms and conditions of this Consent and any reports or other data furnished hereunder (collectively, the “Information”) strictly confidential and will not, without the prior written consent of the other party and Airbus, disclose such Information to any other person or entity; provided that Lessor and Lessee may, without the consent of the other party or Airbus, disclose the Information in any of the following situations:

(i)	to affiliates directors, officers, employees and permitted assignees of Lessor and Lessee; or

(ii)	to auditors, accountants or legal advisors of Lessor, Lessee or their respective permitted assignees; or

(iii)	to such other parties as may be required by law, by government regulation or order (including, without limitation, any regulation or order of a bank regulatory agency), by subpoena or by any other legal process. In the event that a disclosure becomes necessary, as provided in this sub-clause (iii), Lessor and Lessee shall consult and cooperate with Airbus to limit the scope and form of such disclosure to the extent permissible and will make such applications as will be necessary to implement the foregoing.

Notwithstanding any of the foregoing, Information will not be considered confidential and Lessor and Lessee and their respective permitted assignees may disclose any item of Information without restriction in any of the following circumstances: If such item:

(i)	is publicly available (either to the general public or to any relevant trade or industry) prior to either party’s receipt of it from Airbus hereto;

(ii)	is thereafter made publicly available (either to the general public or to any relevant trade or industry) by Airbus hereto or by a third party which is entitled to make such item publicly available; or

(iii)	becomes available to either party hereto on a non-confidential basis from a source which has represented to such party that such source is entitled to disclose it.

With respect to any public disclosure or filing containing Information, Lessor and Lessee agree to submit to Airbus a copy of the proposed document to be filed or disclosed and will give Airbus a reasonable period of time in which to review the said document.

Volaris Airbus A319-100; (1 of 2)	App 8-20	APPENDIX 8 FORMS

6.	Counterparts. This Consent may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

For and on behalf of AIRBUS S.A.S.

By:
Title:
Date:

Signed in acknowledgment for and on behalf of	Signed in acknowledgment for and on behalf of

CIT AEROSPACE INTERNATIONAL	CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS)

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

Volaris Airbus A319-100; (1 of 2)	App 8-21	APPENDIX 8 FORMS

Form 9

Form of Assignment of Warranties and Consent (Engines)

ENGINE ASSIGNMENT AGREEMENT

This Agreement (this “Agreement”) is made as of this     day of              20     among C.I.T. LEASING CORPORATION, a corporation whose principal place of business is at 505 Fifth Avenue, New York, New York 10017, United States of America (hereinafter called “Purchaser”) of the first part; and CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS), a company organised and existing under the laws of the United Mexican States and having its head office at Prolongación Paseo de la Reforma No. 490, Piso 1, Colonia Santa Fe Peña Blanca, C.P. 01210, México, D.F. (hereinafter called “Lessee”) of the second part; CIT AEROSPACE INTERNATIONAL, an unlimited company formed under the laws of Ireland and which place of business is located at 3 George’s Dock, IFSC, Dublin, Ireland (hereinafter called “Lessor”) of the third part; and IAE INTERNATIONAL AERO ENGINES AG, a corporation whose registered office is at Stampfenbachstrasse 73, 8035 Zurich, Switzerland (hereinafter called “IAE”) of the fourth part.

WHEREAS:

A.	Purchaser is party to an Airbus A320 family and A350 aircraft purchase agreement with Airbus S.A.S (as legal successor to AVSA, S.A.R.L.) (“Airbus”) dated as of August 17, 2005, partially assigned with respect to the Aircraft (as defined below) to Lessor pursuant to a purchase agreement assignment between Purchaser and Lessor dated on or about the date hereof pursuant to which Lessor agreed, among other things and with the consent of Airbus, to purchase the Aircraft.

B.	Pursuant to an aircraft lease agreement dated 30 November 2009 between Lessor and Lessee (the “Lease”), Lessor proposes to lease or has leased the Aircraft which is equipped with two (2) IAE V2527-A5 engines, serial numbers and (the “Engines”) to Lessee.

C.	Purchaser and IAE are parties to a V2500 Support Contract dated October 13, 1999 (which together with the Exhibits and Side Letters thereto is hereinafter referred to as the “Contract”) for the support by IAE of the Engines.

D.	Lessor and Lessee wish to take an assignment of certain rights and obligations of Purchaser under the Contract, and Purchaser is willing to assign and IAE is willing to consent to such assignments as hereinafter provided.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

CLAUSE 1 DEFINITIONS

Terms used in this Agreement shall have the same meanings as those given to them in the Contract with the exception of the following:

“Aircraft” shall mean the A319-100 aircraft bearing manufacturer’s serial number              powered by the Engines.

Volaris Airbus A319-100; (1 of 2)	App 8-22	APPENDIX 8 FORMS

CLAUSE 2 ASSIGNMENT

2.1	Subject to the terms of this Agreement, Purchaser hereby assigns and transfers to Lessor all of the rights and interest of Purchaser under the following provisions of the Contract (the “Assigned Rights”):

Clause 1	Definitions - with the exception of subclauses 1.1, 1.3, 1.4 and 1.6

Clause 3	Spare Parts Provisions with exception of subclause 3.13

Clause 4	Warranties, Guarantees and Liabilities Including Clauses 4.1, 4.2.1 through 4.2.8, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8

Clause 5	Product Support Services

Clause 6	Miscellaneous with the exception of subclauses 6.3 and 6.13

Exhibit A	Contract Specification

Exhibit C	Product Support

Exhibit D	Warranties, Guarantees & Plans including Exhibits D-1 through D-8

Such provisions of the Contract as are hereby assigned are attached hereto as Appendix I and may be amended from time to time by agreement between Purchaser and IAE.

2.2	Subject to the terms of this Agreement and for so long as the Lease has not been terminated or has not expired in accordance with its terms, Lessor hereby assigns and transfers to Lessee all of its rights and interest in the Assigned Rights.

2.3	Each of Lessor and Lessee hereby assumes and accepts the assignment and transfer of the Assigned Rights, and agrees to accept all of the limitations, obligations and liabilities contained in the Contract relating to the Assigned Rights.

2.4	IAE hereby consents to the assignments and transfers to Lessee and Lessor of all of the Assigned Rights provided in Clauses 2.1 and 2.2 above, and agrees that it will allow Lessee to exercise in its own name all of the Assigned Rights.

2.5	Each of Lessor and Lessee hereby confirms to IAE that, in accordance with the terms of the Lease, they agree to the following notice provisions relating to the Assigned Rights:

(a)	At the request of Lessor, Lessee shall provide an itemised list to Lessor not later than the earlier of (x) fourteen (14) days prior to the Scheduled Termination Date (as defined in the Lease) and (y) the Termination Date (as defined in the Lease) of any valid claim Lessee has made under the warranties assigned to it with respect to the Engines during the Lease Term (as defined in the Lease) to the extent historical records of the same are maintained by Lessee; and

(b)	During the Lease Term (as defined in the Lease), Lessee shall furnish to Lessor such other information concerning the location, condition, use, maintenance and operation of the Engines as Lessor may reasonably request.

Volaris Airbus A319-100; (1 of 2)	App 8-23	APPENDIX 8 FORMS

2.6	LESSEE ACCEPTS THAT THE WARRANTIES ASSIGNED TO IT UNDER CLAUSES 4.1, 4.2 AND 4.4 OF THE CONTRACT TOGETHER WITH THE EXPRESS REMEDIES PROVIDED TO IT IN RESPECT OF THE SUPPLIES IN ACCORDANCE WITH THIS CONTRACT ARE EXPRESSLY IN LIEU OF, AND LESSEE HEREBY WAIVES, ALL OTHER REMEDIES, CONDITIONS AND WARRANTIES, EXPRESSED OR IMPLIED INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ALL OTHER OBLIGATIONS AND LIABILITIES WHATSOEVER OF IAE AND OF ITS SHAREHOLDERS WHETHER IN CONTRACT OR IN TORT OR OTHERWISE FOR ANY DEFECT, DEFICIENCY, FAILURE, MALFUNCTIONING OR FAILURE TO FUNCTION OF ANY ITEM OF THE SUPPLIES OR OF THE EQUIPMENT REFERRED TO IN CLAUSE 4.4 OF THE CONTRACT, HOWSOEVER AND WHENEVER ACQUIRED BY LESSEE FROM WHATEVER SOURCES. LESSEE AGREES THAT NEITHER IAE NOR ANY OF ITS SHAREHOLDERS SHALL BE LIABLE TO LESSEE UPON ANY CLAIM THEREFOR OR UPON ANY CLAIM HOWSOEVER ARISING OUT OF THE MANUFACTURE OR SUPPLY OR INSPECTION BY IAE OR ANY OF ITS SHAREHOLDERS OF ANY ITEM OF THE SUPPLIES OR OF SUCH EQUIPMENT OR ANY OTHER ITEM OF WHATEVER NATURE, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, EXCEPT AS EXPRESSLY PROVIDED IN THE SAID WARRANTIES, AND LESSEE ASSUMES ALL RISK AND LIABILITY WHATSOEVER NOT EXPRESSLY ASSUMED BY IAE IN THE SAID WARRANTIES.

2.7	References in the Contract to Lessor (whether as “CIT”, “Airline”, “Operator” or otherwise) shall, with respect to the rights hereby assigned, include Lessee except where the context requires otherwise.

CLAUSE 3 PAYMENT FOR SPARE PARTS

Notwithstanding Clause 2 above, payments for all purchases shall be due from Lessee upon delivery, or at IAE’s option prior to delivery of the purchased items upon the occurrence of any of the following events: (a) a receiver or trustee is appointed of any of Lessee’s property, or (b) Lessee is adjudicated or voluntarily becomes bankrupt under any bankruptcy or winding up laws or other similar legislation applicable to Lessee, or (c) Lessee becomes insolvent or makes an assignment for the benefit of creditors, or (d) an execution is issued pursuant to a judgment rendered against Lessee, or (e) Lessee is unable or refuses to make payment to IAE in accordance with any of Lessee’s obligations to IAE.

CLAUSE 4 LAW

This Agreement shall be governed by and construed in accordance with the laws of New York, excluding New York’s conflicts of laws, and any dispute shall be referred to the Federal or State courts located in New York, New York, and each party unconditionally and irrevocably consents and submits to such jurisdiction.

CLAUSE 5 AMENDMENT

This Agreement shall not be amended in any way other than by agreement in writing executed by all of the parties hereto after the date of this Agreement, which is expressly stated to amend this Agreement.

CLAUSE 6 FURTHER ASSIGNMENT

Lessee shall not be entitled to further assign or transfer the Assigned Rights without the prior written consent of IAE and Lessor.

Volaris Airbus A319-100; (1 of 2)	App 8-24	APPENDIX 8 FORMS

CLAUSE 7 REASSIGNMENT

Upon termination of the Lease or the leasing of the Aircraft thereunder, whether by expiry of time or otherwise, the Assigned Rights shall automatically be reassigned to Lessor without any requirement for any further act by or on behalf of Lessee or IAE.

CLAUSE 8 CONFIDENTIALITY

Lessor and Lessee shall not, without the prior written consent of IAE, disclose directly or indirectly, to any third party, any of the terms of this Agreement or any of the terms of the Assigned Rights or of the Contract disclosed incident to this Agreement.

CLAUSE 9 IAE’S LIABILITIES

IAE shall incur no new or additional obligations, losses, costs, expenses or liabilities whatsoever by reason of the Lease or any of the transactions contemplated thereby (other than as provided herein and in respect of IAE’s obligations under the Contract).

CLAUSE 10 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be an original and each counterpart shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be signed on their behalf by the hands of their authorised officers the day and year first before written:

C.I.T. LEASING CORPORATION	CONCESIONARIA VUELA COMPAÑÍA DE AVIACIÓN, S.A. DE C.V. (D/B/A VOLARIS)

Name:	Name:

Title:	Title:

Name:

Title:

CIT AEROSPACE INTERNATIONAL	IAE INTERNATIONAL AERO ENGINES AG

Name:	Name:

Title:	Title:

Volaris Airbus A319-100; (1 of 2)	App 8-25	APPENDIX 8 FORMS